As filed with the Securities and Exchange Commission on February 11, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2844	11-2723423
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14375 Myerlake Circle
Clearwater, FL
(727) 230-1031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul Morrison
Chief Executive Officer
OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL
(727) 230-1031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio, Esq.	Michael T. Williams, Esq.
Sichenzia Ross Friedman Ference LLP	Williams Securities Law Firm
61 Broadway, 32nd Floor	2503 W. Gardner Ct.
New York, New York	Tampa FL 33611
(212) 930-9700	(813) 831-9348

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The information in this proxy statement/prospectus is not complete and may be changed.  OmniReliant may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective.  This proxy statement/prospectus is not an offer to sell these securities and neither Abazias nor OmniReliant is soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value per share	13,001,000	(2)	$0.60	$7,800,600	$304.23	(3)

(1)
This Registration Statement relates to common stock, par value $0.00001 per share, underlying the Preferred Stock of the registrant issuable to holders of common stock, par value $0.00001 per share ("Abazias’ common stock"), of Abazias, Inc., a Delaware corporation ("Abazias"), in the proposed merger of Abazias with and into OmniReliant Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the registrant,

(2)
Includes 13,001,000 shares of Common Stock underlying the Preferred Stock issuable to holders of Abazias’ common stock, in the proposed merger of Abazias with and into OmniReliant Acquisition Sub, Inc.

(3)	Calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $39.30 per $1,000,000 of the proposed maximum aggregate offering price.

_______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this proxy statement/prospectus is not complete and may be changed.  OmniReliant may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective.  This proxy statement/prospectus is not an offer to sell these securities and neither Abazias nor OmniReliant is soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

PRELIMINARY JOINT PROXY STATEMENT-PROSPECTUS SUBJECT TO COMPLETION
DATED FEBRUARY 11, 2009.

Abazias, Inc.
5214 SW 91st Terrace Suite A

Gainesville, FL 32608

(352) 264-9940

February 11, 2009

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

The boards of directors of Abazias, Inc. (“Abazias”) have unanimously approved an amended stock purchase agreement, which we refer to as the Amended Stock Purchase Agreement, pursuant to which Abazias will merge with and into a wholly-owned subsidiary of OmniReliant Holdings, Inc. ("OmniReliant "), with the subsidiary continuing as the surviving entity.  If the merger is completed Abazias stockholders will receive 13,001,000 shares of preferred stock of OmniReliant on a pro-rata basis for each share of Abazias’ common stock. The exchange ratio for shares of OmniReliant common stock to be received by Abazias’ stockholders is fixed and will not be adjusted to reflect stock price changes prior to the closing.

Your vote is very important, regardless of the number of shares you own.  The merger cannot be completed unless holders of a majority of the outstanding shares of Abazias’ common stock as of the record date vote in favor of the proposal to adopt the Amended Stock Purchase Agreement.  Abazias is holding a special meeting of its stockholders to vote on the proposal to adopt the Amended Stock Purchase Agreement.  Information about the Abazias special meeting and the proposed merger is contained in this Joint Proxy Statement/prospectus.   We urge you to read this Joint Proxy Statement/prospectus carefully.  For a discussion of risk factors you should consider in evaluating the merger on which you are being asked to vote, see “Risk Factors” beginning on page 28 of this Joint Proxy Statement/Prospectus.

Whether or not you plan to attend the Abazias special meeting, please submit your proxy by following the instructions on your proxy card or the information forwarded by your bank, broker, custodian or other record holder as soon as possible to make sure that your shares are represented at the Abazias’ special meeting.

The board of directors of Abazias unanimously recommends that Abazias’ stockholders vote FOR the proposal to adopt the Amended Stock Purchase Agreement and FOR the proposal to approve any motion to adjourn or postpone the Abazias’ special meeting to a later date or dates if necessary to solicit additional proxies.

S/ Oscar Rodriguez

Oscar Rodriguez
Chief Executive Officer

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this Joint Proxy Statement/prospectus nor have they approved or disapproved of the issuance of the OmniReliant preferred stock in connection with the merger, or determined if this Joint Proxy Statement/prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

This Joint Proxy Statement/prospectus is dated February 11, 2009, and is first being mailed to Abazias’ stockholders on or about _________, 2009

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Abazias, Inc.
5214 SW 91st Terrace Suite A

Gainesville, FL 32608

(352) 264-9940

February __, 2009

Dear Shareholder:

            You are cordially invited to attend the special meeting of shareholders of Abazias, Inc., a Delaware corporation ("Abazias"), to be held at 5214 SW 91st Terrace Suite A, Gainesville, FL 32608, on_____________, at ____ p.m. local time.

1.           To adopt the Amended Stock Purchase Agreement, dated as of February 5, 2009, by and among OmniReliant  Holdings, Inc. ("OmniReliant "), OmniReliant Acquisition Sub, Inc., a Nevada corporation, Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, as may be amended from time to time, a copy of which has been included as Appendix B to the accompanying Joint Proxy Statement/prospectus.  Abazias Inc.-Delaware, Abazias, Inc.-Nevada and Abazias.com, Inc., shall collectively be referred to herein as “Abazias.”

2.           To approve any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting, including any adjournment for the purpose of soliciting additional proxies in favor of the proposal to adopt the Amended Stock Purchase Agreement in the event there are not sufficient votes for approval of the proposal to adopt the Amended Stock Purchase Agreement at the time of the Abazias’ special meeting.

The accompanying Joint Proxy Statement/prospectus further describes the matters to be considered at the Abazias’ special meeting.

The Abazias board of directors has set __________ as the record date for the Abazias’ special meeting.  Only holders of record of shares of Abazias’ common stock at the close of business on the record date will be entitled to notice of and to vote at the Abazias’ special meeting and any adjournments or postponements thereof.  To ensure your representation at the Abazias’ special meeting, please complete and return the enclosed proxy card.  Please vote promptly whether or not you expect to attend the Abazias’ special meeting.  Submitting a proxy now will not prevent you from being able to vote at the Abazias’ special meeting by attending in person and casting a vote.  If your shares are held in a stock brokerage account or by a bank or other broker nominee, then you are not the record holder of your shares, and while you are welcome to attend the special meeting, you would not be permitted to vote unless you obtained a signed proxy from your broker nominee (who is the holder of record).  However, your broker nominee has enclosed a voting instruction card for you to use to indicate your voting preference, which may provide that you can deliver your instructions by telephone or over the Internet.  Please complete the voting instruction card and return it to your broker nominee as soon as possible.

The board of directors of Abazias unanimously recommends that you vote FOR the proposal to adopt the Amended Stock Purchase Agreement and FOR the proposal to approve any procedural matters incident to the conduct of the special meeting, including any adjournment thereof if necessary to solicit additional proxies.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

Gainesville, Florida

February __, 2009

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES PROMPTLY.  YOU CAN FIND INSTRUCTIONS FOR VOTING BY MAIL, TELEPHONE OR INTERNET ON THE ENCLOSED PROXY CARD.  YOU MAY REVOTE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN AT THE MEETING.

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OMNIRELIANT HOLDINGS, INC. PROSPECTUS
AND ABAZIAS, INC. JOINT PROXY STATEMENT

TABLE OF CONTENTS

ITEM	PAGE(S)
SUMMARY	11
Questions and Answers about the Merger	12
Summary Information about the Companies	16
The Merger	16
Selected Summary Historical Financial Data	17
Selected Historical Financial Data of OmniReliant	17
Selected Historical Financial Data of Abazias	18
Unaudited Pro Forma Consolidated Financial Information	19
Comparative Historical and Pro Forma Financial Information and Per Share Data	26

RISK FACTORS	28
Risks Factors Related to OmniReliant’s Business	28
Risks Relating to OmniReliant’s Current Financing Arrangement	30
Risk Factors Relating to the Merger	32
Risks Relating to OmniReliant’s Common Stock	33

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	35

INFORMATION ABOUT THE COMPANIES	36

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OmniReliant Holdings, Inc. and OmniReliant Acquisition Sub, Inc.	36
Business of the Company	36
Description of Property	40
Market for Common Equity and Related Stockholder Matters	40
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	41
Changes and Disagreements with Accountants	54

Abazias, Inc., Nevada, Abazias, Inc. Delaware and Abazias.com, Inc.	55
Business of the Company	55
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	61
Changes and Disagreements with Accountants	64

THE ABAZIAS SPECIAL MEETING	64
Date, Time and Place	64
Purposes of the Abazias Special Meeting	64
Abazias Record Date; Abazias’ Common Stock Entitled to Vote	65
Quorum and Votes Required	65
Effects of Abstentions and Broker Non-Votes	65
Voting by Abazias Directors and Executive Officers	65
Voting of Proxies	65
Revocability of Proxies and Changes to a Abazias Stockholder’s Vote	66
Solicitation of Proxies	66
Attending the Abazias Special Meeting
Board Recommendation	66
Other Matters to Come Before the Abazias Special Meeting	67

THE MERGER	67
Background of the Merger	67
Recommendation of the Abazias Board of Directors	69
Abazias’ Reasons for the Merger	69
OmniReliant’s Reasons for the Merger	70
Interests of Executive Officers and Directors in the Merger	70
Material United States Federal Income Tax Consequences of the Merger	71
Regulatory Matters
Appraisal Rights	74
Listing of OmniReliant Common Stock Issued in the Merger	76
Delisting and Deregistration of Abazias’ common Stock	76
Restrictions on Sale of Shares of OmniReliant Common Stock Received in the Merger

THE STOCK PURCHASE AGREEMENT AND AMENDED STOCK PURCHASE AGREEMENT	77
Stock Purchase Agreement	79
Amended Stock Purchase Agreement	79
Assumed Liabilities	79
Representations and Warranties	79
Covenants and Agreements	81
Conditions to Completion	82
Indemnification	83
Amendment; Waiver	85

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DESCRIPTION OF OMNIRELIANT 'S CAPITAL STOCK	85
Authorized Capital Stock	85
OmniReliant 's Common Stock	85
OmniReliant 's Preferred Stock	85
Transfer Agent and Registrar	86

COMPARATIVE RIGHTS OF OMNIRELIANT STOCKHOLDERS AND ABAZIAS STOCKHOLDERS	87

LEGAL MATTERS	89

EXPERTS	89

WHERE YOU CAN FIND MORE INFORMATION	89

OMNIRELIANT’S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED JUNE 30, 2008AND CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2008 (UNAUDITED)	F-1

ABAZIAS’ CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2007AND CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 (UNAUDITED)	F-111

APPENDIX

Appendix A - Stock Purchase Agreement and Exhibits
Appendix B-  Amended Stock Purchase Agreement
Appendix C -  Section 262 of the Delaware General Corporation Law

 ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about OmniReliant  and Abazias from documents that each company has filed with the Securities and Exchange Commission, which we refer to as the SEC, but that have not been included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 87 of this proxy statement/prospectus.

You can also obtain copies of this information (excluding all exhibits unless the applicable company has specifically incorporated by reference an exhibit in this proxy statement/prospectus), without charge, upon written or oral request to the appropriate company at the following addresses and telephone numbers:

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OmniReliant Holdings, Inc. 14375Myerlake Circle Clearwater, Florida, 33760	Abazias, Inc. 5214 SW 91st Terrace Suite A, Gainesville, FL 32608.

In order to receive timely delivery of the documents, you must make your requests no later than ______________, 2009.

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PROSPECTUS SUMMARY

This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger pursuant to the Amended Stock Purchase Agreement, dated as of February 5, 2009, by and among OmniReliant  Holdings, Inc. ("OmniReliant "), OmniReliant Acquisition Sub, Inc., a Nevada corporation, Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, as may be amended from time to time, a copy of which has been included as Appendix A to the accompanying Joint Proxy Statement/prospectus.  Abazias Inc.-Delaware, Abazias, Inc.-Nevada and Abazias.com, Inc., shall collectively be referred to herein as “Abazias”.  A copy of the amended stock purchase agreement is attached as Appendix B (referred to herein as the "Amended Stock Purchase Agreement"). The Amended Stock Purchase Agreement amended the Stock Purchase Agreement by and between the parties and dated December 3, 2008.  The merger contemplated by the Amended Stock Purchase Agreement and the additional documents referenced in the Amended Stock Purchase Agreement are referred to collectively as the "Transaction". In particular, you should carefully read the documents, including the Amended Stock Purchase Agreement, which is contained in this Joint Proxy Statement-Prospectus as well as (a) OmniReliant Holdings' Form 10-KSB for the year ended June 30, 2008 and Form 10-Q for the six-months ended December 31, 2008 (b) Abazias’ Form 10-KSB for the fiscal year ended December 31, 2007 and Form 10-QSB for the quarter ended September 30, 2008, delivered with this Joint Proxy Statement-Prospectus. In addition, we incorporate by reference important business and financial information about OmniReliant Holdings and Abazias into this Joint Proxy Statement-Prospectus, which is not included or delivered with this Joint Proxy Statement-Prospectus. You may obtain this information without charge by following the instructions in the section entitled "Information Incorporated by Reference". To obtain timely delivery of this information, you must request this information no later than five (5) business days prior to the date of the special meeting of Abazias’ shareholders.

Summary of Merger

We propose a merger of Abazias into OmniReliant Acquisition Sub, Inc., a wholly owned subsidiary of OmniReliant. The Amended Stock Purchase Agreement between Abazias and OmniReliant Holdings is attached as Appendix B to this document. We encourage you to read the document. It is the legal document governing the Transaction.  The detail of the Merger can be found in section entitled “The Amended Stock Purchase Agreement” beginning on page 77 of this Joint Proxy Statement/prospectus.

Upon the terms and subject to the conditions set forth in the Amended Stock Purchase Agreement Abazias-Delaware and OmniReliant Acquisition Sub shall consummate a merger pursuant to which (i) the Abazias-Delaware shall be merged with and into OmniReliant Acquisition Sub and the separate corporate existence of Abazias-Delaware shall thereupon cease, (ii) OmniReliant Acquisition Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of OmniReliant Acquisition Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to below as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

The Merger consideration, consisting of the total purchase price payable to the shareholders of the Abazias-Delaware in connection with the acquisition by merger of Abazias-Delaware, shall be delivered and shall consist exclusively of 13,001,000 newly issued shares of Series E Zero Coupon Convertible Preferred Stock, of OmniReliant (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of OmniReliant in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate of Designation").

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Questions and Answers about the Merger

The following questions and answers briefly address some commonly asked questions about the Abazias special meeting and this Joint Proxy Statement/prospectus.

	Q:	What is the proposed transaction?

A:
The proposed transaction is a merger in which Abazias would be acquired by OmniReliant through a merger of Abazias with and into OmniReliant Acquisition Sub, Inc., a wholly-owned direct subsidiary of OmniReliant, with OmniReliant Acquisition Sub, Inc. surviving the merger. We sometimes refer to OmniReliant Acquisition Sub, Inc., the entity surviving the merger, as the surviving corporation.

Abazias, OmniReliant and OmniReliant Acquisition Sub, Inc. have entered into an Amended Stock Purchase Agreement, dated as of February 5, 2009, which we refer to as the Amended Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached as Appendix A and the Amended Stock Purchase Agreement is attached as Appendix B to this Joint Proxy Statement/prospectus.

	Q:	Why am I receiving these materials?

A:
We are delivering this document to you as both a Joint Proxy Statement of Abazias and a prospectus of OmniReliant. It is a Joint Proxy Statement because it is being used by the Abazias board of directors to solicit proxies from Abazias’ stockholders in connection with the merger. This document is a prospectus being delivered to Abazias’ stockholders because OmniReliant is offering shares of its preferred stock to be issued in the merger.  The Joint Proxy Statement/prospectus contains important information about the Amended Stock Purchase Agreement, the merger and the special meeting, and you should read it carefully.  Stockholders of OmniReliant are not required to approve the merger, any issuance of OmniReliant preferred stock in the merger or any other matter relating to the merger, and, accordingly, OmniReliant will not hold a meeting of its stockholders in connection with the merger.

	Q:	What will Abazias’ stockholders receive in the merger?

A:
Upon completion of the merger, each issued and outstanding share of common stock of Abazias will be converted into the right to receive a pro-rata share of the 13,001,000 shares of OmniReliant‘s preferred stock being issued to Abazias’ stockholders. The exchange ratio for shares of OmniReliant common stock to be received by Abazias stockholders is fixed and will not be adjusted to reflect stock price changes prior to the closing.  Accordingly, the value of the stock consideration will fluctuate with the market price of OmniReliant common stock underlying the preferred stock.  OmniReliant will not issue fractional shares of its preferred stock.  Instead, holders of Abazias’ common stock will receive on additional OmniReliant preferred share.  See "The Amended Stock Purchase Agreement" beginning on page 77 of this Joint Proxy Statement/prospectus.

	Q:	Why did OmniReliant’s board of directors approve the Amended Stock Purchase Agreement?

A:
The OmniReliant  board of directors, in reaching its decision to approve the Amended Stock Purchase Agreement and the transactions contemplated by the Amended Stock Purchase Agreement, considered the following factors, among others:

	•	The OmniReliant board of director's assessment of the complementary strengths of each of the companies and the prospects of the combined company;

	•	Abazias' strategic attractiveness, including its reputation, as well as the opportunities that a strategic acquisition would present to increase market penetration; and

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•
The terms and conditions of the Amended Stock Purchase Agreement, including the form and amount of the consideration and the representations, warranties, covenants, conditions to closing and termination rights contained in that agreement.

See "OmniReliant’s Reasons for the Merger" beginning on page 68 for more information.

	Q:	Why did Abazias’ board of directors approve the Amended Stock Purchase Agreement?

A:
In reaching its decision to approve the Amended Stock Purchase Agreement, the merger and the other transactions contemplated by the Amended Stock Purchase Agreement and to recommend that Abazias’ stockholders vote in favor of adopting the Amended Stock Purchase Agreement and approving the merger reflected therein, the Abazias board of directors considered a number of potentially positive factors, including the following material factors, among others:

•
the business, competitive position, strategy and prospects of Abazias, the risk that it will not successfully implement its strategy and achieve its prospects, the competitive position of current and likely competitors in the industry in which Abazias competes, and current industry, economic, and market conditions;

	•	the value of the consideration to be received by the Abazias stockholders; and

•
the business, competitive position, strategy and prospects of OmniReliant , its success to date in integrating other acquired businesses and the perceived value of OmniReliant  and Abazias as a combined business;

The Abazias board of directors also discussed a variety of risks and other potentially negative factors resulting from the merger, including the following, among others:

	•	the fact that Abazias will no longer exist as an independent public company and its stockholders will forgo any future increase in value that might result from possible growth as a standalone company;

	•	the interests that certain directors and executive officers of Abazias may have with respect to the merger, in addition to their interests as stockholders generally.

For more information on the Abazias’ board of directors' considerations, see "Abazias’ Reasons for the Merger" beginning on page 67 of this Joint Proxy Statement/prospectus.

	Q:	When and where is the Abazias’ special meeting of stockholders?

A:	The special meeting will take place on__________, at _______a.m. local time, at 5214 SW 91st Terrace Suite A, Gainesville, FL 32608.

	Q:	What vote is required to approve the merger?

A:
We cannot complete the merger unless Abazias’ stockholders vote to adopt the Amended Stock Purchase Agreement and thereby approve the merger.  The affirmative vote of the holders of a majority of the outstanding shares of Abazias’ common stock entitled to vote is required to adopt the Amended Stock Purchase Agreement.

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	Q:	How does the Abazias’ board of directors recommend that I vote?

A:
The Abazias board of directors unanimously recommends that Abazias’ stockholders vote FOR the proposal to adopt the Amended Stock Purchase Agreement.  For a description of the reasons underlying the recommendation of the Abazias board of directors with respect to the Amended Stock Purchase Agreement and the merger, see “Recommendation of the Abazias Board of Directors; Abazias’ Reasons for the Merger” beginning on page 67 of this Joint Proxy Statement/prospectus.

	Q:	Are there any stockholders already committed to vote in favor of the merger proposal?

A:
Yes.  All of the directors and officers of Abazias, which collectively represent approximately 53.12% of Abazias’ outstanding shares, have agreed to vote their shares in favor of the adoption of the Amended Stock Purchase Agreement.

	Q:	Are there any risks related to the merger or any risks relating to owning OmniReliant common stock that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the merger and the other transactions contemplated by the Amended Stock Purchase Agreement that are discussed in this Joint Proxy Statement/prospectus and in other documents incorporated by reference or referred to in this Joint Proxy Statement/prospectus.  Please read with particular care the detailed description of the risks described in the section of this Joint Proxy Statement/prospectus entitled "Risk Factors" beginning on page 28 and in the OmniReliant and Abazias’ SEC filings referred to in “Where You Can Find More Information” beginning on page 87.

	Q:	When do the parties currently expect to complete the merger?

A:
We currently expect the transaction to close in the second quarter of 2009.  However, we cannot assure you when or if the merger will occur.  We must first obtain the necessary approval of Abazias’ stockholders and the other closing conditions under the Amended Stock Purchase Agreement must be satisfied or waived.  It is possible that factors outside of the parties' control could require the parties to complete the merger at a later time or not to complete it at all.

	Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this Joint Proxy Statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the Abazias’ special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

	Q:	How do I vote?

A:
To vote before the Abazias’ special meeting, complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.  You may also cast your vote in person at the Abazias special meeting.

	Q:	If my shares are held in "street name" by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
Your broker, bank or other nominee does not have authority to vote on the merger transaction without specific instructions from you as to how to vote. Your broker, bank or other nominee will vote your shares held by it in "street name" with respect to the merger transaction ONLY if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides. Your broker, bank or other nominee does have authority to vote on procedural matters such as a proposal to adjourn the special meeting to a later time if necessary in order to solicit additional proxies. Without specific instructions from you as to how to vote, your broker, bank or other nominee may exercise its discretion as to how to vote your shares with respect to any procedural matters, including adjournment.

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	Q:	Should I send in my Abazias stock certificates now?

A:
No. Please do not send your Abazias stock certificates with your proxy card. You will receive written instructions from the exchange agent after the merger is completed on how to exchange Abazias stock certificates for the merger consideration.

	Q:	May I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Abazias special meeting. If you are a record holder, you may do this in one of four ways:

(1) deliver a written instrument revoking the proxy to our Secretary,
(2) deliver another proxy with a later date to our Secretary, or
(3) vote in person.

Attendance at the annual meeting will not constitute a revocation of a proxy absent compliance with one of the foregoing three methods of revocation.  If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote, as none of the above three choices is available with respect to those shares.

	Q:	How important is my vote?

A:
Every vote is important.  If you fail to respond to the vote or fail to instruct your broker or other nominee how to vote on the merger proposal, it will have the same effect as a vote against adoption of the Amended Stock Purchase Agreement. If you respond with an "abstain" vote on the merger proposal, your proxy will have the same effect as a vote against adoption of the Amended Stock Purchase Agreement and the merger. If you respond but do not indicate how you want to vote on the merger transaction, your proxy will be counted as a vote in favor of the merger proposal.

	Q:	What are the material United States federal income tax consequences of the merger?

A:	Please refer to the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 69 of this Joint Proxy Statement/prospectus.

	Q:	Do I have appraisal rights?

A:
Yes. As a holder of Abazias’ common stock, you are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if you meet certain conditions and follow certain required procedures.  See "Appraisal Rights" beginning on page 74 of this proxy statement/prospectus

	Q:	What happens if I sell my shares before the Abazias special meeting?

A:
The record date of the Abazias special meeting is earlier than the date of the Abazias special meeting and the date the merger, if approved, is expected to be completed. If you sell some or all of your shares of Abazias’ common stock after the record date but before the Abazias special meeting, you will retain your right to vote at the Abazias special meeting, but you will have transferred the right to receive the merger consideration. In order to receive the merger consideration, you must hold your shares until the closing of the merger.

[15]

	Q:	What happens if the merger is not consummated?

A:
If the Amended Stock Purchase Agreement is not adopted by Abazias stockholders or if the merger is not completed for any other reason, Abazias stockholders will not receive the merger consideration. Instead, Abazias will remain an independent public company and the Abazias’ common stock will continue to be listed on the OTCBB.

	Q:	Who should I contact if I have any questions about the proxy materials or voting power?

A:
If you have any questions about the merger or if you need assistance in submitting your proxy or voting     your shares or need additional copies of this Joint Proxy Statement/prospectus or the enclosed proxy card, you should contact Oscar Rodriguez, Chief Executive Officer of Abazias, at (352) 264-9940.

Summary Information about the Companies

OmniReliant Holdings, Inc. and OmniReliant Acquisition Sub, Inc.

OmniReliant Holdings is a Nevada corporation with principal executive offices located at 14375Myerlake Circle, Clearwater, Florida, 33760 and its telephone number is (727) 230-1031.

OmniReliant engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels.   OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

The Company is a development stage company with limited revenues and limited historical information upon which to base an evaluation of its performance. It is the Company’s intention to design, manufacture, and market and distribute prestige fragrances and related products. In addition, the Company has an agreement to market and distribute hair straightening irons. The Company plans to engage contract packagers and professionals in the field. In the United States, our plan is to enter into agreements to distribute our products through a targeted group of department and specialty stores, such as Macy's, Foley's, Marshall Fields, Famous Barr, Belks, Elder Beerman, Carson Pirie Scott, and Filenes. In international markets, we plan to distribute our products through established prestige distribution channels. We hope to sell products under private label that have already reached its market entry point.

As a development stage company, we may not be successful in implementing our plan to manufacture market and distribute prestige fragrances and related products. Until our products are successfully manufactured and marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we cannot generate sufficient revenues to continue operations, we will be forced to suspend or cease operations, and may forfeit our rights under license agreements.

We do not expect to make any significant purchases of equipment nor do we expect a significant change in the number of our employees.

Our officers and directors handle our administrative duties with the help of a consultant, TotalCFO, LLC.

We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise.

[16]

Abazias, Inc., Nevada, Abazias, Inc. Delaware and Abazias.com, Inc.

Abazias is a Delaware corporation with principal executive offices located at 4214 SW 91st Terrace, Suite A, Gainesville, Florida, 32608 and its telephone number is (352) 264-9940.

Abazias is an online retailer of high quality loose diamonds and fine jewelry settings for our diamonds. Our web site at www.abazias.com showcases over 100,000 diamonds almost all of which are independently certified and around 600 styles of fine jewelry, including rings, wedding bands, earrings, necklaces, and bracelets

Abazias, Inc. is a Nevada corporation formed in 2001 that in 2003 became a wholly-owned subsidiary of Abazias, Inc., a Delaware corporation (f/k/a Hunno Technologies, Inc.) through a share exchange agreement.

Abazias.com, Inc. is a wholly-owned subsidiary of Abazias, is a Nevada corporation formed on September 10, 2008, for the purpose of effecting the purchase of substantially all of the assets of Abazias by OmniReliant.

Selected Summary Historical Financial Data

OmniReliant and Abazias are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical consolidated financial statements of each of OmniReliant and Abazias and the related notes contained in the annual reports and other information that each of OmniReliant and Abazias has previously filed with the SEC and which is incorporated herein by reference. See “Where You Can Find More Information” beginning on page 87.

OmniReliant Holdings, Inc. Selected Historical Financial Data

The following table sets forth selected historical financial data of OmniReliant Holdings, Inc. for the six-months ended December 31, 2008 and 2007, the year ended June 30, 2008, and the period from inception (August 21, 2006) to December 31, 2008, and June 30, 2008 and 2007. The selected historical financial data has been derived from our financial statements included elsewhere herein. Selected financial information should be read together with the financial statements, footnotes and management’s discussion and analysis of OmniReliant included elsewhere herein.

Selected Operating Statement Data:	Six-Months Ended December 31,		Inception to December 31,	Year Ended June 30,	Inception (August, 21, 2006) to June 30,
	2008	2007	2008	2008	2008	2007
Revenues:
Product sales	$1,171,258	$189,673	1,594,711	$420,813	$423,453	$—
Real estate revenues	132,106	—	132,106	—	—	—
License revenues	—	218,767	$546,917	546,917	546,917	2,640
	1,303,364	408,440	2,273,734	967,730	970,370	2,640
Costs and expenses:
Cost of product sales	615,019	109,879	903,377	287,038	288,358	1,320
Other costs and expenses	2,514,548	2,022,715	11,042,987	5,017,189	8,563,681	3,546,492
	3,129,567	2,132,594	11,946,364	5,304,227	8,852,039	3,547,812

Operating loss	(1,826,203)	(1,724,154)	(9,672,630)	(4,336,497)	(7,881,669)	(3,545,172)
Other income (expense)	4,707,709	33,942,835	(27,013,558)	(11,067,293)	(31,686,024)	(20,618,731)
Minority Interest	66,071	—	66,071	—	—	—
Net loss	$2,947,577	$(35,666,989)	$(36,620,117)	$(15,403,790)	$(39,567,693)	$(24,163,903)

Net loss applicable to common shareholders	$2,947,577	$(42,066,989)	$(62,727,857)	$(38,317,062)	$(65,675,433)	$(27,358,371)
Earnings per common share:
Basic	$0.20	$(3.00)	$(4.46)	$(2.71)	$(4.64)	$(2.57)
Diluted	$0.04	$(3.00)	$(4.46)	$(2.71)	$(4.64)	$(2.57)
Weighted average shares
Basic	14,497,568	14,022,330	14,067,070	14,165,245	14,165,245	10,652,363
Diluted	74,066,738	14,022,330	14,067,070	14,165,245	14,165,245	10,652,363

[17]

Selected Balance Sheet Data:	December 31, 2008	June 30, 2008	June 30, 2007

Total assets	$8,042,376	$7,568,977	$4,706,039
Long-term obligations	$1,974,268	$—	$—
Redeemable preferred stock	$35,969,634	$35,969,634	$5,980,000
Stockholders’ equity	$(31,912,107)	$(34,872,138)	$(28,425,038)
Book value per common share	$(2.20)	$(2.41)	$(2.03)
Cash dividends per common share	$—	$—	$—

Abazias, Inc. Selected Historical Financial Data

The following table sets forth selected historical financial data of Abazias, Inc. for the nine-months ended September 30, 2008 and 2007 and the years ended December 31, 2007, 2006, 2005, 2004 and 2003. The selected historical financial data for the nine-months ended September 30, 2008 and 2007 and the years ended December 31, 2007 and 2006 has been derived from Abazias’ financial statements included elsewhere herein. Selected financial data for the years ended December 31, 2005, 2004 and 2003 has been derived from Abazias’ Annual Reports on Form 10-KSB filed with the Securities and Exchange Commission. Selected financial information should be read together with the financial statements, footnotes and management’s discussion and analysis of Abazias included elsewhere herein.

Selected Operations Data:	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003

Product sales	$5,138,637	$5,148,649	$7,294,858	$4,794,369	$3,057,657	$2,061,958	$1,674,163
Costs and expenses:
Cost of product sales	4,401,213	4,567,564	6,437,247	4,232,107	2,679,989	1,820,985	1,574,164
Other costs and expenses	1,031,162	2,246,030	2,679,236	778,079	805,674	1,247,468	2,345,983
Total costs and expenses	5,432,375	6,813,594	9,116,483	5,010,186	3,485,663	3,068,453	3,920,147
Loss from operations	(293,738)	(1,664,945)	(1,821,625)	(215,817)	(428,006)	(1,006,495)	(2,245,984)
Other income (expense)	(3,795)	(2,699)	(5,337)	(6,195)	(6,899)	(6,045)	(2,368)
Net loss	$(297,533)	$(1,667,644)	$(1,826,962)	$(222,012)	$(434,905)	$(1,012,540)	$(2,248,352)

Net loss per common share:
Basic	$(0.09)	$(0.59)	$(0.63)	$(0.10)	$(0.01)	$(0.01)	$(0.04)
Diluted	$(0.09)	$(0.59)	$(0.63)	$(0.10)	$(0.01)	$(0.01)	$(0.04)
Weighted average shares outstanding	3,149,401	2,814,704	2,879,115	2,147,441	78,865,057	74,151,862	54,936,735

[18]

Selected Balance Sheet Data:	September 30,	December 31,
	2008	2007	2006	2005	2004	2003

Total assets	$663,837	$998,997	$1,293,694	$646,413	$153,787	$21,381
Stockholders’ equity (deficiency)	$(186,938)	$1,700	$37,756	$239,534	$(88,411)	$(85,565)
Book value per common share	$(0.06)	$0.00	$0.02	$0.11	$(0.05)	$(0.05)
Cash dividends per common share	$—	$—	$—	$—	$—	$—

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information is derived from our audited and unaudited financial statements included elsewhere in this prospectus, adjusted to illustrate the pro forma effect of (i) our purchase of Abazias, Inc. (“Abazias”) and (ii) the issuance of Series E Preferred Stock, therefore (collectively, the “Transactions”). The unaudited pro forma consolidated statements of operations for our fiscal year ended June 30, 2008 and the six months ended December 31, 2008 give effect to the Transactions as if they had occurred on July 1, 2007 and July 1, 2008, respectively. The unaudited pro forma balance sheet as of December 31, 2008 gives effect to the Transactions as if it had occurred on December 31, 2008.

The unaudited pro forma consolidated financial information is for informational purposes only and is not intended to represent the consolidated results of operations or financial position that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future results of consolidated operations or financial position.

The unaudited pro forma consolidated financial information should be read in conjunction with the information contained in “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes included elsewhere in this prospectus.

[19]

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Balance Sheet

	Historical		Pro Forma
	OmniReliant	Abazias	Adjustments		Pro Forma
Assets	December 31, 2008	September 30, 2008	(Note 4)
Current assets:
Cash and cash equivalents	$1,052,457	$42,630			$1,095,087
Accounts receivable, net	50,204	333,909			384,113
Inventories	671,652	285,089			956,741
Other current assets	266,188	--			266,188
	2,040,501	661,628			2,702,129

Property and equipment, net	2,701,658	2,209			2,703,867
Intangible assets	1,240,151	--	$6,746,030	a	7,986,181
Goodwill	--	--	11,753,396	b	11,753,396
Investments	1,023,195	--	(250,000)	c	773,195
Other assets	1,036,871	--			1,036,871
	8,042,376	663,837			26,955,638

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	138,928	563,744			702,672
Derivative liabilities	1,585,564	--			1,585,564
Notes and current maturities	32,160	287,031	(250,000)	c	69,191
	1,756,652	850,775			2,357,427
Long-term liabilities	1,974,268				1,974,268
Deferred income taxes	--		2,191,247	d	2,191,247
Minority interest	253,929				253,929
Redeemable preferred stock	35,969,634				35,969,634
Stockholders’ deficit:
Preferred stock	--		16,121,240	e	16,121,240
Common stock	145	3,166	(3,166)	f	145
Additional paid-in capital	--	5,838,763	(5,838,763)	f	--
Deficit accumulated during development stage	(31,912,252)	(6,028,867)	6,028,867	f	(31,912,252)
	(31,912,107)	(186,938)			(15,790,867)
	$8,042,376	$663,837			$26,955,638

See accompanying notes to unaudited pro forma consolidated financial information.

[20]

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Statement of Operations
Six-Months ended

	Historical		Pro Forma
	OmniReliant	Abazias	Adjustments		Pro Forma
	December 31, 2008	September 30, 2008	(Note 4)
Revenue:
Product sales	$1,171,258	$3,345,935			$4,517,193
Other revenues	132,106	--			132,106
	1,303,364	3,345,935			4,649,299
Costs and expenses:
Cost of product sales	615,019	2,849,333	$253,617	g	3,717,969
Other costs and expenses	2,514,548	634,064	338,370	g	3,997,132
			510,150	h
	3,129,567	3,483,397			7,715,101
Loss from operations	(1,826,203)	(137,462)			(3,065,802)
Other income (expense)	4,707,709	(2,351)	3,125	i	4,708,483
Minority interest	66,071	--			66,071
Income taxes	--	--			--
Net income (loss)	$2,947,577	$(139,813)			$1,708,752

Income (loss) per common share:
Basic	$0.20				$0.12
Diluted	$0.04				$0.02

Weighted average common shares:
Basic	14,497,568				14,497,568
Diluted	74,066,738		13,001,000	j	87,067,738

See accompanying notes to unaudited pro forma consolidated financial information.

[21]

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Statement of Operations
Year Ended June 30, 2008

	Historical		Pro Forma
	OmniReliant	Abazias	Adjustments		Pro Forma
Revenue:			(Note 4)
Product sales	$420,813	$7,593,323			$8,014,136
Licensing	546,917	--			546,917
	967,730	7,593,323			8,561,053
Costs and expenses:
Cost of product sales	287,038	6,680,974	$507,233	k	7,475,245
Other costs and expenses	5,017,189	1,604,141	676,740	k	7,900,720
			602,650	l
	5,304,227	8,285,115			15,375,965
Loss from operations	(4,336,497)	(691,792)			(6,814,912)
Other income (expense)	(11,067,293)	(6,073)			(11,073,366)
Income tax benefit	--	--	2,191,247	m	2,191,247
Net loss	$(15,403,790)	$(697,865)			$(15,697,031)

Reconciliation to (loss) applicable to common shareholders:
Net loss	$(15,403,790)				$(15,697,031)
Preferred stock accretion	(22,913,272)				(22,913,272)
Loss applicable to common shareholders	$(38,317,062)				$(38,610,303)

Income (loss) per common share:
Basic	$(2.71)				$(2,73)
Diluted	$(2.71)				$(2.73)

Weighted average common shares:
Basic	14,165,245				14,165,245
Diluted	14,165,245				14,165,245

See accompanying notes to unaudited pro forma consolidated financial information.

[22]

OmniReliant Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

1.  Basis of presentation:

The unaudited condensed consolidated pro forma financial information reflect (i) our acquisition of Abazias, Inc. (“Abazias”) and (ii) our issuance of 13,001,000 shares of Series E Preferred Stock, par value $0.00001, therefore. We are accounting for our purchase of Abazias as a purchase business combination, applying Statements of Financial Accounting Standards No. 141 Business Combinations (“SFAS 141”). In the unlikely event that the purchase occurs on or after July 1, 2009, we will be required to apply Statements of Financial Accounting Standards No. 141(R) Business Combinations (“SFAS 141(R)”), which would result in substantial differences. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, the effective date for our application of SFAS 141(R) will be commencing with our fiscal year beginning July 1, 2009. Our application of SFAS 141 provides for the allocation of the total estimated purchase price for Abazias to the tangible and intangible assets of Abazias acquired at their respective fair values. The excess of the estimated purchase price over the tangible and intangible assets is reflected as goodwill. We will apply Statements of Financial Accounting Standards No. 142 Intangible Assets (“SFAS 142”) and Statements of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-lived Assets (“SFAS 144”) in evaluating the recoverability of the goodwill and intangible assets, respectively arising from our purchase of Abazias.

The amounts and components of the preliminary purchase price allocation, as if the purchase had occurred on December 31, 2008 is as follows:

Preliminary Purchase Price

Series E Preferred Stock, 13,001,000 shares	$16,121,240
Liabilities of Abazias assumed, at estimated fair value	850,775
$16,972,015

Preliminary Purchase Price Allocation

Current assets, including cash of $42,630	$661,627
Property and equipment	2,209
Identifiable intangible assets:
Trademarks, trade dress, and domains	3,998,936
Customer related intangibles	2,351,166
Employment contracts and related intangibles	210,928
Service and supply contracts	150,000
Software and related processes	35,000
Goodwill	11,753,396
Deferred income taxes	(2,191,247)
$16,972,015

[23]

OmniReliant Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

1.  Basis of presentation (continued):

The purchase price for the Abazias purchase assumes the issuance, upon the completion of the transaction, of 13,001,000 shares of Series E Preferred Stock, subject to a one-time adjustment on the closing date to give effect to the trading market price of the underlying common stock. On the closing date, the number of shares issuable will be adjusted pro rata upward to the extent that the trading market price of the underlying common stock is less than $1.20. No adjustment would have arisen if the purchase closed on December 31, 2008. Accordingly, the purchase price and the related allocation are preliminary and subject to adjustment for the outcome of this contractual provision. Subsequent to the adjustment, if any, at the time of closing, the preferred stock is convertible into common stock on a one-for-one basis. For purposes of the purchase price, we have estimated the fair value of the Series E Preferred Stock based upon the common-stock equivalent value, as enhanced by all beneficial or preferential features and provisions.

2. Employment arrangements:

In connection with our purchase of Abazias, we have entered into employment arrangements with its officers. The arrangements provide for base annual salaries ranging from $85,000 to $100,000, discretionary bonuses, participation in existing employee benefit program, and non-competition and non-solicitation. The arrangements also provide for contingent incentive compensation that is payable in the event that we sell Abazias at certain levels. The accompanying pro forma financial statements do not include any amounts associated with this contingency. Finally, the arrangements provide for the payment of signing bonuses to the Abazias officers, aggregating $417,650. The accompanying pro forma statements of operations reflect this compensation expense.

3. Identifiable intangible assets:

The following table illustrates the incremental identifiable intangible assets acquired in the Abazias purchase and information related to amortization:

Identifiable intangible assets:	Lives	Amount
Trademarks, trade dress, and domains	7	$3,998,936
Customer related intangibles	5	2,351,166
Employment contracts and related intangibles	3	210,928
Service and supply contracts	5	150,000
Software and related processes	5	35,000
		$6,746,030

Amortization expense:
Six months ended December 31, 2008		$591,987
Year ended June 30, 2008		$1,183,974

A portion of our amortization expense will be classified as a component of cost of product sales. During the six months ended December 31, 2008, $253,617 and $338,370 were recorded as cost of product sales and other costs and expenses, respectively. During the year ended June 30, 2008, $507,233 and $676,740 were recorded as cost of product sales and other costs and expenses, respectively.

[24]

OmniReliant Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

4.  Pro forma financial statements and adjustments:

The historical financial information for OmniReliant was derived directly from the Company’s quarterly report on Form 10-Q, for the quarterly period ended December 31, 2008, and the annual report on Form 10-KSB for the fiscal year ended June 30, 2008. The historical finanacial information for Abazias was derived from its publicly available quarterly and annual financial statements. Because Abazias has not yet filed its annual financial statements for its year ended December 31, 2008, the pro forma financial balance sheet has utilized the September 30, 2008 historical balance sheet and the pro forma income statements reflect the six months ended September 30, 2008 for pro forma purposes.

The following adjustments have been reflected in the accompanying unaudited condensed consolidated pro forma financial information:

Unaudited Condensed Consolidated Pro Forma Balance Sheet at December 31, 2008
Item	Description
a	This adjustment reflects our recognition of the identifiable intangible assets of Abazias that we acquired. Also see Notes 1 and 3.
b
This adjustment reflects goodwill arising from our purchase of Abazias. Goodwill represents the excess of the purchase price over the fair values of Abazias assets acquired. Also see Note 1 for our preliminary allocation.

c	We advanced Abazias $250,000 in August and $250,000 in December under a promissory note arrangement. This adjustment eliminates the note payable and our investment for consolidation purposes.
d
Our allocation of the purchase price gave rise to deferred income taxes that we are required to record under Statements of Financial Accounting Standards No. 109 Accounting for Income Taxes (“SFAS 109”). Deferred income taxes reflect the tax affects of difference between the tax bases of assets acquired and their respective accounting bases, at income tax rates in effect on the acquisition date.

e
This adjustment represents the issuance of our Series E Preferred Stock as a component of stockholders’ equity. The Series E Preferred Stock has been evaluated under Statements of Financial Accounting Standards No. 150 Accounting for Financial Instruments with Certain Characteristics of both Liabilities and Equity and Statements of Financial Accounting Standards No. 133 Accounting for Derivative Financial Instruments and Hedging Activities. The Series E Preferred Stock is an akin-to-equity financial instrument, with no redemption features.

f	These adjustments eliminate the stockholders’ equity accounts of Abazias for purposes of consolidation.

[25]

OmniReliant Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

4.  Pro forma financial statements and adjustments (continued):

Unaudited Condensed Consolidated Pro Forma Statement of Operations Six-Months Ended December 31, 2008
Item	Description
g
These adjustments represent the incremental amortization associated with the identifiable intangible assets to which we allocated the Abazias purchase price. See Notes 1 and 3 for details of these intangible assets and the lives that we have assigned to each.

h
This adjustment represents the incremental compensation expense related to our employment of the Abazias officers. Included in this amount is $92,500 of incremental base compensation and $417,650 of signing bonuses.

i
This adjustment represents the interest expense incurred by Abazias on a portion of the $250,000 OmniReliant loan over the Abazias purchase transaction. The Loan, in the form of a Note, was made on August 12, 2008. The Note bears interest at 10% per annum and matures on December 31, 2009. Omni accounts for the loan at fair value and, therefore, there is no interest income.

j
This adjustment represents the incremental common shares to which the Series E Preferred Stock is indexed. These contingently issuable shares are required to be included in the diluted income per common share pursuant to Statements of Financial Accounting Standards No. 128 Earnings Per Share.

Unaudited Condensed Consolidated Pro Forma Statement of Operations Year Ended June 30, 2008
Item	Description
k
These adjustments represent the incremental amortization associated with the identifiable intangible assets to which we allocated the Abazias purchase price. See Notes 1 and 3 for details of these intangible assets and the lives that we have assigned to each.

l
This adjustment represents the incremental compensation expense related to our employment of the Abazias officers. Included in this amount is $185,000 of incremental base compensation and $417,650 of signing bonuses.

m
This adjustment represents the benefit of our net operating loss. Pursuant to SFAS 109, we are allowed to recognize a benefit for net operating losses to the extent of future income sources that are more likely than not to arise. Future revenue sources include the reversing effects of temporary differences. Accordingly, we have recognized the benefit of our losses up to the amount of deferred tax credits.

[26]

	Historical		Pro Forma
	Six-Months Ended	Year Ended	Six-Months Ended	Year Ended
	December 31, 2008	June 30, 2008	December 31, 2008	June 30, 2008

Net income (loss)	$2,947,577	$(15,403,790)	$1,708,752	$(15,697,031)
Income (loss) applicable to common shareholders	$2,947,577	$(38,317,062)	$1,708,752	$(38,610,303)
Income (loss) per common share:
Basic	$0.20	$(2.71)	$0.12	$(2.73)
Diluted	$0.04	$(2.71)	$0.02	$(2.73)
Income (loss) per equivalent common share:
Basic			$0.49	$(11.21)
Diluted			$0.08	$(11.21)

	December 31, 2008	June 30, 2008	December 31, 2008	June 30, 2008

Stockholders’ deficiency	$(31,912,107)	$(34,872,138)	$(15,790,867)	$(18,750,898)
Outstanding common shares	14,509,225	14,475,892	27,510,225	27,476,892
Book value per common share	$(2.20)	$(2.41)	$(0.57)	$(0.68)
Book value per equivalent common share			$(2.36)	$(2.80)

Equivalent per share amounts are computed by multiplying the pro forma per share amounts by the effective, equivalent exchange ratio of 4.11 OmniReliant equivalent shares for 1 share of Abazias common stock.

As of January 30, 2009, there were approximately 19 holders of OmniReliant Holdings' common stock and approximately 75 holders of Abazias’ Common Stock.

OmniReliant Holdings and Abazias historically have not paid cash dividends on common shares. OmniReliant Holdings intends to retain all of its earnings for the future operation and growth of its business and does not intend to pay cash dividends in the foreseeable future.

Because the market price of OmniReliant Holdings' common stock may increase or decrease before completion of the Transaction you are urged to obtain current market quotations before deciding whether to vote in favor of the sale of substantially all of the assets of Abazias.

OmniReliant Holdings' common stock is traded on the Over the Counter Bulletin Board under the symbol "ORHI".  Abazias’ common stock is traded on the Over the Counter Bulletin Board under the symbol "ABZA".

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RISK FACTORS

You should consider carefully the following risk factors inherent in and affecting OmniReliant Holdings' business or arising in connection with the Transaction, as well as all other information set forth in this Joint Proxy Statement-Prospectus, before casting your vote.  No prediction can be made as to the market prices of either Abazias’ common stock or OmniReliant Holdings' common stock at any time before the completion of the Transaction or as to the market price of OmniReliant Holdings' common stock after the completion of the Transaction.

Risks Factors Related to OmniReliant’s Business

We are a development state company and we have a limited operating history upon which you can base an investment decision.

We have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

To date we have had significant operating losses and an accumulated deficit and have had limited revenues and do not expect to be profitable for at least the foreseeable future, and cannot predict when we might become profitable, if ever.

We have been operating at a loss since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the year ended June 30, 2008 was ($15,403,790) resulting in an accumulated deficit of ($67,173,952). We had revenue of $967,730 for the fiscal year ended June 30, 2008. Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

In their report dated October 14, 2008, KBL LLP stated that our financial statements for the fiscal year ended June 30, 2008, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations and our net capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit.

Additional financing is necessary for the implementation of our growth strategy.

We may require additional debt and/or equity financing to pursue our growth strategy. Given our limited operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing. Lack of additional funding could force us to curtail substantially our growth plans or cease our operations. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

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We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand our product and service offerings, our client base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Fluctuation in our operating results and announcements and developments concerning our business affect our stock price.

Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

Our officers and directors are involved in other businesses which may cause them to devote less time to our business.

Our officers' and directors' involvement with other businesses may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs which may materially cause us to lose their services temporarily which could affect our operations and profitability.

We lack sales, marketing and distribution capabilities and depend on third parties to market our services.

We have minimal personnel dedicated solely to sales and marketing of our services and therefore we must rely primarily upon third party distributors to market and sell our services. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our services that we require. We also rely upon third party carriers to distribute and deliver our services. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

Our business may be affected by factors outside of our control.

Our ability to increase sales, and to profitably distribute and sell our products and services, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products and services in order to remain competitive and risks associated with changing economic conditions and government regulation.

Our success depends, in part, on the quality and safety of our products.

Our success depends, in part, on the quality and safety of our products. If our products are found to be defective or unsafe, or if they otherwise fail to meet our customers’ standards, our relationship with our customers could suffer, our brand appeal could be diminished, and we could lose market share and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

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Our business is conducted worldwide primarily in one channel, direct selling.

We plan to market our products primarily through home shopping television channels and infomercials. If consumers change their purchasing habits, such as by reducing purchases of beauty and related products through home shopping television channels and infomercials, this could reduce our sales and have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to OmniReliant’s Current Financing Arrangement

There are a large number of shares underlying our Series C and Series D Convertible Preferred Stock and Warrants that may available for future sale and the sale of these shares may depress the market price of our common stock.

On November 22, 2006, we entered into a Securities Purchase Agreement with Vicis Capital Master Fund pursuant to which Vicis purchased 3,000 shares of the Company’s Series A 10% convertible preferred stock and 6,000,000 common stock purchase warrants. The Preferred Stock has a conversion price of $1.00 and is convertible into an aggregate of 3,000,000 shares of the Company’s common stock. The series A-1 warrants have an exercise price of $1.50, and the series A-2 warrants have an exercise price of $3.00.   The conversion price of the Preferred Stock and the exercise price of the Warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. In addition, in connection with the Securities Purchase Agreement, the Company issued an aggregate of 900,000 common stock purchase warrants to Midtown Partners & Co., LLC, which served as the Company’s placement agent. The warrants are exercisable, as follows: one-third of the warrants issued to Midtown are exercisable at $1.00 per share, one-third are exercisable at $1.50 per share, and the remaining one-third are exercisable at $3.00 per share.

We entered into a Securities Purchase Agreement on May 25, 2007 with Dynamic Decisions Strategic Opportunities pursuant to which Dynamic Decisions purchased 600 shares of the Company’s Series A 10% convertible preferred stock (the “Preferred Stock”) and 960,000 common stock purchase warrants. The Preferred Stock has a conversion price of $1.25 and is convertible into an aggregate of 600,000 shares of the Company’s common stock. The series B-1 warrants have an exercise price of $1.87, and the series B-2 warrants have an exercise price of $3.75.   The conversion price of the Preferred Stock and the exercise price of the Warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. In addition, in connection with the Securities Purchase Agreement, the Company issued an aggregate of 144,000 common stock purchase warrants to Midtown Partners & Co., LLC, which served as the Company’s placement agent. The warrants are exercisable, as follows: one-third of the warrants issued to Midtown are exercisable at $1.25 per share, one-third are exercisable at $1.87 per share, and the remaining one-third are exercisable at $3.75 per share.

On October 18, 2007, we entered into securities purchase agreements (the “Purchase Agreements”) with Vicis Capital Master Fund (“Vicis”) and Dynamic Decisions Strategic Opportunities (“Dynamic Decisions”) pursuant to which Vicis and Dynamic Decisions purchased 6,000,000 and 400,000, shares of our series C convertible preferred stock (“Series C Preferred Stock”), respectively for an aggregate purchase price of $6,400,000. In connection with the purchase of the Series C Preferred Stock, Vicis and Dynamic Decisions received an aggregate amount of 16,000,000 and 1,066,668 common stock purchase warrants, respectively. Vicis and Dynamic Decisions received a Series C-1 warrant to purchase 8,000,000 and 533,334 shares of common stock, respectively, at an exercise price of $1.50 (the “C-1 Warrant”) as well as a Series C-2 warrant to purchase 8,000,000 and 533,334 shares of common stock, respectively, at an exercise price of $2.00 (the “C-2 Warrant”). The C-1 Warrant shall be valid for five years from the date of issuance and the C-2 Warrant shall be valid for ten years from the date of issuance. The Series C Preferred Stock has a conversion price of $0.75 and is convertible into an aggregate amount of 8,000,000 and 533,334 shares of common stock, respectively. The Series C Preferred stock does not pay annual dividends but each holder of Series C Preferred Stock shall have the right to such number of votes equal to the number of shares of common stock that the Series C Preferred Stock shall be converted into.

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Furthermore, pursuant to the terms of the Purchase Agreements, Vicis and Dynamic Decisions exchanged their 3,000 shares of Series A preferred stock and 600 shares of series B preferred stock, respectively, for 3,285,354 and 624,210 shares of Series C Preferred Stock, respectively. In connection with the exchange Agreements, Vicis and Dynamic Decisions received a Series C-1 Warrant to purchase 4,380,472 and 832,280 shares of common stock, respectively and a series C-2 Warrant to purchase 4,380,472 and 832,280 and shares of common stock, respectively. The Series C-1 Warrant and the Series C-2 Warrant shall have an exercise price of $1.50 and $2.00, respectively, and shall be valid for five year and ten years from the date of issuance, respectively.

Midtown Partners & Co., LLC, which served as the Company’s placement agent in connection with the Purchase Agreements, received aggregate placement agent fees of approximately $340,000, as well as the following common stock purchase warrants: (a) series BD-7 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of seventy-five cents ($0.75) per share, and (b) series BD-8 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share and (c) series BD-9 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of two dollars ($2.00) per share. The Series BD warrants have a term of ten years. Midtown Partners & Co., LLC is a FINRA registered broker-dealer.

On April 30, 2008, we entered into securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”) pursuant to which Vicis purchased 7,000,000 shares of our Series D Convertible Preferred Stock (“Series D Preferred Stock”), respectively for an aggregate purchase price of $7,000,000. The Series D Preferred Stock has a conversion price of $0.50 and is convertible into an aggregate amount of 14,000,000 shares of common stock. The Series D Preferred Stock does not pay annual dividends but each holder of Series D Preferred Stock has the right to such number of votes equal to the number of shares of common stock that the Series D Preferred Stock may be converted into, subject to the beneficial ownership limitation described below.

In connection with the Agreement, Vicis received a Series D warrant to purchase 28,000,000 shares of common stock of the Company (“Series D Warrants”). The Series D Warrants are exercisable for a period of seven years from the date of issuance at an initial exercise price of $0.75. Vicis may exercise the Series D Warrants on a cashless basis if the shares of common stock underlying the Series D Warrants are not then registered pursuant to an effective registration statement. In the event Vicis exercises the Series D Warrants on a cashless basis, then we will not receive any proceeds.

The conversion price of the Series D Preferred Stock and the exercise price of the Series D Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, stock dividends, and recapitalizations.

In addition, the Company, Vicis and Dynamic Decisions Strategic Opportunities (“Dynamic Decisions”) have entered into Amendment No. 1 to its amended and restated registration rights agreement (“Amended Registration Rights Agreement”) pursuant to which if at any time after the date of the Amended Registration Rights Agreement we shall decide to prepare and file with the Commission a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then we will send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, we will include in the registration statement, all or any part of such Registrable Securities (as defined in Amended Registration Rights Agreement) such holders request to be registered.

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The sale of these shares underlying the Preferred Stock and Warrants may adversely affect the market price of our common stock.

Risk Relating to the Merger

Although Abazias and OmniReliant expect that the merger will result in benefits to the combined company, the combined company may not realize those benefits because of various factors.

Abazias and OmniReliant believe that the merger will result in the diversification of revenue streams and the expansion of marketing opportunities and efficiencies for the combined company. Realizing the benefits anticipated from the merger will depend, in part, on several factors, including:

•	retaining and attracting key employees;

•	successfully implementing cross-promotional and other future marketing initiatives, products and services directed at OmniReliant 's customer base; and

•	improving the overall performance of the Abazias business.

OmniReliant and Abazias have operated and, until the completion of the merger, will continue to operate independently.  It is possible that the integration process could result in the loss of key employees, as well as the disruption of each company’s ongoing business. Any or all of those occurrences could adversely affect OmniReliant’s ability to maintain relationships with customers and employees after the merger or to achieve the anticipated benefits of the merger.  Integration efforts between the two companies will also divert management attention and resources.  These integration matters could have an adverse effect on each of OmniReliant and Abazias.

If the proposed merger is not completed, Abazias and OmniReliant  will have incurred substantial costs that may adversely affect Abazias’ and OmniReliant 's financial results, operations and financial condition and the market price of Abazias and OmniReliant  common stock.

Abazias and OmniReliant have incurred and will incur substantial costs in connection with the proposed merger. These costs are primarily associated with the fees of attorneys, accountants and Abazias' and OmniReliant’s financial advisors, although additional unanticipated costs may also be incurred. In addition, Abazias and OmniReliant have each diverted significant management resources in an effort to complete the merger and Abazias is subject to restrictions contained in the Amended Stock Purchase Agreement on the conduct of its business. Although Abazias has agreed that its board of directors will, subject to fiduciary exceptions, recommend that its stockholders approve the merger proposal, there is no assurance that the merger proposal will be approved, and there is no assurance that the other conditions to the closing of the merger will be satisfied. If the merger is not completed, Abazias and OmniReliant will have incurred significant costs, including the diversion of management resources, for which each would have received little or no benefit. In addition, Abazias will be required to pay OmniReliant a termination fee of $7.0 million if the Amended Stock Purchase Agreement is terminated in specified circumstances. If the merger is not completed, the above risks and liabilities will adversely affect Abazias’ business, financial results, financial condition, cash flows and stock price and may adversely affect OmniReliant’s business, financial results, financial condition, cash flows and stock price as well.

Certain directors and executive officers of Abazias have interests in the merger that may be different from, or in addition to, the interests of Abazias stockholders.

When considering the Abazias board of directors' recommendation that Abazias stockholders vote in favor of the merger proposal, Abazias stockholders should be aware that some directors and executive officers of Abazias have interests in the merger that may be different from, or in addition to, the interests of Abazias stockholders. These interests relate to employment agreements between certain executive officers of Abazias and OmniReliant which provide for, among other things, a bonus upon entrance into the employment agreement and an executive position with Abazias.com after the merger.  Abazias’ board of directors was aware of these interests and considered them in approving the merger.

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Because the market price of OmniReliant common stock will fluctuate, Abazias stockholders cannot be sure of the market value of the OmniReliant common stock underlying the preferred stock that they will receive. A decline in the price of OmniReliant common stock will decrease the value of the merger consideration to be received by Abazias’ stockholders.

When Abazias and OmniReliant complete the merger, each share of Abazias’ common stock will be converted into the right to receive a pro rate share of OmniReliant preferred stock as the merger consideration. This per share amount is fixed and will not be adjusted for changes in the market price of either OmniReliant common stock or Abazias’ common stock. In addition, the Amended Stock Purchase Agreement does not provide for any price-based termination right. Accordingly, the market value of the shares of OmniReliant common stock that Abazias stockholders will be entitled to receive when the companies complete the merger will depend on the market value of shares of OmniReliant common stock at the time the companies complete the merger and could vary significantly from the market value on the date the Amended Stock Purchase Agreement was entered into, the date of this Joint Proxy Statement/prospectus or the date of the Abazias special meeting.

The trading price of shares of OmniReliant common stock after the merger may be affected by factors different from those affecting the price of shares of Abazias’ common stock or shares of OmniReliant common stock before the merger.

When Abazias and OmniReliant complete the merger, holders of Abazias’ common stock will become holders of OmniReliant common stock. The results of operations of OmniReliant , as well as the trading price of OmniReliant  common stock, after the merger may be affected by factors different from those currently affecting OmniReliant 's or Abazias’ results of operations and the trading price of Abazias’ common stock.

The rights of Abazias’ stockholders who become OmniReliant stockholders in the merger will be governed by OmniReliant’s certificate of incorporation and bylaws.

Abazias stockholders who receive shares of OmniReliant common stock in the merger will become OmniReliant stockholders and they will be governed by OmniReliant’s certificate of incorporation and OmniReliant’s bylaws, rather than Abazias’ certificate of incorporation and Abazias’ bylaws. As a result, there may be material differences between the current rights of Abazias’ stockholders, as compared to the rights they will have as OmniReliant stockholders. For more information, see "Comparative Rights of OmniReliant Stockholders and Abazias Stockholders" beginning on page 85 of this Joint Proxy Statement/prospectus.

Risks Relating to OmniReliant’s Common Stock

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of the Broker-Dealers to sell our securities and the ability of stockholder to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

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Our Directors and executive officers beneficially own approximately 57% of our common stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; stockholders may be unable to exercise control.

As of June 30, 2008, our executive officers, directors and affiliated persons beneficially owned approximately 57% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the stockholders for vote.

As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because we may be subject to “penny stock” rules, you may have difficulty in selling our common stock.

If our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

•	According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

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Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Failure to achieve and maintain and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required in the future to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Joint Proxy Statement/prospectus and the other documents incorporated by reference into this Joint Proxy Statement/prospectus contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on current expectations, estimates and projections about OmniReliant’s and Abazias’ operations, industry, financial condition, performance and results of operations. Statements containing words such as "guidance," "may," "believe," "anticipate," "expect," "intend," "plan," "project," "projections," "business outlook," and "estimate" or similar expressions constitute forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Joint Proxy Statement/prospectus and those incorporated by reference into this Joint Proxy Statement/prospectus.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Joint Proxy Statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Neither OmniReliant  nor Abazias undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Joint Proxy Statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

All subsequent written or oral forward-looking statements concerning the merger or other matters addressed in this Joint Proxy Statement/prospectus and attributable to OmniReliant and/or Abazias or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this Joint Proxy Statement/prospectus.

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Information about the Companies

OmniReliant Holdings, Inc. and OmniReliant Acquisition Sub, Inc.

Business of the Company

OmniReliant Holdings, Inc. f/k/a Willowtree Advisor, Inc. (the “Company”) engages in the creation, design, distribution, and sale of affordable luxury products. The Company plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels.  The Company will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which the Company plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

On November 22, 2006, the Company f/k/a Willowtree Advisor, Inc. entered into a Securities Purchase Agreement (the “Common Stock Purchase Agreement”) with OmniReliant Corporation and Cynthia Allison, pursuant to which OmniReliant Corporation purchased 5,000,000 shares of the Company’s common stock from Ms. Allison. Also on November 22, 2006, the Company entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Company acquired one hundred percent (100%) of the equity of OmniReliant Corporation from, the stockholders of OmniReliant Corporation. Contemporaneously, the Company entered into a securities purchase agreement with an accredited investor for the sale of convertible preferred stock and warrants for an aggregate purchase price of $3,000,000 (the “Preferred Stock Purchase Agreement”).

The aforementioned transactions resulted in a change in control of the Company. As a result of the Exchange Agreement, (i) OmniReliant Corporation became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of OmniReliant Corporation as its sole business. As a result of the foregoing transactions, Willowtree changed its name to OmniReliant Holdings, Inc.

Overview of Business

OmniReliant engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels.   OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

Industry Overview

The global market for anti-aging beauty care products is estimated to be worth approximately $50 billion dollars in 2006 and is expected to hit $56 billion in 2007, according to the www.CosmeticsDesign-Europe.com website.

Beauty care products are sold through direct response marketing such as infomercials, as well as on established home shopping television channels such as the Home Shopping Network (HSN) and QVC. Over the last several years, the trend for direct response marketing of beauty-related products has been to use celebrity spokespersons. Successfully launched brands include “Bare Essentials”, Victoria Principal’s “Principal Secrets Anti-Aging System”, and Susan Lucci’s “Youthful Essence”.

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Products

The Kathy Hilton line of products is expected to include the following items:

Skincare
Perfumes
Spa wellness
Cosmetics
Fragrances and related products
Scented candles

The retail prices for the Kathy Hilton line of products are expected to range from $15.00 to $295.00.

OmniReliant’s first product, the “Kathy Hilton Personal Beauty Spa Collection” is expected to be used as a lead-in item to a planned product line of essential skin care items.   The Kathy Hilton  Personal Beauty Spa Collection is a  collection of   innovative spa treatments for the skin featuring  an exclusive HOT-COLD TCT (Thermal Cosmetic Treatment)(R) formula developed by  the Transvital private beauty laboratories.  This HOT-COLD SPA (R) formula is designed to self-heat and self-cool rapidly before use.

OmniReliant has obtained from Guaber S.P.A., the parent company of Transvital, the exclusive right to market and distribute the HOT-COLD SPA (R) formula, under its own brand name. The exclusive rights are limited to the United States and Canada. OmniReliant has also obtained a non-exclusive right to market and distribute the Kathy Hilton Personal Beauty Spa Collection in other countries.

The Company is working on securing the rights to purchase additional Guaber/Transvital skincare and beauty products that will be branded under the Kathy Hilton name and sold throughout the world. These products are intended to be high-end products with only the best ingredients and proven results.

It is the Company’s intention to design, manufacture, market and distribute prestige fragrances and related products. The Company plans to engage contract packagers and professionals in the field. In the United States, our plan is to enter into agreements to distribute our products through a targeted group of department and specialty stores, such as Macy's, Foley's, Marshall Fields, Famous Barr, Belks, Elder Beerman, Carson Pirie Scott, and Filenes. In international markets, we plan to distribute our products through established prestige distribution channels.

Salicylic Acid Product

On June 18, 2007, we entered into an Agreement for Acquisition of a Patent Application with Product & Technology Partners LLC (“Seller”). Pursuant to the Agreement, the Company acquired from Seller the rights to a patent-pending self-warming topical pharmaceutical product capable of delivering salicylic acid in a foam suitable for consumer use (the “Product”). In consideration for the Product, the Company agreed to pay Seller in the following manner:

a)
Upon execution of the Agreement, the Company paid Seller (i) an aggregate of Twenty Five Thousand dollars ($25,000) and (ii) issued to the Seller Two Hundred Thousand (200,000) shares of the Company’s common stock.

b)
Following the completion of due diligence (which shall be six months from the date of the Agreement), if the Company is satisfied with the Product and intends to offer Product for sale, the Company shall pay to Seller Twenty Five Thousand dollars ($25,000).

c)
The Company shall also pay Seller installment payments of up to a maximum of Four Hundred Thousand Dollars ($400,000), payable over a period of 4 years beginning six months from the date of the Agreement. If no revenues are generated from the sale of the Product, no installment payments shall be due hereunder.

[37]

Marketing and Distribution

OmniReliant plans to initially distribute its product lines via direct response television programming.

On October 13, 2006, OmniReliant has entered into a license agreement with KRH Licensing Company LLC, which is the owner of the Kathy Hilton Class III Cosmetics Trademark License (the “Kathy Hilton Trademark”). Pursuant to the License Agreement, OmniReliant has obtained the exclusive right to use the Kathy Hilton Trademark and to sell products bearing the Kathy Hilton Trademark. In addition, OmniReliant has obtained the personal services of Ms. Hilton in connection with the promotion and sale of products bearing the Kathy Hilton Trademark. In exchange, KRH Licensing will receive royalty payments in 2007 and 2008.

On October 19, 2007, our wholly-owned subsidiary OmniReliant Corp. (“ORC”) entered into and closed a share exchange agreement with ResponzeTV (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, ResponzeTV acquired all of the issued and outstanding shares of capital stock of KHL Holdings, Inc., a newly formed Florida corporation and wholly-owned subsidiary of ORC (“KHL”), in exchange for 9,500,000 ordinary shares of stock of ResponzeTV. On October 12, 2007, ORC entered into an exclusive sublicense agreement with KHL, pursuant to which ORC granted KHL the exclusive right and license to our rights to use the Kathy Hilton Trademark and to sell products bearing the Kathy Hilton Trademark exclusive of fragrance. The initial term of this sublicense agreement shall terminate on June 30, 2012. ORC shall have the option to renew this Agreement for an additional five year period.

OmniReliant has also entered into a consulting agreement with Harrington Business Development LLC (“HBD”) pursuant to which HBD will oversee marketing of   OmniReliant’s brands, including visual and audio productions. The principals of HBD, Kevin and Tim Harrington, are veterans of the infomercial industry and have previously launched successful products via infomercials. Pursuant to the consulting agreement with HBD, OmniReliant will pay HBD a fee of $15,000 per month for a term of six (6) months beginning on October 1, 2006. On April 1, 2007, the Company verbally agreed to extend the consulting agreement for a term of three (3) months.

The Kathy Hilton Personal Beauty Spa Collection and Cosmetics are sold on live shopping networks. Kathy Hilton has agreed to personally appear in most of the live shopping network programming and all of the infomercial programming. In addition, Kathy Hilton has agreed to personally promote the brand by making personal appearances in various talk shows and industry related events.

The media exposure and subsequent branding which is expected to result from the planned marketing of OmniReliant’s products on live shopping networks and infomercials is expected to generate opportunities for retail distribution as well. OmniReliant plans to seek distribution arrangements with large retailers in the U.S. and abroad.

OmniReliant also expects that its products will be sold through web sites operated by the live shopping networks which agree to carry our products. In addition, OmniReliant plans to establish a proprietary website to sell its products at www.omnireliant.com. The information contained on OmniReliant's website is not a part of this Report, nor is it incorporated by reference into this Report.

OmniReliant will not directly manufacture any product, nor take large positions in inventory. Margins will vary depending on sales venue. Net profit margins for products sold on live shopping networks are estimated to be approximately 25%, while net profit margins for products sold in infomercials are estimated to be approximately 10%. In both cases, the margins are expected to increase as sales volume increases.

Competition

Other companies have had success selling beauty care products via direct response marketing as well as through established home shopping television channels.

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Competition in the retailing industry is intense and may be expected to intensify. There are other, larger and well-established retailers with whom OmniReliant must compete. OmniReliant competes directly with several companies which generate sales from infomercials. OmniReliant also competes with a large number of consumer product companies and retailers which have substantially greater financial, marketing and other resources than OmniReliant, some of which have recently commenced, or indicated their intent to conduct, direct response marketing. OmniReliant also competes with companies that make imitations of OmniReliant's products at substantially lower prices. Products similar to OmniReliant's products may be sold in department stores, pharmacies, general merchandise stores and through magazines, newspapers, direct mail advertising and catalogs. It is management's opinion that all of its major competitors are better and longer established, better financed and with enhanced borrowing credit based on historical operations, and enjoy substantially higher revenues than OmniReliant does currently. As a new entrant into this marketing industry, OmniReliant relies on the skill, experience and innovative discernment of management in the hope that superior judgment will provide its only competitive advantage. OmniReliant's major competitors include Thane International, Inc.; Fitness Quest, Inc.; Telebrands Advertising Corporation; Tristar; Idea Village; Media Enterprises, Inc. and Guthy-Renker Corp. Other competitors in the direct response market include Avon Products, Inc. (NYSE: AVP), Nu Skin (NYSE: NUS), BeautiControl, Inc., Parlux, Bare Essentials, and Mary Kay Cosmetics.

Investment in ResponseTV

On October 19, 2007, we entered into a subscription agreement with ResponzeTV PLC (“ResponzeTV”) (the “Subscription Agreement”) pursuant to which we purchased 8,500,000 ordinary shares of ResponzeTV and received warrants to purchase 17,000,000 ordinary shares of ResponzeTV for an aggregate purchase price of US$5,100,000. The warrants are to be issued in the following manner: (i) a warrant to purchase 8,500,000 common shares with an exercise price of £37p, (ii) a warrant to purchase 4,250,000 common shares with an exercise price of £50p and (iii) 4,250,000 common shares with an exercise price of £100p. Each warrant shall have a term of five years from the date of issuance. Kevin Harrington and Tim Harrington, who are directors of the Company, are officers and directors of ResponzeTV.

It was concluded that it is unlikely that the Company would be in a position to repay the loan, and accordingly, a loan loss reserve in the amount of 2M plus accrued interest was created as of June 30, 2008. Refer to Note 11 for further details.

Vicis Capital Master Fund Convertible Stock Purchase

On April 30, 2008, OmniReliant Holdings, Inc. entered into securities purchase agreement with Vicis Capital Master Fund pursuant to which Vicis purchased 7,000,000 shares of our series D convertible preferred stock, respectively for an aggregate purchase price of $7,000,000. The Series D Preferred Stock has a conversion price of $0.50 and is convertible into an aggregate amount of 14,000,000 shares of common stock. The Series D Preferred stock does not pay annual dividends but each holder of Series D Preferred Stock shall have the right to such number of votes equal to the number of shares of common stock that the Series D Preferred Stock shall be converted into, subject to the beneficial ownership limitation described below.

In connection with the Agreement, Vicis received a series D warrant to purchase 28,000,000 shares of common stock of the Company. The Series D Warrants is exercisable for a period of seven years from the date of issuance at an initial exercise price of $0.75. Vicis may exercise the Series D Warrants on a cashless basis if the shares of common stock underlying the Series D Warrants are not then registered pursuant to an effective registration statement. In the event Vicis exercises the Series D Warrants on a cashless basis, then we will not receive any proceeds.

[39]

Responze TV Loan Agreement

On May 7, 2008, OmniReliant Holdings, Inc. entered into loan agreement with ResponzeTV, PLC, a corporation incorporated under the laws of England and Wales pursuant to which the Company purchased a 10% Promissory Note from RETV for an aggregate purchase price of $2,000,000. The Note bears interest at 10% per annum and matured on June 21, 2008, forty-five days from the date of issuance and was extended until December 31, 2008.

Government Regulation

Various aspects of the Company's business are subject to regulation and ongoing review by a variety of federal, state, and local agencies, including the Federal Trade Commission, the United States Post Office, the Consumer Product Safety Commission, the Federal Communications Commission, Food and Drug Administration, various States' Attorneys General and other state and local consumer protection and health agencies. The statutes, rules and regulations applicable to the Company's operations, and to various products marketed by it, are numerous, complex and subject to change.

The Company will collect and remit sales tax in the states in which it has a physical presence. The Company is prepared to collect sales taxes for other states, if laws are passed requiring such collection. The Company does not believe that a change in the tax laws requiring the collecting of sales tax will have a material adverse effect on the Company's financial condition or results of operations.

Employees

As of June 30, 2008, we have 1 employee (Paul Morrison), who works full-time. We consider our relation with him to be good.

Description of Property

OmniReliant’s principal offices are located at 14375 Myerlake Circle, Clearwater, FL 33760 and are provided at no cost to the Company by one of our officers. It is anticipated that the Company will lease office space in the near future however no current lease has been negotiated.

Legal Proceedings

We are not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business.

Market for Common Equity and Related Stockholder Matters

Shares of the Company’s common stock are quoted on the Over the Counter Bulletin Board ("OTCBB") under the symbol ORHI. Our shares were listed for trading in July, 2006. The following table sets forth, since July, 2006, the range of high and low intraday closing bid information per share of our common stock as quoted on the Over the Counter Bulletin Board.

Quarter Ended	High ($)	Low ($)
June 30, 2008	3.05	1.50
March 31, 2008	3.95	2.00
December 31, 2007	4.75	2.20
September 30, 2007	3.40	2.10
June 30, 2007	3.60	2.50
March 31, 2007	3.875	2.50
December 31, 2006	3.00	0.10
September 30, 2006	0.10	0.10

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Holders:

As of January 30, 2009, we had approximately 19 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Register and Transfer Company.

Dividend Policy

The Company has not paid or declared any dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future.

The series A preferred stock pays an annual dividend of 10% which is payable quarterly, at the option of OmniReliant, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. On October 18, 2007, we exchanged all of the outstanding shares of series A preferred stock outstanding for 3,285,354 shares of series C preferred stock.

The series B preferred stock pays an annual dividend of 10% which is payable quarterly, at the option of OmniReliant, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. On October 18, 2007, we exchanged all of the outstanding shares of series B preferred stock outstanding for 624,210 shares of series C preferred stock.

The series C & D preferred stock does not pay an annual dividend.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which our securities may be issued as of June 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plan not approved by security holders	-0-	-0-	-0-

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The following discussion and analysis is intended to help the reader understand the results of operations, financial condition, and cash flows of OmniReliant Holdings, Inc. MD&A is provided as a supplement to, and should be read in conjunction with, our consolidated financial statements and the accompanying notes to the financial statements ("Notes").

[41]

Reverse Acquisition – OmniReliant Corporation was incorporated on August 21, 2006 under the laws of the State of Florida. On November 22, 2006, Willowtree Advisor, Inc., an entity which was incorporated on June 16, 2004 under the laws of the State of Nevada, entered into an exchange agreement with the stockholders of OmniReliant Corporation (the “Exchange Transaction”). As a result of the Exchange Transaction, OmniReliant Corporation became a wholly-owned subsidiary of Willowtree Advisor, Inc. and succeeded to the business of OmniReliant Corporation as its sole business. The Exchange Transaction is deemed to be a reverse acquisition for accounting purposes. As a result, in accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, Willowtree Advisor, Inc. (the legal acquirer) is considered the accounting acquiree and OmniReliant Corporation (the legal acquiree) is considered the accounting acquirer. The discussions below, and the consolidated financial statements attached hereto, will in substance be those of OmniReliant Corporation, with the assets and liabilities, and revenues and expenses, of Willowtree Advisor, Inc. being included effective from the date of consummation of the Exchange Transaction.

Plan of Operation – Development Stage Company – The Company is a development stage company with limited revenues and limited historical information upon which to base an evaluation of its performance.

The Company engages in the creation, design, distribution, and sale of affordable luxury products. The Company plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels. The Company will first focus on bringing the Kathy Hilton fragrance product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials. We have entered into a license agreement with KRH Licensing Company, LLC, an affiliate of Rick and Kathy Hilton.

It is the Company’s intention to design, manufacture, market and distribute prestige fragrances and related products. In addition, the Company has an agreement to market and distribute hair straightening irons. The Company plans to engage contract packagers and professionals in the field. In the United States, our plan is to enter into agreements to distribute our products through a targeted group of department and specialty stores, such as Macy's, Foley's, Marshall Fields, Famous Barr, Belks, Elder Beerman, Carson Pirie Scott, and Filenes. In international markets, we plan to distribute our products through established prestige distribution channels. We hope to sell products under private label that have already reached its market entry point.

As a development stage company, we may not be successful in implementing our plan to manufacture, market and distribute prestige fragrances and related products. Until our products are successfully manufactured and marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we cannot generate sufficient revenues to continue operations, we will be forced to suspend or cease operations, and may forfeit our rights under license agreements.

We do not expect to make any significant purchases of equipment nor do we expect a significant change in the number of our employees.

Our officers and directors will handle our administrative duties with the help of a consultant, TotalCFO, LLC.

We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise.

Discussion and Analysis of Results of Operations, Liquidity and Financial Condition

The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

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Three months ended December 31, 2008 compared to three months ended December 31, 2007:

Revenues – We derive revenues from the sale and licensing of products in our Retail Products and Licensing business. Commencing in the current year, we purchased certain real estate in Pinellas County, Florida and leased a substantial portion of this building to third-party tenants. We are accounting for each of these businesses as identifiable segments.

•
Product sales: Our product sales increased $1,036,774 to $1,067,624 for the three months ended December 31, 2008 compared to $30,850 for the three months ended December 31, 2007. This increase reflects our maturation in identifying new retail products to sell through our distribution networks.

•
Licensing revenue: Licensing revenue was derived from sub-licensing our rights to certain licensed products. We discontinued recording licensing revenue when the licensee began experiencing significant financial difficulties and the collection of our licensing revenue could not be assured beyond a reasonable doubt.

•
Rental revenue: Our rental of commercial real estate commenced during the current fiscal year. Accordingly, we reported no similar balances in prior periods. We anticipate rental revenues to be higher in future periods that will reflect rentals for the entire period and as we increase the percentage of our building that is available to be rented.

Cost of product sales – Our cost of product sales increased $559,530 to $570,983 for the three months ended December 31, 2008 compared to $11,453 for the three months ended December 31, 2007. This increase reflects our increasing retail product sales. Our margin during the current period amounted to 47% compared to 63% in the prior period. Margins on retail products are largely dependent upon the types and demands for retail products. Accordingly, our ongoing margins will likely be volatile until we establish the types of products that will serve as our long-term base of offerings.

Other operating expenses – Other operating expenses consists of advertising expense, general and administrative expenses, depreciation and amortization, and expenses of our real estate operations:

•
Advertising expense: We began incurring substantial advertising expense during the current fiscal year as we launch infomercials related to our retail products business. We generally expense advertising when it is incurred in accordance with Statement of Position 93-7 Accounting for Advertising. Commencing in the current fiscal year the Company began engaging for the production of infomercials related to its Retail Products Business, which is expected to be an increasing activity and cost. The Company’s accounting policy provides that the costs of infomercials are deferred in prepaid assets until the first airing, at which time the cost is expenses. During the three and six months ended December 31, 2008, the Company expensed $1,178,436 of costs related to infomercials, which amount is included in other operating expenses in our condensed consolidated statements of operations. As of December 31, 2008, prepaid expense includes $215,553 of deferred infomercial production costs that will be expensed upon the first airing.

•
General and administrative: These costs and expenses include compensation, professional fees, occupancy costs and general office expenses. Our general and administrative costs decreased $959,028 to $398,799 for the three months ended December 31, 2008 compared to $1,357,827 for the three months ended December 31, 2007. The principal reason for this decline relates to our recognition of $1,134,705 in non-cash share-based compensation payment expense during the 2007 period and none in the 2008 period. Excluding the effects of the non-cash share based payments, our general and administrative expenses increased approximately $223,000 which generally relates to higher professional fees that we incurred to evaluate our complex accounting issues and filings.

•
Depreciation and amortization: Our amortization of intangible assets and depreciation of property and equipment amounted to $82,418 and $61,377, respectively for the three months ended December 31, 2008. Our amortization of intangible assets amounted to $176,463 during the three months ended December 31, 2007. The decrease in the amortization is due to the full amortization of certain intangible assets during the prior and current periods. The addition of depreciation expense relates to our recently acquired real estate, along with improvements and fixtures. Our depreciation expense will continue and increase in the near term as our operations reflect the depreciation for the full periods reported.

[43]

•
Real estate operations: Our real estate operation expenses include property taxes, utilities, repairs and maintenance and insurance costs. These items amounted to $123,362 for the three months ended December 31, 2008; none in the prior year because we did not run this operation during that period. We expect our real estate related costs to increase in the near term to give effect to its operation during full fiscal periods.

Other income (expense) – Other income and expense include fair value adjustments related to our derivative financial instruments, interest expense and income, extinguishments and impairments.

•
Derivative income (expense): The following table reflects comparative information related to our derivative income (expense). Derivative income (expense) results from certain financial instruments (including embedded derivative financial instruments) that are required to be measured at fair value. The changes in the fair value of these derivatives are significantly influenced by changes in our trading stock price and changes in interest rates in the public markets. Further, certain elements of the fair value techniques require us to make estimates about the outcome of certain events, such as defaults.

	Three months ended December 31,
Financing and Financial Instrument	2008	2007
Series A Preferred Financing—Investor warrants	$251,116	$(7,870,627)
Series B Preferred Financing—Investor warrants	3,745	(2,556,370)
Series C Preferred Financing—Put derivative	525,465	525
Series D Preferred Financing—Investor warrants	771,929	—
Series D Preferred Financing—Put derivative	750,781	—
Derivative income (expense)	$2,303,036	$(10,426,472)

•
Interest expense: Interest expense includes amortization of deferred finance costs and interest on our new mortgage loan. Interest expense increased $59,554 to $104,421 during the three months ended December 31, 2008 compared to $44,867 for the three months ended December 31, 2007. The increase in interest expense relates to interest on the mortgage loan. We anticipate that our interest expense will increase in future periods as our operations reflect mortgage interest for the full periods presented.

•
Other expenses: Other expenses in 2007 include the expense related to the extinguishment of certain issued of our preferred stock ($26,247,007) and registration payments made to investors. Our capital structure is complex and we have entered into transactions that have significant effects on our financial statements. See our footnotes to the financials included elsewhere herein for more information. While we currently do not anticipate the need for these types of transactions in future periods, there can be no assurance that financing and other transactions that we enter into would not have the same effects on our income.

Minority interest – Minority interests arises from the consolidation of or 60% owned subsidiary OmniCom Studios LLC. This company constitutes our real estate business and was capitalized by cash by us and other unrelated investors. Minority interest arises from recognition of the minority shareholders proportionate share of OmniComm’s losses.

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Net income (loss) – We have reported net income of $1,052,171 during the three months ended December 31, 2008 compared to a loss of $(38,392,805) during the three months ended December 31, 2008. Our loss from operations amounted to $(1,229,389) and $(1,296,126) for the three months ended December 31, 2008 and 2007, respectively. Our net income (loss) has been largely influenced by our other income (expense), which as discussed above, gives effect to fair value adjustments and the effects of financing transactions necessary to support our capital requirements.

Income (loss) applicable to common stockholders – Income (loss) applicable to common stockholders represents our net income (loss) as adjusted for cumulative dividends and accretions on our Series A, B, and C Preferred Stock, if any. These amounts are necessary to compute income (loss) per common share.

Six months ended December 31, 2008 compared to six months ended December 31, 2007:

Revenues – We derive revenues from the sale and licensing of products in our Retail Products and Licensing business. Commencing in the current year, we purchased certain real estate in Pinellas County, Florida and leased a substantial portion of this building to third-party tenants. We are accounting for each of these businesses as identifiable segments.

•
Product sales: Our product sales increased $981,585 to $1,171,258 for the six months ended December 31, 2008 compared to $189,673 for the six months ended December 31, 2007. This increase reflects our maturation in identifying new retail products to sell through our distribution networks.

•
Licensing revenue: Licensing revenue was derived from sub-licensing our rights to certain licensed products. We discontinued recording licensing revenue when the licensee began experiencing significant financial difficulties and the collection of our licensing revenue could not be assured beyond a reasonable doubt.

•
Rental revenue: Our rental of commercial real estate commenced during the current fiscal year. Accordingly, we reported no similar balances in prior periods. We anticipate rental revenues to be higher in future periods that will reflect rentals for the entire period and as we increase the percentage of our building that is available to be rented.

Cost of product sales – Our cost of product sales increased $505,140 to $615,019 for the six months ended December 31, 2008 compared to $109,879 for the six months ended December 31, 2007. This increase reflects our increasing retail product sales. Our margin during the current period amounted to 47% compared to 42% in the prior period. Margins on retail products are largely dependent upon the types and demands for retail products. Accordingly, our ongoing margins will likely be volatile until we establish the types of products that will serve as our long-term base of offerings.

Other operating expenses – Other operating expenses consists of advertising expense, general and administrative expenses, depreciation and amortization, and expenses of our real estate operations:

•
Advertising expense: We began incurring substantial advertising expense during the current fiscal year as we launch infomercials related to our retail products business. We generally expense advertising when it is incurred in accordance with Statement of Position 93-7 Accounting for Advertising. Commencing in the current fiscal year the Company began engaging for the production of infomercials related to its Retail Products Business, which is expected to be an increasing activity and cost. The Company’s accounting policy provides that the costs of infomercials are deferred in prepaid assets until the first airing, at which time the cost is expenses. During the six and six months ended December 31, 2008, the Company expensed $1,178,436 of costs related to infomercials, which amount is included in other operating expenses in our condensed consolidated statements of operations. As of December 31, 2008, prepaid expense includes $215,553 of deferred infomercial production costs that will be expensed upon the first airing.

[45]

•
General and administrative: These costs and expenses include compensation, professional fees, occupancy costs and general office expenses. Our general and administrative costs decreased $959,028 to $915,576 for the six months ended December 31, 2008 compared to $1,661,353 for the six months ended December 31, 2007. The principal reason for this decline relates to our recognition of $1,134,705 in non-cash share-based compensation payment expense during the 2007 period and none in the 2008 period. Excluding the effects of the non-cash share based payments, our general and administrative expenses increased approximately $175,000 which generally relates to higher professional fees that we incurred to evaluate our complex accounting issues and filings.

•
Depreciation and amortization: Our amortization of intangible assets and depreciation of property and equipment amounted to $138,361 and $103,529, respectively for the six months ended December 31, 2008. Our amortization of intangible assets amounted to $184,989 during the six months ended December 31, 2007. The decrease in the amortization is due to the full amortization of certain intangible assets during the prior and current periods. The addition of depreciation expense relates to our recently acquired real estate, along with improvements and fixtures. Our depreciation expense will continue and increase in the near term as our operations reflect the depreciation for the full periods reported.

•
Real estate operations: Our real estate operation expenses include property taxes, utilities, repairs and maintenance and insurance costs. These items amounted to $173,883 for the six months ended December 31, 2008; none in the prior year because we did not run this operation during that period. We expect our real estate related costs to increase in the near term to give effect to its operation during full fiscal periods.

Other income (expense) – Other income and expense include fair value adjustments related to our derivative financial instruments, interest expense and income, extinguishments and impairments.

•
Derivative income (expense): The following table reflects comparative information related to our derivative income (expense). Derivative income (expense) results from certain financial instruments (including embedded derivative financial instruments) that are required to be measured at fair value. The changes in the fair value of these derivatives are significantly influenced by changes in our trading stock price and changes in interest rates in the public markets. Further, certain elements of the fair value techniques require us to make estimates about the outcome of certain events, such as defaults.

	Six months ended December 31,
Financing and Financial Instrument	2008	2007
Series A Preferred Financing—Investor warrants	$776,416	$(4,606,068)
Series B Preferred Financing—Investor warrants	29,185	(2,141,558)
Series C Preferred Financing—Put derivative	536,134
Series D Preferred Financing—Investor warrants	2,671,659	—
Series D Preferred Financing—Put derivative	762,143	—
Derivative income (expense)	$4,775,537	$(6,747,626)

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•
Interest expense: Interest expense includes amortization of deferred finance costs and interest on our new mortgage loan. Interest expense decreased $75,632 to $185,100 during the six months ended December 31, 2008 compared to $260,732 for the six months ended December 31, 2007. The decrease in interest expense generally relates to the lower amortization of deferred loan costs, but reflects an increase due to interest on our new mortgage loan. We anticipate that our interest expense will increase in future periods as our operations reflect mortgage interest for the full periods presented.

•
Other expenses: Other expenses in 2007 include the expense related to the extinguishment of certain issued of our preferred stock ($26,247,007) and registration payments made to investors. Our capital structure is complex and we have entered into transactions that have significant effects on our financial statements. See our footnotes to the financials included elsewhere herein for more information. While we currently do not anticipate the need for these types of transactions in future periods, there can be no assurance that financing and other transactions that we enter into would not have the same effects on our income.

Minority interest – Minority interests arises from the consolidation of or 60% owned subsidiary OmniCom Studios LLC. This company constitutes our real estate business and was capitalized by cash by us and other unrelated investors. Minority interest arises from recognition of the minority shareholders proportionate share of OmniComm’s losses.

Net income (loss) – We have reported net income of $2,947,577 during the six months ended December 31, 2008 compared to a loss of $(35,666,989) during the six months ended December 31, 2008. Our loss from operations amounted to $(1,826,203) and $(1,724,154) for the six months ended December 31, 2008 and 2007, respectively. Our net income (loss) has been largely influenced by our other income (expense), which as discussed above, gives effect to fair value adjustments and the effects of financing transactions necessary to support our capital requirements.

Income (loss) applicable to common stockholders – Income (loss) applicable to common stockholders represents our net income (loss) as adjusted for cumulative dividends and accretions on our Series A, B, and C Preferred Stock, if any. These amounts are necessary to compute income (loss) per common share.

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Liquidity and Capital Resources

We are in our development stages and have reported recurring losses while devoting substantially all of its efforts to raising capital, identifying and pursuing businesses opportunities and developing our retail products and distribution networks. During our development period, we have used cash of $2,156,930 and $665,694 during the six months ended December 31, 2008 and 2007, respectively, and $3,966,561 since our inception. These conditions raise substantial doubt about our ability to continue as a going concern for a reasonable period. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuing operations, realization of assets and liquidation of liabilities in the ordinary course of business. Our ability to continue as a going concern is dependent upon its ability to raise sufficient capital to implement a successful business plan and to generate profits sufficient to become financially viable. To the extent that it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

There can be no assurance that future financings will be available to us on acceptable terms. If financing is not available to us on acceptable terms, we may be unable to continue our operations.

Cash and cash equivalents amounted to $1,052,457 as of December 31, 2008 compared to $4,435,814 at June 30, 2008. We have working capital of $283,849 as of December 31, 2008 while we reported a working capital deficiency of $1,685,811 at June 30, 2008. Our working capital fluctuates significantly due to reflecting certain financial instruments at fair value. Our improved working capital gives effect to reductions in the fair value of these financial instruments by $4,775,536 from June 30, 2008 to December 31, 2007. Future changes in the fair value of these financial instruments could increase or decrease our working capital based upon changes in the assumptions underlying our fair value calculations.

Cash Flow from Operating Activities – We used cash of ($2,156,930) and ($665,694) in our operating activities during the six months ended December 31, 2008 and 2007, respectively.

We recorded net income (loss) of $2,947,577 and $(35,666,989) during the six months ended December 31, 2008 and 2007, respectively that was offset by non-cash charges (credits) of $4,474,080 and $(34,811,556), respectively. Non-cash charges and (credits) relate principally to changes in the fair value of derivative financial instruments and other activity associated with our financial instruments. Non-cash charges included amortization and depreciation of $241,890 and $184,989 and amortization of finance costs of $125,638 and $118,896 during the six months ended December 31, 2008 and 2007, respectively. Our depreciation will increase in future periods reflecting higher average balances of property and equipment. Our net operating assets increased by $637,155 during the six months ended December 31, 2008, compared to a decrease of $(189,739) in the prior year, reflecting the ramping up of our retail products operations.

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Cash Flow from Investing Activities– We used cash of ($3,185,187) and ($5,106,811) in our investing activities during the six months ended December 31, 2008 and 2007, respectively.

We purchased property and equipment amounting to $2,805,187 during the six months ended December 31 2008. This property is used in our real estate business. We also invested $600,000 and $100,000 in investments and licenses during the six months ended December 31, 2008. During the prior year, we made investment of $5,100,000. Finally, our cash flow from investing activities reflects the cash infusion of the minority shareholders of OmniComm Studios, LLC, which is our real estate holding company.

Cash Flow from Financing Activities – We generated $1,958,760 and $5,929,174 in cash from our financing activities during the six months period ended December 31, 2008 and 2007.

Cash was received during the six months ended December 31, 2008 from proceeds on a mortgage loan. These funds were used to fund the purchase of the property and equipment of OmniComm Studios LLC. In the prior year, we received net proceeds from the sale of preferred stock amounting to $5,814,078.

We have no commitments for the purchase of property and equipment. We have entered into the Valcom Investment and Abazias Purchase Transactions subsequent to December 31, 2008. These transactions are more fully discussed below:

Valcom Investment:

On January 6, 2009, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Valcom, Inc. (“Valcom”), a Delaware corporation, whereby it purchased a 10% secured convertible promissory note (the “Note”) in the principal amount of $100,000 with a conversion price of $0.10 per share, which is secured pursuant to a security agreement (the “Security Agreement”) and a warrant to purchase 1,000,000 shares of Valcom’s Common Stock at an exercise price of $0.20 (the “Warrant” and together with the Agreement, the Note and the Security Agreement, the “Transaction Documents”). Pursuant to the Transaction Documents, Valcom promises to pay to the Company $100,000 in cash on January 6, 2010. The Note bears interest at the rate of 10% per annum until the maturity date.

Abazias Purchase Transaction:

On December 3, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Abazias, Inc. (“Abazias”), a Delaware corporation and Abazias.com, Inc., (“Abazias”), a Nevada corporation and wholly owned subsidiary of Abazias, pursuant to which the Company has agreed to purchase substantially all of the assets of Abazias Sub for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) the issuance of up to thirteen million one thousand (13,001,000) shares of the Company’s zero coupon convertible preferred stock (the “Preferred Stock”) to the Shareholders of Abazias, subject to adjustment. Under the Purchase Agreement, upon closing of the transaction the Company shall issue the Preferred Stock to the shareholders of Abazias, Inc. in exchange for all of the issued and outstanding shares of capital stock of Abazias. The Loan, in the form of a Note, was made on August 12, 2008 (see Investments). The Note bears interest at 10% per annum and matures on December 31, 2009 (the “Maturity Date”). The full principal amount of the Note, along with any interest accrued thereon, is due upon a default under the terms of the Note.

Upon the Closing of this transaction, Abazias, will become a wholly owned subsidiary of the Company. Commensurate with the entering into of the Agreement, Abazias Sub has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias Sub and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias Sub. The Employment Agreements shall become effective upon the closing of the transaction.

Additionally, the Company and Abazias shall jointly prepare and the Company shall file with the Securities and Exchange Commission (the “SEC”) a Form S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Both the Company and Abazias are required under the Purchase Agreement to use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable, and, prior to the effective date of the S-4, the Company and Abazias shall take all action required under any applicable laws in connection with the issuance of the Shares and the Preferred Stock.

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The Company anticipates accounting for the purchase of Abazias as a purchase business combination, applying Statements of Financial Accounting Standards No. 141 Business Combinations (“SFAS 141”). In the unlikely event that the purchase occurs on or after July 1, 2009, we will be required to apply Statements of Financial Accounting Standards No. 141(R) Business Combinations (“SFAS 141(R)”), which would result in substantial differences from SFAS 141. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, the effective date for our application of SFAS 141(R) will be commencing with our fiscal year beginning July 1, 2009. Early adoption of SFAS 141(R) is prohibited by the standard. The Company’s application of SFAS 141 will provide for the allocation of the total estimated purchase price to the tangible and intangible assets of Abazias acquired at their respective fair values. The excess of the estimated purchase price over the tangible and intangible assets will be reflected in our post-acquisition financial statements as goodwill.

Segment Reporting:

Our business segments consist of (i) Retail Products and Licensing and (ii) Real Estate. Our real estate business commenced during the current fiscal year upon the purchase of an office building in Pinellas County, Florida. Our chief decision making officer considers income (loss) from operations as the basis to measure segment profitability. The following table summarizes important financial information about our business segments as of December 31, 2008 and for the three and six months ended December 31, 2008:

	Retail Products and Licensing	Real Estate	Consolidated

	Three Months Ended December 31, 2008

Revenues from external customers	$1,067,624	$70,670	$1,138,294
Depreciation expense	1,290	60,087	61,377
Income (loss) from operations	(1,1370,59)	(92,330)	(1,229,389)
Capital expenditures	54,203	--	54,203

	Six Months Ended December 31, 2008

Revenue from external customers	$1,171,259	$132,105	$1,303,364
Depreciation expense	3,248	100,281	103,529
Income (loss) from operations	(1,673,930)	(152,273)	(1,826,203)
Capital expenditures	80,596	2,724,591	2,805,187

	December 31, 2008

Total assets	$5,359,959	$2,682,417	$8,042,376

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During the three and six months ended December 31, 2008, the Real Estate operation received $21,377 $35,628, respectively, in rental revenue from the Retail Products and Licensing business, which amount is eliminated in the table above.

Changes in and Disagreements with Accountants

On December 15, 2006, the Registrant notified Williams & Webster, P.S. ("Williams & Webster") that it was dismissing Williams & Webster as its certifying accountant, effective immediately. The decision to dismiss the accountants was recommended and approved by the Registrant's Board of Directors.

During the two fiscal years ended June 30, 2006 and 2005, and any subsequent period through December 15, 2006, (i) there were no disagreements between Registrant and Williams & Webster on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Williams & Webster would have caused Williams & Webster to make reference to the matter in its reports on Registrant's financial statements, and (ii) except for Williams & Webster’s report on Registrant's financial statements for the years ended June 30, 2006 and 2005 which included an explanatory paragraph wherein they expressed substantial doubt about Registrant's ability to continue as a going concern, Williams & Webster's reports on Registrant's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended June 30, 2006 and 2005 and through December 15, 2006, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

On December 15, 2006, Registrant engaged the firm of Wheeler, Herman, Hopkins & Lagor, P.A., now known as Herman, Lagor, Hopkins & Meeks, P.A., to serve as its independent registered public accountants for the fiscal year ending June 30, 2007.

During the two fiscal years ended June 30, 2006 and 2005, and through December 15, 2006, the Company has not consulted with Herman, Lagor, Hopkins & Meeks, P.A. regarding either:

1. The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrants' financial statements, and neither a written report was provided to Herman, Lagor, Hopkins & Meeks, P.A. nor oral advice was provided that Herman, Lagor, Hopkins & Meeks, P.A. concluded was an important factor considered by Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-B.

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On December 15, 2006, the Company provided Williams & Webster with a copy of the disclosures and has requested that Williams & Webster furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter is filed herewith as Exhibit 16.1 and incorporated herein by reference.

On July 20, 2007, Herman, Lagor, Hopkins & Meeks, P.A. (“HLHM”) resigned as the independent auditors of OmniReliant Holdings, Inc. (the "Company") and its subsidiaries.

Since HLHM did not issue a report on the Company's financial statements for the fiscal years ended June 30, 2006 and 2005 or for any other relevant period, no report of HLHM on the financial statements of the Company for either of the past two years contained an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

From the date of HLHM’s engagement, December 15, 2006 through the date of their resignation, July 20, 2007: (i) there have been no disagreements with HLHM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HLHM, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) HLHM did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company provided to HLHM the disclosure contained in this Form 8-K and requested HLHM to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A letter from HLHM is attached as Exhibit 16.2 and incorporated herein by reference.

On July 20, 2007, the Board of Directors approved the Company's engagement of KBL, LLP ("KBL") as independent auditors for the Company and its subsidiary. The Company engaged KBL on July 20, 2007.

Neither the Company nor anyone on its behalf consulted KBL regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B (there being none).

Abazias, Inc., Nevada, Abazias, Inc. Delaware and Abazias.com, Inc.

Business of the Company

Abazias is a Delaware corporation with principal executive offices located at 4214 SW 91st Terrace, Suite A, Gainesville, Florida, 32608 and its telephone number is (352) 264-9940.

We are an online retailer of high quality loose diamonds and fine jewelry settings for our diamonds. Our web site at www.abazias.com showcases over 100,000 diamonds, most of which are independently certified; and more than 100 styles of fine jewelry, including rings, wedding bands, earrings, necklaces, and bracelets.

We have developed an efficient online cost structure and a unique supply solution that eliminates traditional layers of diamond wholesalers and brokers, which allow us to purchase most of our product offerings at lower prices by avoiding mark-ups imposed by those intermediaries. Our supply solution enables us to purchase only those diamonds that our customers have ordered. As a result, we are able to minimize the costs associated with carrying diamond inventory and limit our risk of potential mark-downs.

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The significant costs of diamonds and fine jewelry lead consumers to require substantial information and trusted guidance throughout their purchasing process. Our web site and extensively trained customer service representatives improve the traditional purchasing experience by providing education and detailed product information that enable our customers to objectively compare diamonds and fine jewelry products and make informed decisions. Our web site features interactive search functionality that allows our customers to quickly find the products that meet their exact needs from our broad selection of diamonds and fine jewelry.

Because our business model involves the resale of diamonds and fine jewelry we currently do not take physical position of our diamonds.  Our business model is significantly reliant upon maintaining the relationships with several wholesalers including but not limited to the extension of credit based on our past history with these wholesalers. In the event such credit is reduced, our distribution channels would be reduced or cut off, This would significantly curtail our ability to function in our current format.

We currently deal on a regular basis with between 20 to 30 diamond and fine jewelry dealers who grant us credit. This credit varies between each dealer, from $0 to $200,000. In addition, there are currently in the area of three to five dealers which extend no credit at all. With these dealers it is required that we either provide an independent form of credit or wire transfer before we are able to procure any inventory. However, our current business model requires payments from customers in advance. In the event that a customer decides to return an item, he is responsible for shipping and insuring it back to us. Once we receive the item and verify its condition we refund the customer by the same method he used to make payment. We then ship the item back to the dealer, in most cases we will require no refund since we usually have the item extended to us on credit. If we have already made payment, the dealer will usually refund us by bank wire transfer. Abazias extends a 10 ten day unconditional return policy to all its customers. We also offer on 80% value lifetime trade up policy on all diamond purchases.

As an online retailer, we do not incur most of the costs associated with operating brick and mortar retail stores. We have also created efficiencies in our supply chain through our supplier relationships, which eliminate multiple intermediaries from the traditional supply chain, including many jewelry manufacturers and several layers of diamond and jewelry wholesalers. This allows us to purchase diamonds at lower prices by eliminating the mark-ups typically imposed by these intermediaries. Our business model also avoids much of the cost associated with carrying diamond inventory and minimizes the risk of potential inventory mark-downs. Unlike most other diamond retailers, we do not hold the diamonds we offer for sale in inventory until we receive customer orders. With limited exceptions, most of the diamonds we display are owned by our suppliers. Upon receipt of a customer order for a specific diamond, we purchase that diamond from our supplier, who generally ships it on our behalf in one business day.

We believe this model provides value to our customers, including the following:

•
Detailed Information. We provide convenient access to extensive and consistent product information through our web site. We use this information to educate our customers on the general characteristics of diamonds and fine jewelry and the specific attributes of the items they are viewing

•
Broad Selection. We offer our customers more than 100,000 high quality diamonds, the majority of which are independently certified by independent gemological laboratories such as GIA (Gemological Institute of America). These diamonds can be set in many styles including but not limited to rings, earrings, and pendants. In addition, we offer a limited selection of fine jewelry. Our interactive search functionality allows our customers to efficiently sort through this broad selection.

•	Ability to Customize. Our customers can customize their diamond jewelry purchases by selecting individual diamonds to be set in their choice of ring, earring or pendant settings.

•
Lower Pricing. We are able to offer our customers significantly lower prices than traditional jewelry retailers primarily by eliminating any inventory and associated maintenance costs. Because of our relationship within the diamond supply chain we have established an efficient price structure which has created incentives for our suppliers to provide us with advantageous pricing.

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•
Knowledgeable Customer Support. Our extensively trained customer service staff is available to provide assistance to our customers throughout the purchase process, creating a customer experience that instills trust and helps customers make informed purchasing decisions. Unlike many traditional retailers, we currently do not compensate our staff on a commission-based system.

•
Life time trade-up policy. We have a lifetime trade up policy which provides a guaranteed trade up of 80% of the price of the original diamond purchase. This provides our customers with the ability and incentive to become and remain our customers for many years to come. This affords our customers an option that many of our competitors will not extend to them.

•
Free Shipping and 10-day Return Guarantee. We provide free shipping on many of our products. Substantially all diamond engagement rings are delivered by priority overnight delivery. Orders for in-stock, non-customized jewelry that are placed by 3:00 p.m. Eastern time are generally shipped the same day. Deliveries of customized diamond jewelry products typically take no more than 2 weeks. For most items, we offer our customers an unconditional 10-day return policy.

Merchandising

Our merchandise consists of high quality diamonds and fine jewelry, with a particular focus on engagement diamonds and settings. Our online business model, combined with the strength of our supplier relationships, enables us to pursue a dynamic merchandising strategy. Our diamond supplier relationships allow us to display suppliers’ diamond inventories on our web site for purchase without holding the diamonds in our inventory until the products are ordered by customers. Our agreements with suppliers in some cases provide for certain diamonds to be offered online to consumers only through our web site.

Diamonds represent the most significant component of our product offerings. While we currently offer over 70,000, most of which are independently certified diamonds, we limit our diamond offerings to those possessing characteristics associated with high quality merchandise. Accordingly, we offer diamonds with the following characteristics:

•	Shape. Round, princess, emerald, oval, heart, pear, radiant, asscher and marquise.

•
Cut. Ranging from “Ideal” for diamond cuts that fall within strict mathematical proportions to “Fair” for diamond cuts that maximize the weight of the original stone at the expense of optimal light reflection.

•	Color Grades. Ranging from “D” for no detectable color tone to “J” for nearly undetectable traces of color to the untrained eye.

•	Clarity. Ranging from “FL” for flawless clarity to “I1” for some visible inclusions or flaws.

•	Carat Weight. Generally ranging from approximately 0.25 to 10 carats.

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Customers may purchase customized diamond jewelry by selecting a diamond and then choosing from a variety of ring, earring and pendant settings that are designed to match the shape of each individual diamond. The customized product is then assembled and delivered to the customer, typically within four business days.

We offer a broad range of fine jewelry products to complement our selection of high quality customized diamond jewelry. Our selection includes diamond, platinum, and gold jewelry. Our fine jewelry assortment includes rings, wedding bands, earrings, necklaces, pendants, and bracelets. We focus on selected classic and contemporary designs, which we believe maximizes our customer base. We currently have relationships with approximately five fine jewelry suppliers from which we source our jewelry.

Marketing

Our primary target market is 25 to 45 year-old men and women, who represent the largest segment of our customer base. We believe these consumers generally seek high quality diamonds and fine jewelry from a trusted source in a non-intimidating environment, where information, guidance, reputation, convenience and value are important characteristics.

Our marketing and advertising efforts include online and offline initiatives which primarily consist of the following:

•
Portal and Targeted Web Site Advertising. A primary vehicle for our online advertising is the placement of banner advertisements and optimized search results on web sites with high traffic volumes. We currently maintain advertising relationships with AOL, Google, MSN, Overture and Yahoo. In addition, we advertise on sites that appeal to our target customer base and networks that distribute our banner advertisements to multiple web sites.

•
Direct Marketing. We utilize an electronic direct marketing program to encourage repeat purchases and customer retention, generate referral business and provide access to increasing numbers of prospective customers. Once a customer has completed a purchase, we focus on establishing a continuing relationship with that customer in order to encourage repeat purchases. To acquire new customers, we leverage our relationships with existing customers by encouraging them to refer friends and family to our.

Customer Service and Support

A key element of our sales strategy is our ability to provide a high level of customer service and support. We augment our online information resources with knowledgeable, highly trained support staff to give customers confidence in their purchases. Our commitment to customers is reflected in both the high service levels provided by our extensively trained customer service associates, as well as in our guarantees and policies.

Our top priority is to provide, on a timely basis, the personalized customer service that fine jewelry customers require. Our customer service staff answers approximately 85% of all calls to our call center within 10 seconds during normal business hours. They are available to provide assistance via e-mail and telephone five days a week, from 10:00 a.m. to 6 p.m. Eastern time. Although this schedule accommodates almost all of our call volume, we monitor after-hours calls to determine if service hours need to be extended. Our customer service associates are trained to provide guidance on all steps in the process of buying diamonds and fine jewelry, including, among other things, the process for selecting an appropriate item, the purchase of that item, financing and payment alternatives and shipping services.

We prominently display all of our guarantees and policies on our web site to create an environment that is intended to instill confidence in our products. These include policies relating to privacy, security, product availability, pricing, shipping, refunds, exchanges and special orders.

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Fulfillment Operations

Our order fulfillment operations strategy is designed to enhance value for our customers by fulfilling orders quickly, securely and accurately. Our fulfillment center has restricted access and security controls and has been designed for the prompt receipt, storage and shipment of our products.

When an order for a customized diamond jewelry setting is received, the third-party supplier who holds the diamond in inventory generally ships it to us within one business day. Upon receipt, the merchandise is sent to assembly for setting and sizing, which is performed by our independent jewelers with whom we maintain ongoing relationships.

Prompt and secure delivery of our products is a high priority, and we ship nearly all diamond and fine jewelry products via nationally recognized carriers. Loose diamonds may be shipped by us or directly by our suppliers to our customers. All shipments of products are fully insured by a third party in case of loss or theft. Customer orders are typically delivered within one to six business days, depending on product availability, price point, shipping method and whether the orders require customization.

For most of our products, we offer an unconditional 10-day return policy, under which customers desiring to return a product receive return authorization by calling our customer service center. Returned products are treated as merchandise receipts and are subject to the same inventory accountability and security steps described above.

Technology and Systems

We have implemented our inventory, merchandising, order processing and fulfillment, customer interaction and financial reporting systems using a combination of proprietary and licensed technologies. We focus our internal development efforts on creating and enhancing the features and functionality of our web site and order processing and fulfillment systems to deliver a high quality customer experience.

Our web site, and in particular our interactive search, are based on internally developed proprietary technology. Our interactive search functionality allows customers to choose a diamond based on price and characteristics such as shape, cut, color, clarity, and carat size. Our web site uses secure encryption technology to send and receive financial information to prevent unauthorized parties from intercepting such information.

We have internally developed critical software systems, including our call center systems and vendor extranet. The inventory management systems that we have developed on our vendor extranet include regularly scheduled data communications between us and our key diamond suppliers. These communications enable us to accurately track individual diamonds located at our suppliers for efficient delivery.

We license third-party information technology systems for our financial reporting, inventory, order fulfillment and merchandising. We use redundant Internet carriers to minimize downtime. Our systems are monitored continuously using third-party software and an on-call team is staffed to respond to any emergencies in the technology infrastructure.

Seasonality

Our business has been highly seasonal, reflecting the retail industry’s general pattern of peak sales in late November and December during the holiday shopping season. The fourth quarter of 2007 accounted for approximately 45% our net sales.   In anticipation of increased sales activity during the fourth quarter, we incur additional expenses, including customer support and jewelry assembly costs. In addition, we make merchandising and inventory decisions for the holiday season well in advance. We also have experienced relatively higher net sales in February and May relating to Valentine’s Day and Mother’s Day. Due to the seasonality of our sales, our quarterly results will fluctuate, perhaps significantly.

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Competition

The diamond and fine jewelry retail market is intensely competitive and highly fragmented. Our primary competition comes from online and offline retailers that offer products within the higher value segment of the jewelry market. In the future, we may also compete with other retailers that move into the higher value jewelry segment. Current or potential competitors include the following:

•	independent jewelry stores;

•	retail jewelry store chains;

•	other online retailers that sell jewelry;

•	department stores, chain stores and mass retailers;

•	online auction sites;

•	catalog and television shopping retailers; and

•	discount superstores and wholesale clubs.

In addition to these competitors, we may face competition from suppliers of our products that decide to sell directly to our customers, either through physical retail outlets or through an online store.

We believe that the principal competitive factors in our market are product selection and quality, price, customer service and support, brand recognition, reputation, reliability and trust, web site features and functionality, convenience and delivery performance. We believe that we compete favorably in the market for diamonds and fine jewelry by offering detailed product information, broad product selection, the ability to customize jewelry, lower pricing and knowledgeable customer support to our customers.

Intellectual Property

We rely on technologies that we license from third parties. These licenses may not continue to be available to us on commercially reasonable terms in the future. As a result, we may be required to obtain substitute technologies of lower quality or at greater cost, which could materially adversely affect our business, results of operations and financial condition.

Third parties may assert that our business or the technologies we use infringe upon their rights. We cannot predict whether any such assertions or any claims based on such assertions will harm our business or results of operations. We expect that participants in our market will be increasingly subject to infringement claims as the number of competitors in our industry grows. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into burdensome royalty or licensing agreements.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to retailing or online commerce. However, as the Internet becomes increasingly popular, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Further, the growth of online commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online companies to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online company regarding the manner in which personal information is collected from users and provided to third parties. We do not currently provide individual personal information regarding our users to third parties. However, the adoption of additional privacy or consumer protection laws could create uncertainty in Internet usage and reduce the demand for our products and services.

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We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity, qualification to do business and export or import matters. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty for those conducting online commerce. This uncertainty could reduce demand for our products and services or increase the cost of doing business as a result of litigation costs or increased fulfillment costs.

In addition, because our products and services are available over the Internet in multiple states, certain states may claim that we are required to qualify to do business in such state. Currently, we are qualified to do business only in the States of Nevada and Florida. Our failure to qualify to do business in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in these jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could harm our business and results of operations.

Abazias, Inc. is a Nevada corporation formed in 2001 that in 2003 became a wholly-owned subsidiary of Abazias, Inc., a Delaware corporation (f/k/a Hunno Technologies, Inc.) through a share exchange agreement.

Abazias.com, Inc. is a wholly-owned subsidiary of Abazias, is a Nevada corporation formed on February , 2009.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are an online retailer of high quality loose diamonds and fine jewelry settings for our diamonds. Our web site at www.abazias.com showcases over 100,000 diamonds almost all of which are independently certified and around 600 styles of fine jewelry, including rings, wedding bands, earrings, necklaces, and bracelets.

RESULTS OF OPERATIONS

Three and Nine Months Ended September 30, 2008 and 2007

	Three months		Nine months
	2008	2007	2008	2007

Sales	$1,497,805	$1,806,282	5,138,637	$5,148,649
Cost of sales	1,262,095	1,672,173	4,401,213	4,567,564
Gross profit	235,710	134,109	737,424	581,085

General and administrative	302,758	442,531	1,031,162	2,246,030
Operating loss	(67,048)	(308,422)	(293,738)	(1,664,945)

Interest expense	(1,114)	(754)	(3,795)	(2,699)
Net Loss	$(68,162)	$(309,176)	(297,533)	(1,667,644)

Basic and diluted loss per share	$(0.02)	$(0.10)	(0.09)	(0.59)

Weighted average shares outstanding	3,165,522	3,085,717	3,149,401	2,814,704

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Three Months Ended September 30, 2008 and 2007

Our sales for the three months ended September 30, 2008 vs. three months ended September 30, 2007 decreased 17% to $1,497,805 from $1,806,282 primarily due to the general economic downturn.

Our cost of sales for the three months ended September 30, 2008 vs. three months ended September 30, 2007 decreased 25% to $1,262,095 from $1,672,173 primarily due to a decrease in sales.

Our general and administrative expenses for the three months ended September 30, 2008 vs. three months ended September 30, 2007 decreased 32% to $302,758 from $442,531 primarily due to a significant reduction in underperforming advertising.

Our interest expense for the three months ended September 30, 2008 vs. three months ended September 30, 2007 increased to $1,114. This was a result of an increase in average outstanding principal liability owed to our major stockholder Oscar Rodriguez during this period.

Our net loss for the three months ended September 30, 2008 vs. three months ended September 30, 2007 decreased 78% to $68,162 from $309,176 due primarily to a  lower cost of goods for the quarter ending September 30, 2008 and due to a decrease on general and administrative cost.

Nine Months Ended September 30, 2008 and 2007

Our sales for the nine months ended September 30, 2008 vs. nine months ended September 30, 2007 decreased 0.001% to $5,138,637 from $5,148,649.  The minimal change in sales is a combination of  increased efforts by the Company in online marketing campaigns and search engine optimization which was offset by the decline in the general economy .

Our cost of sales for the nine months ended September 30, 2008 vs. nine months ended September 30, 2007 decreased 0.04% to $4,401,213 from $4,567,564 primarily due to an decrease in sales

Our general and administrative expenses for the nine months September 30, 2008 vs. nine months ended June September, 2007 decreased 54% to $1,031,162 from $2,246,030. For the period ended September 30, 2007 the company had expense of $1,114,069 relating to stock issued to key employees and consultants. This expense was not present for the nine months ended September 30, 2008. For the first 4 months of 2008 the company did have increased spending on internet related advertising including search engine optimization, pay per click advertising, and portal advertising cost. These expenses were significantly reduced in the quarter ending September 2008. Additionally, payroll has increased due to new hires in preparation of future growth.

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Liquidity and Capital Resources

At September 30, 2008 we had current assets of:

Cash	$42,630
Accounts receivable	333,909
Inventory	285,089
Total current assets	661,628

At September 30, 2008 we had current liabilities of:

Convertible note payable	$250,000
Accounts payable	563,744
Loans from stockholders	37,031
Total Current Liabilities	850,775

We expect that our average cash revenues to increase over the next twelve months based on recent historical trends. We also expect expenses to increase over the same period. We anticipate that this will result in an increase in gross profit as well as a decrease in advertising spend should compensate for the current negative cash flow position, primarily because a significant portion of our expenses are fixed. While this may not always compensate for negative cash flow on a quarter by quarter basis due to the timing or certain large payables (i.e. diamond vendors), over a larger period of time we expect this to be the case. We intend to raise additional funds from an offering of our stock in the future. Except for preliminary discussions, we have not taken any steps to effect this offering and we have no agreement, commitment or understanding for this financing.  The offering may not occur, or if it occurs, may not generate the required funding.  We may also consider securing debt financing.

Although this cash flow position is currently negative, management feels reasonably confident that it is in a position to maintain or increase the required level of sales, and/or reduce corresponding expenses as needed to fulfill its financial obligations from a cash flow perspective on an ongoing basis into the future, although there is no assurance we can do so. The majority stockholder had advanced  money to Abazias on an as−needed basis..  As of September 30, 2008 the Company had a payable to the stockholder of $37,031. Our recent negative cash flow has been funded by previous stock issuances to accredited investors and the majority stockholder.

Certain Accounting Policies

Revenue recognition

a) Return Policy- For most of our products, we offer an unconditional 10-day return policy, under which customers desiring to return a product receive a return authorization by calling our customer service center. We have, based on historical return figures, been able to determine that returns have never had any material impact on our financial statements, and historically been less then than 5% of  total sales, based on analyzing historical return rates. We therefore expect no more than 5% of sales to be returned which can only occur within 10 days after the sale is made. Returned products are treated as merchandise credits and are subject to the same inventory accountability. Revenue is recognized when the diamonds are shipped, and returns immediately debited against current sales upon any return.

b) Since our inventory is purchased at the time of sale,, we have reviewed EITF 99-19, to clarify if we might be deemed a diamond agent and have to report sales on a net basis.  We clearly do not fit under the appropriate definition as an agent for several reasons. We purchase all of our diamonds under our credit facilities with our various wholesalers. This varies between many dealers and in some cases, requires us to wire funds before a diamond is shipped, to many dealers offering us credit terms of net 30 for payment. The customer that purchases a diamond or other product, does so with us solely, and is never even aware of our wholesaler relationships, and even at any time we’re aware, could not purchase from them. Consequently, regardless of whether we are paid or not for the diamond or other products we sell, we are obligated to pay our wholesaler for said product once shipped. We have purchased the diamond or product, and the responsibility of said product solely rests with us, including accepting a return from a customer, even when we in turn might not be able to return the same diamond to our wholesaler. Regardless of whether or not the company is deemed an agent, which we clearly are not, we would still fulfill all the indicators under EITF 99-19 for gross revenue reporting. We are the primary obligator in the arrangement, we maintain inventory risk in the event the product is returned, price establishment rests solely with us, we can and do modify the product frequently by mounting diamonds, as well as finishing them and other products, we can and do choose among many suppliers, all products sold are determined by us, we have physical loss risk, and additionally shoulder credit risk. Based on these reasons, we clearly are not an agent, and should report revenues on a gross basis.

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Trade up policy

We have a lifetime trade up policy which provides a guaranteed trade up of 80% of the price of the original diamond purchase. This provides our customers with the ability and incentive to become and remain our customers for many years to come. This affords our customers an option that many of our competitors will not extend to them. If the buyer exercised his/her trade-in right (functionally an option written by us), we would exchange a new diamond in for the original. Under normal circumstances, any trade up policy exercised would be even more profitable than a sale not including an exercised policy. This is because, on average we would make our normal markup, in addition to getting a discount that is greater than our cost on the diamond traded. It is conceivably possible, in a catastrophic event to the diamond markets which caused the value of diamonds to drop, customers would want to take advantage of this policy. Our policy is limited to the value of the diamond traded in, being close to the value when purchased. As such, we are protected from the functional price guarantee as mentioned in EITF 00-24 and FIN 45. Specifically our policy is only valid when, the diamond is at least 80% of the wholesale per carat price at time of purchase, based on published wholesale prices in the Rappaport industry publication, which is the de-facto standard for diamond pricing. To date, no customers have exercised this policy with us. After reviewing EITF 00-24 and FIN 45, we would not have any potential financial exposure to account for as a result of this policy, since our trade in value requirements based on current market conditions at the time of trade in, require the diamond to be worth 80% of the wholesale carat price, and if it does not, no trade up policy is valid.

Legal Proceedings

None.

Changes in and Disagreements with Accountants

None.

THE ABAZIAS SPECIAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by the Abazias board of directors of proxies to be voted at the Abazias special meeting, which is to be held, on ___________, 2009 at ________, local time. On or about _________, 2009, Abazias commenced mailing this Joint Proxy Statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purposes of the Abazias Special Meeting

The purposes of the special meeting are to consider and vote upon the adoption of the Amended Stock Purchase Agreement, dated as of February 5, 2009, among Abazias, OmniReliant  and OmniReliant Acquisition Sub, Inc., a wholly-owned subsidiary of OmniReliant , and the approval of the merger reflected therein, and to consider and vote upon any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting, including any adjournment for the purpose of soliciting additional proxies.

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Abazias Record Date; Abazias’ common Stock Entitled to Vote

The close of business on _________, 2009, which we refer to as the record date, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Abazias special meeting or any adjournments or postponements of the Abazias special meeting. As of the record date there were ________shares of Abazias’ common stock outstanding and entitled to vote. Each share of Abazias’ common stock entitles its record holder to one vote on all matters properly coming before the Abazias special meeting.

A complete list of Abazias stockholders entitled to vote at the Abazias special meeting will be available for examination by any Abazias stockholder at Abazias’ principal executive office, 5214 SW 91st Terrace, Suite A, Gainesville, FL 32608, for purposes pertaining to the Abazias special meeting, during normal business hours for a period of ten days before the Abazias special meeting, and at the time and place of the Abazias special meeting.

Quorum and Votes Required

In order to carry on the business of the Abazias special meeting, Abazias must have a quorum. Abazias stockholders who hold a majority of the Abazias’ common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Abazias special meeting.

The affirmative vote of a majority of the outstanding shares of Abazias’ common stock entitled to vote is required to adopt the Amended Stock Purchase Agreement.  Acting upon any procedural matters incident to the conduct of the special meeting (including an adjournment of the special meeting) will require the affirmative vote of a majority of the shares of Abazias’ common stock present or represented by proxy at the special meeting and entitled to vote on such matter.

Effects of Abstentions and Broker Non-Votes

Absent specific instructions from the beneficial owner of shares, brokers may not vote shares of Abazias’ common stock with respect to the adoption of the Amended Stock Purchase Agreement, any other matters that may properly come before the special meeting, or any adjournment of the special meeting. For purposes of determining whether stockholders have approved the adoption of the Amended Stock Purchase Agreement, abstentions and broker non-votes will have the same effect as a vote against the Amended Stock Purchase Agreement. For purposes of acting upon any procedural matters incident to the conduct of the meeting (other than adjournment), abstentions and broker non-votes will have no effect on the outcome of the action. For purposes of acting upon any adjournment for the purpose of soliciting additional proxies, abstentions and broker non-votes will have the effect of a vote against the matter.

Voting by Abazias Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Abazias were entitled to vote 1,655,000 shares of Abazias’ common stock, collectively representing approximately 53.12 % of the outstanding shares of Abazias’ common stock on that date.  Each of these individuals has agreed to vote his shares in favor of the adoption of the Amended Stock Purchase Agreement and approval of the merger reflected therein.

Voting of Proxies

Giving a proxy means that you authorize the persons named in the enclosed proxy card to vote your shares at the Abazias special meeting in the manner you direct.  If you are a record holder, you may vote by proxy or in person at the meeting. To vote by proxy, you must complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.  You may also submit a proxy by telephone or through the Internet by following the instructions included with the proxy card.

The shares of Abazias’ common stock represented by your proxy will be voted at the Abazias special meeting in accordance with the instructions contained on the proxy card. If any proxy is returned without indication as to how to vote, the Abazias’ common stock represented by the proxy will be considered a vote in favor of all matters for consideration at the Abazias special meeting.

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If your shares are held in "street name," through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" stockholders who wish to vote at the meeting in person will need to obtain a proxy form from the institution that holds their shares.

Every Abazias stockholder's vote is important. Accordingly, you should sign, date and return the enclosed proxy card or voting preference card, if your shares are held in "street name," whether or not you plan to attend the Abazias special meeting in person.

Revocability of Proxies and Changes to Abazias Stockholder's Vote

You have the power to change your vote at any time before your shares are voted at the Abazias special meeting.  If you are a record holder, you may do this in one of three ways:

•	deliver a written instrument revoking the proxy to our Secretary,

•	deliver another proxy with a later date to our Secretary,

•
submit a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern Time) on _________, 2009, or the day before the meeting date if the special meeting is adjourned or postponed; or

•	vote in person.

Attendance at the annual meeting will not constitute a revocation of a proxy absent compliance with one of the foregoing three methods of revocation.  If you choose either of the first two methods, you must take the described action no later than the beginning of the Abazias special meeting.  If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote, as none of the above three choices is available with respect to those shares.

Solicitation of Proxies

The solicitation of proxies from Abazias stockholders is made on behalf of the Abazias board of directors. OmniReliant will pay the costs and expenses of filing this Joint Proxy Statement/prospectus and Abazias will pay the costs and expenses of printing and mailing this Joint Proxy Statement/prospectus.  Each party will be responsible for payment of its attorneys', accountants', financial advisors' and consultants' fees and expenses.  Abazias will pay the costs of soliciting and obtaining these proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by Abazias' officers and employees by mail, telephone, fax, personal interviews or other methods of communication.

Only record holders (registered stockholders who hold stock in their name) or beneficial owners (stockholders who hold stock through a bank, broker or other nominee) of Abazias’ common stock or their proxies may attend the Abazias special meeting in person. Registration and seating will begin at 9:00 a.m., local time.

Board Recommendation

As discussed elsewhere in this Joint Proxy Statement/prospectus, Abazias is asking its stockholders to adopt the Amended Stock Purchase Agreement. Holders of Abazias’ common stock should read carefully this Joint Proxy Statement/prospectus in its entirety, including the annexes, for more detailed information concerning the Amended Stock Purchase Agreement and the merger. In particular, holders of Abazias’ common stock are directed to the Amended Stock Purchase Agreement. A copy of the Amended Stock Purchase Agreement is attached as Appendix B to this Joint Proxy Statement/prospectus.  The Abazias board of directors unanimously recommends that Abazias stockholders vote FOR the proposal to adopt the Amended Stock Purchase Agreement, and FOR the proposal to adjourn or postpone the Abazias special meeting to a later date or dates if necessary to solicit additional proxies.

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Other Matters to Come Before the Abazias Special Meeting

No other matters are intended to be brought before the Abazias special meeting by Abazias, and Abazias does not know of any matters to be brought before the Abazias special meeting by others. If, however, any other matters properly come before the Abazias special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matter.

The Merger

The following is a description of the material aspects of the merger, including the Amended Stock Purchase Agreement. While OmniReliant and Abazias believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. OmniReliant and Abazias encourage you to read carefully this entire Joint Proxy Statement/prospectus, including the Amended Stock Purchase Agreement, for a more complete understanding of the merger. A copy of the Amended Stock Purchase Agreement is attached as Appendix B to this Joint Proxy Statement/prospectus.

Background of the Merger

In June 2008 Paul Morrison, President and CEO of OmniReliant Holdings, Inc. (“Omni”) had a meeting with Chris Phillips and Richard Diamond both directors of Omni to discuss possibilities for strategic opportunities.  During the meeting, Mr. Diamond mentioned a company named Abazias, Inc. (“Abazias”). Mr. Diamond met Oscar Rodriguez, President and Chief Executive Officer of Abazias, Inc. at a charity function at the Tourneau Time Machine in New York.

In July 2008 Mr. Morrison had a telephone conversation with Mr. Rodriguez, to explore strategic opportunities for Omni. In anticipation of a business review of Abazias, Omni and Abazias entered verbally into an agreement of confidentiality for the purpose of permitting Omni to review certain non-public information relating to a possible transaction with Abazias.

On July 14, 2008, Mr. Morrison instructed his SEC Counsel to prepare a draft of a letter of intent relating to the possible acquisition of Abazias by Omni.

On July 15, 2008, Omni provided Abazias with its initial draft Letter of Intent indicating its interest in buying 100% of the common stock of a subsidiary of Abazias for shares of Omni’s stock, subject to satisfying completion of a due diligence review of Omni and Abazias and negotiation of definitive documentation.

On July 17, 2008, Mr. Rodriguez and Jesus Diaz, the chief financial officer for Abazias traveled from Gainesville to Clearwater Florida to visit the corporate offices of Omni and meet with Mr. Morrison, Chris Phillips, and Richard Diamond, who along with Mr. Morrison make up the board of directors of Omni.  The discussion included strategy, competitive landscape, market trends, sales and marketing, product development, service organization, management and organization, historical and projected financial results. From time to time thereafter, representatives of Omni requested and received certain additional information from Abazias.  Additionally, from time to time thereafter, representatives of Abazias requested and received certain additional information from Omni. Discussions also included that Abazias needed additional funding that Omni could potentially provide.

On July 18, 2008, senior executives of Abazias and members of the Board of Directors of Omni discussed the terms of the Letter of Intent. Representatives of Omni and Abazias and their respective counsel commenced negotiations with respect to the Letter of Intent.

On July 30, 2008, Omni presented a final draft of the letter of intent to Abazias for execution.  The letter was counter signed on August 4, 2008.

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On August 6, 2008 both Abazias and Omni issued a press release announcing that the letter of intent had been signed.

On August 7, 2008, Mr. Morrison instructed his SEC counsel to prepare a draft of a promissory note in the amount of $500,000 as well as preparing the related note purchase agreement and security agreement for Omni to lend Abazias $500,000.

On August 8, 2008, representatives of Abazias and Omni and their respective counsel commenced negotiations with respect to the Agreement of Sale.

On August 8, 2008, certain officers of Omni met with several executives of Abazias in Gainesville, Florida at the corporate offices of Abazias to conduct a high level business review of Abazias.

On August 13, 2008, Mr. Rodriguez and Mr. Diaz had a telephone conference with Mr. Phillips and Mr. Morrison.  Mr. Diaz provided a detailed review of Abazias that included a review of the technology behind the website of Abazias in preparation for a visit to Omni by Abazias.

On August 14, 2008, Mr. Rodriguez and Mr. Diaz traveled from Gainesville to Clearwater to meet for the purpose of conducting a high-level business review of Omni. During such meeting, representatives of Omni provided to Abazias certain information regarding Omni.

On August 18, 2008, Abazias executed the note for $500,000 and the related note purchase agreement and security agreement.

During the month of September 2008 Omni’s SEC Counsel worked on drafts of the transaction documents.

On September 12, 2008, Abazias was served with a lawsuit related to patent infringement on the Abazia website.

On October 2, 2008, Abazias engaged a spcial 1P counsel.

On September 19, 2008, Omni’s SEC counsel distributed to Abazias certain transaction documents for the Abazias transaction.

During the month of October 2008 Omni’s SEC Counsel worked on drafts of the transaction documents.

On October 22, 2008, Omni’s SEC counsel distributed to Abazias certain transaction documents for the Abazias transaction.

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On October 22, 2008, Omni received comments on the transaction documents from Abazias  .

On October 23, 2008, Omni’s SEC counsel distributed to Abazias certain transaction documents for the Abazias transaction.

During the month of November 2008 Omni’s SEC Counsel worked on drafts of the transaction documents.

On November 1, 2008, Omni’s SEC counsel responded to an email regarding the the Abazias transaction.

On November 5, 2008 ancillary documents to the transaction documents were circulated.

On December 1, 2008, Omni’s SEC counsel distributed the closing documents for the transaction with Abazias.

On December 3, 2008, Abazias and Omni entered in the Securities Purchase Agreement.

On December 9, 2008 both Abazias and Omni issued a press release announcing that the Securities Purchase Agreement and related documentation had been signed.

On December 11, 2008, Abazia's settled the IP lawsuit.

On January 8, 2009, certain officers of Omni met with executives of Abazia in Gainesville.

On January 27, 2009, Omni requested an amendment to the Securities Purchase Agreement.

On February 5, 2009 Omni’s Board of Directors approved an amendment to the Securities Purchase Agreement.

On February 5, 2009, Abazias and Omni entered into an amendment to the Securities Purchase Agreement.

Recommendation of the Abazias Board of Directors

By unanimous vote, the Abazias board of directors, at a meeting held on August 12, 2008, determined that the Amended Stock Purchase Agreement and the transactions contemplated by the Amended Stock Purchase Agreement were advisable for, fair to and in the best interests of Abazias and its stockholders, and approved the Amended Stock Purchase Agreement, the merger and the other transactions contemplated by the Amended Stock Purchase Agreement. The Abazias board of directors unanimously recommends that Abazias stockholders vote FOR the proposal to adopt the Amended Stock Purchase Agreement.

Abazias’ Reasons for the Merger

The Board of Directors of Abazias believes that both companies together can leverage their abilities greater than the some of their individual parts by combining Omni's studio and direct response experience with Abazias’ online expertise.  In addition, the transaction provided $500,000 of funding to Abazias prior to the execution of the Amended Stock Purchase Agreement and, pursuant to the terms of the Amended Stock Purchase Agreement, will provide an additional funding after the closing of the Amended Stock Purchase Agreement as follows:

During the six months after the Closing Date, Omni will provide additional non-debt funding to Abazias of Five Hundred Thousand Dollars ($500,000.00) to be used by Abazias for general working capital or such other purposes in furtherance of the business of Abazias as Company and Omni shall mutually agree.  This money will be advanced in amounts and at times during this six month period at the request of the officers of Abazias as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, Omni shall distribute 13,000,000, or such greater number of shares if more than 13,000,000 shares of Preferred Stock are issued as consideration at closing, to the same shareholders of Abazias in the same amounts as the shares of Preferred Stock distributed to such Company shareholders at Closing.

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Specifically, in reaching its decision to approve the Amended Stock Purchase Agreement, the merger and the other transactions contemplated by the Amended Stock Purchase Agreement and to recommend that Abazias’ stockholders vote in favor of adopting the Amended Stock Purchase Agreement and approving the merger reflected therein, the Abazias board of directors considered a number of potentially positive factors, including the following material factors, among others:

•
the business, competitive position, strategy and prospects of Abazias, the risk that it will not successfully implement its strategy and achieve its prospects, the competitive position of current and likely competitors in the industry in which Abazias competes, and current industry, economic, and market conditions;

•	the value of the consideration to be received by the Abazias stockholders; and

•
the business, competitive position, strategy and prospects of OmniReliant , its success to date in integrating other acquired businesses and the perceived value of OmniReliant  and Abazias as a combined business.

OmniReliant’s Reasons for the Merger

1.
The Transaction will provide OmniReliant with significantly greater resources, and provide the opportunity to market a more complete product offering and greater sales and marketing capabilities than those of Abazias alone, and enable OmniReliant to compete more effectively with competitors having greater resources and broader product offerings than Abazias.

2.	A larger combined customer base and complementary distribution channels will provide leverage for expanded sales and marketing opportunities for OmniReliant.

3.	The potential for achieving long-term economies of scale, particularly in the future growth of Abazias's products and revenues, that would not have been as readily achievable by Abazias alone.

4.
The potential for OmniReliant to provide a broader range of products, product features and solutions as a result of the Transaction, thereby enhancing OmniReliant competitive strength and increasing its ability to satisfy the requirements of existing and new customers.

5.	The potential for increased revenues by selling to OmniReliant installed customer base and through its sales force.

Interests of Executive Officers and Directors in the Merger

Commensurate with the entering into of the Amended Stock Purchase Agreement, Abazias.com has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias.com and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias.com. The Employment Agreements shall become effective upon the closing of the transaction. The Employment Agreements are for a term of twenty-four (24) months and shall be automatically renewed for successive one (1) year periods, subject to the provisions of the Employment Agreements. The employment Agreement also provide for annual compensation of One Hundred Thousand Dollars ($100,000) per year for Mr. Rodriguez and for Eighty Five Thousand Dollars ($85,000) for Mr. Diaz. Upon the entering into of these Employment Agreements, Oscar Rodriguez received a signing bonus of Three Hundred and Eleven Thousand Three Hundred Dollars ($311,300.00) and Jesus Diaz received a signing bonus of One Hundred and Six Thousand Three Hundred and Fifty Dollars ($106,350.00)
Chris Phillips, a director of OmniReliant, own or controls 99,239 shares of Abazias, Inc. As a condition of Mr. Phillips' employment, on or before the closing of this transaction, Mr. Phillips wil be transferring/selling ownership and/or control of these shares to Viris Capital Master Fund.

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Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding beneficial ownership of Abazias’ common stock as of December 31, 2008, by (a) each person known by Abazias to own beneficially more than five percent of its common stock, (b) each of Abazias’ directors, (c) the executive officer of Abazias, and (d) the directors and executive officers as a group. Unless otherwise noted, each person identified below has sole voting and investment power as to the shares shown. Except as otherwise noted below, Abazias knows of no agreements among its shareholders which relate to voting or investment power with respect to its common stock.

Name	Number of Shares	Percentage of Shares Issued
Oscar Rodriguez	1,125,000	38.4%
Jesus Diaz	375,000	12.8%
Aaron Taravella	125,000	4.2%
Rob Rill	165,000	5.6%
Strategic Capital Advisors, Inc. *	142,500	4.8%

All officers and directors as a group [3 persons]	1,625,000	52.4%

* Mr. Rill is the principal of Strategic Capital Advisors, Inc.

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 3,102,998 shares of common stock outstanding as of December 31, 2008.

The holders of the majority of the voting power of all Abazias’ shares entitled to vote must approve the sale of substantially all of the assets of Abazias pursuant to the Merger Agreement.

Material United States Federal Income Tax Consequences

 Generally

The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Abazias common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative pronouncements and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect.  Any such change could affect the accuracy of this discussion.

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This discussion assumes you hold your shares of Abazias common stock as capital assets within the meaning of Section 1221 of the Code.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to U.S. holders of Abazias common stock subject to special treatment under the federal income tax laws such as:

☐	insurance companies;

☐	tax-exempt organizations;

☐	financial institutions;

☐	dealers in securities or foreign currency;

☐	banks or trusts;

☐	persons that hold Abazias common stock as part of a straddle, hedge, constructive sale, conversion or other integrated security transaction;

☐	persons that have a functional currency other than the U.S. dollar;

☐	investors in pass-through entities; or

☐	persons who acquired their Abazias common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan.

This discussion does not address the tax consequences to holders of Abazias common stock who exercise appraisal and/or dissenter’s rights.  Further, this discussion does not consider the potential effects of any state, local or foreign tax laws or U.S. federal tax laws other than federal income tax laws.

This discussion is not intended to be tax advice to any particular holder of Abazias common stock.  Tax matters regarding the merger are complicated, and the tax consequences of the merger to you will depend on your particular situation.  You should consult your own tax advisor regarding the specific tax consequences to you of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws.

For purposes of this discussion, you are a “U.S. holder” if you beneficially own Abazias common stock and you are:

☐	a citizen or resident of the United States for federal income tax purposes;

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☐	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

☐
a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

☐	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If an entity classified as a partnership for U.S. federal income tax purposes holds Abazias common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  Partners of partnerships holding Abazias common stock should consult their own tax advisors.

Neither OmniReliant Holdings, Inc. nor Abazias have requested a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the IRS will not disagree with any of the conclusions described below.

The discussion below summarizes the material U.S. federal income tax consequences to a U.S. holder of Abazias common stock resulting from the qualification of the merger as reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

The U.S. federal income tax consequences of the merger to you will depend on whether you receive cash, shares of OmniReliant Holdings, Inc. preferred stock or a combination of cash and OmniReliant Holdings, Inc. preferred stock in exchange for your Abazias common stock.  At the time you will make your cash or stock election pursuant to the terms of the Amended Stock Purchase Agreement, you will not know whether, and to what extent, the proration rules of the Amended Stock Purchase Agreement will alter the mix of consideration you will receive.  As a result, the tax consequences to you will not be ascertainable until you know the amount of cash and shares of OmniReliant Holdings, Inc. preferred stock that you will receive pursuant to the merger.

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Exchange of Abazias Stock Solely for OmniReliant Holdings, Inc. Preferred Stock.

If you receive solely OmniReliant Holdings, Inc. common stock in exchange for your shares of Abazias common stock, you will not recognize gain or loss upon the merger.  Your aggregate tax basis in the OmniReliant Holdings, Inc. common stock that you receive will be equal to the aggregate tax basis of the Abazias common stock that you surrender and your holding period in shares of OmniReliant Holdings, Inc. preferred stock will include your holding period in the shares of Abazias common stock that you surrendered in exchange therefore. If you acquired different blocks of Abazias common stock at different times or at different prices, Treasury regulations provide guidance on how you may allocate your tax basis to shares of OmniReliant Holdings, Inc. common stock received in the merger.  U.S. holders that hold multiple blocks of Abazias common stock are urged to consult their tax advisors concerning this allocation.

Exchange of Abazias Common Stock for OmniReliant Holdings, Inc. Preferred Stock.

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Character of Recognized Gain and Loss.

Any gain that you recognize generally will be treated as capital gain.  Your gain could be treated as ordinary dividend income to the extent of your ratable share of Abazias’ earnings and profits, however, if your receipt of the cash in the merger has the effect of a dividend for U.S. federal income tax purposes.  See below under “–Potential Treatment of Cash as a Dividend.”

If your holding period in any shares of Abazias common stock is greater than one year as of the consummation of the merger, then your capital gain or loss with respect to such shares will constitute long-term capital gain or loss. In the hands of certain U.S. holders such as individuals, long-term capital gains currently are subject to U.S. federal income tax at a maximum rate of 15%. The use of capital losses to offset ordinary income is subject to limitations.

Potential Treatment of Cash as a Dividend.

In general, the determination of whether the receipt of cash pursuant to the merger will be treated as a dividend depends upon the extent to which your receipt of cash reduces your deemed percentage stock ownership of OmniReliant Holdings, Inc. For purposes of this determination, you will be treated as if you first exchanged all of your Abazias common stock solely for OmniReliant Holdings, Inc. preferred stock and then OmniReliant Holdings, Inc. immediately redeemed (the “deemed redemption”) a portion of such OmniReliant Holdings, Inc. preferred stock in exchange for the cash that you actually received. The gain that you recognize pursuant to the merger followed by a deemed redemption will be treated as capital gain if (i) the deemed redemption is “substantially disproportionate” with respect to you (and after the deemed redemption you actually or constructively own less than 50% of the voting power of the outstanding OmniReliant Holdings, Inc. common stock) or (ii) the deemed redemption is not “essentially equivalent to a dividend.”

The deemed redemption generally will be “substantially disproportionate” with respect to you if the percentage of the outstanding OmniReliant Holdings, Inc. common stock that you actually and constructively own immediately after the deemed redemption is less than 80% of the percentage of the outstanding OmniReliant Holdings, Inc. common stock that you are deemed, actually and constructively, to have owned immediately before the deemed redemption. The deemed redemption will not be considered to be “essentially equivalent to a dividend” if it results in a “meaningful reduction” in your deemed percentage stock ownership of OmniReliant Holdings, Inc. The IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” if the shareholder has a relatively minor reduction in such shareholder’s percentage stock ownership under the above analysis.  As these rules are complex and dependent upon your specific circumstances, you should consult your tax advisor to determine whether you may be subject to these rules.

Information Reporting and Backup Withholding

You may be subject to information reporting with respect to the cash that you receive in exchange for Abazias common stock, including cash that you receive in lieu of a fractional share of OmniReliant Holdings, Inc. preferred stock. You may also be subject to backup withholding unless (i) you are an exempt holder (such as a corporation or a tax-exempt organization), (ii) you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on a Form W-9 or successor form or (iii) you are otherwise exempt from backup withholding. You may credit any amount withheld under the backup withholding rules against your U.S. federal income tax liability, and you may seek a refund of any excess amount withheld under the backup withholding rules by filing the appropriate form with the IRS.

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Reporting Requirements

If you receive OmniReliant Holdings, Inc. common stock as a result of the merger, you will be required to retain records pertaining to the merger and may be required to file with your U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

No Regulatory Approval Required for Transaction

The consummation of the Transaction is not contingent upon or subject to the approval of any regulatory agency or authority.

Dissenter’s Rights

Under the Section 262 General Corporation Law of the State of Delaware, or the DGCL, holders of shares of Abazias’ common stock have the right to dissent and not have their shares of Abazias’ common stock participate in connection with the merger. To exercise dissenter’s rights, an Abazias stockholder:

•	must not vote for the merger proposal;

•	must deliver to Abazias a written dissent before the stockholder vote on the merger agreement is taken at the Abazias special meeting;

•	must not submit a letter of transmittal; and

•	must strictly comply with all of the procedures required by the DGCL.

ANY ABAZIASSTOCKHOLDER WHO WISHES TO EXERCISE DISSENTER RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW DGCL SECTION 262 CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

A VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT BY AN ABAZIAS STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER'S RIGHT TO DISSENT.

Listing of OmniReliant Holdings Common Stock

OmniReliant Holdings' current trading symbol "ORHI" and it is traded on the Over the Counter Bulletin Board.

Delisting and Deregistration of Abazias’ common Stock

If the merger is completed, Abazias’ common stock will be delisted from the OTCBB and deregistered under the Exchange Act, and Abazias will no longer file periodic reports with the SEC.

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The Amended Stock Purchase Agreement and Stock Purchase Agreement

Amended Stock Purchase Agreement

Subsequent to entering into the Stock Purchase Agreement, discussed below,  OmniReliant and Abazias decided that for federal income tax reasons the transaction as it had been constituted needed to be revised and that instead of purchasing substantially all of the assets of Abazias.com, Inc. com for the 13,001,000 shares of the Preferred Stock, to be distributed to the shareholders of Abazias, which would have resulted in a taxable transaction for shareholders of Abazias, the Boards of Directors of Abazias and OmniReliant resolved that OmniReliant would acquire Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, for the Series E Preferred Stock, thus allowing the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

All of the above parties entered into the Amended Stock Purchase Agreement which amended the Stock purchase Agreement in that Abazias, Inc. shall merge into OmniReliant Acquisition Sub, a wholly owned subsidiary of OmniReliant.

Upon the terms and subject to the conditions set forth in the Amended Stock Purchase Agreement Abazias-Delaware and OmniReliant Acquisition Sub shall consummate a merger pursuant to which (i) the Abazias-Delaware shall be merged with and into OmniReliant Acquisition Sub and the separate corporate existence of Abazias-Delaware shall thereupon cease, (ii) OmniReliant Acquisition Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of OmniReliant Acquisition Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to below as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

 The Certificate of Incorporation of OmniReliant Acquisition Sub, as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.

The Bylaws of OmniReliant Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

Subject to the provisions of the Amended Stock Purchase Agreement, the parties shall (i) file the appropriate Certificate of Merger in such form as is required by and executed in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and (ii) make all other filings or recordings required under the NRS and DGCL.  The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Nevada and Delaware, or at such subsequent date or time as the Company and OmniReliant Acquisition Sub agree and specify in the Certificate of Merger (such time hereinafter referred to as the "Effective Time").

 The directors of the Abazias-Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Abazias-Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. If at any time after the Effective Time the Surviving Corporation shall determine, in its reasonable discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Abazias-Delaware or OmniReliant Acquisition Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.”

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As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Abazias-Delaware (“Abazias-Delaware Common Stock”), or of OmniReliant Acquisition Sub”

(a)         Each outstanding share of OmniReliant Acquisition Sub common stock shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.

(b)         All shares of Abazias-Delaware Common Stock (the “Abazias-Delaware Shares”) that are owned by the Abazias-Delaware as treasury stock shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

(c)         Each outstanding Abazias-Delaware Share, other than those set forth in the Amended Stock Purchase Agreement shall be converted into the right to receive, and shall be exchangeable for the merger consideration (the “Merger Consideration”).   At the Effective Time, all Abazias-Delaware Shares converted into the right to receive the Merger Consideration pursuant to the Amended Stock Purchase Agreement and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or, in the case of uncertificated Abazias-Delaware Shares, evidence of such Abazias-Delaware Shares in book-entry form) which immediately prior to the Effective Time represented any such Abazias-Delaware Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the shares of outstanding Abazias-Delaware Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such action.

The Merger consideration, consisting of the total purchase price payable to the shareholders of the Abazias-Delaware in connection with the acquisition by merger of Abazias-Delaware, shall be delivered and shall consist exclusively of 13,001,000 newly issued shares of Series E Zero Coupon Convertible Preferred Stock, of OmniReliant (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of OmniReliant in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate Of Designation").

During the six months after the closing of the transaction, OmniReliant will provide additional non-debt funding to Abazias.com of Five Hundred Thousand Dollars ($500,000.00) to be used by the Abazias.com for general working capital or such other purposes in furtherance of the business of Abazias.com.  This money will be advanced in amounts and at times during this six month period at the request of the officers of the Abazias.com as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, OmniReliant shall distribute 13,001,000, or such greater number of shares if more than 13,001,000 shares of Preferred Stock are issued as consideration at closing, to the extent that the shares of Preferred Stock are convertible into more than 13,001,000 shares of common stock pursuant to the adjustment provisions of the Certificate of Designations, to the same shareholders of Abazias.com  in the same amounts as the shares of Preferred Stock distributed to such Abazias shareholders at Closing. The holders of a majority of such shares shall be entitled to make one demand to the Purchaser to register such shares on a registration statement.

Completion of the Transaction is subject to certain conditions described in the Amended Stock Purchase Agreement, including but not limited to (a) approval by the shareholders of Abazias of the merger (b) registration under the Securities Act of 1933, as amended, of OmniReliant Holdings' shares to be issued to Abazias and subsequently distributed to the shareholders of Abazias upon closing of the transaction.

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 There are numerous other provisions in the Amended Stock Purchase Agreement which are important in order to derive the full understanding of the merger with OmniReliant Holdings. There can be no assurance that the merger will close or, if closed, that it will occur under the terms and conditions described in the Amended Stock Purchase Agreement. The above summary is qualified in its entirety by reference to the text and terms and conditions of the Amended Stock Purchase Agreement. (See Amended Stock Purchase Agreement-Appendix B)

Stock Purchase Agreement

Under the Stock Purchase Agreement, OmniReliant was to purchase substantially all of the assets of Abazias for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) and; (ii) the issuance of up to thirteen million one thousand (13,001,000) shares of OmniReliant’s Series E Preferred Stock (the “Preferred Stock”) to the Shareholders of Abazias.  However, as discussed above the Stock Purchase Agreement has been amended and the Amended Stock Purchase Agreement has altered the transaction form a stock purchase to a merger.  A copy of the Stock Purchase Agreement and the Amended Stock Purchase Agreement and are attached hereto as Appendix A and Appendix B, respectively.

Assumed Liabilities.

None.

Representations and Warranties

Each of OmniReliant Holdings and Abazias has made a number of representations and warranties in the Amended Stock Purchase Agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the purchase and sale of Abazias’ assets to OmniReliant Holdings.

 The representations and warranties given by Abazias cover the following topics, among others, as they relate to Abazias:

-	corporate organization and good standing;

-	the authorization, execution, delivery performance and enforceability of the Amended Stock Purchase Agreement and related matters;

-	the capital stock of Abazias;

-	the accuracy of Abazias’ basic corporate records, including Abazias’ Articles of Incorporation and Bylaws;

-	the accuracy of Abazias’ minute books;

-	the receipt of required governmental or other consents or approvals, if any;;

-	filings and reports with the SEC and Abazias’ financial statements;

-	the accuracy of the information contained in the Registration Statement and Joint Proxy Statement/Prospectus ; liabilities

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-	accounts receivable;

-	inventory;

-	the condition of Abazias’ machinery and equipment;

-	the completeness and condition of Abazias’ assets;

-	patents, trademarks, copyrights and licenses;

-	agreements and contracts to which Abazias is a party;

-	insurance;

-	banking and personnel lists;

-	compliance with the law;

-	litigation;

-	The absence of certain changes or events since December 31, 2007;

-	the accuracy of documents delivered by Abazias to OmniReliant Holdings;

-	assets;

-	accounts receivable;

-	product warranties;

-	broker's or finder's fee in regard to Abazias’ sale of assets to OmniReliant Holdings;

-	related party transactions;

-	environmental matters;

The representations and warranties given by OmniReliant Holdings cover the following topics, among others, as they relate to OmniReliant Holdings and its subsidiaries:

-	corporate organization and good standing;

-	the authorization, execution, delivery, performance and enforceability of the Amended Stock Purchase Agreement and related matters;

-	the absence of conflicts with OmniReliant Holdings certificate of incorporation, bylaws or any agreements to which OmniReliant Holdings is a party;

-	the receipt of required consents or approvals, if any;

-	title to the shares of OmniReliant Holdings' Preferred Stock to be issued pursuant to the Amended Stock Purchase Agreement;

-	filings and reports with the SEC and financial statements;

-	the absence of certain changes in OmniReliant Holdings' business;

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-	tax returns and payments;

-	litigation involving OmniReliant Holdings and compliance with laws;

-	brokers' or finder's fee in regard to OmniReliant Holdings' purchase of Abazias’ assets;
-	the Registration Statement and Joint Proxy Statement-Prospectus;
-	investment intent.

 The representations and warranties in the Amended Stock Purchase Agreement are complicated and not easily summarized. You are urged to carefully read the sections of the Amended Stock Purchase Agreement and Stock Purchase Agreement entitled "Representations and Warranties of Seller" and "Representations and Warranties of Buyer" located at Appendix A.

Covenants and Agreements

 The Amended Stock Purchase Agreement includes certain covenants and agreements of OmniReliant Holdings and Abazias in connection with the purchase and sale of Abazias’ assets.

Abazias agreed that, from the date of the Amended Stock Purchase Agreement through the closing date of the purchase and sale of Abazias’ assets unless OmniReliant Holdings consents in writing or as otherwise expressly contemplated by the Amended Stock Purchase Agreement, Abazias would not, among other things:

-	declare, set aside, make or pay any dividend or other distribution;

-
transfer, issue, sell or dispose of any shares of capital stock or other securities or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities

-	effect any recapitalization, reclassification, stock split or like change in the capitalization

-	amend the Articles of Incorporation or Bylaws

-	increase employee compensation;

-	change the character of its business;

-	enter into any other transaction not in the ordinary course of business;

-	enter into any contract to merge or consolidate with any other corporation;

-	sell, transfer, or otherwise dispose of or encumber all or any part of the assets to be purchased by OmniReliant Holdings, other than in the ordinary course of business;

-	borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability;

-	subject to any lien the properties or assets of Abazias;

-	cancel or compromise any debt or claim or waive or release any material right of the Company except in the ordinary course of business consistent with past practice;

-	enter into any commitment for capital expenditures out of the ordinary course;

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enter into or agree to enter into any merger or consolidation with any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to or otherwise acquire the securities of any other party.

Abazias also agreed that, prior to the closing date of the purchase and sale of Abazias’ assets; it would, among other things:

-	use commercially reasonable efforts to preserve its business organization intact;

-	maintain its books, accounts and records in the usual manner consistent with prior years;

-
maintain in good repair, working order and condition, reasonable wear and tear accepted, all items of tools, furniture, machinery, vehicles, equipment and all other items of tangible, personal property in the assets purchased under the Amended Stock Purchase Agreement.

Abazias further agreed to:

-	permit OmniReliant Holdings to have reasonable access to Abazias’ properties and records;

-	keep certain information confidential;

-	cooperate in the preparation and filing the registration statement and Joint Proxy Statement-Prospectus;

-	cause the holding of the special meeting of Abazias’ shareholders to take place;

-	take such action as may be necessary under the federal securities laws to file all documents necessary to complete the sale of assets under the Amended Stock Purchase Agreement;

-	advise and cooperate with OmniReliant Holdings before issuing any public announcements;

OmniReliant Holdings agreed to, among other things:

-	keep certain information confidential;

-	prepare and file the Registration Statement and Joint Proxy Statement-Prospectus;

-	take such action as may be necessary under the federal securities laws to file all documents necessary to complete OmniReliant Holdings' purchase of assets in the Amended Stock Purchase Agreement;

-	advise and cooperate with Abazias before issuing any public announcements;

The covenants and agreements contained in the Amended Stock Purchase Agreement are complicated and not easily summarized. You are urged to carefully read the sections of the Amended Stock Purchase Agreement and the Stock Purchase Agreement entitled "Covenants" located at Appendix A.

Conditions to Completion

The Amended Stock Purchase Agreement provides that Abazias’ obligations to complete the sale of assets under the Amended Stock Purchase Agreement are subject to the satisfaction or waiver of each of the following additional conditions:

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-	OmniReliant Holdings must perform in all material respects its obligations and covenants under the Amended Stock Purchase Agreement;

-
OmniReliant Holdings' representations and warranties contained in the Amended Stock Purchase Agreement must be true and correct in all material respects as of the closing date of the purchase and sale of the assets under the Amended Stock Purchase Agreement;

-	Abazias must receive a written opinion of OmniReliant Holdings' counsel covering certain issues specified in the Amended Stock Purchase Agreement;

-	no litigation shall be commenced or pending against OmniReliant Holdings seeking to restrain, prevent or change the transactions contemplated by the Amended Stock Purchase Agreement;

-
the Registration Statement and Joint Proxy Statement-Prospectus shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement or the Joint Proxy Statement-Prospectus shall have been issued;

-	OmniReliant Holdings shall have furnished Abazias with duly authorized shareholder and Board of Director resolutions;

-	OmniReliant Holdings shall have furnished the certificates specified in the Amended Stock Purchase Agreement ;

-	certificates representing 100% of the Preferred Stock shall have been, or shall at the closing be, validly delivered and transferred from OmniReliant Holdings, Inc. to Abazias.

The Amended Stock Purchase Agreement provides that OmniReliant Holdings' obligations to complete the purchase of Abazias’ assets are subject to the satisfaction or waiver of each of the following additional conditions:

-	Abazias must perform in all material respects its obligations and covenants under the Amended Stock Purchase Agreement;

-
Abazias’ representations and warranties contained in the Amended Stock Purchase Agreement must be true and correct in all material respects as of the closing date of the purchase and sale of assets under the Amended Stock Purchase Agreement;

-	no litigation shall be commenced or pending against Abazias seeking to restrain, prevent or change the transactions contemplated by the Amended Stock Purchase Agreement;

-
all matters and proceedings in connection with the purchase and sale of assets under the Amended Stock Purchase Agreement shall be reasonably satisfactory to OmniReliant Holdings and OmniReliant Holdings' counsel;

-
this Registration Statement and Joint Proxy Statement-Prospectus shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement or the Joint Proxy Statement-Prospectus shall have been issued;

-	Abazias’ shareholders shall have approved the merger;

-	Fully executed resignations of the Directors of Abazias shall have been received by OmniReliant Holdings, Inc.

-	the Employment Agreements shall have been executed by Purchaser, Oscar Rodriguez and Jesus Diaz and Consulting Agreement executed by Strategic Capital Advisors

Indemnification

The Amended Stock Purchase Agreement provides that Abazias indemnify OmniReliant Holdings (including its current and future affiliates and any of their successors) from any losses incurred in connection with:

-	any breach of any covenant, obligation, representation or warranty of Abazias contained in the Amended Stock Purchase Agreement;

-	any liability of Abazias or its officers other than the liabilities assumed by OmniReliant Holdings pursuant to the Amended Stock Purchase Agreement;

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-
except with respect to the Assumed Liabilities assumed by OmniReliant Holdings under the Amended Stock Purchase Agreement, the operation of Abazias’ business or the use of the assets purchased from Abazias prior to the date of closing of the purchase and sale of Abazias’ assets under the Amended Stock Purchase Agreement;

-
any actions, claims, suits, or proceedings asserted by third parties alleging personal injury or property damage due to, arising out of, or by reason of the design, manufacture or use of any products of Abazias’ business manufactured on or prior to the closing date of the purchase and sale of Abazias’ assets under the Amended Stock Purchase Agreement;

-
any worker's compensation claims of any employee or former employee of Abazias relating to events occurring on or prior to the closing date of the purchase and sale of Abazias’ assets under the Amended Stock Purchase Agreement;

-
any and all claims for compensation and other employee benefits (including, but not limited to, severance pay, outplacement benefits, disability benefits, health, retiree medical, worker's compensation, tuition assistance, death benefits, and pension and profit sharing plans and claims relating to employment or termination of employment) accruing on or prior to the closing date of the purchase and sale of Abazias’ assets under the Amended Stock Purchase Agreement, or on or after the closing date of the purchase and sale of Abazias’ assets under the Amended Stock Purchase Agreement with respect to the payment of severance benefits and other welfare benefit payments, if any, regardless of whether such claims and related costs and liabilities are made or incurred before, on or after the closing date;

-	any liabilities, obligations or expenses of Abazias not included in the Assumed Liabilities assumed by OmniReliant Holdings pursuant to the provisions of the Amended Stock Purchase Agreement;

-
all claims, investigations, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys fees and expenses, incident to the foregoing (other than Assumed Liabilities).

The Amended Stock Purchase Agreement provides that OmniReliant Holdings will indemnify Abazias (including its current and future affiliates and any of their successors) from any losses incurred in connection with:

-
any misrepresentation in or breach of the representations and warranties of OmniReliant Holdings or the failure of OmniReliant Holdings to perform any of its covenants or obligations contained in the Amended Stock Purchase Agreement, or in any exhibit, schedule, certificate or other instrument or document furnished or to be furnished by OmniReliant Holdings pursuant to the Amended Stock Purchase Agreement or in connection with the transactions contemplated by the Amended Stock Purchase Agreement;

-	the use by OmniReliant Holdings of the Purchased Assets after OmniReliant Holdings has received good and valid title to the Purchased Assets;

-	the Assumed Liabilities;

-	all claims, investigations, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and expenses, incident to the foregoing;

-
any actions, investigations, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and expenses (incurred thereon at trial and upon appeal), incident to the foregoing.

The Amended Stock Purchase Agreement further provides that: (a) neither OmniReliant Holdings nor Abazias will assert a claim for indemnification unless indemnified losses exceed $50,000; and (b) the total liability of OmniReliant Holdings and Abazias indemnified losses will not exceed the value of ten percent of the Shares to be transferred to Abazias. Ten percent of OmniReliant Holdings' shares issued under the Amended Stock Purchase Agreement will be placed in escrow for a period of 90 days at the closing of the purchase and sale of Abazias’ assets under the Amended Stock Purchase Agreement.

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Amendment; Waiver

The Amended Stock Purchase Agreement may only be amended by a written instrument signed on behalf of OmniReliant Holdings and Abazias.

At any time prior to the closing date of the purchase and sale of Abazias’ assets under the Amended Stock Purchase Agreement, OmniReliant Holdings and Abazias, by action of their respective Boards of Directors, may, in a written instrument, waive compliance with any obligation of the other party, or with any conditions to its own obligations, under the Amended Stock Purchase Agreement.

DESCRIPTION OF OMNIRELIANT 'S CAPITAL STOCK

This section describes the material terms of OmniReliant’s capital stock, its restated certificate of incorporation and its second amended and restated bylaws. This section also summarizes relevant provisions of the Delaware General Corporation Law. We urge you to carefully read OmniReliant’s restated certificate of incorporation and second amended and restated bylaws which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find Additional Information" beginning on page 89 of this proxy statement/prospectus.

 Authorized Capital Stock

OmniReliant has authority to issue a total of 500,000,000 shares of capital stock consisting of:

●	400,000,000 shares of common stock, par value $0.00001 per share; and

●	100,000,000 shares of preferred stock, par value $0.00001 per share.

As of January 30, 2009, 14,509,225 shares of OmniReliant  common stock were issued and outstanding, and 24,309,564 shares of OmniReliant  preferred stock were issued and outstanding.

OmniReliant’s Common Stock

Holders of OmniReliant common stock are entitled to one vote for each share held on all matters submitted to a vote of OmniReliant stockholders. Holders of OmniReliant common stock are entitled to receive dividends, ratably, if any, as may be declared by the OmniReliant board of directors out of legally available funds, subject to the preferential dividend rights of any outstanding preferred stock. In the event of OmniReliant’s liquidation, dissolution or winding up, the holders of OmniReliant’s common stock are entitled to share ratably in all assets remaining after satisfaction of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of OmniReliant common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to OmniReliant common stock. The rights, preferences and privileges of holders of OmniReliant  common stock are subject to, and could be adversely affected by, the rights of holders of shares of any series of preferred stock which OmniReliant  may designate and issue in the future without further stockholder approval.

 OmniReliant’s Preferred Stock

The OmniReliant  board of directors is expressly authorized to provide for the issuance from time to time, without further stockholder approval, up to an aggregate of 100,000,000 shares of preferred stock in one or more classes or series, and to fix each such class or series such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions of the shares of each class or series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. OmniReliant may issue preferred stock in ways which may delay, defer or prevent a change of control of OmniReliant without further action by OmniReliant stockholders and may adversely affect the voting and other rights of the holders of OmniReliant common stock. The issuance of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of OmniReliant common stock, including any voting control

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On November 22, 2006,  OmniReliant designated 3,000 shares of our preferred stock as Series A 10% Convertible Preferred Stock (“Series A Preferred”). On May 25, 2007, OmniReliant designated 1,000 shares of our preferred stock as Series B 10% Convertible Preferred Stock (“Series B Preferred”). On October 18, 2007, OmniReliant designated 10,620,000 shares of our preferred stock as Series C Convertible Preferred Stock (“Series C Preferred”). On April 30, 2008, OmniReliant designated 7,000,000 shares of our preferred stock as Series D Convertible Preferred Stock (“Series D Preferred”).The Series A has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000, plus accrued dividends, if any. The Series B has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000.  The Series C has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1.00. The Series D has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1,000. The Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred were convertible into our common stock at stated conversion prices of $1.00, $1.25, $0.75, and $0.50 respectively, based upon the stated value. The conversion prices are subject to anti-dilution protection for (i) traditional capital restructurings, such as splits, stock dividends and reorganizations and (ii) sales or issuances of common shares or contracts to which common shares are indexed at less than the stated conversion prices.

The Series A Preferred pays an annual dividend of 10% which is payable quarterly, at the option of OmniReliant, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. On October 18, 2007, OmniReliant exchanged all of the outstanding shares of Series A Preferred outstanding for 3,285,354 shares of Series C Preferred stock.

The Series B preferred stock pays an annual dividend of 10% which is payable quarterly, at the option of OmniReliant, either in cash or in shares of registered common stock at a 10% discount to OmniReliant’s stock price. On October 18, 2007, OmniReliant exchanged all of the outstanding shares of Series B Preferred outstanding for 624,210 shares of Series C Preferred.

The Series C & D Preferred does not pay an annual dividend.

OmniReliant Holdings has designated 13,001,000 shares of the preferred stock as Series E Preferred Stock (the "Series E Preferred Stock"), which are to be issued as the compensation under the Amended Stock Purchase Agreement, none of which were outstanding at January 30, 2009.. Each share of Series E Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such share of Series E Preferred Stock is convertible and does not receive any dividend preference. The shares of Series E Preferred Stock are convertible at the option of the holder at an adjustable conversion rate and will be adjusted on a pro-rata basis if the price per share of the common stock of the OmniReliant is trading below One Dollar and Twenty Cents ($1.20) based upon the VWAP at the close of the market on the conversion date (the “Conversion Adjustment”).   Additionally, until December 3, 2010, the Series E Preferred Stock shall have price protection in the event OmniReliant raises money below One Dollar and Twenty Cents ($1.20) per share of Commom Stock (the “Price Protection). If OmniReliant shall raise money at a value of less than $1.20 per share of Common Stock the conversion rate shall be adjusted in accordance with the Conversion Adjustment.  Such Price Protection shall have a floor of Fifty Cents ($.50) and shall have carve outs for certain exempt issuances which shall not trigger the Price Protection set forth in the Certificate of Designations.

Transfer Agent and Registrar

The transfer agent and registrar for OmniReliant common stock is Register and Transfer Company.

86

Comparison of Rights of Holders of Abazias Stock and Holders of OmniReliant Stock

Abazias’ Articles of Incorporation, as amended ("Abazias’ Articles"), Abazias’ bylaws, as amended ("Abazias’ Bylaws"), and the Delaware General Corporation Law ("DGCL") currently govern the rights of Abazias’ stockholders. OmniReliant Holdings' Certificate of Incorporation ("OmniReliant Holdings' Certificate"), OmniReliant Holdings' bylaws ("OmniReliant Holdings' Bylaws") and the Nevada Revised Statutes (“NRS”) govern the rights of OmniReliant Holdings' stockholders.  In some respects, the rights of holders of Abazias’ common stock are similar to the rights of holders of OmniReliant Holdings' common stock and in other respects the rights differ. The following is a summary comparison of the rights of holders of common stock of Abazias and OmniReliant Holdings. This summary is not a complete comparison of these rights, and is qualified in its entirety by reference to Abazias’ Articles, Abazias’ Bylaws, the DGCL, OmniReliant Holdings' Certificate, OmniReliant Holdings' Bylaws and the NRS.

While we believe the following summary covers the material differences between the rights of holders of OmniReliant Holdings' and Abazias’ capital stock, it may not contain all of the information that is important to you. You should carefully read this Joint Proxy Statement-Prospectus and the other documents we refer to in this summary for a more complete understanding of these rights.

Common Stock of OmniReliant and Abazias

 OmniReliant’s Articles authorize only one class of common stock. All shares of Abazias’ common stock entitle each holder to identical rights and privileges.

Abazias’ Articles authorize only one class of common stock. All shares of Abazias’ common stock entitle each holder to identical rights and privileges.

Number of Directors

 OmniReliant Holdings' Board currently consists of three directors. The number of seats on OmniReliant Holdings’ Board can be fixed from time to time by resolution of the shareholders subject to increase by resolution of the Board of Directors of OmniReliant Holdings or solely by a resolution of the Board of OmniReliant Holdings, Inc.

Abazias’ Board currently consists of two directors. The number of seats on Abazias’ Board can be fixed from time to time by resolution of the shareholders subject to increase by resolution of Abazias’ Board.

Removal of Directors

 OmniReliant Holdings' directors or OmniReliant Holdings' entire active Board may be removed, with or without cause, by the holder of securities of OmniReliant Holdings possessing a majority of the voting power of all OmniReliant Holdings' securities.

 Abazias’ directors, or Abazias’ entire Board, may be removed, with or without cause, by the holder of securities of OmniReliant Holdings possessing a majority of the voting power of all OmniReliant Holdings' securities.

Vacancies and Newly Created Directorships

Newly created directorships and vacancies in OmniReliant Holdings' Board, including vacancies resulting from the resignation of directors effective immediately or at a future date or from removal of directors, with or without cause, may be filled by vote of OmniReliant Holdings stockholders, by vote of majority of OmniReliant Holdings directors then in office (including directors whose resignations are effective at a future date), although less than a quorum, or by the sole remaining directors.

87

 Any vacancy occurring in Abazias’ Board may be filled by vote of Abazias’ stockholders, by vote of majority of OmniReliant Holdings directors then in office (including directors whose resignations are effective at a future date), although less than a quorum, or by the sole remaining directors.

Ability to Call Special Meetings

Special meetings of OmniReliant Holdings' stockholders may be called by OmniReliant Holdings' Board, the President, or the Chief Executive Officer, or by OmniReliant Holdings at the request in writing of a majority of members of OmniReliant Holdings' Board or at the request in writing of the holder(s) of a majority of the outstanding votes then entitled to be voted at a meeting of OmniReliant Holdings' stockholders.

Special meetings of Abazias’ stockholders may be called by Abazias’ Board or by Abazias at the request in writing of a majority of members of Abazias’ Board or at the request in writing of the holder(s) of a majority of the outstanding votes then entitled to be voted at a meeting of Abazias’ stockholders.

OmniReliant Preferred Stock and Abazias Preferred Stock

OmniReliant Holdings' Certificate and Abazias’ Articles provide that their respective Boards of Directors are authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

Amendment of OmniReliant Holdings and Abazias Articles

 OmniReliant Holdings may amend OmniReliant Holdings' Certificate by the affirmative vote of the holders of record of a majority of the outstanding votes then entitled to be cast on the proposed amendment.

 Abazias may amend Abazias’ Articles in accordance with vote of the holders of record of a majority of the outstanding votes then entitled to be cast on the proposed amendment.

Amendment of Bylaws

Under the NRS, shareholders of OmniReliant are entitled to vote have the power to amend OmniReliant’s Bylaws at any time. In addition, OmniReliant’s Board of Directors has the power to amend certain sections of OmniReliant’s Bylaws pertaining to directors. OmniReliant’s Bylaws vest the power to amend its Bylaws in the Board of Directors, subject to the power of the shareholders to alter or repeal OmniReliant’s Bylaws

Under the DGCL, stockholders of Abazias entitled to vote have the power to adopt, amend or repeal Abazias’ Bylaws. In addition, a Delaware corporation may confer such power upon its board of directors. A Delaware corporation's stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power. Abazias’ Board is expressly authorized to adopt, amend and repeal Abazias’ Bylaws by an affirmative vote of a majority of the total number of directors at that time, regardless of any vacancies. Abazias’ Bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of a majority of the aggregate voting power of Abazias’ outstanding securities entitled to vote.

Limitation of Liability and Indemnification of Directors and Officers

An officer or director of OmniReliant Holdings, Inc. shall have no personal liability to OmniReliant Holdings or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

88

Legal Matters

Sichenzia Ross Friedman Ference, LLP will pass upon the validity of the shares of OmniReliant common stock being registered under this joint proxy statement/prospectus.

EXPERTS

The audited financial statements of  OmniReliant Holdings, Inc. for the years ended June 30, 2008 and 2007 have been audited by KBL, LLP, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding OmniReliant Holdings, Inc.’s ability to continue as a going concern, as discussed in Note 1 to the consolidated financial statements.

The financial statements of Abazias, Inc. for the year ended December 31, 2007 included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Malone & Bailey, PC an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

OmniReliant and Abazias file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by either OmniReliant or Abazias the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC filings of OmniReliant and Abazias are also available to the public at the Website maintained by the SEC at www.sec.gov. Except for documents that are expressly incorporated herein by reference, the information contained on the SEC's Website is not incorporated by reference into this proxy statement/prospectus.

OmniReliant has filed a Registration Statement on Form S-4 to register with the SEC the OmniReliant common stock underlying the preferred stock to be issued to Abazias stockholders in the merger. This proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of OmniReliant, in addition to being a proxy statement of Abazias for its special meeting. The Registration Statement, including the attached annexes, contains additional relevant information about OmniReliant, OmniReliant common stock and Abazias. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

Information on OmniReliant’s Website

Information on any OmniReliant website is not part of this joint proxy statement/prospectus and you should not rely on that information in deciding whether to approve any of the proposals described in this joint proxy statement/prospectus, unless that information is also in this joint proxy statement/prospectus.

Information on Abazias’ Website

Information on any Abazias  website is not part of this joint proxy statement/prospectus and you should not rely on that information in deciding whether to approve any of the proposals described in this joint proxy statement/prospectus, unless that information is also in this joint proxy statement/prospectus.

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OmniReliant Holdings, Inc.

Consolidated Financial Statements
for the Year Ended June 30, 2008
and
Condensed Consolidated Financial Statements
for the Three and Six Months Ended December 31, 2008 (Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
OmniReliant Holdings, Inc. and Subsidiary
Tampa, Florida

We have audited the accompanying consolidated balance sheet of OmniReliant Holdings, Inc and subsidiary as of June 30, 2008 and 2007 and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year ended June 30, 2008 and for the period from August 21, 2006 (inception) to June 30, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OmniReliant Holdings, Inc. and subsidiary as of June 30, 2008 and 2007, and the results of their operations, changes in their stockholders deficit and their cash flows for the year ended June 30, 2008 and period from August 21, 2006 (inception) to June 30, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 1 of the accompanying financial statements, the Company has incurred significant recurring losses from operations since inception and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

/s/ KBL, LLP

Tampa, Florida
October 14, 2008

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET

	June 30, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,435,814	$711,484
Accounts receivable, net of allowance for bad debt of $48,914	48,231	—
Inventory	232,425	120,624
Note receivable	2,051,714	—
Allowance for doubtful note	(2,051,714)	—
Prepaid expenses	69,200	33,999
Total current assets	4,785,670	866,107

Other assets:
Investment available for sale securities	426,558	—
Equity-method investment in ResponzeTV	—	—
Intangible assets, net of accumulated amortization of $623,804 and $411,965, respectively	1,278,512	1,691,543
Deferred finance costs, net of accumulated amortization of $30,287 and $229,519, respectively	1,078,237	2,148,389
Total other assets	2,783,307	3,839,932
Total assets	$7,568,977	$4,706,039

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$96,381	$24,734
Accrued expenses	14,000	—
Preferred stock dividends	—	194,468
Registration payments	—	232,943
Redeemable preferred stock	—	5,980,000
Derivative liabilities	6,361,100	26,698,932
Deferred revenue	—	—
Total current liabilities	6,471,481	33,131,077
Deferred revenue, net of current portion	—	—
Total liabilities	6,471,481	33,131,077

Redeemable preferred stock (mezznine)	35,969,634	—

Stockholders' (deficit):
Common stock, $0.00001 par value; 100,000,000 shares authorized; 14,475,892 share issued and outstanding.	145	140
Additional paid-in capital	32,332,804	—
Accumulated comprehensive income (loss)	(31,135)	—
Deficit accumulated during development stage	(67,173,952)	(28,425,178)
Total shareholders' (deficit)	(34,872,138)	(28,425,038)
Total liabilities and shareholders' (deficit)	$7,568,977	$4,706,039

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS

	Twelve months ended June 30, 2008	Period from August 21, 2006 (inception) to June 30, 2007	Period from August 21, 2006 (inception) to June 30, 2008
License revenue	$546,917	$2,640	$546,917
Product sales	420,813	—	423,453
Net sales	967,730	2,640	970,370

Cost of other product sales	287,038	1,320	288,358
Gross Profit	680,692	1,320	682,012

Operating expenses:
Amortization	681,616	411,965	1,093,581
Professional fees	540,779	2,824,082	3,364,861
Salaries and wages	1,211,569	154,894	1,366,463
General and administrative	2,583,225	155,551	2,738,776
Total operating expenses	5,017,189	3,546,492	8,563,681

Operating loss	(4,336,497)	(3,545,172)	(7,881,669)

Other income (expense):
Impairment in investment in ResponzeTV	(5,776,917)	—	(5,776,917)
Extinguishment of redeemable preferred	(26,247,007)	—	(26,247,007)
Derivative fair value adjustments	21,694,426	(20,156,269)	1,538,157
Extinguishment of other liabilities	(271,109)	—	(271,109)
Registration payments	(309,137)	(232,943)	(542,080)
Interest income	33,181	—	33,181
Interest expense	(190,730)	(229,519)	(420,249)
Total other income (expense)	(11,067,293)	(20,618,731)	(31,686,024)

Loss before provision for income taxes	(15,403,790)	(24,163,903)	(39,567,693)
Provision for income taxes	—	—	—
Net loss	$(15,403,790)	$(24,163,903)	$(39,567,693)
Reconciliation of net loss to loss applicable to common shareholders:
Accretion of preferred stock to redemption value	(22,913,272)	(3,000,000)	(25,913,272)
Preferred stock dividends	—	(194,468)	(194,468)
Loss applicable to common shareholders	$(38,317,062)	$(27,358,371)	$(65,675,433)
Loss per common share (basic)	$(2.71)	$(2.57)
Loss per common share (diluted)	$(2.71)	$(2.57)
Weighted average common shares outstanding	14,165,245	10,652,363
Weighted average common and common equivalent shares outstanding	14,165,245	10,652,363

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve months ended June 30, 2008	Period from August 21, 2006 (inception) to June 30, 2007	Period from August 21, 2006 (inception) to June 30, 2008
Cash flows from operating activities:
Net loss	$(15,403,790)	$(24,163,903)	$(39,567,693)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment on investment in ResponzeTV	5,776,917	—	5,776,917
Allowance on Note Receivable-ResponzeTV	2,051,714	—	2,051,714
Loss on exchange of preferred stock	26,247,007	—	26,247,007
Derivative fair value adjustments	(21,694,426)	20,156,269	(1,538,157)
Share-based payments	1,164,205	2,486,401	3,650,606
Extinguishment of liabilities	271,109	—	271,109
Amortization of intangible assets	900,371	411,965	1,312,336
Amortization of deferred finance costs	190,730	229,519	420,249
Changes in operating assets and liabilities:
Accounts receivables	(48,231)	—	(48,231)
Inventory	(241,801)	(120,624)	(362,425)
Prepaid expenses	(35,201)	(33,999)	(69,200)
Accrued interest on loans	(59,408)	—	(59,408)
Accounts payable	71,647	24,734	96,381
Accrued expenses	14,000	—	14,000
Accrued registration payments	309,137	232,943	542,080
Deferred revenue	(546,917)	—	(546,917)
Net cash flow from operating activities	(1,032,937)	(776,695)	(1,809,632)

Cash flows from investing activities:		—
Investment in ResponzeTV	(5,100,000)	—	(5,100,000)
Loan receivable	(2,000,000)	—	(2,000,000)
Payments for licenses	—	(1,006,010)	(1,006,010)
Payments for patents	(31,811)	(25,000)	(56,811)
Investment in securities	(450,000)	—	(450,000)
Net cash flow from investing activities	(7,581,811)	(1,031,010)	(8,612,821)

Cash flows from financing activities:
Net proceeds from sales of preferred stock	12,339,078	2,995,000	15,334,078
Purchase and retirement of common shares		(475,811)	(475,811)
Net cash flow from financing activities	12,339,078	2,519,189	14,858,267

Net increase in cash and cash equivalents	3,724,330	711,484	4,435,814
Cash and cash equivalents at beginning of year	711,484	—	—
Cash and cash equivalents at end of year	$4,435,814	$711,484	$4,435,814

Supplemental cash flow information:
Series C Preferred and warrants issued in exchange	33,404,543	—	33,404,543
Investment in ResponzeTV	(330,744)	—	(330,744)
Transfer of inventory as part of investment in securities	130,000	—	130,000
Transfer of sublicense as part of investment in securities	198,914	—	198,914
Dividends paid in the form of Series C Preferred	309,564	—	309,564
Common stock issued for patent, at fair value	420,000	720,000	1,140,000
Common stock issued for license, at fair value	—	352,500	352,500
Series D Preferred and warrants issued in exchange	14,047,580	—	14,047,580

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)
Period from August 21, 2006 (inception) to June 30, 2008

	Common Stock		Paid-in	Other Comprehensive	Accumulated
	Shares	Amount	Capital	Income (Loss)	Deficit	Total
Balance, November 22, 2006 (unaudited)	6,485,000	$65	$254,264	$—	$(254,329)	$—
Recapitalization	7,300,000	73	(400,215)	—	254,329	(145,813)
Beneficial conversion on Series A Preferred offering (1)	—	—	1,173,510	—	—	1,173,510
Allocation of deferred finance costs (2), (1)	—	—	(911,135)	—	(157,303)	(1,068,438)
Placement agent warrants (1)	—	—	2,492,312	—	—	2,492,312
Accretion to redemption value (1)	—	—	—	—	(3,000,000)	(3,000,000)
Accrual of dividends on Series A Preferred	—	—	—	—	(34,167)	(34,167)
Net loss for the three months ended December 31, 2006	—	—	—	—	(17,857,636)	(17,857,636)
Balance, December 31, 2006	13,785,000	$138	$2,608,736	$—	$(21,049,106)	$(18,440,232)
Issuance related to license agreement	15,000	-	52,500	—	—	52,500
Accrual of Series A Preferred dividends	—	-	—	—	(41,687)	(41,687)
Net income for the three months ended March 31, 2007	—	-	—	—	1,884,327	1,884,327
Balance, March 31, 2007	13,800,000	$138	$2,661,236	$—	$(19,206,466)	$(16,545,092)
Reclassification of amount out additional paid in capital	—	—	(49,999)	—	—	(49,999)
Reclassification of Series A to a liability (3), (1)	—	—	(1,600,270)	—	—	(1,600,270)
Reclassification of warrants to liability-Series A (4)	—	—	(4,202,366)	—	(909,504)	(5,111,870)
Accrual of Series A Preferred dividends	—	—	—	—	(112,781)	(112,781)
Accrual of Series B Preferred dividends	—	—	—	—	(5,833)	(5,833)
Issuance of 1,000,000 warrants to consultant	—	—	2,471,401	—	—	2,471,401
Issuance related to patent agreement	200,000	2	719,998	—	—	720,000
Net loss for the three months ended June 30, 2007	—	—	—	—	(8,190,594)	(8,190,594)
Balance, June 30, 2007	14,000,000	$140	$—	$—	$(28,425,178)	$(28,425,038)
Net income for the three month period ended September 30, 2007	—	—	—	—	2,725,814	2,725,814
Balance, September 30, 2007	14,000,000	$140	$—	$—	$(25,699,364)	$(25,699,224)

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) (continued)
Period from August 21, 2006 (inception) to June 30, 2008

Beneficial conversion on Series C Preferred-Stock Financing (5)	—	—	2,766,833	—	—	2,766,833
Allocation of deferred finance costs associated with Series C Preferred-Stock Financing (6), (5)	—	—	(5,231,442)	—	—	(5,231,442)
Placement agent warrants on Series C Preferred-Stock Financing (5)	—	—	5,198,797	—	—	5,198,797
Investor warrants on Series C Preferred-Stock Financing (5)	—	—	3,633,167	—	—	3,633,167
Accretion to redemption value on Series C Preferred-Stock Exchange	—	—	—	—	(6,400,000)	(6,400,000)
Investor warrants-Stock Exchange	—	—	17,796,834	—	—	17,796,834
Registration payments net of dividends rolled into financing	—	—	—	—	—	—
Reclassification of warrants to equity (7)	—	—	4,008,912	—	—	4,008,912
Employee stock compensation	—	—	450,000	—	—	450,000
Employee stock option compensation	—	—	607,705	—	—	607,705
Employee exercise of stock options	27,778	—	—	—	—	—
Stock issued for legal work associated with Preferred C and SB2	35,334	—	77,000	—	—	77,000
Net loss for the three month period ended December 31, 2007	—	—	—	—	(38,392,805)	(38,392,805)
Balance, December 31, 2007	14,063,112	$140	$29,307,806	$—	$(70,492,169)	$(41,184,223)
Cashless exercise of warrants	38,400	—	—	—	—	—
Stock issued for patent	200,000	2	419,998	—	—	420,000
Net loss for the three month period ended March 31, 2008	—	—	—	—	11,802,971	11,802,971
Balance, March 31, 2008	14,301,512	$142	$29,727,804	$—	$(58,689,198)	$(28,961,252)
Preferred Series D issuance	—	—	2,553,378	—	(316,615)	2,236,763
Accretion of Series C Preferred	—	—	—	—	(9,513,273)	(9,513,273)
Accretion of Series D Preferred	—	—	—	—	(7,000,000)	(7,000,000)
Cashless exercise of warrants	131,880	2	(2)	—	—	—
Stock issued as compensation for services	42,500	1	51,624	—	—	51,625
Fair value adjustment on available for sale securities	—	—	—	$(31,135)	—	(31,135)
Net income for the three month period ended June 30, 2008	—	—	—	—	8,345,134	8,345,134
Balance, June 30, 2008	14,475,892	$145	$32,332,804	$(31,135)	$(67,173,952)	$(34,872,138)

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) (continued)
Period from August 21, 2006 (inception) to June 30, 2008

Explanatory Notes:
(1)
The initial classification of the Series A Preferred Stock was in the mezzanine section of the balance sheet, outside of stockholders’ equity. These amounts reflect the effects of the financing on stockholders’ equity. See Note 10 for details of the allocation.

(2)
Aggregate financing costs were allocated to deferred financing costs and paid-in capital based upon the relative fair values of the financial instruments issued in the financing. Since, as discussed in Note 9, no amount was initially allocated to the mezzanine classification, the amount associated with that financial instrument was recorded as a deemed dividend.

(3)	As discussed in Note 10, the Series A Preferred fell within the scope of Statement 150 on May 22, 2007 and was re-classed to liabilities accordingly.
(4)
Also, as discussed in Note 10, share settlement of share-indexed financial instruments was no longer within the Company’s control as a result of the variable-conversion rate in the Series A Preferred triggered on May 22, 2007. Warrants previously classified in stockholders’ equity required reclassification to derivative liabilities on that date, based upon their fair value. Amounts in excess of paid-in capital were classified as charges to accumulated deficit.

(5)	The classification of the Series C Preferred Stock is in the Mezzanine section of the balance sheet outside of stockholders’ equity.
(6)
Aggregate financing costs were allocated to deferred financing costs, paid in capital and Series C Preferred (Mezzanine) based upon the relative fair values of the financial instruments issued in the financing.

(7)
Upon the exchange of the Series A and B Preferred Stock for Series C Preferred stock, there was no longer a variable conversion rate associated with the Preferred stock financings. Accordingly, share settlement was once again determined to be within the Company’s control and the warrants were reclassified from liabilities to stockholders’ equity.

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS:

Organization

Willowtree Advisor, Inc. ("the Company" or “OmniReliant Holdings, Inc”) was incorporated on June 16, 2004 under the laws of the State of Nevada to offer landscape advisory services. On November 22, 2006, Willowtree Advisor, Inc. entered into a Securities Purchase Agreement with OmniReliant Corporation (“OmniReliant”) and Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company's common stock from Ms. Allison for $475,811. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation. The transaction with Ms. Allison was accounted for as a reduction of additional paid in capital.

Also on November 22, 2006, Willowtree entered into an exchange agreement pursuant to which the Company acquired one hundred percent (100%) of the equity of OmniReliant from, the stockholders of OmniReliant. Contemporaneously, the Company entered into to a securities purchase agreement with an accredited investor for the sale of convertible preferred stock and warrants for an aggregate purchase price of $3,000,000. As a result of the Exchange Agreement, OmniReliant became a wholly-owned subsidiary of the Company and the Company succeeded to the business of OmniReliant as its sole business.

The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, WillowTree (the legal acquirer) is considered the accounting acquiree and OmniReliant (the legal acquiree) is considered the accounting acquirer. A reverse merger is accounted for as the issuance of shares of the accounting acquirer for the net-monetary assets or liabilities of the accounting acquire, accompanied by a recapitalization of stockholders’ equity. The consolidated financial statements of the combined entity will, in substance, be those of the accounting acquire, OmniReliant, which, as discussed below, was organized on August 21, 2006.

Effective December 29, 2006, the Registrant’s name changed from Willowtree Advisor, Inc. to OmniReliant Holdings, Inc. ("the Company").

Nature of Business

OmniReliant Corporation was incorporated on August 21, 2006 under the laws of the State of Florida. The Company is in the development stage and has realized only minor revenues from its planned operations. OmniReliant Corporation (“OmniReliant”) engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels. OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

Until the Company’s products are successfully marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we cannot generate sufficient revenues to continue operations, we will be forced to suspend or cease operations.

Going Concern

The Company is in its development stage and has incurred losses and has used cash in its operating activities while devoting substantially all of its efforts to raising capital and identifying and pursuing businesses opportunities. The Company's total liabilities exceed its total assets and the Company's liquidity is substantially dependent on raising capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuing operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Company's ability to continue as a going concern is dependent upon its ability to raise sufficient capital to implement a successful business plan and to generate profits sufficient to become financially viable. The consolidated financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2- BASIS OF PRESENTATION:

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition — Revenue is recognized when the product is shipped to a customer, or in the limited circumstances, at destination, when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale.

Principles of Consolidation — The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiary.  All significant intercompany accounts, profits and transactions have been eliminated in consolidation.

Use of Estimates — The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Investments in Debt Securities — The Company accounts for its investment in debt securities in accordance with SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities,” and accordingly, classifies them as held-to-maturity, available-for-sale, or trading. Currently, the Company holds available-for-sale debt securities which are recorded at fair value.  Interest income is recognized when earned. Changes in Fair Value of an available-for-sale security are recorded as unrealized gains and losses as a component of stockholders equity.

Cash and Equivalents — Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.

Merchandise Inventories — Merchandise inventories are recorded at the lower of average cost or market. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold.

Intangible Assets — Trademarks and licenses are recorded at cost and those with finite lives are amortized over the estimated periods of benefit. Amortization expense for the year ended June 30, 2008 and June 30, 2007 was $211,839 and $411,965, respectively. See Note 7.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Equity Method Investment—Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee company. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of earnings or losses of the Investee company is reflected in the caption “Impairment in investment in ResponzeTV” in the Consolidated Statements of Operations. The Company’s carrying value in an equity method Investee company is reflected in the caption “Equity-method investment in ResponzeTV” in the Company’s Consolidated Balance Sheets.

The Company reviews for the impairment of investments accounted for under the equity method whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the investee’s operations cannot sustain an earnings capacity which would justify the carrying amount of the investment pursuant to the guidance in paragraph 19(h) of APB 18 “The Equity Method of Accounting for Investments in Common Stock”.

Income Taxes— Deferred income taxes result primarily from temporary differences between financial and tax reporting and operating loss carry forwards. Deferred tax assets and liabilities are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce the deferred tax asset for the portion that is not expected to be realized.

Advertising- Advertising costs are charged to operations when incurred and are included in operating expenses. Advertising costs for the year ended June 30, 2008 and June 30, 2007 were $253,782 and $29,744, respectively.

Loss Per Common Share — The Company applies SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share as they would be anti-dilutive.

Stock Based Compensation - In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) were required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers, SFAS 123(R) was applicable as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

2007 Long Term Incentive Plan

On November 21, 2007 the Company established a Long Term Incentive (the “2007 Incentive Plan”) plan for the purposes of advancing the interests of the Company and our shareholders by providing incentives to certain of our employees and other key individuals who perform services for us, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The 2007 Incentive Plan is administered by a committee (the “Committee”) appointed by the Board of Directors. Currently, the Committee is comprised of all members of the Board of Directors acting as a group. The Committee has the power to interpret the 2007 Incentive Plan and to prescribe rules, regulations and procedures in connection with the operations of the 2007 Incentive Plan. The Committee may delegate administrative responsibilities under the 2007 Incentive Plan to any one or more of its members or other persons, except as may otherwise be required under applicable law or listing standards for an exchange on which the Company’s common stock may be listed. The 2007 Incentive Plan provides for the granting of several types of awards, including stock options, performance grants and other awards deemed by the Committee to be consistent with the purposes of the 2007 Incentive Plan. Awards may be granted alone, or in conjunction with one or more other awards, as determined by the Committee.

The 2007 Incentive Plan was effective as of November 21, 2007, and was approved by the Company’s board of directors. The Company’s shareholders have not voted on approval of the 2007 Incentive Plan. A maximum of two million shares (2,000,000) shares of common stock has been authorized to be issued under the 2007 Incentive Plan in connection with the grant of awards, subject to adjustment for corporate transactions, including, without limitation, any stock dividend, forward stock split, reverse stock split, merger or recapitalization. Of this amount, no more than two million (2,000,000) shares of common stock may be issued as incentive stock options. Common stock issued under the 2007 Incentive Plan may be either newly issued shares, treasury shares, reacquired shares or any combination thereof. If common stock issued as restricted stock, restricted stock units or otherwise subject to repurchase or forfeiture rights is reacquired by us pursuant to such rights, or if any award is cancelled, terminates, or expires unexercised, the common stock which would otherwise have been issuable pursuant to such awards will be available for issuance under new awards. All awards under the 2007 Incentive Plan shall be granted within 10 years of the date the plan was adopted.

The Committee has exclusive discretion to select to whom awards will be granted; to determine the type, size, terms and conditions of each award; to modify or waive, within certain limits, the terms and conditions of any award; to determine the time when awards will be granted; to establish performance objectives; to prescribe the form of documents representing awards under the 2007 Incentive Plan; and to make all other determinations which it deems necessary, advisable or desirable in the interpretation and administration of the 2007 Incentive Plan. At the discretion of the Committee, awards may be made under the 2007 Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, any predecessor or a company acquired by the Company or with which it combines. The Committee has the authority to administer and interpret the 2007 Incentive Plan, and its decisions are final, conclusive and binding. We anticipate that all of our employees and directors will be eligible to participate in the 2007 Incentive Plan.

On December 7, 2007 pursuant to the Long Term Incentive Plan the Company awarded certain employees 350,000 stock options with an exercise price of $1.00 and a term of 5 years. All of the options issued were fully vested on the grant date. The Company has recognized $450,000 of expense related to issuances in the Consolidated Statement of Operations for the twelve month period ended June 30, 2008.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Financial Instruments – Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (Statement 107), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, derivative financial instruments, and redeemable preferred stock that we have concluded is more akin to equity than debt.

We carry cash and cash equivalents, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We carry derivative financial instruments at fair value in accordance with Financial Accounting Standard No. 133 Accounting for Derivative Financial Instruments and Hedging Activities (Statement 133). We carry redeemable preferred stock at either its basis derived from the cash received or fair value depending upon the classification afforded the preferred stock, or embedded components thereof, in accordance with Statement 133 and Financial Accounting Standard No. 150 Financial Instruments with Characteristics of both Equity and Liabilities (Statement 150).

Derivative Financial Instruments – Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as redeemable preferred stock arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by Statement 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Redeemable Preferred Stock – Redeemable preferred stock (and, if ever, any other redeemable financial instrument we may enter into) is initially evaluated for possible classification as liabilities under Statement 150. Redeemable preferred stock classified as liabilities is recorded and carried at fair value. Redeemable preferred stock that does not, in its entirety, require liability classification is evaluated for embedded features that may require bifurcation and separate classification as derivative liabilities under Statement 133. In all instances, the classification of the redeemable preferred stock host contract that does not require liability classification is evaluated for equity classification or mezzanine classification based upon the nature of the redemption features. Generally, any feature that could require cash redemption for matters not within our control, irrespective of probability of the event occurring, requires classification outside of stockholders’ equity. See Note 10 for further disclosures about our redeemable preferred stock.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Registration Payment Arrangements - Certain financial instruments, including convertible preferred stock and the related freestanding warrants issued in connection with those convertible instruments, are subject to registration rights agreements, which impose penalties for our failure to register the underlying common stock by a defined date. These potential cash penalties, which are referred to as registration payment arrangements, are recorded when payments are both probable and reasonably estimable, in accordance with FAS No. 5, Accounting for Contingencies. These liquidated damages were included in the liabilities that were exchanged for the Series C Preferred Stock. Accordingly, we no longer have an obligation to pay registration payments. See Note 10 for additional information related to the exchange.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation requires that the Company recognize in the financial statements the impact of tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006 with the cumulative effect of the change in accounting principle recorded as an adjustment to beginning retained earnings. The adoption of this statement did not have a material impact on the Company's consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Earlier application is encouraged. The adoption of this accounting pronouncement is being evaluated by management.

In September 2006, the Securities and Exchange Commission issued SAB No. 108 "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements", which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable beginning fiscal 2008. The adoption of this statement did not have a material impact on the Company's consolidated financial position or results of operations.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An amendment of ARB No. 51”.SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is did have a material effect on the Company's future financial position or results of operations.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141,(revised 2007), “Business Combinations”. SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement did have a material effect on the Company's future financial position or results of operations.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's future financial position or results of operations.

In March 2008, the FASB issued FASB Statement No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement did not have a material effect on the Company's future financial position or results of operations.

NOTE 4 - ACCOUNTING FOR STOCK BASED COMPENSATION:

Prior to January 1, 2006, the Company accounted for Stock Options and Stock Based Compensation under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations, as permitted by FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006 are based on (a) the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006 are based on the grant-date fair value estimated in accordance with the provisions of SFAS No.123(R). Results for prior periods have not been restated.

As a result of adopting SFAS No.123(R) on January 1, 2006, the Company has recognized $450,000 of expense related to issuances in the Consolidated Statement of Operations for the twelve month period ended June 30, 2008.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - ACCOUNTING FOR STOCK BASED COMPENSATION (CONTINUED):

Stock Options and Warrants:

The following table summarizes the activity related to all Company stock options and warrants for the period from August 21, 2006 (inception) to June 30, 2008:

					Weighted Average
			Exercise Price		Exercise Price
		Stock	Per Share		Per Share
	Warrants	Options	Warrants	Options	Warrants	Options
Outstanding at August 21, 2006	—	—	$—	$—	$—	$—
Outstanding at June 30, 2006	—	—				—
Granted	9,004,000	—	1.00-3.75	—	2.13	—
Exercised	—	—	—	—	—	—
Cancelled or Expired	—	—	—	—	—	—
Outstanding at June 30, 2007	9,004,000	—	1.00-3.75	—	2.13	—
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Cancelled or Expired	—	—	—	—	—	—
Outstanding at September 30, 2007	9,004,000	—	1.00-3.75	—	2.13	—
Granted	23,092,171	350,000	0.75-2.00	1.00	1.72	1.00
Exercised	—	(50,000)	—	(1.00)	—	(1.00)
Outstanding at December 31, 2007	32,096,171	300,000	0.75-3.75	1.00	1.70	1.00
Granted	—	—	—	—	—	—
Exercised	(96,000)	—	(1.25-3.75)	—	(2.29)	—
Outstanding at March 31, 2008	32,000,171	300,000	0.75-3.75	1.00	1.46	1.00
Granted	30,100,000	—	0.50-0.75	—	0.74	—
Exercised	(139,200)	—	(075-3.75)	—	(1.69)	—
Cancelled or expired	—	—		—		—
Outstanding at June 30, 2008	61,960,971	300,000	0.75-3.75	1.00	0.63	1.00
Exercisable at June 30, 2008	61,960,971	300,000	0.75-3.75	1.00	0.63	1.00

The warrants expire at various dates ranging from April 2010 through October 2017.

On January 15, 2009, the Company issued 345,000 stock options to employees. The options have strike prices of $0.50 and expire in five years. The award vests to the benefit of the employee over a three year period. Total grant date fair value of these options amounted to $344,339 and will be recorded as compensation over the vesting period.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOSS PER SHARE:

Components of loss per share for the twelve months ended June 30, 2008 are as follows:

Net loss available to common shareholders	$(38,317,062)

Weighted average shares outstanding:
Basic	14,165,245
Diluted	14,165,245

Loss per share:
Basic	$(2.71)
Diluted*	$(2.71)

*Diluted weighted average per share outstanding for the year ended June 30, 2007 does not include the effect of dilutive Series A and B Preferred Stock and Series A-1, A-2, B-1, B-2, BD-1, BD-2, BD-3, BD-4, BD-5, BD-6, BD-7, BD-8, BD-9, BD-10, BD-11, C-1, C-2, D-1 and consultant warrants because to do so would have been anti-dilutive (see detailed list of anti-diluted shares below). Accordingly, basic and diluted net loss per share for this period is the same.

Components of loss per share for the period from August 21, 2006 (inception) to June 30, 2007 are as follows:

Net loss available to common shareholders	$(27,358,371)

Weighted average shares outstanding:
Basic	10,652,363
Diluted	10,652,363

Loss per share:
Basic	$(2.57)
Diluted*	$(2.57)

*Diluted weighted average per share outstanding for the year ended June 30, 2007 does not include the effect of dilutive Series A and B Preferred Stock and Series A-1, A-2, B-1, B-2, BD-1, BD-2, BD-3, BD-4, BD-5, BD-6 and consultant warrants because to do so would have been anti-dilutive (see detailed list of anti-diluted shares below). Accordingly, basic and diluted net loss per share for this period is the same.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOSS PER SHARE (CONTINUED):

Below is a detailed list of the Company’s common stock equivalents:

Common
Equivalents
Securities

Series C Preferred	20,619,128
Series D Preferred	14,000,000

Warrants:
Class A-1 Warrants	3,000,000
Class A-2 Warrants	3,000,000
Class B-1 Warrants	480,000
Class B-2 Warrants	480,000
Class BD-1 Warrants	300,000
Class BD-2 Warrants	300,000
Class BD-3 Warrants	300,000
Class BD-4 Warrants	1,600
Class BD-5 Warrants	1,600
Class BD-6 Warrants	1,600
Class BD-7 Warrants	821,333
Class BD-8 Warrants	821,333
Class BD-9 Warrants	821,333
Class BD-10 Warrants	700,000
Class BD-11 Warrants	1,400,000
Warrant issued to consultants	1,000,000
Paul Morrison Options	300,000
Class C-1 Warrants	10,266,086
Class C-2 Warrants	10,266,086
Class D-1 Warrants	28,000,000
Total common stock equivalent shares	96,880,099

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - INVESTMENT IN DEBT SECURITIES:

On February 12, 2008, we purchased a face-value $150,000, 6.0% per annum, Convertible Promissory Note from an early-stage, Member-Managed Limited Liability Company in the Media Sector. Principal and interest are payable on February 12, 2010. The Convertible Promissory Note is convertible at our option into Member Units representing an aggregate of 2.0% of the investee’s aggregate member units.

Investments in these debt securities are carried as available-for-sale securities under Statement’s on Financial Accounting Standards No. 115. Debt securities classified as available-for-sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity.

Fair value is based upon the present value of the forward cash-flows, discounted at a credit-risk adjusted rate for similar instruments. The conversion option is considered a fair-value enhancement when such amount is readily convertible into cash, which, as a private, closely held company, it is not currently. Changes in the fair value of available-for-sale debt securities arise from changes in market interest rates for similar instruments and the period remaining to maturity.

Subsequent considerations:

On April 3, 2008, we amended the Convertible Promissory Note to add full-ratchet anti-dilution protection and a “Most Favored Nation” provision which would allow us to exchange the promissory note for any securities issued by the Investee in a subsequent financing on a dollar by dollar basis.

On April 4, 2008, we invested an additional $300,000 and received a Convertible Promissory Note which accrues interest at 6% per year and is due and payable on February 12, 2010. We have the option to convert the note anytime prior to maturity and we would receive Membership Interests equal to the principle balance on the note divided by $10,000,000. This note contains full ratchet anti-dilution protection and a “Most Favored Nation” provision.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INTANGIBLE ASSETS:

Our intangible assets consist of the following at June 30, 2008:

	Carrying	Accumulated
	Amount	Amortization
Intangible Assets:
License agreement	$105,269	$(547,736)
Patent costs	1,169,412	—
Other	3,334	—
Straightening iron agreement	—	(76,068)
Total	$1,278,015	$(623,804)

Aggregate Amortization Expense
For the year ended June 30, 2008	$623,804

Estimated Amortization Expense
Year ending June 30:
2009	$75,729
2010	75,729
2011	95,021
2012	114,396
2013	88,078
2014	88,078
Thereafter	$740,984
	1,278,015

Licensing Agreement - On October 13, 2006, the Company entered into an agreement with a related party. This agreement was subsequently amended on November 20, 2006. Under the terms of the Licensing Agreement the Company obtained the exclusive right and license to certain licensed products through December 31, 2011 with an option to renew for an additional five year period provided all the minimum royalty payments have been paid during the initial term. In consideration of the license granted and the services to be performed, the Company will compensate the other party an annual guaranteed minimum (payable semi-annually) royalty as follows:

Annual		Minimum
Period	Dates	Royalty

1	Effective Date to 12/31/07	$1,000,000
2	1/1/08 to 12/31/08	$400,000
3	1/1/09 to 12/31/09	$400,000
4	1/1/10 to 12/31/10	$400,000
5	1/1/11 to 12/31/11	$400,000

In addition to the minimum royalty payment the Company will also compensate the other party a sales royalty of eight percent (8%) on each annual period's net sales made in all venues other than infomercials; a minimum of three percent (3%) on each annual period's net sales made through infomercials and four percent (4%) should the revenues exceed media expenditures by a three to one media ratio. The sales royalty is payable on a quarterly basis within forty-five (45) days after the close of the prior quarter's sales. The payment of sales royalties are credited against the guaranteed minimum royalty payment for any annual period.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INTANGIBLE ASSETS (CONTINUED):

In addition to the sales royalties and guaranteed minimum royalties being paid the Company also delivered three million (3,000,000) shares of the Company's common stock, which represented 25% of the issued and outstanding common stock on that date.

On November 20, 2006 the Licensing Agreement was amended to change the date of the first annual Guaranteed Minimum Royalty payment from thirty (30) days following the effective date to January 3, 2007. In addition, the amendment revised subsequent payments to occur on January 1st and July 1st of each annual period. On November 22, 2006 the Company made a payment of $850,000 pursuant to this agreement. On January 10, 2007 the Company made a payment of $150,000 pursuant to the licensing agreement. The payment was the final payment of the $1,000,000 initial installment due under the agreement.

For the year ended June 30, 2008 and June 30, 2007 the Company recognized $162,021 and $385,715 of expenses related to this agreement.

Straightening Irons Agreement - On February 12, 2007, the Company entered into an agreement with a manufacturer of straightening irons. Pursuant to the terms of the contract the Company  agrees to pay Licensor a Royalty payment of one percent (1.0%) of the Adjusted Gross Collected Revenues (“AGCR”), defined below, on all revenues generated from the sale of the Product and up-sells of like category sold in connection with the Product and through the inbound call. The Royalties shall be paid quarterly, along with sufficient reports justifying the calculation of the Royalty payments. Should the Infomercial’s performance exceeds a two point two five (2.25X) times the media ratio, meaning the revenues generated by the Infomercial, less returns and charge backs exceed two and one quarter times the expenditures on the media ratio (the “Media Ratio”), the Royalty shall increase to two and one half percent (2.5%) of the AGCR. Should the Media Ratio exceeds three times (3X) Media Ratio the Royalty shall be bumped to three and one half percent (3.5%) and if the Media Ratio exceeds three and one half times (3.5X) the Royalty shall be four percent (4%) and in the event the Media Ratio exceeds four times Media Ratio the Royalty shall be boosted to five percent (5%). The Royalty on sales in all other channels of distribution except Live Shopping shall be five percent (5%) of the wholesale revenues. Licensor shall receive six percent (6%) Royalty for Live Shopping on wholesale revenues less returns. Upon the execution of this Agreement, ORH shall issue Licensor 15,000 common shares of OmniReliant Holdings, Inc. (ORHI) which shall be restricted stock and subject to the SEC 144 Rules.

Adjusted Gross Collected Revenues.“AGCR” shall mean ORH’s Gross Revenue from sales of the Products, less all of the following:

(a)	Shipping & Handling, credit card fees, refunds, credits or other allowances on business, as actually incurred and as reserved for (“Returns”);not

(b)	Sales, excise, use, value added or any like taxes;

(c)	Cost of goods for purposes of liquidation or closeout (“Liquidation Sales”). Licensor shall have the first right of refusal to purchase the liquidation inventory at a penny above ORH’s best offer.

The reserve for Returns and un-collectibles shall initially be ten percent (10%) of Adjusted Gross Revenues, and shall be adjusted periodically based upon actual experience.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INTANGIBLE ASSETS (CONTINUED):

The Company shall have the right to sell and distribute the Products at such prices, and on such terms and conditions (including shipping and handling charges) as ORH may establish. In the event that ORH fails, during the one-year period commencing upon Rollout and continuing thereafter, to generate $2,000,000 in Product sales per year (“Minimum Quantities”), Licensor may provide 30 days prior written notice to ORH make ORH’s rights hereunder non-exclusive. For the life of the Product, ORH or a designated third party, such as the manufacturer, on behalf of ORH will maintain and keep in force product liability insurance with an insurer approved by Licensor in the amounts not less than $2,000,000 per occurrence and $5,000,000 in the aggregate covering all Products licensed by ORH from Licensor. ORH, Licensor and, upon ORH’s request, any of ORH’s subsidiaries, affiliates or sub-licensees who are involved with the marketing and distribution of the Products) shall be named as additional insured on all such insurance policies, each of which shall be endorsed so as to provide at least 30 days notice to ORH of its cancellation, termination or non-renewal.

For the year ended June 30, 2008 the Company recognized $26,249 of amortization expense related to this agreement. For the year ended June 30, 2007 the Company recognized $26,251 of amortization expense related to this agreement.

Patent Application Agreement - On June 18, 2007, OmniReliant Holdings, Inc. (“the Company”) entered into an Agreement for Acquisition of a Patent Application with Product & Technology Partners LLC. Pursuant to the Agreement, the Company acquired from Seller the rights to a patent-pending self-warming topical pharmaceutical product capable of delivering salicylic acid in a foam suitable for consumer use. In consideration for the rights to the product, the Company agreed to pay Seller in the following manner:

a)
Upon execution of the Agreement, the Company paid Seller (i) an aggregate of Twenty Five Thousand dollars ($25,000) and (ii) issued to the Seller Two Hundred Thousand (200,000) shares of the Company’s common stock.

b)
Following the completion of due diligence (which shall be six months from the date of the Agreement), if the Company is satisfied with the Product and intends to offer Product for sale, the Company shall pay to Seller Twenty Five Thousand dollars ($25,000).

c)
The Company shall also pay Seller installment payments of up to a maximum of Four Hundred Thousand Dollars ($400,000), payable over a period of 4 years beginning six months from the date of the Agreement. If no revenues are generated from the sale of the Product, no installment payments shall be due.

On January 22, 2008 the Company paid the additional $25,000 pursuant to the terms listed above.

The Company has received a written opinion issued by the USPTO as International Search Authority and a response was filed as entering Chapter ii of the PCT designating the USPTO as International Examining Authority. The Company has consulted with the scientist regarding the application and we believe the technology has many future uses. Once approved, the Company plans to market and sell products using the technology acquired.

The Company estimates the patent pending application will take up to 3 years to go through the approval process. At such time the Company will begin amortizing the cost over 20 years, the useful life of the asset.

In the event additional assistance is required with the patent pending application or development of a product the members of Product & Technology Partners, LLC have agreed to work with the Company on a consulting basis.

For the year ended June 30, 2008 and 2007 the Company did not recognize any expense related to this agreement.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – INTANGIBLE ASSETS (CONTINUED):

The Company entered into a patent agreement on January 24, 2008. Amortization expense related to the agreement for the year ended June 30, 2008 was 23,569. In addition, 200,000 shares were issued in connection with this agreement.

NOTE 8 - COMMITMENTS & CONTINGENCIES:

Consulting Agreement - On October 1, 2006 the Company entered into a six (6) month consulting agreement with Harrington Business Development, LLC (“HBD”) to provide services related to the creation, production, and editing of infomercials and also to consult the Company on marketing and distribution of its products. In consideration for the services performed the Company will compensate HBD $15,000 per month. On April 1, 2007 the Company verbally extended the term of the Harrington Business Development, LLC consulting agreement for an additional 3 months. The shareholders of HBD are also shareholders of the Company. For the year ended June 30, 2008 and 2007 the Company recognized $-0- and $135,000 of expense related to this agreement.

Employment Agreement - On October 31, 2006 the Company entered into an employment agreement with Paul Morrison to act as its Chief Operating Officer and President. Under the terms of the agreement Mr. Morrison's contract will be for a term of two (2) years with automatic successive two (2) year term renewals subject to a notice of non-renewal. In consideration for the services he is to receive a base salary of $120,000 per year with annual pay increases of ten percent (10%); incentive bonus of one and half percent (1.5%) of pretax profits on the sales of certain products payable the day after the Company's 10-KSB annual report is filed with the SEC; the issuance of 300,000 shares the Company's restricted common stock payable as follows: 150,000 shares upon execution of the agreement and 150,000 shares on the first anniversary of employment with the Company. On October 31, 2006, prior to the recapitalization, OmniReliant Corporation issued Mr. Morrison 150,000 shares and recorded $15,000 of stock compensation expense related to this agreement.

Assignment of Contract - On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”) to assume a marketing and distribution agreement RIM had with a third party manufacturer of spa related products. The original agreement was entered into on September 25, 2006 for a term of twelve (12) months. The agreement gives the Company exclusive rights to market and distribute the product in the United States and Canada. The Company also received the non-exclusive right to all other countries. The shareholders of RIM are also shareholders of the Company.

International Distribution Agreement - On March 19, 2007, the Company entered into an International Distribution Agreement with Reliant International Media LLC. Pursuant to the Agreement, the Company has granted Reliant the exclusive right to represent the Company with respect to sales of certain products through retail distribution channels in the United Kingdom, Japan and Korea. The products covered by the agreement include any and all products marketed by the Company under the Kathy Hilton name, likeness or brand, excluding all perfume and perfume related products. In consideration for Reliant’s marketing services, the Company has agreed to pay to Reliant a royalty equal to ten percent of the Company’s gross revenues. The shareholders of Reliant International Media are also shareholders of the Company. For the year ended June 30, 2008 and 2007 the Company has not recognized any expense related to this agreement.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS & CONTINGENCIES (CONTINUED):

Public Relations Agreement - On April 27, 2007 the Company entered into a three year consulting agreement with a public relations firm. Pursuant to the terms of the agreement the Company will pay the following as compensation for services: $7,500 payable each month; 1,000,000 warrants with a term of 3 years, issued at the onset, entitling the holder to purchase shares of the Company’s common stock at an exercise price of $1.00 per share; exclusive rights to all future public relation contracts awarded to the Company for Kathy Hilton licenses; and compensation at the rate of 3% of projected gross wholesale sales per year on all future Kathy Hilton licenses awarded to the Company. For the year ended June 30, 2008 and 2007 the Company recognized $90,000 and $2,490,151 of expenses related to this agreement. No warrants were issued for the twelve months ended June 30, 2008. For the year ended 2007 $2,471,401 was associated with the 1,000,000 warrants which were issued.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock Purchase Agreement

On November 22, 2006 the Company and OmniReliant entered into a securities purchase agreement with the Company's then principal stockholder, Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company's common stock from Ms. Allison for a purchase price of $475,811. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation. The transaction with Ms. Allison was accounted for as a reduction of additional paid in capital.

Exchange Agreement

Pursuant to the Exchange Agreement, dated November 22, 2006, the Company issued 12,300,000 shares of common stock to the OmniReliant stockholders. The common stock was issued to the following stockholders pursuant to the Exchange Agreement:

Number of
Name	Shares
Apogee Financial Investments, Inc.	3,000,000
ZTZ Trust Inc.	3,000,000
Kevin Harrington	1,500,000
Tim Harrington	1,500,000
KRH Licensing Company, LLC	3,000,000
Paul Morrison	300,000
Total	12,300,000

Public Relations Agreement - On April 27, 2007 the Company entered into a three year consulting agreement with a public relations firm. Pursuant to the terms of the agreement the Company issued 1,000,000 warrants with a term of 3 years, issued at the onset, entitling the holder to purchase shares of the Company’s common stock at an exercise price of $1.00 per share. For the year ended June 30, 2008 and 2007 the Company recognized expense of $2,490,151 and $2,490,151, respectively, associated with the 1,000,000 warrants which were issued. The value of the warrants was determined by using the Black-Scholes option pricing model. For the year ended June 30, 2008, the Company used a volatility percentage of 23.6%, a risk free interest rate of 5.00%, and an expected life of 1 ½ years in calculating the fair value. See “Public Relations Agreement” above for additional details. For the year ended June 30, 2007, the Company used a volatility percentage of 23.6%, a risk free interest rate of 5.00%, and an expected life of 1 ½ years in calculating the fair value. See “Public Relations Agreement” above for additional details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS’ EQUITY (CONTINUED):

As more fully discussed in Note 10, these warrants were reclassified to liabilities on May 22, 2007, and are carried at their fair values, with adjustments to income.

Patent Application Agreement - On June 18, 2007, the Company entered into an Agreement for Acquisition of a Patent Application. The Company upon execution of the Agreement issued to the Seller Two Hundred Thousand (200,000) shares of the Company’s common stock. For the year ended June 30, 2008 and June 30, 2007 the Company did not recognize any expense related to this agreement. See “Patent Application Agreement” above for additional details.

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS:

This footnote includes (i) the details of our redeemable preferred stock, (ii) our accounting for the Series A, Series B, Series C, and Series D Financing Transactions both on the inception dates and thereafter, (iii) our consideration related to and accounting for warrants issued in these transactions and (iv) registration payment arrangements extended to the investors.

Series A, Series B, Series C, and Series D Convertible Preferred Stock:

The Company is authorized to sell or issue 100,000,000 shares of preferred stock.

On November 22, 2006, we designated 3,000 shares of our preferred stock as Series A 10% Convertible Preferred Stock (“Series A Preferred”). On May 25, 2007, we designated 1,000 shares of our preferred stock as Series B 10% Convertible Preferred Stock (“Series B Preferred”). On October 18, 2007, we designated 10,620,000 shares of our preferred stock as Series C Convertible Preferred Stock (“Series C Preferred”). On April 30, 2008, we designated 7,000,000 shares of our preferred stock as Series D Convertible Preferred Stock (“Series D Preferred”).The Series A has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000, plus accrued dividends, if any. The Series B has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000. The Series C has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1.00. The Series D has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1,000. The Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred were convertible into our common stock at stated conversion prices of $1.00, $1.25, $0.75, and $0.50 respectively, based upon the stated value. The conversion prices are subject to anti-dilution protection for (i) traditional capital restructurings, such as splits, stock dividends and reorganizations and (ii) sales or issuances of common shares or contracts to which common shares are indexed at less than the stated conversion prices.

Holders of the Company’s Series C and D Preferred are not entitled to dividends. Holders of the Company’s Series A Preferred and the Series B Preferred (collectively the “Series A and B Preferred”) were entitled to cumulative dividends at the rate per share of 10% per annum, payable quarterly on January 1, April 1, July 1 and October 1. Dividends were payable in cash or common stock, as follows: (a) if funds were legally available and certain equity conditions, described below, have not been met during the preceding five consecutive trading days payment must be in cash; (b) if funds were available and the equity conditions have been met during the five preceding trading days the payment may be made, at the sole election of the Company, in either cash or common shares (at a 10% discount to the trading market price, as defined in the Certificate of Designation).

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The Certificate of Designation provided that dividends were cumulative and unconditionally payable, even in the absence of a Board declaration. Accordingly, we accrued dividends as they were earned. As of October 18, 2007, (the date the Series A and B Preferred were exchanged for Series C Preferred), we had accrued $285,355 and $24,209 in dividends related to the Series A and B Preferred shares, respectively. Preferred stock dividends are recorded as a reduction of stockholders’ equity. However, we also reflect preferred stock dividends as a reduction of our net loss for purposes of calculating income (loss) applicable to common stockholders and our net loss per common share.

As discussed in more detail in this footnote, the Series A and B Preferred Stock were exchanged for Series C Preferred Stock and Warrants.

The Series C and Series D Preferred are redeemable for cash in an amount representing the stated value. The following events give rise to a redemption triggering event:

•	The Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

•
Unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in the Certificate of Designation, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 20 calendar days after the date on which written notice of such failure or breach shall have been delivered;

•	The Corporation shall be party to a Change of Control Transaction;

•	There shall have occurred a Bankruptcy Event;

•	Any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for greater than $100,000.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

If the Company fails to pay the Triggering Redemption amount on the date it is due, interest will accrue at a rate equal to the lesser of 18% per year, or the maximum rate permitted by applicable law, accruing daily from the date of the Triggering event until it is paid in full.

Sales of Series A and Series B Preferred Stock and Warrants:

On November 22, 2006 and May 25, 2007, we sold 3,000 Series A Preferred shares and 600 Series B Preferred shares, respectively, plus two tranches of warrants with each financing. We also issued warrants to placement agents. The following table illustrates details of the sales of these financial instruments:

	Series A	Series B	Total
Gross proceeds	$3,000,000	$600,000	$3,600,000
Financing costs paid in cash	(475,000)	(95,000)	(570,000)
Net proceeds	$2,525,000	$505,000	$3,030,000

Common shares indexed to financial instruments:
Series A and B Preferred	3,000,000	480,000	3,480,000
Investor warrants:
Tranche A/B-1	3,000,000	480,000	3,480,000
Tranche A/B-2	3,000,000	480,000	3,480,000
Placement agent warrants	900,000	144,000	1,044,000
	9,900,000	1,584,000	11,484,000

Apogee Financial Investments, Inc., a company owned by certain of our stockholders, received cash fees of $125,000 for consulting and due diligence services rendered in connection with the transactions, which amount is included in the financing costs paid in cash in the table above.

The following table illustrates the terms of the warrants issued in connection with the Series A and B Preferred Financings:

	Strike Price	Term
Warrant terms:
Tranche A-1	$1.50	5 years
Tranche A-2	$3.00	10 years
Tranche B-1	$1.87	3 years
Tranche B-2	$3.75	5 years
Placement agents:
Series A Financing	$1.00—$3.00	10 years
Series B Financing	$1.25—$3.75	10 years

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following tables illustrate (i) how the net proceeds arising from each of the Series A Preferred and Series B Preferred financing was allocated on the financing inception dates and (ii) how the aggregate financing costs (both cash and warrant consideration) were allocated on the inception dates:

Classification	Series A	Series B	Total
Redeemable preferred stock (mezz)	$—	$—	$—
Redeemable preferred stock (liability)	—	(780,000)	(780,000)
Derivative warrants (investor warrants)	(16,342,550)	(1,655,567)	(17,998,117)
Beneficial conversion feature	(1,173,510)	—	(1,173,510)
Derivative put liability	(834,826)	—	(834,826)
Day-one derivative loss	15,350,886	1,835,567	17,186,453
Gross proceeds	$3,000,000	$600,000	$3,600,000

The accounting and reporting for complex financing transactions that embody multiple financial instruments, some of which are features embedded within financial instruments, can best be described as a step-by-step process where the terms and features of the financial instruments are compared to multiple standards in a hierarchy of decision making. The following summarizes this process and conclusions during the process.

As an initial consideration, we are required to consider whether the Series A and B Preferred Stock are, by their terms, financial instruments that require liability classification under Statements on Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Equity and Liability. Statement 150 generally provides that financial instruments that are issued in the form of shares that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities. Neither the Series A Preferred nor the Series B Preferred provide for their redemption on fixed or determinable date. In addition, events that could give rise to cash redemption are conditional and not certain to occur.

•
Series A Preferred—November 22, 2006—The Series A Preferred did not require liability classification on  the inception date because the contract did not provide for a fixed or determinable redemption (an unconditional payment requirement) and events that could give rise to cash redemption were conditional and not certain to occur on the inception date. However, other standards exist that provide for classification of redeemable securities outside of stockholders’ equity when, irrespective of probability, contingent redemption events are outside of the issuer’s control. As a result, the Series A Preferred required classification outside of stockholders’ equity on the inception date.

•
Series B Preferred—May 25, 2007—The Series B Preferred has terms and features consistent with those embodied in the Series A Preferred. However, as more fully discussed below, on the issuance date the Company’s ability to share settle any of its share-indexed financial instruments was not within its control, due to the triggering of the variable-share-indexed conversion feature in the Series A Preferred. Because share settlement was not within the Company’s control, net cash settlement was assumed and the Series B Preferred was initially classified in liabilities, at fair value.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The terms and conditions of the Series A Preferred were also subject to evaluation under Statement 133. Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

In considering the application of Statement 133, we identified those specific terms and features embedded in the contracts that possess the characteristics of derivative financial instruments. Those features included the conversion option, redemption features and other equity-indexed terms and conditions. In evaluating the respective classification of these embedded derivatives, we are required to determine whether the host contract (the Series A and B Preferred) is more akin to a debt or equity instrument in regards to the risks. This determination is subjective. However, in complying with the guidance provided in EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under Statement No. 133 we concluded, based upon the preponderance and weight of all terms, conditions and features of the host contracts, that the Series A Preferred was more akin to an equity instrument for purposes of considering the clear and close relation of the embedded feature to the host contract. Based upon this conclusion, we further concluded that (i) the equity indexed and settled embedded features did require derivative liability classification and (ii) certain redemption features (that is, features that afford the investor the right to put the instruments for cash) required bifurcation and classification as compound embedded derivative liabilities, at fair value on the inception date. These amounts are reflected in the table above as derivative put liabilities and are valued using multiple, probability-weighted cash flow outcomes and market discount rates that are commensurate with our estimated credit risk.

Although, as described above, the embedded conversion feature did not require liability classification under Statement 133, we were required to consider if the hybrid preferred contracts embodied beneficial conversion features (“BCF”). A BCF is present when the “effective” conversion price ascribed to the conversion feature has intrinsic value. Further, a BCF is accounted for as a component of paid-in capital on the inception date. As reflected in the tables above, the Series A Preferred was found to have a BCF. The aggregate BCF at its intrinsic value amounted to $9,326,490. This amount gives effect to the (i) the trading market price on the contract dates and (ii) the effective conversion price of each preferred issuance after allocation of proceeds to all financial instruments sold based upon their relative fair values. Notwithstanding, BCF was limited to the value ascribed to the remaining hybrid contract (using the relative fair value approach). Accordingly, the BCF allocated to paid-in capital amounted to $1,173,510.

In determining how the basis of the hybrid instruments would be allocated to the host contracts, detachable warrants, and the embedded conversion features, we utilized the guidance of Statement 133 Implementation Issue No. B-6 (“DIG Issue B6”) provided by the Derivatives Implementation Group. DIG Issue B6 provides that the initial carrying values of the host contract component and the embedded derivative components of a hybrid instrument should be determined by recording the embedded derivative at fair value and determining the initial carrying value assigned to the host contract as the difference between the basis of the hybrid instrument and the fair value of the embedded derivatives (a “with and without” method based on the fair value of the embedded derivative). Since there were warrants issued concurrently with the host instrument and a BCF calculated upon inception, these components also needed to be considered when calculating the value to be assigned to the host instrument. When we evaluated the warrants, we concluded that equity classification was not appropriate for the investor warrants under EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. Accordingly the proceeds from the issuance of the debt and the detachable warrants was first allocated to the debt and the warrants based on their relative fair values as described in APB 14. The embedded derivatives in the debt instrument that required bifurcation (put liability) were then bifurcated at their fair values from the proceeds allocated to the debt under APB 14 and then the BCF was calculated. After the allocation process, any residual proceeds would be allocated to the debt host, however, the aggregate fair values of the warrants, put and BCF exceeded the gross proceeds so we recognized a day-one derivative loss as indicated.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

As discussed above, the initial allocation of the basis in the Series A Preferred Financing transaction resulted in no basis ascribed to the redeemable preferred stock. According to EITF D-98 Classification and Measurement of Redeemable Securities, if the security is not currently redeemable and it is not probable that the security will be become redeemable, accretion to face value is not necessary. The Series A Preferred is convertible upon inception and there was no persuasive evidence that the Preferred Stock would not be redeemed. Based on this information, redemption could not be considered “not probable” of occurring and accretion was necessary. Redeemable preferred stock is required to be accreted to its redemption values through periodic charges to retained earnings or, if no term of redemption is embodied in the contract, as is the case of the Series A Preferred, on the date of issuance. As a result, a day-one deemed dividend of $3,000,000 was recorded to accrete the Series A Preferred to its redemption value.

The allocation of the basis of the Series A and Series B Financing transactions required the allocation to certain financial instruments at their respective fair values, and these fair values in each instance exceeded the cash proceeds obtained from the transactions. As a result, we were required to record day-one derivative losses in connection with these transactions because fair value was the required standard.

Subsequent and Ongoing Classification Considerations:

The evaluation of the classification of the Series A and B Preferred was required at each reporting date. Statement 150 requires reclassification of financial instruments otherwise classified in stockholders’ equity or redeemable preferred stock to liabilities when the conditional redemption becomes certain of occurrence. On May 21, 2007 and thereafter we were in default under the terms and conditions of the Series A Preferred due to non-registration of the underlying common shares (also see registration rights, below). On that date, the Series A Preferred Stock became redeemable for cash at 130% of the stated value, or $3,900,000, or, at the holder’s option, in the number of common shares equal to the cash redemption price divided by the 75% of the trading market price. The operation of the feature related to the holder’s rights to redeem in common shares has rendered the number of shares necessary to share-settle the contract (and our other share-indexed financial instruments) indeterminate. Therefore, share settlement of the Series A Preferred, and all other of our share-indexed financial instruments was presumed to no longer to be within our control. The triggering of the redemption and the share-settlement feature of the Series A Preferred had the following financial effects:

•
The Series A Preferred required reclassification from its mezzanine classification to liabilities, at fair value, because the redemption is no longer conditional. This reclassification was accomplished by transferring the fair value from the mezzanine classification and joining the put derivative (that was fair valued on the date of the redemption triggering event with a charge to income).

•
The Series B Preferred Stock, although possessing terms and conditions similar to those of the Series A Preferred was not afforded equity classification because share-settlement is presumed not to be within the Company’s control. In addition, investor and placement agent warrants issued with the Series B Preferred did not achieve equity classification for this same reason.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

•
Other share-indexed financial instruments, such as warrants, required reclassification to liabilities because our ability to share-settle those instruments was no longer within our control. This reclassification was accomplished by transferring the fair value of these instruments from stockholders’ equity to liabilities at their fair values. They require ongoing fair value measurement. See “Warrant Considerations,” below.

The following table illustrates the activity with respect to each of the Series A and Series B Preferred from their respective inception dates to June 30, 2008:

	Series A	Series B	Total
Mezzanine
Initial allocation of Series A Preferred in the mezzanine	$—	$—	$—
Accretion to redemption value	3,000,000	—	3,000,000
Reclassification to liabilities	(3,000,000)	—	(3,000,000)
Redeemable preferred stock	$—	$—	$—
Liabilities
Reclassification from mezzanine	$3,000,000	$—	$3,000,000
Reclassification from paid-in capital	1,600,270	—	1,600,270
Reclassification from derivative	599,730	—	599,730
Initial allocation of Series B Preferred in liabilities	—	780,000	780,000
Redeemable preferred stock (liabilities)	5,200,000	780,000	5,980,000
Exchanged for Series C Preferred	(5,200,000)	(780,000)	(5,980,000)
	$—	$—	$—

When the redeemable preferred stock was reflected in liabilities, the value was based upon the redemption values calculated as follows:

•
Series A—This amount represents the common stock equivalent value associated with the holders’ redemption alternative to require the Company to settle the debt in common stock, in the number of shares equal to the cash redemption amount (130% of the stated value) divided by 75.0% of the trading market value.

•
Series B—This amount represents only the cash redemption value because, unlike the Series A Preferred holders, the Series B Preferred holders did not have the right to require redemption in common stock.

•
The shares underlying the investor warrants were subject to firm registration rights. That is, we were required to deliver registered shares, and the Registration Rights Agreement did not specify how the warrant contract would be settled in the event that we are unable to deliver registered shares. As a result, net-cash settlement was assumed under the standard. That ultimate assumption required us to classify the warrants as derivative liabilities at their fair values and account for the warrants at fair value with changes recognized in income.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

•
The shares underlying the placement agent warrants are not subject to the registration rights. Accordingly, the placement agent warrants issued with the Series A Preferred Financing were afforded equity classification. On May 21, 2007, however, our ability to share-settle our share-indexed financial instruments was placed out of our control because the number of shares necessary to share-settle the Series A Preferred became indeterminate and we potentially could have insufficient authorized shares to settle all of our share-indexed financial instruments. On that date, the warrants issued with the Series A Preferred required reclassification to liabilities. Subsequently, on May 25, 2007, the placement agent warrants issued with the Series B Preferred Financing did not achieve equity classification for this reason. The Series A and Series B Preferred Stock were exchanged for Series C Preferred Stock and warrants on October 18, 2007, as discussed in the following section. Upon the exchange of the Series A and B Preferred Stock for Series C Preferred Stock, there was no longer a variable conversion rate associated with the Preferred Stock Financings. Accordingly, share settlement was again determined to be within the Company’s control and the placement agent warrants from the Series A and B Financings were reclassed to equity.

Note: In accordance with SFAS 150, the carrying amount of the Series A and B Preferred Stock were measured at fair value when the instruments were classified as liabilities. Certain provisions in the Preferred Stock were considered when determining the fair value of the instrument. There was no right to participate in earnings, the liquidation preference of the Preferred Stock was the same as the stated rate, there were no voting rights and the Preferred Stock was not redeemable by the Company, so no value was ascribed to these provisions. There was also no value ascribed to the cumulative dividend feature since the Company was unable to pay its dividend from earnings. Accordingly, the fair value approximates the redemption value of the Preferred Stock which is calculated as a common stock equivalent value based upon observable market prices.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Sale and Exchange of Series C Preferred Stock:

On October 18, 2007, we sold 6,400,000 Series C Preferred shares plus two tranches of warrants. We also issued warrants to placement agents. On October 18, 2007, we also exchanged all outstanding Series A Preferred, and Series B Preferred, for 3,909,564 shares of Series C Preferred and two tranches of warrants. The following table illustrates details of the sales of these financial instruments:

	Series C Financing	Series C Exchange	Total
Gross proceeds	$6,400,000	$—	$6,400,000
Financing costs paid in cash	(340,000)	—	(340,000)
Net proceeds	$6,060,000	$—	$6,060,000

Common shares indexed to financial instruments:
Series C Preferred	8,533,333	5,212,752	13,746,085
Investor warrants:
Tranche C-1	8,533,334	5,212,752	13,746,086
Tranche C-2	8,533,334	5,212,752	13,746,086
Placement agent warrants	2,559,999	—	2,559,999
	28,160,000	15,638,256	43,798,256

Apogee Financial Investments, Inc., a company owned by certain of our stockholders, and Midtown Partners & Company LLC, a related company, received cash fees of $340,000 for consulting and due diligence services rendered in connection with the transactions, which amount is included in the financing costs paid in cash in the table above.

The following table illustrates the terms of the warrants issued in connection with the Series C Preferred Financing:

	Strike Price	Term
Warrant terms:
Tranche C-1	$1.50	5 years
Tranche C-2	$2.00	10 years
Placement agents	$0.75-$2.00	10 years

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following tables illustrate how the net proceeds arising from each of the Series C Preferred Financing and Exchange was allocated on the inception dates:

	Series C Financing	Series C Exchange	Total
Redeemable preferred stock (mezzanine)	$—	$(13,553,155)	$(13,553,155)
Beneficial conversion feature (paid-in capital)	(2,766,833)	—	(2,766,833)
Derivative put liability	(399,150)	—	(399,150)
Sub-total redeemable preferred	(3,165,983)	(13,553,155)	(16,719,138)
Paid-in capital (investor warrants)	(3,633,167)	(17,796,834)	(21,430,001)
Loss on extinguishment of redeemable preferred stock	—	26,247,006	26,247,006
Day-one derivative loss	399,150	—	399,150
Loss on extinguishment of other liabilities	—	271,109	271,109
Gross proceeds (financing) basis (exchange)	$(6,400,000)	$(4,831,874)	$(11,231,874)

The Exchange of Series A and B Preferred for Series C Preferred and related warrants, was accounted for as the settlement of the former financial instruments resulting in (i) an extinguishment loss, to the extent that the fair value of the Series C Preferred and related warrants exceeded the carrying values of the Series A and B Preferred (included in liabilities). The following table illustrates the calculations related to the Exchange.

Fair value of Series C Preferred	$13,553,155
Fair value of Series C investor warrants	17,796,834
31,349,989
Carrying values of financial instruments exchanged:
Series A Preferred	(5,200,000)
Series B Preferred	(780,000)
Accrued dividends	(309,564)
Accrued damages	(542,080)
Unamortized finance costs	1,999,771
Total carrying values	(4,831,873)
Excess of fair values over carrying values	$26,518,116

Allocation of excess:

Extinguishment of redeemable preferred	$26,247,007
Extinguishment of other liabilities	271,109
Excess of fair values over carrying values	$26,518,116

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows:

Financing Inception Dates:	A-1	A-2	B-1	B-2
Trading market price	$3.50	$3.50	$3.50	$3.50
Strike or exercise price	$1.50	$3.00	$1.87	$3.75
Expected term in years	5yrs	10yrs	3yrs	5yrs
Volatility	43.91%	51.15%	39.86%	42.19%
Risk-free rate	4.57%	4.57%	4.81%	4.80%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00

October 18, 2007:	A-1	A-2	B-1	B-2
Trading market price	$3.25	$3.25	$3.25	$3.25
Strike or exercise price:
Contract price	$1.50	$3.00	$1.87	$3.75
Repriced	$0.75	$0.75	$0.75	$0.75
Expected term in years	4.15yrs	9.10yrs	2.65yrs	4.65yrs
Volatility	39.60%	52.07%	34.97%	40.03%
Risk-free rate	4.23%	4.59%	4.03%	4.23%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00

On October 18, 2007, certain warrants were repriced from their original exercise price to $0.75 in connection with the Series C Preferred financing. On April 30, 2008 certain warrants were repriced to $0.50 in connection with the Series D Preferred Financing. We recorded an expense of approximately $3.2 million resulting from repricing of warrants.

The fair value of the warrants issued to placement agents in connection with the Series A Preferred and Series B Preferred financing transactions amounted to $2,492,312 and $384,034, respectively; $2,876,346 in the aggregate. The fair values were calculated using the Black-Scholes-Merton (“BSM”) valuation technique.

Notes to BSM: We did not have a historical trading history sufficient to develop an internal volatility rate for use in BSM. As a result, we have used a peer approach wherein the historical trading volatilities of certain companies with similar characteristics as ours and who had a sufficient trading history were used as an estimate of our volatility. In developing this model, no one company was weighted more heavily. We do not have a history to develop the expected term for our warrants. Accordingly, we have used the contractual remaining term in our calculations. Finally, for purposes of our risk-free rate, we have used the publicly-available yields on zero-coupon Treasury securities with remaining terms to maturity consistent with the remaining contractual term of the warrants. These assumptions are estimates of future trends. Actual results during the periods that the warrants are outstanding will most likely be different.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Sales of Series D Preferred Stock and Warrants:

On April 30, 2008, we entered into securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”) pursuant to which Vicis purchased 7,000,000 shares of our Series D Convertible Preferred Stock (“Series D Preferred Stock”), respectively for an aggregate purchase price of $7,000,000. The Series D Preferred Stock has a conversion price of $0.50 and is convertible into an aggregate amount of 14,000,000 shares of common stock. The Series D Preferred Stock does not pay annual dividends but each holder of Series D Preferred Stock has the right to such number of votes equal to the number of shares of common stock that the Series D Preferred Stock may be converted into, subject to the beneficial ownership limitation described below.

In connection with the Agreement, Vicis received a Series D warrant to purchase 28,000,000 shares of common stock of the Company (“Series D Warrants”). The Series D Warrants are exercisable for a period of seven years from the date of issuance at an initial exercise price of $0.75. Vicis may exercise the Series D Warrants on a cashless basis if the shares of common stock underlying the Series D Warrants are not then registered pursuant to an effective registration statement. In the event Vicis exercises the Series D Warrants on a cashless basis, then we will not receive any proceeds.

The conversion price of the Series D Preferred Stock and the exercise price of the Series D Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, stock dividends, and recapitalizations.

In addition, the Company, Vicis and Dynamic Decisions Strategic Opportunities (“Dynamic Decisions”) have entered into Amendment No. 1 to its amended and restated registration rights agreement (“Amended Registration Rights Agreement”) pursuant to which if at any time after the date of the Amended Registration Rights Agreement we shall decide to prepare and file with the Commission a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then we will send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, we will include in the registration statement, all or any part of such Registrable Securities (as defined in Amended Registration Rights Agreement) such holders request to be registered.

Vicis has contractually agreed to restrict their ability to convert the Series D Preferred Stock and exercise the Series D Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our issued and outstanding shares of common stock.

At any time before the one year anniversary of the date we initially issued the shares of Series D Preferred Stock, we may, upon written notice, redeem the outstanding shares of Series D Preferred Stock in cash at a price equal to 110% of Stated Value (as such term is defined in the Certificate of Designations).

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following table illustrates (i) how the net proceeds arising from the Series D Preferred financing were allocated on the financing inception date and (ii) how the aggregate financing costs (both cash and warrant consideration) were allocated on the inception date:

Classification	Series D
Redeemable Preferred Stock (Mezzanine)	$-

Derivative warrants (investor warrants)	(18,174,800)
Derivative warrants (agent warrants)	(1,131,620)
Beneficial conversion feature	(2,839,864)
Derivative put liability	(1,024,605)
Deferred financing costs	1,077,268
Retained earnings (financing fees)	316,615
Paid in capital (financing fees)	286,487
Day-one derivative loss	14,965,519
Net proceeds	$6,525,000

The accounting and reporting for complex financing transactions that embody multiple financial instruments, some of which are features embedded within financial instruments, can best be described as a step-by-step process where the terms and features of the financial instruments are compared to multiple standards in a hierarchy of decision making. The following summarizes this process and conclusions during the process.

As an initial consideration, we are required to consider whether the Series D Preferred Stock is, by its terms, financial instruments that require liability classification under Statements on Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Equity and Liability. Statement 150 generally provides that financial instruments that are issued in the form of shares that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities.

•
The Series D Preferred did not require liability classification on the inception date because the contract did not provide for a fixed or determinable redemption (an unconditional payment requirement) and events that could give rise to cash redemption were conditional and not certain to occur on the inception date. However, other standards exist that provide for classification of redeemable securities outside of stockholders’ equity when, irrespective of probability, contingent redemption events are outside of the issuer’s control. As a result, the Series D Preferred required classification outside of stockholders’ equity on the inception date.

The terms and conditions of the Series D Preferred were also subject to evaluation under Statement 133. Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, asset

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

In considering the application of Statement 133, we identified those specific terms and features embedded in the contracts that possess the characteristics of derivative financial instruments. Those features included the conversion option, redemption features and other equity-indexed terms and conditions. In evaluating the respective classification of these embedded derivatives, we are required to determine whether the host contract (the Series D Preferred) is more akin to a debt or equity instrument in regards to the risks. This determination is subjective. However, in complying with the guidance provided in EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under Statement No. 133 we concluded, based upon the preponderance and weight of all terms, conditions and features of the host contracts, that the Series D Preferred was more akin to an equity instrument for purposes of considering the clear and close relation of the embedded feature to the host contract. Based upon this conclusion, we further concluded that (i) the equity indexed and settled embedded features did not require derivative liability classification and (ii) certain redemption features (that is, features that afford the investor the right to put the instruments for cash) required bifurcation and classification as compound embedded derivative liabilities, at fair value on the inception date. These amounts are reflected in the table above as derivative put liabilities and are valued using multiple, probability-weighted cash flow outcomes and market discount rates that are commensurate with our estimated credit risk.

Although, as described above, the embedded conversion feature did not require liability classification under Statement 133, we were required to consider if the hybrid preferred contracts embodied beneficial conversion features (“BCF”). A BCF is present when the “effective” conversion price ascribed to the conversion feature has intrinsic value. Further, a BCF is accounted for as a component of paid-in capital on the inception date. As reflected in the tables above, the Series D Preferred was found to have a BCF. The aggregate BCF at its intrinsic value amounted to $38,460,136. This amount gives effect to the (i) the trading market price on the contract dates and (ii) the effective conversion price of each preferred issuance after allocation of proceeds to all financial instruments sold based upon their relative fair values. Notwithstanding, BCF was limited to the value ascribed to the remaining hybrid contract (using the relative fair value approach). Accordingly, the BCF allocated to paid-in capital amounted to $2,839,864.

As discussed above, the initial allocation of the basis in the Series D Preferred Financing transaction resulted in no basis ascribed to the redeemable preferred stock. According to EITF D-98 Classification and Measurement of Redeemable Securities, if the security is not currently redeemable and it is not probable that the security will be become redeemable, accretion to face value is not necessary. The Series D Preferred is convertible upon inception and there was no persuasive evidence that the Preferred Stock would not be redeemed. Based on this information, redemption could not be considered “not probable” of occurring and accretion was necessary. Redeemable preferred stock is required to be accreted to its redemption values through periodic charges to retained earnings or, if no term of redemption is embodied in the contract, as is the case of the Series D Preferred, on the date of issuance. As a result, a day-one deemed dividend of $7,000,000 was recorded to accrete the Series D Preferred to its redemption value.

The allocation of the basis of the Series D Financing transaction required the allocation to certain financial instruments at their respective fair values, and these fair values in each instance exceeded the cash proceeds obtained from the transactions. As a result, we were required to record a day-one derivative loss in connection with this transaction because fair value was the required standard.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Subsequent and Ongoing Classification Considerations:

The evaluation of the classification of the Series D Preferred is required at each reporting date. Statement 150 requires reclassification of financial instruments otherwise classified in stockholders’ equity or redeemable preferred stock to liabilities when the conditional redemption becomes certain of occurrence. As of June 30, 2008, the conditional redemption was not considered certain to occur and the Series D Preferred continued to be recorded in the mezzanine section.

Midtown Partners & Co., LLC, (“Midtown”), which served as the Company’s placement agent in connection with the Purchase Agreement, received aggregate placement agent fees of approximately $350,000, as well as the following common stock purchase warrants: (a) a Series BD-10 warrant entitling Midtown to purchase 700,000 shares of the Company's common stock at an exercise price of fifty cents ($0.50) per share, and (b) a Series BD-11 warrant entitling Midtown to purchase 1,400,000 shares of our common stock at an exercise price of seventy-five cents ($0.75) per share. The Series BD-10 and BD-11 warrants have a term of five years from the date of issuance. Midtown is a FINRA registered broker-dealer. Pursuant to the terms of the Registration Rights Agreement by and between the Company and Midtown, if at any time after the date of the Registration Rights Agreement the Company decides to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder a written notice of such determination and, if within fifteen days after the date of notice, the holder requests in writing, the Company will include in such registration statement, all or any part of such Registrable Securities (as defined in Registration Rights Agreement) the holders request to be registered.

The Series D Preferred Stock is convertible into shares of common stock at a conversion price of $0.50.  Any previously issued and outstanding financial instruments afforded full ratchet protection with a conversion price greater than $0.50 automatically had their conversion price ratcheted down to the lower conversion price. These financial instruments included the Series C Preferred Financing and the investor and placement agent warrants related to the Series A, Series B, and Series C Financings.

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows:

April 30, 2008 (inception):	Series D
Trading market price	$2.95
Strike or exercise price:	$0.75
Expected term in years	7yrs
Volatility	43.82%
Risk-free rate	3.34%
Expected dividend rate	$0.00

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Warrant Considerations

The overall accounting for the Series A, B, C, and D Preferred Financings required consideration regarding the classification of the investor and placement agent warrants. Warrants are derivative financial instruments that are indexed to the Company’s own stock and, accordingly, equity classification of the warrants is dependent upon meeting eight specific conditions for equity classification provided in EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. In evaluating the warrants under EITF 00-19, we noted that there were no explicit conditions that required net cash settlement. However, equity classification is permissible only in instances where the contract permits us to settle in unregistered shares.

•
The shares underlying the Series A and B investor warrants were subject to firm registration rights. That is, we were required to deliver registered shares, and the Registration Rights Agreement did not specify how the warrant contract would be settled in the event that we are unable to deliver registered shares. As a result, net-cash settlement was assumed under the standard. That ultimate assumption requires us to classify the warrants as derivative liabilities at their fair values and account for the warrants at fair value each reporting period with changes recognized in income. The Series C investor warrants are not subject to firm registration rights and they meet the criteria in EITF 00-19 paragraphs 12-32 for equity classification. The Series D warrants are redeemable for cash upon certain events not considered within our control, as such, they require liability classification under SFAS 150, and must by classified as liabilities and adjusted to fair value each reporting period with changes in fair value recognized in income.

•
The shares underlying the placement agent warrants are not subject to the registration rights. Accordingly, the placement agent warrants issued with the Series A Preferred Financing were afforded equity classification. On May 21, 2007, however, our ability to share-settle our share-indexed financial instruments was placed out of our control because the number of shares necessary to share-settle the Series A Preferred became indeterminate and we potentially could have had insufficient authorized shares to settle all of our share-indexed financial instruments. On that date, the warrants issued with the Series A Preferred required reclassification to liabilities. Subsequently, on May 25, 2007, the placement agent warrants issued with the Series B Preferred Financing did not achieve equity classification for this reason. Upon the exchange of the Series A and B Preferred Stock for Series C Preferred Stock, there was no longer a variable conversion rate associated with the Preferred Stock Financings. Accordingly, share settlement was again determined to be within the Company’s control and the placement agent warrants from the Series A and B Preferred Financings were reclassed to equity. The placement agent warrants issued with the Series C Preferred were afforded equity classification. The placement agent warrants issued with the Series D Preferred were redeemable for cash upon the occurrence of certain events not considered within our control, as such, they require liability classification under SFAS 150, and must be classified as liabilities and adjusted to fair value each reporting period with changes in fair value recognized in income.

The warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows at June 30, 2008:

	A-1	A-2	B-1	B-2	BD-10	BD-11	D
Trading market price	$1.50	$1.50	$1.50	$1.50	$1.50	$1.50	$1.50
Strike or exercise price	$0.50	$0.50	$0.50	$0.50	$0.50	$0.75	$0.75
Expected term in years	3.4yrs	8.4yrs	1.9yrs	3.9yrs	4.8yrs	4.8yrs	6.83yrs
Volatility	38.55%	45.64%	38.91%	38.91%	41.33%	41.33%	44.29%
Risk-free rate	2.91%	3.61%	1.63%	2.91%	3.34%	3.34%	3.61%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows for year ended June 30, 2007:

June 30, 2007:	A-1	A-2	B-1	B-2	BD-1	BD-2	BD-3
Trading market price	$3.60	$3.60	$3.60	$3.60	$3.60	$3.60	$3.60
Strike or exercise price	$1.50	$1.00	$1.87	$3.75	$1.00	$1.50	$3.00
Expected term in years	4.4yrs	9.4yrs	2.9yrs	4.9yrs	9.4yrs	9.4yrs	9.4yrs
Volatility	40.26%	51.69%	36.00%	41.30%	51.69%	51.69%	51.69%
Risk-free rate	4.92%	5.03%	4.89%	4.92%	5.03%	5.03%	5.03%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Direct Financing Costs:

Aggregate financing costs arising from the Series A, Series B, Series C, and Series D Preferred financings amounted to $2,967,313, $479,034, $5,538,797, and $1,680,370 respectively. As noted in the tables below, these financing costs were allocated among deferred financing costs, paid-in capital and retained earnings based upon the relative fair values of the components of the financing. That is, liability classified financial instruments (i.e. derivatives), mezzanine financial instruments and equity classified financial instruments (i.e. BCF). Since, as previously discussed, no basis was ascribed to the redeemable preferred stock, the amount of financing costs allocated to this category were reflected as a charge to retained earnings.

The following table illustrates the allocation of financing costs associated with the Series A, Series B, and Series D Financing Transactions:

Classification	Series A	Series B	Series C	Series D	Total
Deferred financing costs (asset)	$1,898,875	$479,034	$43,079	$1,077,268	$3,498,256
Paid-in capital	911,135	—	4,998,925	286,487	6,196,547
Series C preferred mezzanine	—	—	496,793	—	496,793
Accumulated deficit (deemed dividend)	157,303	—	—	316,615	473,918
Aggregate finance costs	$2,967,313	$479,034	$5,538,797	$1,680,370	$10,665,514

Derivative Financial Instruments

The following table summarizes the components of derivative liabilities as of June 30, 2008:

Financing Transaction:
Series A Convertible Preferred Financing- Investor warrants	$(1,093,500)
Series B Convertible Preferred Financing- Investor warrants	(42,384)
Series C Convertible Preferred Financing- Put liability	(733,144)
Series D Convertible Preferred Financing- Investor warrants	(3,329,200)
Series D Convertible Preferred Financing- Placement agent warrants	(148,509)
Series D Convertible Preferred Financing- Put liability	(1,014,363)
$(6,361,100)
Common shares indexed to warrants recorded as derivative liabilities	37,060,000

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following table summarizes the components of derivative income (expense) arising from fair value adjustments during the twelve month period ending June 30, 2008:

Financing Transactions:	Embedded Derivatives	Warrant Derivatives	Total
Series A Financing	$—	$18,208,598	$18,208,598
Series B Financing	—	1,733,309	1,733,309
Series C Financing	(333,994)	—	(333,994)
Series D Financing	10,242	15,826,580	15,836,822
Other warrants, reclassified	—	1,614,360	1,614,360
Day-one derivative losses	(15,364,669)	—	(15,364,669)
Total derivative income (expense)	$(15,688,421)	$37,382,847	$21,694,426

The following table summarizes the components of derivative income (expense) arising from fair value adjustments during the period from the financing inception dates to June 30, 2007:

Financing Transactions:	Embedded Derivatives	Warrants Derivatives	Total
Series A Financing	$235,096	$(2,957,418)	$(2,722,322)
Series B Financing	—	(56,332)	(56,332)
Other warrants, reclassified	—	(191,160)	(191,160)
Day-one derivative losses	(17,186,455)	—	(17,186,455)
Total derivative income (expense)	$(16,951,359)	$(3,204,910)	$(20,156,269)

The following table summarizes the components of derivative income (expense) arising from fair value adjustments during the period from the financing inception dates to June 30, 2008:

Financing Transactions:	Embedded Derivatives	Warrants Derivatives	Total
Series A Financing	$235,096	$15,251,180	$15,486,276
Series B Financing	—	1,676,977	1,676,977
Series C Financing	(333,994)	—	(333,994)
Series D Financing	10,242	15,826,580	15,836,822
Other warrants, reclassified	—	1,423,200	1,423,200
Day-one derivative losses	(32,551,124)	—	(32,551,124)
Total derivative income (expense)	$(32,639,780)	$34,177,937	$1,538,157

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including  trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high estimated historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

Registration Rights Agreements

In connection with the Series A and B Preferred financings, the Company and the Investors entered into a registration rights agreement pursuant to which the Company agreed to file, within 90 days after the closing (the Filing Date), a registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. If (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its “Effectiveness Date” (the 150th calendar day following the date the  agreement was entered into or the 180th calendar day in the event of a “full review” of the initial Registration Statement by the Commission), or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities, for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period (which need not be consecutive calendar days) then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash or shares of Common Stock, or combination thereof, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder (calculated as if all convertible securities had been fully converted.)

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The parties agree that (1) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event will the Company be liable for liquidated damages under this Agreement in excess of 1.5% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 9% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. The price at which shares of Common Stock issuable in lieu of cash hereunder shall be equal to the lesser of (x) [90% of the average of the 5 consecutive VWAPs immediately prior to the applicable Event Date, (y) [90% of the average of the 5 consecutive VWAPs immediately prior to the date such damages are due or (z) the then applicable Conversion Price. Notwithstanding anything herein to the contrary, payment in shares of Common Stock may only occur if during the period from the applicable Event Date until such issuance is made in full all of the Equity Conditions (as defined above-“Convertible Preferred Stock Rights and Preferences”) have been met and the Company shall have given the Holder written irrevocable notice within 2 Trading Days of the Event Date. Subject to the terms and conditions described above, the decision whether to pay partial liquidated damages in shares of Common Stock or cash shall be at the discretion of the Company. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the partial liquidated damages on such Event Date in cash. Except as otherwise provided, if at any time the Company pays partial liquidated damages partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the subscription amount paid by each Holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

On October 18, 2007, when the Series A and B Preferred were exchanged for the Series C Preferred, the Registration Rights Agreement was amended. The Amended Registration Rights Agreement calls for piggy-back registration rights only and the Company’s best efforts at obtaining and maintaining effectiveness. There are no stipulations or damages if the registration does not occur.

NOTE 11 - NOTE RECEIVABLE:

On May 7, 2008, the Company entered into loan agreement (the “Purchase Agreement”) with ResponzeTV, PLC, a corporation incorporated under the laws of England and Wales (“RETV”) pursuant to which the Company purchased a 10% Promissory Note from RETV for an aggregate purchase price of $2,000,000 (the “Note”). The Note bears interest at 10% per annum and matures on June 21, 2008, forty-five days from the date of issuance (the “Maturity Date”).

On the Maturity Date, the Company, at its sole discretion, may either (i) apply the principal amount of the Note, and any interest accrued thereon, towards the purchase price of a strategic transaction entered into with the RETV for the acquisition of the capital stock and/or assets  of any of RETV’s subsidiaries and/or divisions (the “Strategic Transaction”) or (ii) convert the principal amount of the Note, and any interest accrued thereon, into (x) the Specified Number of New RETV Shares at a price of 25.75p per share plus (y) New RETV Warrants (the “New RETV Securities”). If the Company does not make any such express election, the Company will be deemed to have elected to convert the principal amount of the Note, and any accrued interest thereon, on the Maturity Date, in accordance with (ii) above. If the Company converts the Note in accordance with the provisions set forth above, the Company will hereby forgive RETV of its obligation to repay the principal amount of the Note and any interest accrued but unpaid thereunder and the Note shall become null and void as of the Maturity Date.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - NOTE RECEIVABLE:

For purposes of the New RETV Securities, “New RETV Shares” means new ordinary shares of 16p par value in the capital of RETV, credited as fully paid up, “New RETV Warrants” means new unlisted warrants to subscribe for New RETV Shares which will be issued and granted to the Company pursuant to a warrant instrument in substantially the same form as the warrant instrument granted to the Company in October 2007, in the following manner: (x) warrants equal to the Specified Number, which shall be exercisable at 37p; (y) warrants equal to 50% of the Specified Number, which shall be exercisable at 50p; and (z) warrants equal to 50% of the Specified Number, which shall be exercisable at 100p. For purposes of this Section, “Specified Number” means the principal amount of the Note, and any interest accrued thereon, in Pounds Sterling (calculated at an agreed exchange rate of £1:US$1.98) divided by 25.75p (being the agreed price for each New RETV Share).

Following a review of the financial reporting systems, certain accounting discrepancies have emerged within the Company's US operations Reliant International Media. The board is currently investigating these discrepancies however there can be no guarantee, at this stage, that the Company will be able to continue trading following clarification of its financial position.

It is unlikely that the Company will be able to publish its audited results for the year ended 31 December 2007 by 30 June 2008 as it’s required under the AIM Rules. A further announcement will be made in this regard in due course.

The Board of Directors is discussing the Company's financial position with its accountants and funders.

In May of 2008, the Company was delisted from the AIM exchange. After considering the impact of this action, we under took an analysis of the Company’s operating performance to determine whether it could sustain the required level of cash flows from operations to repay the debt. We concluded that it was unlikely that the Company would be in a position to repay the loan, and accordingly, we established a loan loss reserve in the amount of 2,051,714 including  accrued interest as of June 30, 2008.

NOTE 12 - INCOME TAXES:

The income tax provision (benefit) consists of the following for the year ended June 30, 2008:

Income Taxes:
The components of the provision for income taxes are as follows:

2008

Current taxes	$—
Deferred taxes	—
Provision for income taxes	$—

The income tax provision (benefit) consists of the following for the year ended June 30, 2007:

Income Taxes:
The components of the provision for income taxes are as follows:

2007

Current taxes	$—
Deferred taxes	—
Provision for income taxes	$—

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - INCOME TAXES (CONTINUED):

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows for the year ended June 30, 2008:

Rate
Income tax at federal statutory rate	(34.00)%
State tax, net of federal effect	(3.96)%
Non-deductible expenses, principally valuation adjustments on financial instruments	31.66%
Valuation Allowance	6.30%
Effective rate	0.00%

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows for the year ended June 30, 2007:

Rate
Income tax at federal statutory rate	(34.00)%
State tax, net of federal effect	(3.96)%
Non-deductible expenses, principally valuation adjustments on financial instruments	31.66%
Valuation Allowance	6.30%
Effective rate	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

June 30, 2008
Deferred tax assets (liabilities):
Net operating loss carry forward	$1,249,683
Amortization of intangible assets over lives different for income tax purposes	282,718
Amortization of finance costs associated with equity-indexed financial instruments	87,125
Valuation allowance	(1,619,526)
$—

As of June 30, 2008, the Company has an estimated net tax operating loss of ($3,521,000) that is available to offset future taxable income if any in future periods, subject to expiration and other limitations imposed by the Internal Revenue Service, if any.

June 30, 2007
Deferred tax assets (liabilities):
Net operating loss carry forward	$1,336,571
Amortization of intangible assets over lives different for income tax purposes	96,822
Amortization of finance costs associated with equity-indexed financial instruments	87,125
Valuation allowance	(1,520,518)
$—

As of June 30, 2007, the Company has an estimated net tax operating loss of ($3,521,000) that is available to offset future taxable income if any in future periods, subject to expiration and other limitations imposed by the Internal Revenue Service, if any.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - RELATED PARTY TRANSACTIONS:

Consulting Agreement - On October 1, 2006 the Company entered into a six (6) month consulting agreement with Harrington Business Development, LLC (“HBD”). The shareholders of HBD are also shareholders of the Company. The Company has recognized expense related to this agreement in the amount of $-0- for the year ended June 30, 2008 and $135,000 for the year ended June 30, 2007. Refer to Note 8, “Consulting Agreement,” above for further details.

Licensing Agreement - On October 13, 2006, the Company entered into a licensing agreement with a shareholder of the Company. On November 22, 2006 the Company made a payment of $850,000 pursuant to the agreement. On January 10, 2007, pursuant to the agreement, the Company paid the remaining balance due of $150,000. The Company has recognized expense related to this agreement in the amount of $600,903 for the year ended June 30, 2008 and $600,903 for the year ended June 30, 2007. Refer to Note 8, “Licensing agreement,” above for further details.

Assignment of Contract - On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”). The members of RIM are also shareholders of the Company. Refer to NOTE 8, “Assignment of Contract,” above for further details.

Preferred Stock Purchase Agreement- Midtown Partner & Co. LLC, served as the Company's placement agent in connection with the Series A and B Preferred Stock Purchase Agreements. Midtown Partners & Co. LLC received an aggregate placement agent fee related to Series A Preferred Stock Purchase agreement of approximately $300,000, as well as the following common stock purchase warrants: (a) series BD-1 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share, (b) series BD-2 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) series BD-3 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. The Series BD warrants have a term of ten years.

In addition, Midtown Partner & Co. LLC received an aggregate placement agent related to the Series B Preferred Stock Purchase agreement of approximately $60,000, as well as the following common stock purchase warrants: (a) series BD-4 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of one dollar and eighty-seven cents ($1.87) per share, and (b) series BD-5 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of three dollars and seventy-five cents ($3.75) per share and (c) series BD-6 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of one dollar and twenty five cents ($1.25) per share. The Series BD warrants have a term of ten years. The member’s of Midtown Partners & Co. LLC are also shareholders of the Company. Refer to Note 8, “Preferred Stock Purchase Agreement,” above for further details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - RELATED PARTY TRANSACTIONS (CONTINUED):

Midtown Partners & Co., LLC also received aggregate placement agent fees of approximately $340,000, as well as the following common stock purchase warrants: (a) series BD-7 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of seventy-five cents ($0.75) per share, and (b) series BD-8 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share and (c) series BD-9 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of two dollars ($2.00) per share. The Series BD warrants have a term of ten years. Midtown Partners & Co., LLC is a FINRA registered broker-dealer. Chris Phillips, who is the Company’s CEO, CFO, Secretary, Treasurer and a director, is also the Manager and sole member of FAMALOM, LLC which is a 50% owner of Apogee Financial Investments, Inc., a merchant bank (“Apogee”). Apogee owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer.

Midtown Partners & Co., lastly received aggregate placement agent fees of approximately $350,000, as well as the following common stock purchase warrants: (a) a series BD-10 warrant entitling Midtown Partners to purchase 700,000 shares of the Company's common stock at an exercise price of fifty cents ($0.50) per share, and (b) a series BD-11 warrant entitling Midtown Partners to purchase 1,400,000 shares of the Company's common stock at an exercise price of seventy-five cents ($0.75) per share. The Series BD-10 and BD-11 warrants have a term of five years from the date of issuance. Midtown Partners & Co., LLC is a FINRA registered broker-dealer. Pursuant to the terms of a Registration Rights Agreement by and between the Company and Midtown, pursuant to which if at any time after the date of the Registration Rights Agreement the Company shall decide to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, the Company shall include in such registration statement, all or any part of such Registrable Securities (as defined in Registration Rights Agreement) such holders request to be registered.

Preferred Stock Purchase Agreement - Pursuant to a verbal agreement, Apogee Financial Investments, Inc., a merchant bank, received a cash fee of $125,000 for consulting and due diligence services rendered in connection with the Preferred Stock Purchase Agreement, Exchange Agreement and the Common Stock Purchase Agreement. Apogee Financial Investments, Inc. is owned by shareholders of the Company. Refer to Note 8, “Preferred Stock Purchase Agreement,” above for further details.

Consulting Agreement - On December 8, 2006 the Company entered into a verbal agreement with TotalCFO, LLC. TotalCFO, LLC is owned by a shareholder of the Company. The Company has recognized $84,000 and $45,310 of expense related to this agreement for the year ended June 30, 2008 and June 30, 2007, respectively.

International Distribution Agreement - On March 19, 2007, the Company entered into an International Distribution Agreement with Reliant International Media LLC. The shareholders of Reliant International Media, LLC are also shareholders of the Company. Refer to Note 8, “International Distribution Agreement,” above for further details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – EQUITY METHOD INVESTMENTS:

The Company’s has a 17% interest in ResponzeTV, PLC which is accounted for on the equity method because the Company exercises significant influence over ResponzeTV’s operating and financial activities. Therefore, the Company’s investment in ResponzeTV is adjusted annually for the Company’s proportionate share of ResponzeTV’s earnings or losses.

In May of 2008, directors Kevin and Tim Harrington resigned from the board of ResponzeTV, PLC. Additionally, ResponzeTV delisted from the AIM stock exchange.

These triggering events resulted in the Company analyzing their equity investment in ResponzeTV, PLC for the purpose of determining whether the investment was impaired, as defined in paragraph 19(h) of APB 18 “The Equity Method of Accounting for Investments in Common Stock”.  It was determined that the investment in ResponzeTV, PLC was fully impaired (through the use of the present value technique as described in paragraphs 39-54 of FASB Concepts Statement No. 7, "Using Cash Flow Information and Present Value in Accounting Measurements). Accordingly, the Company has written this investment off and taken an impairment charge of $5,776,917 related to this investment for the year ended June 30, 2008. The impairment charge reduced the Company’s investment in ResponzeTv to zero and, as a consequence, the Company’s future financial results will not be negatively affected by ResponzeTV, Inc.’s ongoing operations. The Company has no obligation to fund future operating losses of ResponzeTv, PLC.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SUBSEQUENT EVENTS:

OmniComm Studios Transaction:

On July 24, 2008, OmniComm Studios, LLC, a Florida limited liability company (“OmniComm”) and majority owned subsidiary of OmniReliant Holdings, Inc. (the “Company”), entered into an Assignment of Purchase and Sale Agreement (the “Agreement”) with Mr. Frankie “Buddy” Winsett and Mr. Vince Vellarida (collectively the “Assignors”), pursuant to which the Assignors assigned all rights title and interest to that certain purchase agreement dated April 22, 2008, by and between Assignors and Daktronics, Inc. (the “Purchase Agreement”). A form of the Agreement is attached hereto as Exhibit 99.1 and the Purchase Agreement dated April 22, 2008 is attached hereto as Exhibit 99.2. Under the Agreement, OmniComm, for a purchase price of Ten Dollars ($10.00) was assigned all right, title and interest in the Purchase Agreement, including all rights to the Deposit (as defined in the Purchase Agreement which is currently in the amount of $115,000.00). OmniComm shall assume all of Assignor's obligations as the Buyer (as defined in the Purchase Agreement) under the Purchase Agreement, including, without limitation, payment in full of the purchase price which is in the amount of $2,695,000 and all of Buyer's closing expenses thereunder pursuant to the terms of the Purchase Agreement. Pursuant to the Purchase Agreement, Assignors as the Buyer, entered into the Purchase Agreement to purchase a portion of Lot 10 in RUBIN ICOT CENTER located in Pinellas County, Florida, as more particularly described in the Purchase Agreement. Under the Agreement all rights, title and interest to the portion of Lot 10 purchased under the Purchase Agreement are now owned by OmniComm.

OmniReliant Holdings, Inc. has also relocated its corporate headquarters to the new purchased area. The new address for OmniReliant will be 14375 Myerlake Circle, Clearwater, FL 33760.

Responze Developments:

On August 18, 2008, the Company entered into an agreement to extend the maturity date of the 10% Promissory Note due from ResponzeTV PLC, dated May 7, 2008, from August 20, 2008 to September 30, 2008, or such later date as the Company and Holder may agree to in writing.

Amendments to Articles:

On August 25, 2008, the Company filed with the Secretary of the State of Nevada to amend its articles of incorporation for the purposes of increasing its authorized shares to Four Hundred Million (400,000,000) common shares having a par value of $0.00001 per share and One Hundred Million (100,000,000) preferred shares having a par value of $0.00001 per share.

For Your Imagination Transaction:

On September 23, 2008, the Company entered into a securities purchase agreement to acquire 300,000 shares of common stock of For Your Imagination, Inc., a Delaware Corporation, along with warrants to acquire an additional 10% of the company’s issued and outstanding Common Stock on a fully diluted basis (which aggregate amount shall be Warrants covering 300,000 shares of Common Stock) for an aggregate purchase price of $100,000.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS REPORT:
Issuance of Stock Options:

On January 15, 2009, the Company awarded 1,845,000 stock options to employees. The options have strike prices of $0.50 and expire in five years. The award vests to the benefit of the employee over a three year period. Total grant date fair value of these options amounted to $344,339 and will be recorded as compensation over the vesting period.

Valcom Investment:

On January 6, 2009, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Valcom, Inc. (“Valcom”), a Delaware corporation, whereby it purchased a 10% secured convertible promissory note (the “Note”) in the principal amount of $100,000 with a conversion price of $0.10 per share, which is secured pursuant to a security agreement (the “Security Agreement”) and a warrant to purchase 1,000,000 shares of Valcom’s Common Stock at an exercise price of $0.20 (the “Warrant” and together with the Agreement, the Note and the Security Agreement, the “Transaction Documents”). Pursuant to the Transaction Documents, Valcom promises to pay to the Company $100,000 in cash on January 6, 2010. The Note bears interest at the rate of 10% per annum until the maturity date.

Abazias Purchase Transaction:

On December 3, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Abazias, Inc. (“Abazias”), a Delaware corporation and Abazias.com, Inc., (“Abazias”), a Nevada corporation and wholly owned subsidiary of Abazias, pursuant to which the Company has agreed to purchase substantially all of the assets of Abazias Sub for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) the issuance of up to thirteen million one thousand (13,001,000) shares of the Company’s zero coupon convertible preferred stock (the “Preferred Stock”) to the Shareholders of Abazias, subject to adjustment. Under the Purchase Agreement, upon closing of the transaction the Company shall issue the Preferred Stock to the shareholders of Abazias, Inc. in exchange for all of the issued and outstanding shares of capital stock of Abazias. The Loan, in the form of a Note, was made on August 12, 2008 (see Investments). The Note bears interest at 10% per annum and matures on December 31, 2009 (the “Maturity Date”). The full principal amount of the Note, along with any interest accrued thereon, is due upon a default under the terms of the Note.

Upon the Closing of this transaction, Abazias, will become a wholly owned subsidiary of the Company. Commensurate with the entering into of the Agreement, Abazias Sub has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias Sub and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias Sub. The Employment Agreements shall become effective upon the closing of the transaction.

Additionally, the Company and Abazias shall jointly prepare and the Company shall file with the Securities and Exchange Commission (the “SEC”) a Form S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Both the Company and Abazias are required under the Purchase Agreement to use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable, and, prior to the effective date of the S-4, the Company and Abazias shall take all action required under any applicable laws in connection with the issuance of the Shares and the Preferred Stock.

The Company anticipates accounting for the purchase of Abazias as a purchase business combination, applying Statements of Financial Accounting Standards No. 141 Business Combinations (“SFAS 141”). In the unlikely event that the purchase occurs on or after July 1, 2009, we will be required to apply Statements of Financial Accounting Standards No. 141(R) Business Combinations (“SFAS 141(R)”), which would result in substantial differences from SFAS 141. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, the effective date for our application of SFAS 141(R) will be commencing with our fiscal year beginning July 1, 2009. Early adoption of SFAS 141(R) is prohibited by the standard. The Company’s application of SFAS 141 will provide for the allocation of the total estimated purchase price to the tangible and intangible assets of Abazias acquired at their respective fair values. The excess of the estimated purchase price over the tangible and intangible assets will be reflected in our post-acquisition financial statements as goodwill.

PART I - FINANCIAL INFORMATION FOR OMNIRELIAN HOLDINGS, INC. FOR THE QUARTER ENDED DECEMBER 31, 2008.

FORWARD-LOOKING STATEMENTS

This Form 10-Q contains “forward-looking statements” relating to OmniReliant Holdings, Inc. (referred to as the “Company” or “we”, “us” or “our” in this Form 10-Q), which represent the Company’s current expectations or beliefs including, but not limited to, statements concerning the Company’s operations, performance, financial condition and growth. For this purpose, any statements contained in this Form 10-Q that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “anticipation”, “intend”, “could”, “estimate”, or “continue” or the negative or other comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as credit losses, dependence on management and key personnel, variability of quarterly results, and the ability of the Company to continue its growth strategy and competition, certain of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ITEM 1 – FINANCIAL STATEMENTS

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2008	June 30, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,052,457	$4,435,814
Accounts receivable, net of $60,165 in allowances	50,204	48,231
Inventories	671,652	232,425
Prepaid expenses and other current assets	266,188	69,200
Total current assets	2,040,501	4,785,670

Property and equipment, net	2,701,658	—
Intangible assets, net	1,240,151	1,278,512
Investments	1,023,195	426,558
Other assets	1,036,871	1,078,237
Total assets	$8,042,376	$7,568,977

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$138,928	$110,381
Derivative liabilities	1,585,564	6,361,100
Current maturities of long-term debt	32,160	—
Total current liabilities	1,756,652	6,471,481

Long-term debt	1,962,534	—
Other non-current liabilities	11,734	—
Total liabilities	3,730,920	6,471,481

Minority interest	253,929	—
Redeemable preferred stock	35,969,634	35,969,634

Commitments and contingencies	—	—

Stockholders' (deficit):
Common stock, $0.00001 par value 400,000,000 shares authorized, 14,509,225 shares issued and outstanding	145	145
Other stockholders’ deficiency	(31,912,252)	(34,872,283)
Total stockholders' (deficit)	(31,912,107)	(34,872,138)
Total liabilities and stockholders' (deficit)	$8,042,376	$7,568,977

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSEDCONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007

	Three Months Ended December 31,
	2008	2007
	(unaudited)	(unaudited)
Revenues:
Product sales	$1,067,624	$30,850
Rental revenue	70,670	—
Licensing revenues	—	218,767
	1,138,294	249,617
Operating costs and expenses:
Cost of product sales	570,983	11,453
Other operating expenses	1,796,700	1,534,290
	2,367,683	1,545,743

Loss from operations	(1,229,389)	(1,296,126)

Other income (expense):
Derivative income (expense)	2,303,036	(10,426,472)
Interest expense	(104,421)	(44,867)
Interest income	36,863	—
Extinguishment of redeemable preferred stock	—	(26,247,007)
Other income (expense), net	—	(378,333)

Income (loss) before minority interests	1,006,089	(38,392,805)
Minority interest in loss of subsidiary	46,082	—

Net income (loss)	$1,052,171	$(38,392,805)

Reconciliation of net income (loss) to income (loss) applicable to common stockholders
Net income (loss)	$1,052,171	$(38,392,805)
Preferred stock dividends and accretion	—	(6,400,000)
Income (loss) applicable to common stockholders	$1,052,171	$(44,792,805)

Income (loss) per common share:
Basic	$0.07	$(3.20)
Diluted	$0.01	$(3.20)
Weighted average common shares—basic	14,509,225	14,011,233
Weighted average common shares—diluted	70,657,402	14,011,233

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED DECEMBER 31, 2008 AND 2007 AND
THE PERIOD FROM INCEPTION (AUGUST 21, 2006) TO DECMEBER 31, 2008

	Six Months Ended December 31,		Inception to December 31,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product sales	$1,171,258	$189,673	$1,594,711
Rental revenues	132,106	—	132,106
Licensing revenues	—	218,767	546,917
	1,303,364	408,440	2,273,734
Operating costs and expenses:
Cost of product sales	615,019	109,879	903,377
Other operating expenses	2,514,548	2,022,715	11,042,987
	3,129,567	2,132,594	11,946,364

Loss from operations	(1,826,203)	(1,724,154)	(9,672,630)

Other income (expense):
Derivative income (expense)	4,775,537	(6,747,626)	6,313,694
Interest expense	(185,100)	(260,732)	(640,592)
Interest income	117,272	—	150,453
Extinguishments of redeemable preferred stock	—	(26,247,007)	(26,247,007)
Impairment of investments	—	—	(5,776,917)
Other income (expense), net	—	(687,470)	(813,189)

Income (loss) before minority interests	2,881,506	(35,666,989)	(36,686,188)
Minority interest in loss of subsidiary	66,071	—	66,071

Net income (loss)	$2,947,577	$(35,666,989)	$(36,620,117)

Reconciliation of net income (loss) to (loss) applicable to common shareholders:
Net income (loss)	$2,947,577	$(35,666,989)	$(36,620,117)
Preferred stock dividends and accretion	—	(6,400,000)	(26,107,740)
Income (loss) applicable to common shareholders	$2,947,577	$(42,066,989)	$(62,727,857)

Income (loss) per common share:
Basic	$0.20	$(3.00)	$(4.46)
Diluted	$0.04	$(3.00)	$(4.46)
Weighted average common shares—basic	14,497,568	14,022,330	14,067,070
Weighted average common shares—diluted	74,066,738	14,022,330	14,067,070

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 31, 2008 AND 2007 AND
THE PERIOD FROM INCEPTION (AUGUST 21, 2006) TO DECEMBER 31, 2008

	Six Months Ended December 31,		Inception to December 31,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$2,947,577	$(35,666,989)	$(36,620,117)
Adjustments to reconcile net loss to net cash used in operating activities:
Derivative (income) expense	(4,775,537)	6,747,626	(6,313,694)
Amortization of intangible assets	138,361	184,989	1,450,697
Amortization of deferred finance costs	125,638	118,896	545,887
Depreciation expense	103,529	—	103,529
Minority interest in loss of subsidiary	(66,071)	—	(66,071)
Extinguishments of redeemable preferred stock	—	26,247,007	26,247,007
Share-based payment	—	1,134,705	3,650,606
Loss on extinguishment of liabilities	—	271,109	271,109
Equity in losses of equity method investment	—	107,224
Impairments related to ResponzeTV	—	—	7,828,633
Changes in operating assets and liabilities:
Accounts receivable	(1,973)	(40,455)	(50,204)
Inventories	(439,227)	(190,612)	(801,652)
Prepaid expenses	(196,988)	19,017	(266,188)
Other assets	(11,500)	—	(11,500)
Accounts payable and accrued expenses	7,527	401,789	53,663
Other liabilities	11,734	—	11,734
Net cash used for operating activities	(2,156,930)	(665,694)	(3,966,561)

Cash flows from investing activities:
Purchases of property and equipment	(2,805,187)	—	(2,805,187)
Purchases of investments	(600,000)	(5,100,000)	(8,206,811)
Minority shareholders investment in subsidiary	320,000	—	320,000
Payments for licenses	(100,000)	(6,811)	(1,106,010)
Net cash flow from investing activities	(3,185,187)	(5,106,811)	(11,798,008)

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 31, 2008 AND 2007 AND
THE PERIOD FROM INCEPTION (AUGUST 21, 2006) TO DECEMBER 31, 2008
(CONTINUED)

	Six Months Ended December 31,		Inception to December 31,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from long-term debt, net of $35,934 of direct loan costs	1,964,066	—	1,964,066
Payments on long-term debt	(5,306)	—	(5,306)
Proceeds from sale of preferred stock	—	5,814,078	15,218,983
Preferred stock dividends	—	115,096	115,096
Purchase and retirement of common stock	—	—	(475,813)
Net cash flow from financing activities	1,958,760	5,929,174	16,817,026

Net change in cash and cash equivalents	(3,383,357)	156,669	1,052,457
Cash and cash equivalents at beginning of period	4,435,814	711,484	—
Cash and cash equivalents at end of period	$1,052,457	$868,153	$1,052,457

SUPPLEMENTAL CASH FLOW INFORMATION

	Six Months Ended December 31,		Inception to December 31,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)

Cash paid for interest	$21,709	$—	$21,709
Cash paid for income taxes	—	—	—
Non-cash investing and financing activities:
Common stock issued for loan costs	43,333	—	—
Fair value adjustments for investments	30,877	—	—
Series C and Series D preferred stock issued in exchange transactions	—	31,349,989	47,452,123
Non-cash investment in ResponzeTV	—	6,538,240	6,538,240
Common stock issued for license arrangements	—	300,000	352,500
Common stock issued for a patent	—	—	1,140,000
Dividends paid with Series C preferred stock	—	—	309,564
Non-monetary exchange of assets for investment	—	—	328,914

See accompanying notes

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)
PERIODS FROM INCEPTION (AUGUST 21, 2006) TO DECEMBER 31, 2008

	Common Stock		Paid-in	Other comprehensive	Accumulated
	Shares	Amount	capital	income	deficit	Total
Balances at November 22, 2006	6,485,000	$65	$254,264	$—	$(254,329)	$—
Recapitalization	7,300,000	73	(400,215)	—	254,329	(145,813)
Beneficial conversion on Series A Preferred offering	—	—	1,173,510	—	—	1,173,510
Allocation of deferred finance costs	—	—	(911,135)	—	(157,303)	(1,068,438)
Placement agent warrants	—	—	2,492,312	—	—	2,492,312
Accretion to redemption value	—	—	—	—	(3,000,000)	(3,000,000)
Accrual of dividends on Series A Preferred	—	—	—	—	(34,167)	(34,167)
Net loss for the three months ended December 31, 2006	—	—	—	—	(17,857,636)	(17,857,636)
Balances at December 31, 2006	13,785,000	$138	$2,608,736	$—	$(21,049,106)	$(18,440,232)
Issuance related to license agreement	15,000	-	52,500	—	—	52,500
Accrual of Series A Preferred dividends	—	-	—	—	(41,687)	(41,687)
Net income for the three months ended March 31, 2007	—	-	—	—	1,884,327	1,884,327
Balances at March 31, 2007	13,800,000	$138	$2,661,236	$—	$(19,206,466)	$(16,545,092)
Reclassification of amount out additional paid in capital	—	—	(49,999)	—	—	(49,999)
Reclassification of Series A to a liability	—	—	(1,600,270)	—	—	(1,600,270)
Reclassification of warrants to liability	—	—	(4,202,366)	—	(909,504)	(5,111,870)
Accrual of Series A Preferred dividends	—	—	—	—	(112,781)	(112,781)
Accrual of Series B Preferred dividends	—	—	—	—	(5,833)	(5,833)
Issuance of 1,000,000 warrants to consultant	—	—	2,471,401	—	—	2,471,401
Issuance related to patent agreement	200,000	2	719,998	—	—	720,000
Net loss for the three months ended June 30, 2007	—	—	—	—	(8,190,594)	(8,190,594)
Balances at June 30, 2007	14,000,000	$140	$—	$—	$(28,425,178)	$(28,425,038)

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)
PERIODS FROM INCEPTION (AUGUST 21, 2006) TO DECEMBER 31, 2008
(CONTINUED)

	Common Stock		Paid-in	Other comprehensive	Accumulated
	Shares	Amount	capital	income	deficit	Total
Balances at July 1, 2007	14,000,000	$140	$—	$—	$(28,425,178)	$(28,425,038)
Net income for the three months ended September 30, 2007	—	—	—	—	2,725,814	2,725,814
Balances at September 30, 2007	14,000,000	$140	$—	$—	$(25,699,364)	$(25,699,224)
Beneficial conversion on Series C Preferred-Stock Financing (5)	—	—	2,766,833	—	—	2,766,833
Allocation of deferred finance costs associated with Series C Preferred-Stock Financing (6), (5)	—	—	(5,231,442)	—	—	(5,231,442)
Placement agent warrants on Series C Preferred-Stock Financing (5)	—	—	5,198,797	—	—	5,198,797
Investor warrants on Series C Preferred-Stock Financing (5)	—	—	3,633,167	—	—	3,633,167
Accretion to redemption value on Series C Preferred-Stock Exchange	—	—	—	—	(6,400,000)	(6,400,000)
Investor warrants-Stock Exchange	—	—	17,796,834	—	—	17,796,834
Registration payments net of dividends rolled into financing	—	—	—	—	—	—
Reclassification of warrants to equity (7)	—	—	4,008,912	—	—	4,008,912
Employee stock compensation	—	—	450,000	—	—	450,000
Employee stock option compensation	—	—	607,705	—	—	607,705
Employee exercise of stock options	27,778	—	—	—	—	—
Stock issued for legal work associated with Preferred C and SB2	35,334	—	77,000	—	—	77,000
Net loss for the three month period ended December 31, 2007	—	—	—	—	(38,392,805)	(38,392,805)
Balances at December 31, 2007	14,063,112	$140	$29,307,806	$—	$(70,492,169)	$(41,184,223)
Cashless exercise of warrants	38,400	—	—	—	—	—
Stock issued for patent	200,000	2	419,998	—	—	420,000
Net loss for the three month period ended March 31, 2008	—	—	—	—	11,802,971	11,802,971
Balances at March 31, 2008	14,301,512	$142	$29,727,804	$—	$(58,689,198)	$(28,961,252)
Preferred Series D issuance	—	—	2,553,378	—	(316,615)	2,236,763
Accretion of Series C Preferred	—	—	—	—	(9,513,273)	(9,513,273)
Accretion of Series D Preferred	—	—	—	—	(7,000,000)	(7,000,000)
Cashless exercise of warrants	131,880	2	(2)	—	—	—
Stock issued as compensation for services	42,500	1	51,624	—	—	51,625
Fair value adjustment on available for sale securities	—	—	—	$(31,135)	—	(31,135)
Net income for the three month period ended June 30, 2008	—	—	—	—	8,345,134	8,345,134
Balances at June 30, 2008	14,475,892	$145	$32,332,804	$(31,135)	$(67,173,952)	$(34,872,138)

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)
PERIODS FROM INCEPTION (AUGUST 21, 2006) TO DECEMBER 31, 2008
(CONTINUED)
	Common Stock		Paid-in	Other comprehensive	Accumulated
	Shares	Amount	capital	income	deficit	Total
Balances at July 1, 2008	14,475,892	$145	$32,332,804	$(31,135)	$(67,173,952)	$(34,872,138)
Stock issued as compensation for services	33,333	—	43,333	—	—	43,333
Fair value adjustment on available for sale securities	—	—	—	(31,450)	—	(31,450)
Net income for the three months ended September 30, 2008	—	—	—	—	1,895,405	1,895,405
Balances at September 30, 2008	14,509,225	$145	$32,376,137	$(62,586)	$(65,278,547)	$(32,964,850)
Fair value adjustments on available for sale securities	—	—	—	574	—	574
Net income for the three months ended December 31, 2008	—	—	—	—	1,052,171	1,052,171
Balances at December 31, 2008	14,509,225	145	32,376,137	(62,013)	(64,226,376)	(31,912,107)

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS:

Organization

Willowtree Advisor, Inc. ("the Company" or “OmniReliant Holdings, Inc”) was incorporated on June 16, 2004 under the laws of the State of Nevada to offer landscape advisory services. On November 22, 2006, Willowtree Advisor, Inc. entered into a Securities Purchase Agreement with OmniReliant Corporation (“OmniReliant”) and Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company's common stock from Ms. Allison for $475,813. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation. The transaction with Ms. Allison was accounted for as a reduction of additional paid in capital.

Also on November 22, 2006, Willowtree entered into an exchange agreement pursuant to which the Company acquired one hundred percent (100%) of the equity of OmniReliant from, the stockholders of OmniReliant. Contemporaneously, the Company entered into to a securities purchase agreement with an accredited investor for the sale of convertible preferred stock and warrants for an aggregate purchase price of $3,000,000. As a result of the Exchange Agreement, OmniReliant became a wholly-owned subsidiary of the Company and the Company succeeded to the business of OmniReliant as its sole business.

The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, WillowTree (the legal acquirer) is considered the accounting acquiree and OmniReliant (the legal acquiree) is considered the accounting acquirer. A reverse merger is accounted for as the issuance of shares of the accounting acquirer for the net-monetary assets or liabilities of the accounting acquiree, accompanied by a recapitalization of stockholders’ equity. The consolidated financial statements of the combined entity will, in substance, be those of the accounting acquiree, OmniReliant, which, as discussed below, was organized on August 21, 2006.

Effective December 29, 2006, the Registrant’s name changed from Willowtree Advisor, Inc. to OmniReliant Holdings, Inc. ("the Company").

Nature of Business

OmniReliant Corporation was incorporated on August 21, 2006 under the laws of the State of Florida. The Company is in the development stage and has realized only minor revenues from its planned operations. OmniReliant Corporation (“OmniReliant”) engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant makes these products available to both domestic and international consumers through infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels. OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

Until the Company’s products are successfully marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we cannot generate sufficient revenues to continue operations, we will be forced to suspend or cease operations.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS (CONTINUED):

During the current fiscal year, the Company purchased an office building in Pinellas County, Florida, which is largely being leased to unrelated tenants. While real estate operations is not the Company’s principal business, the Company accounts for this new business as an identifiable business segment. See Note 13.

Going Concern

The Company is in its development stage and has incurred losses and has used cash in its operating activities while devoting substantially all of its efforts to raising capital and identifying and pursuing businesses opportunities. The Company's total liabilities exceed its total assets and the Company's liquidity is substantially dependent on raising capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuing operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Company's ability to continue as a going concern is dependent upon its ability to raise sufficient capital to implement a successful business plan and to generate profits sufficient to become financially viable. The consolidated financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements as of December 31, 2008 and for the three and six months ended December 31, 2008 and 2007, and the period from August 21, 2006 (inception) to December 31, 2008 are unaudited, but have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, they do not include all the information and footnotes required for complete financial statements. However, the unaudited condensed consolidated financial information included in this report includes all adjustments which are, in the opinion of management, necessary to fairly present the consolidated financial position and the consolidated results of operations for the interim periods presented. The operations for the three and six months ended December 31, 2008 are not necessarily indicative of the results for the year ending June 30, 2009.

The condensed consolidated financial statements included in this report should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s June 30, 2008 Annual Report on Form 10-KSB and subsequent filings on Form 8-K.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts in our consolidated financial statements. Significant estimates embodied in the Company’s financial statements include (i) developing fair value measurements to record financial instruments, including investments (ii) developing cash flow projections for purposes of evaluating the recoverability of long-lActual results could differ from those estimates.

Principles of consolidation – The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, OmniReliant Corporation and OmniResponse Corporation, and its 60.0% owned subsidiary OmniComm Studios LLC. All significant intercompany accounts, profits and transactions have been eliminated in consolidation. Entities where the Company does not have voting control but has significant influence over its operations are accounted for under the equity method.

Business Segments — We apply the management approach to the identification of our reportable operating segments as provided in accordance with Statements on Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”). This approach requires us to report our segment information based on how our chief decision making officer internally evaluates our operating performance. Our business segments consist of (i) Retail Products and Licensing and (ii) Commercial Real Estate Services. See Note 13.

Revenue recognition – Revenue is recognized when evidence of the arrangement exists, the product is shipped to a customer, or in the limited circumstances, at destination, and when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale. License revenue is recorded over the term of the license arrangement, as it is earned.

Shipping costs – Shipping costs billed to customers are included as a component of product sales. The associated cost of shipping is included as a component of cost of product sales.

Inventories – Inventories consist of merchandise that is in its finished form and ready for sale to end-user customers. Inventories are recorded at the lower of average cost or market. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold.

Property and equipment – Property and equipment are recorded at our cost. The Company depreciates these assets using the straight-line method over lives that we believe the assets will have utility. Our expenditures for additions, improvements and renewals are capitalized, while normal expenditures for maintenance and repairs are charged to expense.

Intangible assets - Trademarks and licenses are recorded at cost and those with finite lives are amortized over the estimated periods of benefit.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Impairments – The Company’s management evaluates its tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets.

Investments – Our investments consist principally of notes receivable. Investments in these debt securities are carried as available-for-sale securities under Statement’s on Financial Accounting Standards No. 115. Debt securities classified as available-for-sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity. Fair value is based upon the present value of the forward cash-flows, discounted at a credit-risk adjusted rate for similar instruments. The conversion option is considered a fair-value enhancement when such amount is readily convertible into cash, which, as a private, closely held company, it is not currently. Changes in the fair value of available-for-sale debt securities arise from changes in market interest rates for similar instruments and the period remaining to maturity.

Deferred finance costs – Direct, incremental finance costs related to debt instruments and other financial instruments that are recorded in liabilities are included in other assets and amortized over the term of the respective instrument through charges to interest expense using the effective method or the straight-line method, when the difference would not be material. Total deferred financing cost included in other assets amount to $1,025,371 and $1,078,237, as of December 31, 2008 and June 30, 2008, respectively. These amounts are net of accumulated amortization of $125,633 and $30,287 as of December 31, 2008 and June 30, 2008, respectively.

Share-based payment – We apply the grant-date fair value method to our share-based payment arrangements with employees under the rules provided in Statement of Financial Accounting Standards No. 123R Accounting for Share-Based Payment (SFAS 123R). For share-based payment transactions with parties other than employees we apply EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under SFAS 123R, share-based compensation cost to employees is measured at the grant date fair value based on the value of the award and is recognized over the service period, which is usually the vesting period for employees. Share-based payments to non-employees are recorded at fair value on the measurement date and reflected in expense over the service period.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

The Company uses the Black-Scholes option valuation model to determine the grant-date fair value of stock options and employee stock purchase plan shares. The determination of the fair value of share-based payment awards on the date of grant using an option-valuation model is affected by the Company’s stock price as well as assumptions regarding a number of complex variables. These variables include the Company’s expected stock price volatility over the term of the awards, projected employee stock option exercise behavior, expected risk-free interest rate and expected dividends. The Company estimates the expected term and volatility of options granted based on values derived from its industry peer group. Our decision to use these measures of expected term and volatility was based upon the lack of availability of actively traded options in the Company’s own common stock and the Company’s assessment that the peer group measure of volatility is more representative of future stock price trends than the Company’s historical volatility. The Company bases the risk-free interest rate for option valuation on Constant Maturity Rates provided by the U.S. Treasury with remaining terms similar to the expected term of the options. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero in the option valuation model. In addition, SFAS No. 123(R) requires forfeitures of share-based awards to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As this is the Company’s initial issuance and no historical data exists to estimate pre-vesting option forfeitures the Company has recorded stock-based compensation expense for the all the awards vested. The Company uses the straight-line attribution as its expensing method of the value of share-based compensation for options and awards.

Advertising – The Company generally expenses advertising when it is incurred in accordance with Statement of Position 93-7 Accounting for Advertising. Commencing in the current fiscal year the Company began engaging for the production of infomercials related to its Retail Products Business, which is expected to be an increasing activity and cost. The Company’s accounting policy provides that the costs of infomercials are deferred in prepaid assets until the first airing, at which time the cost is expenses. During the three and six months ended December 31, 2008, the Company expensed $1,178,436 of costs related to infomercials, which amount is included in other costs and expenses in our condensed consolidated statements of operations. As of December 31, 2008, prepaid expense includes $215,553 of deferred infomercial production costs that will be expensed upon the first airing.

Financial instruments – Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (Statement 107), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, derivative financial instruments, and redeemable preferred stock that we have concluded is more akin to equity than debt.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

We carry cash and cash equivalents, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We carry derivative financial instruments at fair value in accordance with Financial Accounting Standard No. 133 Accounting for Derivative Financial Instruments and Hedging Activities (Statement 133). We carry redeemable preferred stock at either its basis derived from the cash received or fair value depending upon the classification afforded the preferred stock, or embedded components thereof, in accordance with Statement 133 and Financial Accounting Standard No. 150 Financial Instruments with Characteristics of both Equity and Liabilities (Statement 150).

Derivative financial instruments – Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as redeemable preferred stock arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by Statement 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Redeemable preferred stock – Redeemable preferred stock (and, if ever, any other redeemable financial instrument we may enter into) is initially evaluated for possible classification as liabilities under Statements of Financial Accounting Standards No. 150 Financial Instruments with Characteristics of Both Liabilities and Equity. Redeemable preferred stock classified as liabilities is recorded and carried at fair value. Redeemable preferred stock that does not, in its entirety, require liability classification is evaluated for embedded features that may require bifurcation and separate classification as derivative liabilities under Statement 133. In all instances, the classification of the redeemable preferred stock host contract that does not require liability classification is evaluated for equity classification or mezzanine classification based upon the nature of the redemption features. Generally, any feature that could require cash redemption for matters not within our control, irrespective of probability of the event occurring, requires classification outside of stockholders’ equity. See Note 10 for further disclosures about our redeemable preferred stock.

Fair value measurements - Fair value measurement requirements are embodied in certain accounting standards applied in the preparation of our financial statements. Significant fair value measurements resulted from the application of SFAS 133 to our preferred stock and warrant financing arrangements and SFAS 123R to our share-based payment arrangements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Financial Accounting Standard No. 157 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It is effective for our fiscal year beginning October 1, 2008. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this new standard will not require any new fair value measurements. We do not believe that this standard will result in a material financial affect. However, we will be required to expand our disclosures, commencing with our quarterly period ending December 31, 2008, in areas where other accounting principles require fair value measurements to provide information related to the hierarchy of fair value inputs.

Financial Accounting Standard No. 159 The Fair Value Option for Financial Assets and Financial Liabilities permits entities to choose to measure many financial instruments and certain other items at fair value. It is effective for our fiscal year beginning October 1, 2008. At this time, we do not intend to reflect any of our current financial instruments at fair value (expect that we are required to carry our derivative financial instruments at fair value). However, we will consider the appropriateness of recognizing financial instruments at fair value on a case by case basis as they arise in future periods.

Registration payment arrangements – Certain financial instruments, including convertible preferred stock and the related freestanding warrants issued in connection with those convertible instruments, are subject to registration rights agreements, which impose penalties for our failure to register the underlying common stock by a defined date. These potential cash penalties, which are referred to as registration payment arrangements, are recorded when payments are both probable and reasonably estimable, in accordance with FAS No. 5, Accounting for Contingencies. These liquidated damages were included in the liabilities that were exchanged for the Series C Preferred Stock. Accordingly, we no longer have an obligation to pay registration payments.

Loss per common share - We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128) in calculating our basic and diluted loss per common share. Basic loss per common share represents our loss applicable to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded. The following table illustrates the reconciliation of the weighted average common shares to the denominator for diluted loss per common share:

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

	Three Months Ended December 31,		Six Months Ended December 31,		Inception to December 31
	2008	2007	2008	2007	2008
Weighted average shares	14,509,225	14,011,233	14,497,568	14,022,330	14,067,070
Dilutive instruments:
Warrants and stock options	21,529,049	*	24,950,042	*	*
Convertible securities:
Series C Preferred Stock	20,619,128	*	20,619,128	*	*
Series D Preferred Stock	14,000,000	*	14,000,000	*	*
Denominator for dilutive shares	70,657,402	14,011,233	74,066,738	14,022,330	14,067,070
     * These instruments were excluded during the respective periods because the effect was anti-dilutive.

Reclassifications – Certain reclassifications have been made to the prior period financial statements for them to conform to the condensed classifications in the current period.

Recent accounting pronouncements - We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. Also see Fair Value Measurements, above. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("SFAS 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited. As more fully discussed in the Subsequent Events footnote, the Company is currently seeking to complete a purchase business combination. If the purchase is completed before July 1, 2009, the Company will be required to apply SFAS 141. However, if the transaction is completed on or after July 1, 2009, the Company will be required to apply SFAS 141(R).

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and132(R) (“SFAS 158”).  SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51. This statement amends ARB No. 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities.  Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. Since we do not currently have Variable Interest Entities consolidated in our financial statements, adoption of this standard is not expected to have a material effect.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133 (“SFAS 161”).  SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. We are currently evaluating the impact of SFAS 161, if any, will have on our financial position, results of operations or cash flows. This standard will affect the disclosures in our financial statements to provide the required information.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." The Company does not expect the adoption of SFAS 162 will have a material effect on its financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN No. 48 did not have a material impact on our financial position, results of operations or cash flows, although, as discussed in our income tax disclosures, certain positions are present that require our periodic review in maintaining compliance with this standard.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (FSP 00-19-2) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies.  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In April 2008, the FASB issued FSP No. FAS 142-3 Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company is required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company is currently evaluating the impact of FSP 142-3 on its financial position, results of operations or cash flows, and believes that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP APB 14-1"). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its financial position, results of operations or cash flows.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock, which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008 (our fiscal year ending September 30, 2010). The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity's own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative in of Statement 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of Statement 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity's own stock, regardless of whether the instrument has all the characteristics of a derivative in Statement 133, for purposes of determining whether the instrument is within the scope of Issue 00-19. We currently have warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended September 30, 2009.

In June 2008, the Emerging Issues Task Force issue EITF Consensus No. 08-04 Transition Guidance for Conforming Changes to Issue 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, which is effective for years ending after December 15, 2008 (our fiscal year ending June 30, 2009). Early adoption is not permitted. The overall objective of the Issue is to conform the requirements of EITF 00-27 and Financial Accounting Standard No. 150 with EITF 98-5 to provide for consistency in application of the standard. We computed and recorded a beneficial conversion feature in connection with certain of our prior financing arrangements and do not believe that this standard has any material effect on that accounting.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS:

The Company’s investments consisted of the following on December 31, 2008 and June 30, 2008:

	December 31, 2008	June 30, 2008
Available-for-sale investments:
Abazias, Inc., face value $500,000, 10.0% convertible note receivable, due December 31, 2009 (Cost basis: $500,000)	$491,229	$—
Carolyn & Company, face value $450,000, 6.0% convertible note receivable, due February 2010 (Cost basis: $450,000)	431,966	426,558
Total available-for-sale type investments	923,195	426,558
Other investments, at cost	100,000	—
Total investments	$1,023,195	$426,558

Abazias, Inc:

As more fully discussed in Subsequent Events, on December 3, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Abazias, Inc. (“Abazias”), a Delaware corporation and Abazias.com, Inc., (“Abazias”), a Nevada corporation and wholly owned subsidiary of Abazias, pursuant to which the Company has agreed to purchase substantially all of the assets of Abazias Sub for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) the issuance of up to thirteen million one thousand (13,001,000) shares of the Company’s zero coupon convertible preferred stock (the “Preferred Stock”) to the Shareholders of Abazias, subject to adjustment and approval of the shareholders of each company. During the quarterly period ended September 30, 2008, the Company funded the loan. The underlying Note bears interest at 10% per annum and matures on December 31, 2009 (the “Maturity Date”). The full principal amount of the Note, along with any interest accrued thereon, is due upon a default under the terms of the Note.

Carolyn & Company:

On February 12, 2008, we obtained a Convertible Promissory Note for $150,000 which accrues interest at 6% per On February 12, 2008, we purchased a face-value $150,000, 6.0% per annum, Convertible Promissory Note from an early-stage, Member-Managed Limited Liability Company in the Media Sector. Principal and interest are payable on February 12, 2010. The Convertible Promissory Note is convertible at our option into Member Units representing an aggregate of 2.0% of the investee’s aggregate member units. On April 3, 2008, we amended the Convertible Promissory Note to add full-ratchet anti-dilution protection and a “Most Favored Nation” provision which would allow us to exchange the promissory note for any securities issued by the Investee in a subsequent financing on a dollar by dollar basis. On April 4, 2008, we invested an additional $300,000 and received a Convertible Promissory Note which accrues interest at 6% per year and is due and payable on February 12, 2010. We have the option to convert the note any time prior to maturity and we would receive Membership Interests equal to the principle balance on the note divided by $10,000,000. This note contains full ratchet anti-dilution protection and a “Most Favored Nation” provision.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS (CONTINUED):

Valcom Investment:

On January 6, 2009, subsequent to the close of the current quarter, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Valcom, Inc. (“Valcom”), a Delaware corporation, whereby it purchased a 10% secured convertible promissory note (the “Note”) in the principal amount of $100,000 with a conversion price of $0.10 per share, which is secured pursuant to a security agreement (the “Security Agreement”) and a warrant to purchase 1,000,000 shares of Valcom’s Common Stock at an exercise price of $0.20 (the “Warrant” and together with the Agreement, the Note and the Security Agreement, the “Transaction Documents”). Pursuant to the Transaction Documents, Valcom promises to pay to the Company $100,000 in cash on January 6, 2010. The Note bears interest at the rate of 10% per annum until the maturity date.

NOTE 5 – PROPERTY AND EQUIPMENT:

The Company’s property and equipment consisted of the following on December 31, 2008 and June 30, 2008:

	December 31, 2008	June 30, 2008
Land	$500,000	$—
Buildings and building improvements	1,529,755	—
Furnishings and office equipment	775,432	—
	2,805,187	—
Less accumulated depreciation	(103,529)	—
	$2,701,658	$—

The Company depreciates buildings and improvements and furnishings and office equipment over estimated useful lives of 15 and 5 years, respectively.

Depreciation expense amounted to $61,377 and $103,529 during the three and six months ended December 31, 2008, respectively.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INTANGIBLE ASSETS:

The Company’s intangible assets consisted of the following on December 31, 2008 and June 30, 2008:

	December 31, 2008	June 30, 2008
Patent costs	$1,169,412	$1,169,412
License agreement	753,502	653,005
Other fully-amortized intangibles	79,402	79,402
	2,002,316	1,901,819
Less accumulated amortization	(762,165)	(623,307)
	$1,240,151	$1,278,512

Aggregate Amortization Expense:
Three months ended December 31, 2008	$69,429
Six months ended December 31, 2008	$138,361
Inception (August 21, 2006) to December 31, 2008	$762,165

Estimated Amortization Expense:
Period from January 1, 2009 to June 30, 2009:	$113,594
Year ending June 30:
2010	187,711
2011	180,686
2012	42,784
2013	38,667
2014	38,667
Thereafter	638,042
$1,240,151

Patent costs— On June 18, 2007, the Company entered into an Agreement for Acquisition of a Patent Application with Product & Technology Partners LLC. Pursuant to the Agreement, the Company acquired from Seller the rights to a patent-pending self-warming topical pharmaceutical product capable of delivering salicylic acid foam suitable for consumer use. In consideration for the rights to the product, the Company agreed to pay Seller in the following manner:

a)
Upon execution of the Agreement, the Company paid Seller (i) an aggregate of Twenty Five Thousand dollars ($25,000) and (ii) issued to the Seller Two Hundred Thousand (200,000) shares of the Company’s common stock.

b)
Following the completion of due diligence (which shall be six months from the date of the Agreement), if the Company is satisfied with the Product and intends to offer Product for sale, the Company shall pay to Seller Twenty Five Thousand dollars ($25,000), paid January 22, 2008.

c)
The Company shall also pay Seller installment payments of up to a maximum of Four Hundred Thousand Dollars ($400,000), payable over a period of 4 years beginning six months from the date of the Agreement. If no revenues are generated from the sale of the Product, no installment payments shall be due.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INTANGIBLE ASSETS (CONTINUED):

The Company has received a written opinion issued by the USPTO as International Search Authority and a response was filed as entering Chapter ii of the PCT designating the USPTO as International Examining Authority. The Company has consulted with the scientist regarding the application and we believe the technology has many future uses.  Once approved, the Company plans to market and sell products using the technology acquired.

The Company estimates the patent pending application will take up to 3 years to go through the approval process. At such time the Company will begin amortizing the cost over 20 years, the useful life of the asset. In the event additional assistance is required with the patent pending application or development of a product the members of Product & Technology Partners, LLC have agreed to work with the Company on a consulting basis.

Licensing Agreement – On October 13, 2006, the Company entered into an agreement with a related party. This agreement was subsequently amended on November 20, 2006. Under the terms of the Licensing Agreement the Company has obtained the exclusive right and license to certain licensed products through December 31, 2011 with an option to renew for an additional five year period provided all the minimum royalty payments have been paid during the initial term. In consideration of the license granted and the services to be performed, the Company will compensate the other party an annual guaranteed minimum (payable semi-annually) royalty as follows:

Annual		Minimum
Period	Dates	Royalty

1	Effective Date to 12/31/07	$1,000,000
2	1/1/08 to 12/31/08	$400,000
3	1/1/09 to 12/31/09	$400,000
4	1/1/10 to 12/31/10	$400,000
5	1/1/11 to 12/31/11	$400,000
6	1/1/12 to 12/31/15	$400,000

In addition to the minimum royalty payment the Company will also compensate the other party a sales royalty of eight percent (8%) on each annual period's net sales made in all venues other than infomercials; a minimum of three percent (3%) on each annual period's net sales made through infomercials and four percent (4%) should the revenues exceed media expenditures by a three to one media ratio. The sales royalty is payable on a quarterly basis within forty-five (45) days after the close of the prior quarter's sales. The payment of sales royalties are credited against the guaranteed minimum royalty payment for any annual period.

In addition to the sales royalties and guaranteed minimum royalties being paid the Company also delivered three million (3,000,000) shares of the Company's common stock, which represented 25% of the issued and outstanding common stock on that date.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INTANGIBLE ASSETS (CONTINUED):

On November 20, 2006 the Licensing Agreement was amended to change the date of the first annual Guaranteed Minimum Royalty payment from thirty (30) days following the effective date to January 3, 2007. In addition, the amendment revised subsequent payments to occur on January 1st and July 1st of each annual period. On November 22, 2006 the Company made a payment of $850,000 pursuant to this agreement. On January 10, 2007 the Company made a payment of $150,000 pursuant to the licensing agreement. The payment was the final payment of the $1,000,000 initial installment due under the agreement.

For purposes of the agreement, Adjusted Gross Collected Revenues (“AGCR”) means ORH’s Gross Revenue from sales of the Products, less all of the following:

•	Shipping and Handling, credit card fees, refunds, credits or other allowances on business, as actually incurred and as reserved for (“Returns”); not

•	Sales, excise, use, value added or any like taxes;

•	Cost of goods for purposes of liquidation or closeout (“Liquidation Sales”). Licensor shall have the first right of refusal to purchase the liquidation inventory at a penny above ORH’s best offer.

The reserve for Returns and un-collectibles shall initially be ten percent (10%) of Adjusted Gross Revenues, and shall be adjusted periodically based upon actual experience.

The Company has the right to sell and distribute the Products at such prices and on such terms and conditions (including shipping and handling charges) as ORH may establish. In the event that ORH fails, during the one-year period commencing upon Rollout and continuing thereafter, to generate $2,000,000 in Product sales per year (“Minimum Quantities”), Licensor may provide 30 days prior written notice to ORH and make ORH’s rights hereunder non-exclusive. For the life of the Product, ORH or a designated third party, such as the manufacturer, on behalf of ORH will maintain and keep in force product liability insurance with an insurer approved by Licensor in the amounts not less than $2,000,000 per occurrence and $5,000,000 in the aggregate covering all Products licensed by ORH from Licensor. ORH, Licensor and, upon ORH’s request, any of ORH’s subsidiaries, affiliates or sub-licensees who are involved with the marketing and distribution of the Products shall be named as additional insured on all such insurance policies, each of which shall be endorsed so as to provide at least 30 days notice to ORH of its cancellation, termination or non-renewal.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – LONG-TERM DEBT:

The Company’s long-term debt consisted of the following at December 31, 2008:

Amount
Initial $2,000,000 six-year, variable rate mortgage note, with interest at the Wall Street Prime Rate, plus 1.5%, with a floor of 6.5% and a cap 7.75% during the first three years and a floor of 6.75% and a cap of 8.75% during the second three years; principal and interest payments of $13,507 are payable over the six year term based upon a twenty-five year amortization schedule, with $1,773,655 payable at maturity; secured by real estate; guaranteed by related parties.	$1,994,694

Less current maturities	(32,160)
Long-term debt	$1,962,534

Maturities of long-term debt are as follows:
Six months ending June 30, 2009	$15,817
Year ending June 30:
2010	33,230
2011	35,477
2012	37,876
2013	40,437
2014	43,172
Thereafter	1,788,685
$1,994,694

The Company has concluded that the interest rate collar is clearly and closely related to the host debt instrument and, accordingly, it does not require bifurcation and recognition at fair value. The interest rate in effect during the current quarterly period was at the 6.5% floor. Interest paid in cash during the quarterly period amounted to $21,709.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS & CONTINGENCIES:

Consulting Agreement - On October 1, 2006 the Company entered into a six month consulting agreement with Harrington Business Development, LLC (“HBD”) to provide services related to the creation, production, and editing of infomercials and also to consult the Company on marketing and distribution of its products. In consideration for the services performed the Company will compensate HBD $15,000 per month. On April 1, 2007 the Company verbally extended the term of the Harrington Business Development, LLC consulting agreement for an additional three months. The agreement was not renewed subsequent to June 30, 2007. The shareholders of HBD are also shareholders of the Company.  Further, on July 14, 2008 the Company entered into a one year consulting agreement with HBD to provide services related to, but not be limited to, the media production related to The Franklin Mint, Inc., media purchase and management, supervision of editing and dubbing of productions, shipping of tapes or DVDs to television or radio networks and stations, assistance in website development, assistance in establishing call centers and scripting for inbound calls, tracking of media results, and any other assistance that is needed from the Company. In consideration for the services performed the Company will compensate HBD $50,000 per month net of $5,000 for office rent. The Company has right to extend the term of the Harrington Business Development, LLC consulting agreement for an additional year.

Employment Agreement - On October 31, 2006 the Company entered into an employment agreement with Paul Morrison to act as its Chief Operating Officer and President. Under the terms of the agreement Mr. Morrison's contract will be for a term of two (2) years with automatic successive two (2) year term renewals subject to a notice of non-renewal. In consideration for the services he is to receive a base salary of $120,000 per year with annual pay increases of ten percent (10%); incentive bonus of one and half percent (1.5%) of pretax profits on the sales of certain products payable the day after the Company's 10-KSB annual report is filed with the SEC; the issuance of 300,000 shares the Company's restricted common stock payable as follows: 150,000 shares upon execution of the agreement and 150,000 shares on the first anniversary of employment with the Company. On October 31, 2006, prior to the recapitalization, OmniReliant Corporation issued Mr. Morrison 150,000 shares and recorded $15,000 of stock compensation expense related to this agreement.

Assignment of Contract - On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”) to assume a marketing and distribution agreement RIM had with a third party manufacturer of spa related products. The original agreement was entered into on September 25, 2006 for a term of twelve (12) months. The agreement gives the Company exclusive rights to market and distribute the product in the United States and Canada. The Company also received the non-exclusive right to all other countries. The shareholders of RIM are also shareholders of the Company.

International Distribution Agreement - On March 19, 2007, the Company entered into an International Distribution Agreement with Reliant International Media LLC. Pursuant to the Agreement, the Company has granted Reliant the exclusive right to represent the Company with respect to sales of certain products through retail distribution channels in the United Kingdom, Japan and Korea. The products covered by the agreement include any and all products marketed by the Company under the Kathy Hilton name, likeness or brand, excluding all perfume and perfume related products. In consideration for Reliant’s marketing services, the Company has agreed to pay to Reliant a royalty equal to ten percent of the Company’s gross revenues. The shareholders of Reliant International Media are also shareholders of the Company.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS & CONTINGENCIES (CONTINUED):

Public Relations Agreement - On April 27, 2007 the Company entered into a three year consulting agreement with a public relations firm. Pursuant to the terms of the agreement the Company will pay the following as compensation for services: $7,500 payable each month; 1,000,000 warrants with a term of 3 years, issued at the onset, entitling the holder to purchase shares of the Company’s common stock at an exercise price of $1.00 per share; exclusive rights to all future public relation contracts awarded to the Company for Kathy Hilton licenses; and compensation at the rate of 3% of projected gross wholesale sales per year on all future Kathy Hilton licenses awarded to the Company. For the year ended June 30, 2007 the Company recognized $2,490,151 of expense related to this agreement, of which $2,471,401 was associated with the 1,000,000 warrants which were issued. The value of the warrants was determined by using the Black-Scholes option pricing model. The Company used a volatility percentage of 23.6%, a risk free interest rate of 5.00%, and an expected life of 1 ½ years in calculating the fair value. In January 2008 the Company notified the public relations firm of their desire to terminate their agreement early. The Company believes it has no further obligation pursuant to this agreement.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT):

Change in Authorized Shares:

Effective August 25, 2008, the Company amended its articles of incorporation to increase the number of authorized shares from 100,000,000 to 500,000,000, including 100,000,000 authorized shares of preferred stock.

Common Stock Purchase Agreement:

On November 22, 2006 the Company and OmniReliant entered into a securities purchase agreement with the Company's then principal stockholder, Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company's common stock from Ms. Allison for a purchase price of $475,813. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation. The transaction with Ms. Allison was accounted for as a reduction of additional paid in capital.

Exchange Agreement:

Pursuant to the Exchange Agreement, dated November 22, 2006, the Company issued 12,300,000 shares of common stock to the OmniReliant stockholders. The common stock was issued to the following stockholders pursuant to the Exchange Agreement:

Number of
Name	Shares

Apogee Financial Investments, Inc.	3,000,000
ZTZ Trust Inc.	3,000,000
Kevin Harrington	1,500,000
Tim Harrington	1,500,000
KRH Licensing Company, LLC	3,000,000
Paul Morrison	300,000
Total	12,300,000

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED):

Stock Options and Warrants:

The following table summarizes the activity related to all Company stock options and warrants for the period from August 21, 2006 (inception) through December 31, 2008:

					Weighted Average
			Exercise Price		Exercise Price
		Stock	Per Share		Per Share
	Warrants	Options	Warrants	Options	Warrants	Options
Outstanding at August 21, 2006	—	—	$—	$—	$—	$—
Outstanding at June 30, 2006	—	—				—
Granted	9,004,000	—	1.00-3.75	—	2.13	—
Exercised	—	—	—	—	—	—
Cancelled or Expired	—	—	—	—	—	—
Outstanding at June 30, 2007	9,004,000	—	1.00-3.75	—	2.13	—
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Cancelled or Expired	—	—	—	—	—	—
Outstanding at September 30, 2007	9,004,000	—	1.00-3.75	—	2.13	—
Granted	23,092,171	350,000	0.75-2.00	1.00	1.72	1.00
Exercised	—	(50,000)	—	(1.00)	—	(1.00)
Outstanding at December 31, 2007	32,096,171	300,000	0.75-3.75	1.00	1.70	1.00
Granted	—	—	—	—	—	—
Exercised	(96,000)	—	(1.25-3.75)	—	(2.29)	—
Outstanding at March 31, 2008	32,000,171	300,000	0.75-3.75	1.00	1.46	1.00
Granted	30,100,000	—	0.50-0.75	—	0.74	—
Exercised	(139,200)	—	(075-3.75)	—	(1.69)	—
Cancelled or expired	—	—		—		—
Outstanding at June 30, 2008	61,960,971	300,000	0.75-3.75	1.00	0.63	1.00
Granted	—	—		—		—
Exercised	—	—		—		—
Cancelled or expired	—	—		—		—
Outstanding at September 30, 2008	61,960,971	300,000	0.75-3.75	1.00	0.63	1.00
Granted	—	—		—		—
Exercised	—	—		—		—
Cancelled or expired	—	—		—		—
Outstanding at December 31, 2008	61,960,971	300,000	0.75-3.75	1.00	0.63	1.00
Exercisable at December 31, 2008	61,960,971	300,000	0.75-3.75	1.00	0.63	1.00

The warrants expire at various dates ranging from April 2010 through October 2017.

On January 15, 2009, the Company issued 1,845,000 stock options to employees. The options have strike prices of $0.50 and expire in five years. The award vests to the benefit of the employee over a three year period. Total grant date fair value of these options amounted to $344,339 and will be recorded as compensation over the vesting period.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED):

2007 Long Term Incentive Plan:

On November 21, 2007 the Company established a Long Term Incentive Plan (the “2007 Incentive Plan”) for the purposes of advancing the interests of the Company and our shareholders by providing incentives to certain of our employees and other key individuals who perform services for us, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The 2007 Incentive Plan is administered by a committee (the “Committee”) appointed by the Board of Directors. Currently, the Committee is comprised of all members of the Board of Directors acting as a group. The Committee has the power to interpret the 2007 Incentive Plan and to prescribe rules, regulations and procedures in connection with the operations of the 2007 Incentive Plan. The Committee may delegate administrative responsibilities under the 2007 Incentive Plan to any one or more of its members or other persons, except as may otherwise be required under applicable law or listing standards for an exchange on which the Company’s common stock may be listed. The 2007 Incentive Plan provides for the granting of several types of awards, including stock options, performance grants and other awards deemed by the Committee to be consistent with the purposes of the 2007 Incentive Plan. Awards may be granted alone, or in conjunction with one or more other awards, as determined by the Committee.

The 2007 Incentive Plan was effective as of November 21, 2007, and was approved by the Company’s board of directors. The Company’s shareholders have not voted on approval of the 2007 Incentive Plan. A maximum of two million shares (2,000,000) of common stock has been authorized to be issued under the 2007 Incentive Plan in connection with the grant of awards, subject to adjustment for corporate transactions, including, without limitation, any stock dividend, forward stock split, reverse stock split, merger or recapitalization. Of this amount, no more than two million (2,000,000) shares of common stock may be issued as incentive stock options. Common stock issued under the 2007 Incentive Plan may be either newly issued shares, treasury shares, reacquired shares or any combination thereof. If common stock issued as restricted stock, restricted stock units or otherwise subject to repurchase or forfeiture rights is reacquired by us pursuant to such rights, or if any award is cancelled, terminates, or expires unexercised, the common stock which would otherwise have been issuable pursuant to such awards will be available for issuance under new awards. All awards under the 2007 Incentive Plan shall be granted within 10 years of the date the plan was adopted.

The Committee has exclusive discretion to select to whom awards will be granted; to determine the type, size, terms and conditions of each award; to modify or waive, within certain limits, the terms and conditions of any award; to determine the time when awards will be granted; to establish performance objectives; to prescribe the form of documents representing awards under the 2007 Incentive Plan; and to make all other determinations which it deems necessary, advisable or desirable in the interpretation and administration of the 2007 Incentive Plan. At the discretion of the Committee, awards may be made under the 2007 Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, any predecessor or a company acquired by the Company or with which it combines. The Committee has the authority to administer and interpret the 2007 Incentive Plan, and its decisions are final, conclusive and binding. We anticipate that all of our employees and directors will be eligible to participate in the 2007 Incentive Plan.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED):

Common Stock Equivalents:

Below is a detailed list of the Company’s common stock equivalents:
Common
Equivalents
Securities:
Series C Preferred Stock	20,619,128
Series D Preferred Stock	14,000,000
Warrants:
Class A-1 Warrants	3,000,000
Class A-2 Warrants	3,000,000
Class B-1 Warrants	480,000
Class B-2 Warrants	480,000
Class BD-1 Warrants	300,000
Class BD-2 Warrants	300,000
Class BD-3 Warrants	300,000
Class BD-4 Warrants	1,600
Class BD-5 Warrants	1,600
Class BD-6 Warrants	1,600
Class BD-7 Warrants	821,333
Class BD-8 Warrants	821,333
Class BD-9 Warrants	821,333
Class BD-10 Warrants	700,000
Class BD-11 Warrants	1,400,000
Warrant issued to consultants	1,000,000
Class C-1 Warrants	10,266,086
Class C-2 Warrants	10,266,086
Class D-1 Warrants	28,000,000
Employee Stock Options	300,000
Total common stock equivalent shares	96,880,099

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS:

This footnote includes (i) the details of our redeemable preferred stock, (ii) our accounting for the Series A, Series B, Series C, and Series D Financing Transactions both on the inception dates and thereafter, (iii) our consideration related to and accounting for warrants issued in these transactions and (iv) registration payment arrangements extended to the investors.

Redeemable preferred stock consists of the following as of December 31, 2008 and June 30, 2008:

	December 31, 2008	June 30, 2008
Series A 10% Convertible Preferred Stock, 3,000 shares issued, none outstanding	$—	$—
Series B 10% Convertible Preferred Stock, 1,000 shares issued, none outstanding	—	—
Series C Convertible Preferred Stock, 10,620,000 shares issued and outstanding (liquidation value $10,620,000)	28,969,634	28,969,634
Series D Convertible Preferred Stock, 7,000,000 shares Issued and outstanding (liquidation value $7,000,000)	7,000,000	7,000,000
	$35,969,634	$35,969,634

Series A, Series B, Series C, and Series D Convertible Preferred Stock:

On November 22, 2006, we designated 3,000 shares of our preferred stock as Series A 10% Convertible Preferred Stock (“Series A Preferred”). On May 25, 2007, we designated 1,000 shares of our preferred stock as Series B 10% Convertible Preferred Stock (“Series B Preferred”). On October 18, 2007, we designated 10,620,000 shares of our preferred stock as Series C Convertible Preferred Stock (“Series C Preferred”). On April 30, 2008, we designated 7,000,000 shares of our preferred stock as Series D Convertible Preferred Stock (“Series D Preferred”).The Series A has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000, plus accrued dividends, if any. The Series B has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000.  The Series C has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1.00. The Series D has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1,000. The Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred were convertible into our common stock at stated conversion prices of $1.00, $1.25, $0.75, and $0.50 respectively, based upon the stated value. The conversion prices are subject to anti-dilution protection for (i) traditional capital restructurings, such as splits, stock dividends and reorganizations and (ii) sales or issuances of common shares or contracts to which common shares are indexed at less than the stated conversion prices.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Holders of the Company’s Series C and D Preferred are not entitled to dividends.  Holders of the Company’s Series A Preferred and the Series B Preferred (collectively the “Series A and B Preferred”) were entitled to cumulative dividends at the rate per share of 10% per annum, payable quarterly on January 1, April 1, July 1 and October 1. Dividends were payable in cash or common stock, as follows: (a) if funds were legally available and certain equity conditions, described below, have not been met during the preceding five consecutive trading days payment must be in cash; (b) if funds were available and the equity conditions have been met during the five preceding trading days the payment may be made, at the sole election of the Company, in either cash or common shares (at a 10% discount to the trading market price, as defined in the Certificate of Designation).

The Certificate of Designation provided that dividends were cumulative and unconditionally payable, even in the absence of a Board declaration. Accordingly, we accrued dividends as they were earned. As of October 18, 2007, (the date the Series A and B Preferred were exchanged for Series C Preferred), we had accrued $285,355 and $24,209 in dividends related to the Series A and B Preferred shares, respectively. Preferred stock dividends are recorded as a reduction of stockholders’ equity. However, we also reflect preferred stock dividends as a reduction of our net loss for purposes of calculating income (loss) applicable to common stockholders and our net loss per common share.

As discussed in more detail in this footnote, the Series A and B Preferred Stock were exchanged for Series C Preferred Stock and Warrants.

The Series C and Series D Preferred are redeemable for cash in an amount representing the stated value. The following events give rise to a redemption triggering event:

•	The Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

•
Unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in the Certificate of Designation, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 20 calendar days after the date on which written notice of such failure or breach shall have been delivered;

•	The Corporation shall be party to a Change of Control Transaction;

•	There shall have occurred a Bankruptcy Event;

•	Any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for greater than $100,000.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

If the Company fails to pay the Triggering Redemption amount on the date it is due, interest will accrue at a rate equal to the lesser of 18% per year, or the maximum rate permitted by applicable law, accruing daily from the date of the Triggering event until it is paid in full.

Sales of Series A and Series B Preferred Stock and Warrants:

On November 22, 2006 and May 25, 2007, we sold 3,000 Series A Preferred shares and 600 Series B Preferred shares, respectively, plus two tranches of warrants with each financing. We also issued warrants to placement agents. The following table illustrates details of the sales of these financial instruments:

	Series A	Series B	Total
Gross proceeds	$3,000,000	$600,000	$3,600,000
Financing costs paid in cash	(475,000)	(95,000)	(570,000)
Net proceeds	$2,525,000	$505,000	$3,030,000

Common shares indexed to financial instruments:
Series A and B Preferred	3,000,000	480,000	3,480,000
Investor warrants:
Tranche A/B-1	3,000,000	480,000	3,480,000
Tranche A/B-2	3,000,000	480,000	3,480,000
Placement agent warrants	900,000	144,000	1,044,000
	9,900,000	1,584,000	11,484,000

Apogee Financial Investments, Inc., a company owned by certain of our stockholders, received cash fees of $125,000 for consulting and due diligence services rendered in connection with the transactions, which amount is included in the financing costs paid in cash in the table above.

The following table illustrates the terms of the warrants issued in connection with the Series A and B Preferred Financings:

Warrant terms:	Strike Price	Term
Tranche A-1	$1.50	5 years
Tranche A-2	$1.00	10 years
Tranche B-1	$1.87	3 years
Tranche B-2	$3.75	5 years
Placement agents:
Series A Financing	$1.00—$3.00	10 years
Series B Financing	$1.25—$3.75	10 years

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following tables illustrate (i) how the net proceeds arising from each of the Series A Preferred and Series B Preferred financing was allocated on the financing inception dates and (ii) how the aggregate financing costs (both cash and warrant consideration) were allocated on the inception dates:

Classification	Series A	Series B	Total
Redeemable preferred stock (mezzanine)	$—	$—	$—
Redeemable preferred stock (liability)	—	(780,000)	(780,000)
Derivative warrants (investor warrants)	(16,342,550)	(1,655,567)	(17,998,117)
Beneficial conversion feature	(1,173,510)	—	(1,173,510)
Derivative put liability	(834,826)	—	(834,826)
Day-one derivative loss	15,350,886	1,835,567	17,186,453
Gross proceeds	$(3,000,000)	$(600,000)	$(3,600,000)

The accounting and reporting for complex financing transactions that embody multiple financial instruments, some of which are features embedded within financial instruments, can best be described as a step-by-step process where the terms and features of the financial instruments are compared to multiple standards in a hierarchy of decision making. The following summarizes this process and conclusions during the process.

As an initial consideration, we are required to consider whether the Series A and B Preferred Stock are, by their terms, financial instruments that require liability classification under Statements on Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Equity and Liability. Statement 150 generally provides that financial instruments that are issued in the form of shares that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities. Neither the Series A Preferred nor the Series B Preferred provide for their redemption on fixed or determinable date. In addition, events that could give rise to cash redemption are conditional and not certain to occur.

•
Series A Preferred—November 22, 2006—The Series A Preferred did not require liability classification on the inception date because the contract did not provide for a fixed or determinable redemption (an unconditional payment requirement) and events that could give rise to cash redemption were conditional and not certain to occur on the inception date. However, other standards exist that provide for classification of redeemable securities outside of stockholders’ equity when, irrespective of probability, contingent redemption events are outside of the issuer’s control. As a result, the Series A Preferred required classification outside of stockholders’ equity on the inception date.

•
Series B Preferred—May 25, 2007—The Series B Preferred has terms and features consistent with those embodied in the Series A Preferred. However, as more fully discussed below, on the issuance date the Company’s ability to share settle any of its share-indexed financial instruments was not within its control, due to the triggering of the variable-share-indexed conversion feature in the Series A Preferred. Because share settlement was not within the Company’s control, net cash settlement was assumed and the Series B Preferred was initially classified in liabilities, at fair value.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The terms and conditions of the Series A Preferred were also subject to evaluation under Statement 133. Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

In considering the application of Statement 133, we identified those specific terms and features embedded in the contracts that possess the characteristics of derivative financial instruments. Those features included the conversion option, redemption features and other equity-indexed terms and conditions. In evaluating the respective classification of these embedded derivatives, we are required to determine whether the host contract (the Series A and B Preferred) is more akin to a debt or equity instrument in regards to the risks. This determination is subjective. However, in complying with the guidance provided in EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under Statement No. 133 we concluded, based upon the preponderance and weight of all terms, conditions and features of the host contracts, that the Series A Preferred was more akin to an equity instrument for purposes of considering the clear and close relation of the embedded feature to the host contract. Based upon this conclusion, we further concluded that (i) the equity indexed and settled embedded features did require derivative liability classification and (ii) certain redemption features (that is, features that afford the investor the right to put the instruments for cash) required bifurcation and classification as compound embedded derivative liabilities, at fair value on the inception date. These amounts are reflected in the table above as derivative put liabilities and are valued using multiple, probability-weighted cash flow outcomes and market discount rates that are commensurate with our estimated credit risk.

Although, as described above, the embedded conversion feature did not require liability classification under Statement 133, we were required to consider if the hybrid preferred contracts embodied beneficial conversion features (“BCF”). A BCF is present when the “effective” conversion price ascribed to the conversion feature has intrinsic value. Further, a BCF is accounted for as a component of paid-in capital on the inception date. As reflected in the tables above, the Series A Preferred was found to have a BCF. The aggregate BCF at its intrinsic value amounted to $9,326,490. This amount gives effect to the (i) the trading market price on the contract dates and (ii) the effective conversion price of each preferred issuance after allocation of proceeds to all financial instruments sold based upon their relative fair values. Notwithstanding, BCF was limited to the value ascribed to the remaining hybrid contract (using the relative fair value approach). Accordingly, the BCF allocated to paid-in capital amounted to $1,173,510.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

In determining how the basis of the hybrid instruments would be allocated to the host contracts, detachable warrants, and the embedded conversion features, we utilized the guidance of Statement 133 Implementation Issue No. B-6 (“DIG Issue B6”) provided by the Derivatives Implementation Group.  DIG Issue B6 provides that the initial carrying values of the host contract component and the embedded derivative components of a hybrid instrument should be determined by recording the embedded derivative at fair value and determining the initial carrying value assigned to the host contract as the difference between the basis of the hybrid instrument and the fair value of the embedded derivatives (a “with and without” method based on the fair value of the embedded derivative). Since there were warrants issued concurrently with the host instrument and a BCF calculated upon inception, these components also needed to be considered when calculating the value to be assigned to the host instrument. When we evaluated the warrants, we concluded that equity classification was not appropriate for the investor warrants under EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. Accordingly the proceeds from the issuance of the debt and the detachable warrants was first allocated to the debt and the warrants based on their relative fair values as described in APB 14.  The embedded derivatives in the debt instrument that required bifurcation (put liability) were then bifurcated at their fair values from the proceeds allocated to the debt under APB 14 and then the BCF was calculated.  After the allocation process, any residual proceeds would be allocated to the debt host, however, the aggregate fair values of the warrants, put and BCF exceeded the gross proceeds so we recognized a day-one derivative loss as indicated.

As discussed above, the initial allocation of the basis in the Series A Preferred Financing transaction resulted in no basis ascribed to the redeemable preferred stock. According to EITF D-98 Classification and Measurement of Redeemable Securities, if the security is not currently redeemable and it is not probable that the security will be become redeemable, accretion to face value is not necessary.  The Series A Preferred is convertible upon inception and there was no persuasive evidence that the Preferred Stock would not be redeemed.  Based on this information, redemption could not be considered “not probable” of occurring and accretion was necessary. Redeemable preferred stock is required to be accreted to its redemption values through periodic charges to retained earnings or, if no term of redemption is embodied in the contract, as is the case of the Series A Preferred, on the date of issuance. As a result, a day-one deemed dividend of $3,000,000 was recorded to accrete the Series A Preferred to its redemption value.

The allocation of the basis of the Series A and Series B Financing transactions required the allocation to certain financial instruments at their respective fair values, and these fair values in each instance exceeded the cash proceeds obtained from the transactions. As a result, we were required to record day-one derivative losses in connection with these transactions because fair value was the required standard.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Subsequent and Ongoing Classification Considerations:

The evaluation of the classification of the Series A and B Preferred was required at each reporting date. Statement 150 requires reclassification of financial instruments otherwise classified in stockholders’ equity or redeemable preferred stock to liabilities when the conditional redemption becomes certain of occurrence. On May 21, 2007 and thereafter we were in default under the terms and conditions of the Series A Preferred due to non-registration of the underlying common shares (also see registration rights, below). On that date, the Series A Preferred Stock became redeemable for cash at 130% of the stated value, or $3,900,000, or, at the holder’s option, in the number of common shares equal to the cash redemption price divided by the 75% of the trading market price. The operation of the feature related to the holder’s rights to redeem in common shares has rendered the number of shares necessary to share-settle the contract (and our other share-indexed financial instruments) indeterminate. Therefore, share settlement of the Series A Preferred, and all other of our share-indexed financial instruments was presumed to no longer to be within our control. The triggering of the redemption and the share-settlement feature of the Series A Preferred had the following financial effects:

•
The Series A Preferred required reclassification from its mezzanine classification to liabilities, at fair value, because the redemption is no longer conditional. This reclassification was accomplished by transferring the fair value from the mezzanine classification and joining the put derivative (that was fair valued on the date of the redemption triggering event with a charge to income).

•
The Series B Preferred Stock, although possessing terms and conditions similar to those of the Series A Preferred was not afforded equity classification because share-settlement is presumed not to be within the Company’s control. In addition, investor and placement agent warrants issued with the Series B Preferred did not achieve equity classification for this same reason.

•
Other share-indexed financial instruments, such as warrants, required reclassification to liabilities because our ability to share-settle those instruments was no longer within our control. This reclassification was accomplished by transferring the fair value of these instruments from stockholders’ equity to liabilities at their fair values. They require ongoing fair value measurement. See “Warrant Considerations,” below.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following table illustrates the activity with respect to each of the Series A and Series B Preferred from their respective inception dates to December 31, 2008:

	Series A	Series B	Total
Mezzanine
Initial allocation of Series A Preferred in the mezzanine	$—	$—	$—
Accretion to redemption value	3,000,000	—	3,000,000
Reclassification to liabilities	(3,000,000)	—	(3,000,000)
Redeemable preferred stock	$—	$—	$—
Liabilities
Reclassification from mezzanine	$3,000,000	$—	$3,000,000
Reclassification from paid-in capital	1,600,270	—	1,600,270
Reclassification from derivative	599,730	—	599,730
Initial allocation of Series B Preferred in liabilities	—	780,000	780,000
Redeemable preferred stock (liabilities)	5,200,000	780,000	5,980,000
Exchanged for Series C Preferred	(5,200,000)	(780,000)	(5,980,000)
	$—	$—	$—

When the redeemable preferred stock was reflected in liabilities, the value was based upon the redemption values calculated as follows:

•
Series A—This amount represents the common stock equivalent value associated with the holders’ redemption alternative to require the Company to settle the debt in common stock, in the number of shares equal to the cash redemption amount (130% of the stated value) divided by 75.0% of the trading market value.

•
Series B—This amount represents only the cash redemption value because, unlike the Series A Preferred holders, the Series B Preferred holders did not have the right to require redemption in common stock.

•
The shares underlying the investor warrants were subject to firm registration rights. That is, we were required to deliver registered shares, and the Registration Rights Agreement did not specify how the warrant contract would be settled in the event that we are unable to deliver registered shares. As a result, net-cash settlement was assumed under the standard. That ultimate assumption required us to classify the warrants as derivative liabilities at their fair values and account for the warrants at fair value with changes recognized in income.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

•
The shares underlying the placement agent warrants are not subject to the registration rights. Accordingly, the placement agent warrants issued with the Series A Preferred Financing were afforded equity classification. On May 21, 2007, however, our ability to share-settle our share-indexed financial instruments was placed out of our control because the number of shares necessary to share-settle the Series A Preferred became indeterminate and we potentially could have insufficient authorized shares to settle all of our share-indexed financial instruments. On that date, the warrants issued with the Series A Preferred required reclassification to liabilities. Subsequently, on May 25, 2007, the placement agent warrants issued with the Series B Preferred Financing did not achieve equity classification for this reason. The Series A and Series B Preferred Stock were exchanged for Series C Preferred Stock and warrants on October 18, 2007, as discussed in the following section. Upon the exchange of the Series A and B Preferred Stock for Series C Preferred Stock, there was no longer a variable conversion rate associated with the Preferred Stock Financings. Accordingly, share settlement was again determined to be within the Company’s control and the placement agent warrants from the Series A and B Financings were reclassed to equity.

Note: In accordance with SFAS 150, the carrying amount of the Series A and B Preferred Stock were measured at fair value when the instruments were classified as liabilities.  Certain provisions in the Preferred Stock were considered when determining the fair value of the instrument. There was no right to participate in earnings, the liquidation preference of the Preferred Stock was the same as the stated rate, there were no voting rights and the Preferred Stock was not redeemable by the Company, so no value was ascribed to these provisions.  There was also no value ascribed to the cumulative dividend feature since the Company was unable to pay its dividend from earnings.    Accordingly, the fair value approximates the redemption value of the Preferred Stock which is calculated as a common stock equivalent value based upon observable market prices.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Sale and Exchange of Series C Preferred Stock:

On October 18, 2007, we sold 6,400,000 Series C Preferred shares plus two tranches of warrants. We also issued warrants to placement agents. On October 18, 2007, we also exchanged all outstanding Series A Preferred, and Series B Preferred, for 3,909,564 shares of Series C Preferred and two tranches of warrants. The following table illustrates details of the sales of these financial instruments:

	Series C Financing	Series C Exchange	Total
Gross proceeds	$6,400,000	$—	$6,400,000
Financing costs paid in cash	(340,000)	—	(340,000)
Net proceeds	$6,060,000	$—	$6,060,000

Common shares indexed to financial instruments:
Series C Preferred	8,533,333	5,212,752	13,746,085
Investor warrants:
Tranche C-1	8,533,334	5,212,752	13,746,086
Tranche C-2	8,533,334	5,212,752	13,746,086
Placement agent warrants	2,559,999	—	2,559,999
	28,160,000	15,638,256	43,798,256

Apogee Financial Investments, Inc., a company owned by certain of our stockholders, and Midtown Partners & Company LLC, a related company, received cash fees of $340,000 for consulting and due diligence services rendered in connection with the transactions, which amount is included in the financing costs paid in cash in the table above.

The following table illustrates the terms of the warrants issued in connection with the Series C Preferred Financing:

Warrant terms:	Strike Price	Term
Tranche C-1	$1.50	5 years
Tranche C-2	$2.00	10 years
Placement agents	$0.75-$2.00	10 years

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following tables illustrate how the net proceeds arising from each of the Series C Preferred Financing and Exchange was allocated on the inception dates:

	Series C Financing	Series C Exchange	Total
Redeemable preferred stock (mezzanine)	$—	$(13,553,155)	$(13,553,155)
Beneficial conversion feature (paid-in capital)	(2,766,833)	—	(2,766,833)
Derivative put liability	(399,150)	—	(399,150)
Sub-total redeemable preferred	(3,165,983)	(13,553,155)	(16,719,138)
Paid-in capital (investor warrants)	(3,633,167)	(17,796,834)	(21,430,001)
Loss on extinguishment of redeemable preferred stock	—	26,247,006	26,247,006
Day-one derivative loss	399,150	—	399,150
Loss on extinguishment of other liabilities	—	271,109	271,109
Gross proceeds (financing) basis (exchange)	$(6,400,000)	$(4,831,874)	$(11,231,874)

The Exchange of Series A and B Preferred for Series C Preferred and related warrants, was accounted for as the settlement of the former financial instruments resulting in (i) an extinguishment loss, to the extent that the fair value of the Series C Preferred and related warrants exceeded the carrying values of the Series A and B Preferred (included in liabilities). The following table illustrates the calculations related to the Exchange.

Fair value of Series C Preferred	$13,553,155
Fair value of Series C investor warrants	17,796,834
31,349,989
Carrying values of financial instruments exchanged:
Series A Preferred	(5,200,000)
Series B Preferred	(780,000)
Accrued dividends	(309,564)
Accrued damages	(542,080)
Unamortized finance costs	1,999,771
Total carrying values	(4,831,873)
Excess of fair values over carrying values	$26,518,116

Allocation of excess:
Extinguishment of redeemable preferred	$26,247,007
Extinguishment of other liabilities	271,109
Excess of fair values over carrying values	$26,518,116

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows:

Financing Inception Dates:	A-1	A-2	B-1	B-2
Trading market price	$3.50	$3.50	$3.50	$3.50
Strike or exercise price	$1.50	$1.00	$1.87	$3.75
Expected term in years	5yrs	10yrs	3yrs	5yrs
Volatility	43.91%	51.15%	39.86%	42.19%
Risk-free rate	4.57%	4.57%	4.81%	4.80%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00

October 18, 2007:	A-1	A-2	B-1	B-2
Trading market price	$2.60	$2.60	$2.60	$2.60
Strike or exercise price:
Contract price	$1.50	$1.00	$1.87	$3.75
Repriced	$0.75	$0.75	$0.75	$0.75
Expected term in years	4.10yrs	9.10yrs	2.60yrs	4.60yrs
Volatility	39.73%	50.03%	34.98%	40.08%
Risk-free rate	4.17%	4.52%	3.98%	4.17%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00

On October 18, 2007, certain warrants were repriced from their original exercise price to $0.75 in connection with the Series C Preferred financing.  On April 30, 2008 certain warrants were repriced to $0.50 in connection with the Series D Preferred Financing. We recorded an expense of approximately $3.2 million resulting from repricing of warrants.

The fair value of the warrants issued to placement agents in connection with the Series A Preferred and Series B Preferred financing transactions amounted to $2,492,312 and $384,034, respectively; $2,876,346 in the aggregate. The fair values were calculated using the Black-Scholes-Merton (“BSM”) valuation technique.

Notes to BSM: We did not have a historical trading history sufficient to develop an internal volatility rate for use in BSM. As a result, we have used a peer approach wherein the historical trading volatilities of certain companies with similar characteristics as ours and who had a sufficient trading history were used as an estimate of our volatility. In developing this model, no one company was weighted more heavily. We do not have a history to develop the expected term for our warrants. Accordingly, we have used the contractual remaining term in our calculations. Finally, for purposes of our risk-free rate, we have used the publicly-available yields on zero-coupon Treasury securities with remaining terms to maturity consistent with the remaining contractual term of the warrants. These assumptions are estimates of future trends. Actual results during the periods that the warrants are outstanding will most likely be different.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Sales of Series D Preferred Stock and Warrants:

On April 30, 2008, we entered into securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”) pursuant to which Vicis purchased 7,000,000 shares of our Series D Convertible Preferred Stock (“Series D Preferred Stock”), respectively for an aggregate purchase price of $7,000,000. The Series D Preferred Stock has a conversion price of $0.50 and is convertible into an aggregate amount of 14,000,000 shares of common stock. The Series D Preferred Stock does not pay annual dividends but each holder of Series D Preferred Stock has the right to such number of votes equal to the number of shares of common stock that the Series D Preferred Stock may be converted into, subject to the beneficial ownership limitation described below.

In connection with the Agreement, Vicis received a Series D warrant to purchase 28,000,000 shares of common stock of the Company (“Series D Warrants”). The Series D Warrants are exercisable for a period of seven years from the date of issuance at an initial exercise price of $0.75. Vicis may exercise the Series D Warrants on a cashless basis if the shares of common stock underlying the Series D Warrants are not then registered pursuant to an effective registration statement. In the event Vicis exercises the Series D Warrants on a cashless basis, then we will not receive any proceeds.

The conversion price of the Series D Preferred Stock and the exercise price of the Series D Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, stock dividends, and recapitalizations.

In addition, the Company, Vicis and Dynamic Decisions Strategic Opportunities (“Dynamic Decisions”) have entered into Amendment No. 1 to its amended and restated registration rights agreement (“Amended Registration Rights Agreement”) pursuant to which if at any time after the date of the Amended Registration Rights Agreement we shall decide to prepare and file with the Commission a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then we will send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, we will include in the registration statement, all or any part of such Registrable Securities (as defined in Amended Registration Rights Agreement) such holders request to be registered.

Vicis has contractually agreed to restrict their ability to convert the Series D Preferred Stock and exercise the Series D Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our issued and outstanding shares of common stock.

At any time before the one year anniversary of the date we initially issued the shares of Series D Preferred Stock, we may, upon written notice, redeem the outstanding shares of Series D Preferred Stock in cash at a price equal to 110% of Stated Value (as such term is defined in the Certificate of Designations).

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following table illustrates (i) how the net proceeds arising from the Series D Preferred financing were allocated on the financing inception date and (ii) how the aggregate financing costs (both cash and warrant consideration) were allocated on the inception date:

Classification	Series D
Redeemable Preferred Stock (Mezzanine)	$—

Derivative warrants (investor warrants)	(18,174,800)
Derivative warrants (agent warrants)	(1,131,620)
Beneficial conversion feature	(2,839,864)
Derivative put liability	(1,024,605)
Deferred financing costs	1,077,268
Retained earnings (financing fees)	316,615
Paid in capital (financing fees)	286,487
Day-one derivative loss	14,965,519
Net proceeds	$6,525,000

The accounting and reporting for complex financing transactions that embody multiple financial instruments, some of which are features embedded within financial instruments, can best be described as a step-by-step process where the terms and features of the financial instruments are compared to multiple standards in a hierarchy of decision making. The following summarizes this process and conclusions during the process.

As an initial consideration, we are required to consider whether the Series D Preferred Stock are, by its terms, financial instruments that require liability classification under Statements on Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Equity and Liability. Statement 150 generally provides that financial instruments that are issued in the form of shares that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities.

•
The Series D Preferred did not require liability classification on the inception date because the contract did not provide for a fixed or determinable redemption (an unconditional payment requirement) and events that could give rise to cash redemption were conditional and not certain to occur on the inception date. However, other standards exist that provide for classification of redeemable securities outside of stockholders’ equity when, irrespective of probability, contingent redemption events are outside of the issuer’s control. As a result, the Series D Preferred required classification outside of stockholders’ equity on the inception date.

The terms and conditions of the Series D Preferred were also subject to evaluation under Statement 133. Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

In considering the application of Statement 133, we identified those specific terms and features embedded in the contracts that possess the characteristics of derivative financial instruments. Those features included the conversion option, redemption features and other equity-indexed terms and conditions. In evaluating the respective classification of these embedded derivatives, we are required to determine whether the host contract (the Series D Preferred) is more akin to a debt or equity instrument in regards to the risks. This determination is subjective. However, in complying with the guidance provided in EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under Statement No. 133 we concluded, based upon the preponderance and weight of all terms, conditions and features of the host contracts, that the Series D Preferred was more akin to an equity instrument for purposes of considering the clear and close relation of the embedded feature to the host contract. Based upon this conclusion, we further concluded that (i) the equity indexed and settled embedded features did not require derivative liability classification and (ii) certain redemption features (that is, features that afford the investor the right to put the instruments for cash) required bifurcation and classification as compound embedded derivative liabilities, at fair value on the inception date. These amounts are reflected in the table above as derivative put liabilities and are valued using multiple, probability-weighted cash flow outcomes and market discount rates that are commensurate with our estimated credit risk.

Although, as described above, the embedded conversion feature did not require liability classification under Statement 133, we were required to consider if the hybrid preferred contracts embodied beneficial conversion features (“BCF”). A BCF is present when the “effective” conversion price ascribed to the conversion feature has intrinsic value. Further, a BCF is accounted for as a component of paid-in capital on the inception date. As reflected in the tables above, the Series D Preferred was found to have a BCF. The aggregate BCF at its intrinsic value amounted to $38,460,136. This amount gives effect to the (i) the trading market price on the contract dates and (ii) the effective conversion price of each preferred issuance after allocation of proceeds to all financial instruments sold based upon their relative fair values. Notwithstanding, BCF was limited to the value ascribed to the remaining hybrid contract (using the relative fair value approach). Accordingly, the BCF allocated to paid-in capital amounted to $2,839,864.

As discussed above, the initial allocation of the basis in the Series D Preferred Financing transaction resulted in no basis ascribed to the redeemable preferred stock. According to EITF D-98 Classification and Measurement of Redeemable Securities, if the security is not currently redeemable and it is not probable that the security will be become redeemable, accretion to face value is not necessary.  The Series D Preferred is convertible upon inception and there was no persuasive evidence that the Preferred Stock would not be redeemed.  Based on this information, redemption could not be considered “not probable” of occurring and accretion was necessary. Redeemable preferred stock is required to be accreted to its redemption values through periodic charges to retained earnings or, if no term of redemption is embodied in the contract, as is the case of the Series D Preferred, on the date of issuance. As a result, a day-one deemed dividend of $7,000,000 was recorded to accrete the Series D Preferred to its redemption value.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The allocation of the basis of the Series D Financing transaction required the allocation to certain financial instruments at their respective fair values, and these fair values in each instance exceeded the cash proceeds obtained from the transactions. As a result, we were required to record a day-one derivative loss in connection with this transaction because fair value was the required standard.

Subsequent and Ongoing Classification Considerations:

The evaluation of the classification of the Series D Preferred is required at each reporting date. Statement 150 requires reclassification of financial instruments otherwise classified in stockholders’ equity or redeemable preferred stock to liabilities when the conditional redemption becomes certain of occurrence. As of December 31, 2008, the conditional redemption was not considered certain to occur and the Series D Preferred continued to be recorded in the mezzanine section.

Midtown Partners & Co., LLC, (“Midtown”), which served as the Company’s placement agent in connection with the Purchase Agreement, received aggregate placement agent fees of approximately $350,000, as well as the following common stock purchase warrants: (a) a Series BD-10 warrant entitling Midtown to purchase 700,000 shares of the Company's common stock at an exercise price of fifty cents ($0.50) per share, and (b) a Series BD-11 warrant entitling Midtown to purchase 1,400,000 shares of our common stock at an exercise price of seventy-five cents ($0.75) per share. The Series BD-10 and BD-11 warrants have a term of five years from the date of issuance. Midtown is a FINRA registered broker-dealer. Pursuant to the terms of the Registration Rights Agreement by and between the Company and Midtown, if at any time after the date of the Registration Rights Agreement the Company decides to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder a written notice of such determination and, if within fifteen days after the date of notice, the holder requests in writing, the Company will include in such registration statement, all or any part of such Registrable Securities (as defined in Registration Rights Agreement) the holders request to be registered.

The Series D Preferred Stock is convertible into shares of common stock at a conversion price of $0.50.  Any previously issued and outstanding financial instruments afforded full ratchet protection with a conversion price greater than $0.50 automatically had their conversion price ratcheted down to the lower conversion price. These financial instruments included the Series C Preferred Financing and the investor and placement agent warrants related to the Series A, Series B, and Series C Financings.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows:

April 30, 2008 (inception):	Series D
Trading market price	$2.95
Strike or exercise price:	$0.75
Expected term in years	7yrs
Volatility	43.82%
Risk-free rate	3.34%
Expected dividend rate	$0.00

Warrant Considerations

The overall accounting for the Series A, B, C, and D Preferred Financings required consideration regarding the classification of the investor and placement agent warrants. Warrants are derivative financial instruments that are indexed to the Company’s own stock and, accordingly, equity classification of the warrants is dependent upon meeting eight specific conditions for equity classification provided in EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. In evaluating the warrants under EITF 00-19, we noted that there were no explicit conditions that required net cash settlement. However, equity classification is permissible only in instances where the contract permits us to settle in unregistered shares.

•
The shares underlying the Series A and B investor warrants were subject to firm registration rights. That is, we were required to deliver registered shares, and the Registration Rights Agreement did not specify how the warrant contract would be settled in the event that we are unable to deliver registered shares. As a result, net-cash settlement was assumed under the standard. That ultimate assumption requires us to classify the warrants as derivative liabilities at their fair values and account for the warrants at fair value each reporting period with changes recognized in income. The Series C investor warrants are not subject to firm registration rights and they meet the criteria in EITF 00-19 paragraphs 12-32 for equity classification. The Series D warrants are redeemable for cash upon certain events not considered within our control, as such, they require liability classification under SFAS 150, and must by classified as liabilities and adjusted to fair value each reporting period with changes in fair value recognized in income.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

•
The shares underlying the placement agent warrants are not subject to the registration rights. Accordingly, the placement agent warrants issued with the Series A Preferred Financing were afforded equity classification. On May 21, 2007, however, our ability to share-settle our share-indexed financial instruments was placed out of our control because the number of shares necessary to share-settle the Series A Preferred became indeterminate and we potentially could had insufficient authorized shares to settle all of our share-indexed financial instruments. On that date, the warrants issued with the Series A Preferred required reclassification to liabilities. Subsequently, on May 25, 2007, the placement agent warrants issued with the Series B Preferred Financing did not achieve equity classification for this reason. Upon the exchange of the Series A and B Preferred Stock for Series C Preferred Stock, there was no longer a variable conversion rate associated with the Preferred Stock Financings. Accordingly, share settlement was again determined to be within the Company’s control and the placement agent warrants from the Series A and B Preferred Financings were reclassed to equity. The placement agent warrants issued with the Series C Preferred were afforded equity classification. The placement agent warrants issued with the Series D Preferred were redeemable for cash upon the occurrence of certain events not considered within our control, as such, they require liability classification under SFAS 150, and must be classified as liabilities and adjusted to fair value each reporting period with changes in fair value recognized in income.

The warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows as of December 31, 2008:

	A-1	A-2	B-1	B-2
Trading market price	$1.00	$1.00	$1.00	$1.00
Strike or exercise price	$0.50	$0.50	$0.50	$0.50
Expected term in years	2.89yrs	7.89yrs	1.39yrs	3.39yrs
Volatility	47.55%	44.77%	56.93%	45.54%
Risk-free rate	1.00%	1.87%	0.37%	1.00%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00

	D	BD-10	BD-11
Trading market price	$1.00	$1.00	$1.00
Strike or exercise price	$0.75	$0.50	$0.75
Expected term in years	6.33yrs	4.33yrs	4.33yrs
Volatility	43.13%	43.28%	43.28%
Risk-free rate	1.87%	1.55%	1.55%
Expected dividend rate	$0.00	$0.00	$0.00

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows as of December 31, 2007:

	A-1	A-2	B-1	B-2
Trading market price	$4.75	$4.75	$4.75	$4.75
Strike or exercise price	$0.75	$0.75	$0.75	$0.75
Expected term in years	3.89yrs	8.89yrs	2.40yrs	4.40yrs
Volatility	38.82%	48.43%	34.49%	39.32%
Risk-free rate	3.45%	4.04%	3.07%	3.45%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00

Direct Financing Costs:

Aggregate financing costs arising from the Series A, Series B, Series C, and Series D Preferred financings amounted to $2,967,313, $479,034, $5,538,797, and $1,680,370 respectively. As noted in the tables below, these financing costs were allocated among deferred financing costs, paid-in capital and retained earnings based upon the relative fair values of the components of the financing. That is, liability classified financial instruments (i.e. derivatives), mezzanine financial instruments and equity classified financial instruments (i.e. BCF). Since, as previously discussed, no basis was ascribed to the redeemable preferred stock, the amount of financing costs allocated to this category were reflected as a charge to retained earnings.

The following table illustrates the allocation of financing costs associated with the Series A, Series B, and Series D Financing Transactions:

Classification	Series A	Series B	Series C	Series D	Total
Deferred financing costs (asset)	$1,898,875	$479,034	$43,079	$1,077,268	$3,498,256
Paid-in capital	911,135	—	4,998,925	286,487	6,196,547
Series C preferred mezzanine	—	—	496,793	—	496,793
Accumulated deficit (deemed dividend)	157,303	—	—	316,615	473,918
Aggregate finance costs	$2,967,313	$479,034	$5,538,797	$1,680,370	$10,665,514

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Derivative Financial Instruments

The following table summarizes the components of derivative liabilities as of December 31, 2008 and June 30, 2008:

Financing and Financial Instrument	December 31, 2008	June 30, 2008
Series A Preferred Financing—Investor warrants	$317,084	$1,093,500
Series B Preferred Financing—Investor warrants	13,199	42,384
Series C Preferred Financing—Put derivative	197,010	733,144
Series D Preferred Financing—Investor warrants	772,882	3,329,200
Series D Preferred Financing—Placement agent warrants	33,170	148,509
Series D Preferred Financing—Put derivative	252,219	1,014,363
Derivative liabilities	$1,585,564	$6,361,100

The following table summarizes the components of derivative income (expense) arising from fair value adjustments during the three and six months ended December 31, 2008 and 2007:

	Three months ended December 31,		Six months ended December 31,
Financing and Financial Instrument	2008	2007	2008	2007
Series A Preferred Financing—Investor warrants	$251,116	$(7,870,627)	$776,416	$(4,606,068)
Series B Preferred Financing—Investor warrants	3,745	(2,556,370)	29,185	(2,141,558)
Series C Preferred Financing—Put derivative	525,465	525	536,134
Series D Preferred Financing—Investor warrants	771,929	—	2,671,659	—
Series D Preferred Financing—Put derivative	750,781	—	762,143	—
Derivative income (expense)	$2,303,036	$(10,426,472)	$4,775,537	$(6,747,626)

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high estimated historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

Registration Rights Agreements

In connection with the Series A and B Preferred financings, the Company and the Investors entered into a registration rights agreement pursuant to which the Company agreed to file, within 90 days after the closing (the Filing Date), a registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. If (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its “Effectiveness Date” (the 150th calendar day following the date the  agreement was entered into or the 180th calendar day in the event of a “full review” of the initial Registration Statement by the Commission), or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities, for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period (which need not be consecutive calendar days) then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash or shares of Common Stock, or combination thereof, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder (calculated as if all convertible securities had been fully converted.)

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The parties agree that (1) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event will the Company be liable for liquidated damages under this Agreement in excess of 1.5% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 9% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. The price at which shares of Common Stock issuable in lieu of cash hereunder shall be equal to the lesser of (x) [90% of the average of the 5 consecutive VWAPs immediately prior to the applicable Event Date, (y) [90% of the average of the 5 consecutive VWAPs immediately prior to the date such damages are due or (z) the then applicable Conversion Price. Notwithstanding anything herein to the contrary, payment in shares of Common Stock may only occur if during the period from the applicable Event Date until such issuance is made in full all of the Equity Conditions (as defined above-“Convertible Preferred Stock Rights and Preferences”) have been met and the Company shall have given the Holder written irrevocable notice within 2 Trading Days of the Event Date. Subject to the terms and conditions described above, the decision whether to pay partial liquidated damages in shares of Common Stock or cash shall be at the discretion of the Company. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the partial liquidated damages on such Event Date in cash. Except as otherwise provided, if at any time the Company pays partial liquidated damages partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the subscription amount paid by each Holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

On October 18, 2007, when the Series A and B Preferred were exchanged for the Series C Preferred, the Registration Rights Agreement was amended. The Amended Registration Rights Agreement calls for piggy-back registration rights only and the Company’s best efforts at obtaining and maintaining effectiveness.  There are no stipulations or damages if the registration does not occur.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS:

Consulting Agreement - On October 1, 2006 the Company entered into a six (6) month consulting agreement with Harrington Business Development, LLC (“HBD”). The shareholders of HBD are also shareholders of the Company.  This agreement was not renewed subsequent to June 30, 2007 and therefore The Company did not recognize any expense related to this agreement for the year quarter ended December 31, 2008 or the six months ended December, 31 2008. On July 14, 2008 the Company entered into a one (1) year consulting agreement with HBD.

Licensing Agreement - On October 13, 2006, the Company entered into a licensing agreement with a shareholder of the Company. On November 22, 2006 the Company made a payment of $850,000 pursuant to the agreement. On January 10, 2007, pursuant to the agreement, the Company paid the remaining balance due of $150,000. The Company has recognized expense related to this agreement in the amount of $56,964 for the quarter ended December 31, 2008. See “Licensing agreement” above for further details.

Assignment of Contract - On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”). The members of RIM are also shareholders of the Company. See “Assignment of Contract” above for further details.

Preferred Stock Purchase Agreement - Midtown Partner & Co. LLC, served as the Company's placement agent in connection with the Series A, B and C Preferred Stock Purchase Agreements. Midtown Partners & Co. LLC received an aggregate placement agent fee related to Series A Preferred Stock Purchase agreement of approximately $300,000, as well as the following common stock purchase warrants: (a) series BD-1 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share, (b) series BD-2 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) series BD-3 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. The Series BD warrants have a term of ten years.

In addition, Midtown Partner & Co. LLC received an aggregate placement agent fee related to the Series B Preferred Stock Purchase agreement of approximately $60,000, as well as the following common stock purchase warrants: (a) series BD-4 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of one dollar and eighty-seven cents ($1.87) per share, and (b) series BD-5 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of three dollars and seventy-five cents ($3.75) per share and (c) series BD-6 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of one dollar and twenty five cents ($1.25) per share. The Series BD warrants have a term of ten years. The member’s of Midtown Partners & Co. LLC are also shareholders of the Company. See “Preferred Stock Purchase Agreement” above for further details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS (CONTINUED):

Midtown Partner & Co. LLC received an aggregate placement agent fee related to the Series C Preferred Stock Purchase agreement of approximately $340,000, as well as the following common stock purchase warrants: (a) series BD-7 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of seventy five cents ($0.75) per share, and (b) series BD-8 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share and (c) series BD-8 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of two dollars ($2.00) per share. The Series BD warrants have a term of ten years. The member’s of Midtown Partners & Co. LLC are also shareholders of the Company. See “Preferred Stock Purchase Agreement” above for further details.

Preferred Stock Purchase Agreement - Pursuant to a verbal agreement, Apogee Financial Investments, Inc., a merchant bank, received a cash fee of $125,000 for consulting and due diligence services rendered in connection with the Preferred Stock Purchase Agreement, Exchange Agreement and the Common Stock Purchase Agreement. Apogee Financial Investments, Inc. is owned by shareholders of the Company. See “Preferred Stock Purchase Agreement” above for further details.

Consulting Agreement - On December 8, 2006 the Company entered into a verbal agreement with TotalCFO, LLC. TotalCFO, LLC is owned by a shareholder of the Company. The Company has recognized $120,175 of expense related to this agreement for the six months ended December 31, 2008.

International Distribution Agreement - On March 19, 2007, the Company entered into an International Distribution Agreement with Reliant International Media LLC. The shareholders of Reliant International Media, LLC are also shareholders of the Company. See “International Distribution Agreement” above for further details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TRANSACTIONS WITH RESPONZETV:

On October 19, 2007, we entered into a sublicense arrangement with ResponzeTV PLC providing for restricted rights to use the Kathy Hilton Trademark, as provided in our Principal License Agreement with KHL Holdings, Inc., without territorial restriction. The only restriction is as to fragrance related products. The structure of this arrangement was accomplished, as follows:

•	We created a wholly-owned subsidiary named KHL Holdings, Inc. with minimal capitalization on October 12, 2007. This subsidiary had no operations; nor were any operations transferred to the subsidiary.
•
Also on October 12, 2007, we executed a formal sublicense agreement with the newly formed for the use of the licensed trademark, which agreement required and received the formal acknowledgement of Kathy Hilton.

•
On October 19, 2007 all outstanding common stock KHL Holdings, Inc. was sold to ResponzeTV for 10,000,000 shares of their common stock, which had a value of $6,538,240 based upon ResponzeTV’s trading market price.

•	Also on October 19, 2007, we executed a formal assignment agreement providing for the assignment of KHL Holdings, Inc. rights in the sublicense agreement to ResponzeTV.

The sublicense agreement provides for Minimum Annual Guaranteed Payments that coincide with the Principal License Agreement (although in lower amounts in recognition of the restriction as to product types) and royalty payments in amounts consistent with the Principal License Agreement.
The substance of the above series of transactions is that of a sublicense arrangement between us and ResponzeTV; that is, a revenue arrangement. Our accounting for the activity arising from this arrangement, which will commence in the second fiscal quarter of our year ending June 30, 2008, provides for recognition of deferred revenue to the extent of the consideration received for the sublicense, which amounts will be recognized in our earnings when amounts are earned. As of December 31, 2008 we had recognized $546,917 of earnings.

Investment in ResponzeTV:

On October 19, 2007, we purchased 8,500,000 shares of ResponzeTV common stock (valued at $5,557,504 based upon the trading market price of $0.653824, as translated to US$) and warrants to purchase ResponzeTV common stock at prices between $0.75 and $2.04 for $5,100,000. The common shares purchased were, then, freely trading in the United Kingdom; however, the warrants are not traded. We issued 500,000 of the purchased shares to brokers.

Upon the completion of the aforementioned sublicense agreement, the purchase and the issuance of shares to the brokers, we owned 16.78% of ResponzeTV’s outstanding common stock. Our voting control coupled with our representation on ResponzeTV’s board of directors indicated that we have substantial influence with respect to ResponzeTV. As a result, the Company is accounting for the investment under the equity method of accounting in accordance with Accounting Principles Board Opinion No.18, “The Equity Method for Accounting for Investments in Common Stock” (APB 18).

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TRANSACTIONS WITH RESPONZETV (CONTINUED):

During the second half of our prior fiscal year ended June 30, 2008, ResponzeTV began experiencing financial difficulties and delisted its shares for trading. Based upon the preponderance of all available information, the Company’s management concluded that the Company’s investment was not recoverable and impaired the investment in the amount of $5,776,919. There have been no further developments related to the investment’s recovery.

NOTE 13 – SEGMENT INFORMATION:

Our business segments consist of (i) Retail Products and Licensing and (ii) Real Estate. Our real estate business commenced during the current fiscal year upon the purchase of an office building in Pinellas County, Florida. Our chief decision making officer considers income (loss) from operations as the basis to measure segment profitability. The following table summarizes important financial information about our business segments as of December 31, 2008 and for the three and six months ended December 31, 2008:

	Retail Products and Licensing	Real Estate	Consolidated
	Three Months Ended December 31, 2008

Revenues from external customers	$1,067,624	$70,670	$1,138,294
Depreciation expense	1,290	60,087	61,377
Income (loss) from operations	(1,137,059)	(92,330)	(1,229,389)
Capital expenditures	54,203	—	54,203

	Six Months Ended December 31, 2008

Revenue from external customers	$1,171,259	$132,105	$1,303,364
Depreciation expense	3,248	100,281	103,529
Income (loss) from operations	(1,673,930)	(152,273)	(1,826,203)
Capital expenditures	80,596	2,724,591	2,805,187

	December 31, 2008

Total assets	$5,359,959	$2,682,417	$8,042,376

During the three and six months ended December 31, 2008, the Real Estate operation received $21,377 $35,628, respectively, in rental revenue from the Retail Products and Licensing business, which amount is eliminated in the table above.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS:

Issuance of Stock Options:

On January 15, 2009, the Company awarded 1,845,000 stock options to employees. The options have strike prices of $0.50 and expire in five years. The award vests to the benefit of the employee over a three year period. Total grant date fair value of these options amounted to $344,339 and will be recorded as compensation over the vesting period.

Valcom Investment:

On January 6, 2009, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Valcom, Inc. (“Valcom”), a Delaware corporation, whereby it purchased a 10% secured convertible promissory note (the “Note”) in the principal amount of $100,000 with a conversion price of $0.10 per share, which is secured pursuant to a security agreement (the “Security Agreement”) and a warrant to purchase 1,000,000 shares of Valcom’s Common Stock at an exercise price of $0.20 (the “Warrant” and together with the Agreement, the Note and the Security Agreement, the “Transaction Documents”). Pursuant to the Transaction Documents, Valcom promises to pay to the Company $100,000 in cash on January 6, 2010. The Note bears interest at the rate of 10% per annum until the maturity date.

Abazias Purchase Transaction:

On December 3, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Abazias, Inc. (“Abazias”), a Delaware corporation and Abazias.com, Inc., (“Abazias”), a Nevada corporation and wholly owned subsidiary of Abazias, pursuant to which the Company has agreed to purchase substantially all of the assets of Abazias Sub for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) the issuance of up to thirteen million one thousand (13,001,000) shares of the Company’s zero coupon convertible preferred stock (the “Preferred Stock”) to the Shareholders of Abazias, subject to adjustment. Under the Purchase Agreement, upon closing of the transaction the Company shall issue the Preferred Stock to the shareholders of Abazias, Inc. in exchange for all of the issued and outstanding shares of capital stock of Abazias. The Loan, in the form of a Note, was made on August 12, 2008 (see Investments). The Note bears interest at 10% per annum and matures on December 31, 2009 (the “Maturity Date”). The full principal amount of the Note, along with any interest accrued thereon, is due upon a default under the terms of the Note.

Upon the Closing of this transaction, Abazias, will become a wholly owned subsidiary of the Company. Commensurate with the entering into of the Agreement, Abazias Sub has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias Sub and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias Sub. The Employment Agreements shall become effective upon the closing of the transaction.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (CONTINUED):

Additionally, the Company and Abazias shall jointly prepare and the Company shall file with the Securities and Exchange Commission (the “SEC”) a Form S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Both the Company and Abazias are required under the Purchase Agreement to use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable, and, prior to the effective date of the S-4, the Company and Abazias shall take all action required under any applicable laws in connection with the issuance of the Shares and the Preferred Stock.

The Company anticipates accounting for the purchase of Abazias as a purchase business combination, applying Statements of Financial Accounting Standards No. 141 Business Combinations (“SFAS 141”). In the unlikely event that the purchase occurs on or after July 1, 2009, we will be required to apply Statements of Financial Accounting Standards No. 141(R) Business Combinations (“SFAS 141(R)”), which would result in substantial differences from SFAS 141. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, the effective date for our application of SFAS 141(R) will be commencing with our fiscal year beginning July 1, 2009. Early adoption of SFAS 141(R) is prohibited by the standard. The Company’s application of SFAS 141 will provide for the allocation of the total estimated purchase price to the tangible and intangible assets of Abazias acquired at their respective fair values. The excess of the estimated purchase price over the tangible and intangible assets will be reflected in our post-acquisition financial statements as goodwill.

Abazias, Inc.

Consolidated Financial Statements
for the Year Ended December 31, 2007
and
Condensed Consolidated Financial Statements
for the Three and Nine Months Ended September 30, 2008 (Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Abazias, Inc.
Gainesville, Florida

We have audited the accompanying balance sheet of Abazias, Inc., as of December 31, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of Abazias, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Abazias, Inc., as of December 31, 2007, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 31, 2008

ABAZIAS, INC.
BALANCE SHEET
December 31, 2007

2007
ASSETS
Current assets
Cash	$337,773
Accounts receivable	400,281
Inventory	245,570
Total current assets	983,624

Property & equipment, net of accumulated
depreciation of $5,287	2,209
Website, net of accumulated amortization
of $22,167	13,164
Total Assets	$998,997
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$739,266
Stock payable	50,000
Loans from stockholders	208,031
Total Current Liabilities	997,297
Commitments and Contingencies	-

Stockholders’ Equity
Preferred stock, $.001 par value, 1,000,000
authorized, no shares issued and outstanding	-
Common stock, $.001 par value, 150,000,000 shares
authorized, 3,102,998 issued and outstanding	3,103
Additional paid-in capital	5,729,931
Accumulated deficit	(5,731,334)
Total Stockholders’ Equity	1,700
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$998,997

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
STATEMENTS OF OPERATIONS
Years ended December 31, 2007 and 2006

	2007	2006
Sales	$7,294,858	$4,794,369
Cost of sales	6,437,247	4,232,107
Gross profit	857,611	562,262

General and administrative	2,679,236	778,079
Net operating loss	(1,821,625)	(215,817)

Interest expense	(5,337)	(6,195)
Net loss	$(1,826,962)	$(222,012)

Basic and diluted net
loss per share	$(0.63)	$(0.10)

Weighted average
shares outstanding	2,879,115	2,147,441

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2007 and 2006

			Additional
	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Deficit		Totals
Balances,
December 31, 2005	2,143,607	$2,144	$3,919,750	$(3,682,360)		$239,534

Shares issued for
Services	6,000	6	14,033	-		14,039

Shares issued for
Cash	-	-	-	-		-

Imputed interest	-	-	6,195	-		6,195

Net loss				(222,012)		(222,012)
Balances,
December 31, 2006	2,149,607	2,150	3,939,978	(3,904,372)		37,756

Shares issued for
services	73,750	73	158,152	-		158,225
Shares issued for cash	379,641	380	599,620	-		600,000
Warrants/Options issued for services			1,002,344			1,002,344
Exercise of options	500,000	500	24,500	-		25,000
Imputed interest	-	-	5,337	-		5,337

Net loss				(1,826,962)		(1,826,962)
Balances, December 31, 2007	3,102,998	$3,103	$5,729,931	$(5,731,33	)4	$1,700

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2007 and 2006

	2007	2006
Cash Flows From Operating Activities
Net loss	$(1,826,962)	$(222,012)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	158,225	14,039
Warrants/Options issued for services	1,002,344	-
Imputed interest on stockholder loan	5,337	6,195
Depreciation and amortization	18,386	5,702
Changes in:
Accounts receivable	143,137	(385,352)
Inventory	14,363	(69,473)
Accounts payable	(92,062)	538,168
Stock payable	50,000
Deferred revenues	(48,375)	20,891
Net Cash Used In Operating Activities	(575,607)	(91,842)
Cash Flows From Investing Activities
Cash paid for purchase of fixed assets	(770)
Cash paid on development of website	-	(35,331)
Net Cash Used In Investing Activities	(770)	(35,331)

Cash Flows from Financing Activities
Proceeds from exercise of options	25,000	-
Proceeds from sale of common stock	300,000
Proceeds from stockholder loans	296,000
Payment on stockholders loans	(164,204)	(10,000)
Proceeds from stock payable	-	300,000
Net Cash Provided by Financing Activities	456,796	290,000
Net change in cash	(119,581)	162,827
Cash at beginning of year	457,354	294,527
Cash at end of year	$337,773	$457,354
Supplemental disclosure
Income taxes paid	$-	$-
Interest paid	-	-
Non –cash operating and financing activities: e
Common stock issued as payment on stock payable	300,000	-

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Abazias, Inc. (“Abazias”) was incorporated in Nevada on August 7, 2001. Abazias, based in Gainesville, Florida, is an international diamond retailer selling over the internet.

On October 3, 2003 Abazias entered into a reverse acquisition agreement with Hunno Technologies, Inc.(“Hunno”), whereby Hunno acquired all of the issued and outstanding shares of Abazias’s common stock totaling 1,000,000 shares by issuing to Abazias’s shareholders, pro-rata, 50,000,000 shares of Hunno’s common stock. At that time, Hunno had 11,867,109 shares outstanding.

Cash Equivalents. Highly liquid investments with original maturities of three months or less are considered cash equivalents. There were no cash equivalents as of December 31, 2007.

Accounts Receivable. Abazias analyzes current accounts receivable for an allowance for doubtful accounts based on historical bad debt, customer credit-worthiness, the current business environment and historical experience with the customer. The allowance includes specific reserves for accounts where collection is deemed to be no longer probable.

Inventory. Jewelry and other inventory are valued at lower-of-cost-or-market (specific identification).

Long-lived Assets. Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

Revenue recognition. Revenue is recognized when the diamonds are shipped. For most items, Abazias offers the customer an unconditional 10 day return policy.

Share-Based Compensation.  Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share−Based Payment” which establishes accounting for equity instruments exchanged for employee service. We utilize the Black−Scholes option pricing model to estimate the fair value of employee stock based compensation at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Further, as required under SFAS 123R, we now estimate forfeitures for options granted, which are not expected to vest. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share−based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock−based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

Advertising Costs are expensed as incurred. Advertising costs were $612,214 and $175,235 for the years ended December 2007 and 2006, respectively.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.”   FIN 48 provides guidance on recognition, classification and disclosure concerning uncertain tax liabilities. The evaluation of a tax position requires recognition of a tax benefit if it is more likely than not it will be sustained upon examination. Abazias adopted FIN 48 effective January 1, 2007. The adoption did not have a material impact on the financial statements.

Basic and Diluted Loss Per Share. Basic and diluted loss per share equals net loss divided by weighted average shares outstanding during the period. Diluted loss per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements. Abazias does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position, or cash flow.

Website. In accordance with SOP 98−1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," we capitalize costs incurred during the application development stage related to the development of internal−use software and amortize these costs over the estimated useful life of two years. Costs incurred related to the maintenance of internal−use software are expensed as incurred. Amortization expense was $17,666 for the year ended December 31, 2007.

NOTE 2 - LOANS FROM STOCKHOLDER

The majority stockholder hasadvanced money to Abazias on an as-needed basis during for the year ended December 31, 2007 and will continue to advance money to support Abazias’ working capital and cash flow needs for the year ended December 31, 2008  The advances are due on demand, bear no interest and have no collateral. Imputed interest expense of $5,337 and $6,195 using an interest rate of 8% was recorded as a contribution to capital for 2007 and 2006, respectively. The balance as of December 31, 2007 was $208,031.

NOTE 4 - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2007 are as follows:

Deferred tax assets:

Net operating loss carryforward	$389,109
Less: valuation allowance	(389,109)
Net current deferred tax asset	$-

Abazias has net operating loss carry forwards of $1,111,741 as of December 31, 2007 which expire in the year 2023 and 2027.

NOTE 5 - EQUITY

Reverse Stock Split

On September 10, 2006, Abazias affected a one−for−forty reverse stock split of their common stock. All issued and outstanding common stock and related per share amounts in this Annual Report on Form 10−K have been retroactively adjusted to reflect this reverse stock split. The number of shares of preferred stock outstanding was not affected. Any issued and outstanding warrants were also adjusted accordingly.

Common Stock

On March 2, 2006, 4,000 shares of common stock were issued to a consultant for a value of $8,800.

On September 13, 2006 625 shares of common stock were issued to a consultant for a value of $1,800.

On October 12, 2006, 1,375 shares of common stock were issued to a consultant for a value of $3,439.

On February 2, 2007, 1,250 shares of common stock were issued to an employee for services with a fair value of $2,725.

On February 2, 2007, 50,000 shares of common stock were issued to a consultant for services with a fair value of $109,000.

On February 7, 2007, Abazias issued 200,000 shares of common stock for $300,000 which related to a stock payable as of December 31, 2006..

On February 19, 2007, 125,000 warrants were issued to purchase shares of common stock to a consultant. The warrants have an exercise price of $.05 and expire in two years. The fair value of the warrants is $250,586. All of these warrants were exercised on February 19, 2007 for $6,250.

On February 22, 2007, pursuant to an employment agreement, the CFO was granted options to purchase 125,000 shares of common stock. The options have an exercise price of $.05 per share and expire in two years. The fair value of the options is $250,586.  All of these options were exercised on February 22, 2007 for $6,250.

On February 22, 2007, pursuant to an employment agreement, the CEO was granted options to purchase 250,000 shares of common stock. The options have an exercise price of $.05 per share and expire in two years. The fair value of the options is $501,172. All options were exercised on February 22, 2007 for $12,500.

On February 23, 2007, 15,000 shares of common stock were issued to a consultant for services with a fair value of $30,000.

On July 13, 2007, 89,821 shares of common stock were issued for $150,000.

On October 16, 2007, 7,500 shares of common stock were issued to our attorney for services with a fair value of $16,500.

On October 31, 2007, Abazias issued 29,940 shares of common stock with 10,417 warrants for $50,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $31,264 and the relative fair value of the warrants is $18,736.

On October 31, 2007, Abazias issued 29,940 shares of common stock with 14,881 warrants for $50,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $23,062 and the relative fair value of the warrants is $26,938.

On November 1, 2007, Abazias issued 8,982 shares of common stock with 4,464 warrants for $15,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $8,722 and the relative fair value of the warrants is $6,278.

On November 5, 2007, Abazias issued 20,958 shares of common stock with 14,881 warrants for $35,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $17,257 and the relative fair value of the warrants is $17,743.

In accordance with SFAS 123R, the value of the stock options and warrants were determined using a Black−Scholes model. The assumptions made in the valuation of options and warrants included volatility of 208%, a risk−free interest rate of 4.87%, stock price on the date of grant of $2.03 and an expected life of 2 years.

Warrants

Summary information regarding warrants is as follows:

		Weighted
		Average
		Exercise
	Warrants	Price
Balance at December 31, 2005:	92,857	$5.73
Granted	-	-
Exercised	-	-
Balance at December 31, 2006	92,857	5.73
Granted	44,643	2.25
Exercised	-	-
Expired	(17,857)	6.00
Balance at December 31, 2007	119,643	$4.39

Warrants outstanding and exercisable as of December 31, 2007:

Exercise		Warrants	Warrants
Price Life	Remaining	Outstanding	Exercisable
$6	.63 years	62,500	62,500
$4	.79 years	12,500	12,500
$2.25	2.83 years	44,643	44,643
		119,643	119,643

NOTE 6 – RELATED PARTY TRANSACTION

The majority stockholder provides the Abazias with 1,200 square feet of office space which the Abazias rents on a month to month basis.  The monthly rent is approximately $2,200.

NOTE 7 - SUBSEQUENT EVENTS

On January 24, 2008, 3,000 shares of common stock were issued to a consultant for services with a fair value of $5,100.

On March 13, 2008, Abazias issued 29,762 shares of common stock which related to the stock payable at December 31, 2007.

On February 28, 2008, Abazias issued 29,762 shares of common stock for $50,000.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None—Not Applicable

ITEM 8A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

The Company’s Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the fiscal period ending December 31, 2007 covered by this Annual Report on Form 10-KSB. Based upon such evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective as required under Rules 13a-15(e) and 15d-15(e) under the Exchange Act. This conclusion by the Company’s Chief Executive Officer and Chief Financial Officer does not relate to reporting periods after December 31, 2007.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act. Our internal control system was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes, in accordance with generally accepted accounting principles. Because of inherent limitations, a system of internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to change in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management, including our CEO, conducted an evaluation of the effectiveness of our internal control over financial reporting.  Based on its evaluation, our management concluded that there is a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness relates to the monitoring and review of work performed by our Chief Financial Officer and lack of segregation of duties.  In the preparation of audited financial statements, footnotes and financial data all of our financial reporting is carried out by our Chief Financial Officer, and we do not have an audit committee to monitor or review the work performed.   The lack of segregation of duties results from  lack of accounting staff with accounting technical expertise necessary for an effective system of internal control. In order to mitigate this material weakness to the fullest extent possible, all financial reports are reviewed by the Chief Executive Officer. All unexpected results are investigated. At any time, if it appears that any control can be implemented to continue to mitigate such weaknesses, it is immediately implemented. As soon as our finances allow, we will hire sufficient accounting staff and implement appropriate procedures for monitoring and review of work performed by our Chief Financial Officer.

This annual report does not include an attestation report of the Company s registered public accounting firm regarding internal control over financial reporting. Management s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management s report in this Annual Report on Form 10-KSB.

Changes in Internal Control Over Financial Reporting

No change in the Company s internal control over financial reporting occurred during the quarter ended December 31, 2007, that materially affected, or is reasonably likely to materially affect, the Company s internal control over financial reporting.

Item 1. FINANCIAL INFORMATION FOR SEPTEMBER 30, 2008

ABAZIAS, INC.
BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash	$42,630	$337,773
Accounts receivable	333,909	400,281
Inventory	285,089	245,570
Total current assets	661,628	983,624

Property & equipment, net of accumulated
depreciation of $5,287 and $5,287 respectively	2,209	2,209
Website, net of accumulated amortization
of $35,331 and $22,167 respectively	-	13,164
Total Assets	$663,837	$998,997

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Convertible note payable	$250,000	$-
Accounts payable and accrued expenses	563,744	739,266
Stock payable	-	50,000
Loans from stockholder	37,031	208,031
Total Current Liabilities	850,775	997,297

Stockholders’ Equity (Deficit):
Preferred stock, $.001 par value, 1,000,000
authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 150,000,000 shares
authorized, 3,165,522 and 3,102,998
issued and outstanding respectively	3,166	3,103
Additional paid-in capital	5,838,763	5,729,931
Accumulated deficit	(6,028,867)	(5,731,334)
Total Stockholders’ Equity (Deficit)	(186,938)	1,700
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$663,837	$998,997

See accompanying notes to unaudited financial statements.

ABAZIAS, INC.
STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2008 and 2007
(Unaudited)

	Three months		Nine months
	2008	2007	2008	2007

Sales	$1,497,805	$1,806,282	5,138,637	$5,148,649
Cost of sales	1,262,095	1,672,173	4,401,213	4,567,564
Gross profit	235,710	134,109	737,424	581,085

General and administrative	302,758	442,531	1,031,162	2,246,030
Operating loss	(67,048)	(308,422)	(293,738)	(1,664,945)

Interest expense	(1,114)	(754)	(3,795)	(2,699)
Net Loss	$(68,162)	$(309,176)	(297,533)	(1,667,644)

Basic and diluted loss per share	$(0.02)	$(0.10)	(0.09)	(0.59)

Weighted average shares outstanding	3,165,522	3,085,717	3,149,401	2,814,704

See accompanying notes to unaudited financial statements.

ABAZIAS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS'  EQUITY (DEFICIT)
Nine Months Ended September 30, 2008
(Unaudited)

	Common		Additional
	Stock		Paid-in	Retained
	Shares	Amount	Capital	Deficit	Totals
Balances,
December 31, 2007	3,102,998	$3,103	$5,729,931	$(5,731,334)	$1,700

Shares issued for
services	3,000	3	5,097	-	5,100

Shares issued for
cash and stock payable	59,524	60	99,940	-	100,000

Imputed interest	-	-	3,795	-	3,795

Net loss				(297,533)	(297,533)
September 30, 2008	3,165,522	$3,166	$5,838,763	$(6,028,867)	$(186,938)

See accompanying notes to unaudited financial statements.

ABAZIAS, INC
STATEMENTS OF CASH FLOW
Nine Months Ended September 30, 2008 and 2007
(Unaudited)

	2008	2007
Cash Flows From Operating Activities
Net loss	$(297,533)	$(1,667,645)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	5,100	141,725
Options issued for services	-	1,002,344
Imputed interest on stockholder loan	3,795	2,699
Depreciation and amortization	13,164	13,933
Changes in:
Accounts receivable	66,372	222,864
Inventory	(39,519)	(21,928)
Accounts payable and accrued expenses	(175,522)	(130,419)
Stock payable	-	50,000
Deferred revenues	-	(14,812)
Net Cash Used In Operating Activities	(424,143)	(401,239)

Cash Flows From Investing Activities
Purchase of assets	-	(770)
Net Cash Used In Investing Activities	-	(770)

Cash Flows From Financing Activities
Proceeds from issuance of convertible debt	250,000	-
Proceeds from subscription receivable	-	25,000
Proceeds from sale of common stock	50,000	150,000
Proceeds from loans from stockholder	-	200,000
Payment on loans from stockholder	(171,000)	(164,204)
Net Cash Provieded by (Used In) Financing Activities	129,000	210,796

Net change in cash	(295,143)	(191,213)
Cash at beginning of period	337,773	457,354
Cash at end of period	$42,630	$266,141

Supplementary Disclosures:
Income tax paid	$-	$-
Interest paid	-	-

Non-cash operating and financing activities:
Common stock issued as payment on stock payable	$50,000	$300,000

See accompanying notes to unaudited financial statements.

ABAZIAS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

The accompanying unaudited interim financial statements of Abazias, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Abazias’ latest Annual Report filed with the SEC on Form 10-KSB.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2007, as reported in Form 10-KSB, have been omitted.

NOTE 2 - LOANS FROM STOCKHOLDER

The majority stockholder has advanced money to Abazias on an as-needed basis during the period ended September 30, 2008 and will continue to advance money to support Abazias' working capital and cash flow needs for the year ending December 31, 2008. The advances are due upon demand, bear no interest and have no collateral. Imputed interest expense of $3,795 and $2,699 using an interest rate of 8% was recorded as a contribution to capital for the nine month period ended September 30, 2008 and 2007, respectively. The balance as of September 30, 2008 was $37,031.

NOTE 3 - EQUITY

On January 24, 2008, 3,000 common shares were issued to a consultant for services with a fair value of $5,100.

On March 13th, 2008, Abazias issued 29,762 common shares for a $50,000 stock payable.

On March 13th, 2008, Abazias issued 29,762 common shares for $50,000 cash.

NOTE 4 – CONVERTIBLE NOTE PAYABLE

On July 30, 2008, Abazias entered into a letter of intent with Omni Reliant Holdings, Inc. (“Omni”)  to purchase approximately 100% of the outstanding common stock of a newly formed subsidiary of Abazias.  As part of the letter of intent, the two parties entered into a convertible note payable.  Omni would advance Abazias up to $500,000.  As of September 30, 2008 Omni advanced Abazias $250,000.  The convertible note  bears interest at 10% per annum with interest  to be paid quarterly, and the principal and all unpaid interest will be due on or before December 31, 2009.  The note is convertible into common stock of Abazias at the closing bid price at the time of conversion with at floor of $.50 per share or convertible into 25% of Abazias’ shares outstanding at the close of the purchase transaction.  If the purchase agreement is not excuted the note payable will due on demand.  Subsequent to the end of the quarter Omni advanced Abazias the remaining $250,000.

Abazias has evaluated the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock,” to its embedded conversion feature within its convertible note payable and has determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability.

APPENDIX - A

STOCK PURCHASE AGREEMENT

 AMONG

OMNIRELIANT HOLDINGS, INC.

ABAZIAS.COM, INC.

AND

ABAZIAS, INC.

Dated December 3, 2008

TABLE OF CONTENTS

[A-1]

4.8 SEC Documents; Finacial Statements	A-8
4.9 Statements; Joint Proxy Statement Prospectus	A-8
4.10 Records and Books of Account	A-9
4.11 Absence of Undisclosed Liabilities	A-9
4.12 Taxes	A-9
4.13 Account Receivable	A-10
4.14 Inventory	A-10
4.15 Machinery and Equipment	A-11
4.16 Real Property Matters	A-11
4.17 Leases	A-11
4.18 Patents, Software, Trademarks, Etc	A-11
4.19 Insurance Policies	A-12
4.20 Banking and Personnel Lists	A-12
4.21 Lists of Contracts, Etc	A-12
4.22 Compliance with the Law	A-13
4.23 Litigation, Pending Labor Disputes	A-13
4.24 bsence of Certain Changes or Events	A-14
4.25 Product Warranties and Product Liabilities	A-14

4.26 Assets	A-15
4.27 Absence of Certain Commercial Practices	A-15
4.28 Licenses, Permits, Consents and Approvals	A-15
4.29 Environmental Matters	A-15
4.30 Broker	A-16
4.31 Related Party Transactions	A-16
4.32 Patriot Act	A-16
4.33 Disclosure	A-16

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER
5.1 Organization and Good Standing	A-16
5.2 Authority	A-16
5.3 Conflicts; Consents of Third Parties	A-17
5.4 SEC Documents; Financial Statements	A-17
5.5 Statements; Joint Proxy Statement/Prospectus	A-18
5.6 Litigation	A-18
5.7 Investment Intention	A-18
5.8 Broker	A-18
5.9 Patriot Act	A-18
5.10 Due Authorization of Purchaser Preferred Stock	A-18

ARTICLE VI COVENANTS
6.1 Covenants	A-19
6.2 Access to Information	A-20
6.3 Conduct of the Business Pending the Closing	A-20
6.4 Consents	A-22
6.5 Other Actions	A-22
6.6 No Solicitation; Alternate Transaction	A-22
6.7 Publicity	A-22
6.8 Use of Name	A-22
6.9 Employment Agreements	A-23
6.10 Non-Competition	A-23
6.11 Additional Funding	A-23

ARTICLE VII CONDITIONS TO CLOSING
7.1 Conditions Precedent to Obligations of Purchaser	A-23
7.2 ConditionsPrecedent to Obligations of the Seller	A-24

[A-2]

ARTICLE VIII DOCUMENTS TO BE DELIVERED
8.1 Documents to be Delivered by the Seller	A-25
8.2 Documents to be Delivered by the Purchaser	A-25

ARTICLE IX INDEMNIFICATION
9.1 Indemnification	A-26
9.2 Limitations on Indemnification for Breaches of Representations and Warranties	A-26

9.3 Indemnification Procedures	A-27

ARTICLE X MISCELLANEOUS
10.1 Payment of Sales, Use or Similar Taxes	A-28
10.2 Survival of Representations and Warranties	A-28
10.3 Expenses	A-28
10.4 Further Assurances	A-28
10.5 Submission to Jurisdiction; Consent to Service of Process	A-28
10.6 Entire Agreement; Amendments and Waivers	A-29
10.7 Governing Law	A-29
10.8 Table of Contents and Headings	A-29
10.9 Notices	A-29
10.10 Severability	A-30
10.11 Binding Effect; Assignment	A-30

[A-3]

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of December 3, 2008 (the “Agreement”), among OMNIRELIANT HOLDINGS, INC., a corporation existing under the laws of Nevada (the “Purchaser”), ABAZIAS.COM, Inc., a Nevada corporation (the “Company”), and ABAZIAS, INC., a Nevada corporation (the “Seller”).

WITNESSETH:

WHEREAS, the Seller is the Parent, as defined below, of the Company and owns one thousand (1000) shares of common stock, $0.001 par value per share (the “Shares”), of the Company, which Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

WHEREAS, Seller desires to sell to Purchaser, and the Purchaser desires to purchase from Seller, the Shares for the purchase price and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF SHARES

1.1        Sale and Purchase of Shares.

Upon the terms and subject to the conditions contained herein, on the Closing Date Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from Seller, all Shares of the Company owned by Seller set forth opposite such Seller's name on Schedule 1.1 attached hereto.

ARTICLE II
PURCHASE PRICE AND PAYMENT

2.1        Amount of Purchase Price.  The purchase price for the Shares (the “Purchase Price”) shall be (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) issuance of thirteen million and one thousand (13,001,000) shares of Purchaser’s Series E zero coupon convertible preferred stock (the “Preferred Stock”), subject to adjustment as set forth herein. The rights and privileges of the Preferred Stock are set forth on Exhibit A.

2.2        Payment of Purchase Price.  The Purchaser shall pay the Purchase Price to the Seller (the “Closing Payment”), as follows:

(i)           The Loan, in the form of the Note attached hereto as Exhibit B, made on August 12, 2008 (the “Cash Purchase Price”).

(ii)           On the Closing (as defined below), the Purchaser shall issue the Preferred Stock to the Seller as described in Section 2.3 below.

2.3    Distribution of Preferred Stock.  Subject to the terms and conditions of this Agreement, at or following the Closing, the following shall occur:

(a)  Pro-Rata Right to Preferred Stock. Each stockholder of common stock, par value $0.001 per share of the Parent, (the “Parent Common Stock”) issued and outstanding on the Record Date shall receive the following: a number of shares of Preferred Stock equal to (i) the total shares of Preferred Stock multiplied by (ii) such stockholder’s pro rata share of Parents Common Stock owned by such stockholder of Parent (the “Pro Rata Ratio”). By way of example, if a stockholder owned five (5%) percent of Parent Common Stock, such stockholder would be entitled to receive 5% of Preferred Stock of Purchaser which is derived by multiplying Preferred Stock of Purchaser x 0.05.   For purposes of this Agreement, Record Date shall mean the date on which all stockholder’s of record of the Parent are entitled to vote on this Agreement.

[A-4]

(b) Fractional Shares.  No fraction of a share of Preferred Stock will be issued by virtue of the Agreement, but in lieu thereof each holder of shares of Parent Common Stock who would otherwise be entitled to receive a fraction of a share of Preferred Stock (after aggregating all fractional shares of Preferred Stock that otherwise would be received by such holder) shall receive from Purchaser one additional share of Preferred Stock.

ARTICLE III
CLOSING AND TERMINATION

3.1        Closing Date.

Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006 (or at such other place as the parties may designate in writing) on such date as the Seller and the Purchaser may designate.  The Closing may also take place through the delivery of documents in electronic or telefaxed format or through courier delivery of actual signatures to counsel for the parties.

3.2        Termination of Agreement.

This Agreement may be terminated prior to the Closing as follows:

(a) At the election of the Seller or the Purchaser on or after February 27, 2009 if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

(b) by mutual written consent of the Seller and the Purchaser; or

                                (c) by the Seller or the Purchaser if there shall be in effect a final non-appealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence).

3.3        Procedure Upon Termination.

In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser or the Seller.  If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

3.4        Effect of Termination.

With the exception of those items listed in Section 6.6, in the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Company or Seller; provided, further, however, that nothing in this Section 3.4 shall relieve the Purchaser or Seller of any liability for a breach of this Agreement and/or the confidentiality provisions of the Confidentiality Agreement executed by the parties as of the date of this Agreement (the “Confidentiality Agreement”), which confidentiality provisions shall remain in full force and effect.

[A-5]

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

For purposes of this Agreement, any statement made to the knowledge of the Company shall mean the knowledge of the Seller.  Seller shall be deemed to have “knowledge” of a particular fact or other matter if Seller is actually aware of such fact or other matter, or should, by reason of his or her position as an owner, director or executive officer of the Company, reasonably be expected to be aware of such fact or other matter.  Additionally, all representations made by the Seller in the Note Purchase Agreement dated August 12, 2008 and attached hereto as Exhibit C shall have full force and effect shall be incorporated herein.

The Seller hereby represents and warrants to the Purchaser that:

4.1.           Organization and Good Standing of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above. Except as otherwise provided herein, the Company is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have a material adverse effect on the business or operations of the Company (“Material Adverse Affect”).

4.2.           Authority.

(a)           The Company has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets, except where the failure to have such permits and licenses would not have a Material Adverse Effect.

(b)           The execution of this Agreement and the delivery hereof to the Purchaser and the sale contemplated herein have been, or will be prior to Closing, duly authorized by the Company’s Board of Directors and by the Company’s stockholders having full power and authority to authorize such actions.

(c)           Subject to any consents required under Section 4.7 below, the Company has the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Seller and the Company and constitutes a valid and binding obligation of each Seller and the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights.

(d)           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company or Seller is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of the Company, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on the Company or Seller in any way, except where such would not have a Material Adverse Effect.

4.3.           Capital Stock.

(a)           The Company’s authorized capital stock consists of 1000 shares of Common Stock, $0.001 par value per share, of which 1000 shares have been issued to Seller and constitute the Shares as defined above.  All of the Shares are duly authorized, validly issued, fully paid and non-assessable.

(b)           The Seller are the lawful record and beneficial owners of all the Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3, and have, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

[A-6]

(c)           There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Seller or the Company are or may become obligated to issue, assign or transfer any shares of capital stock of the Company except as set forth in Schedule 4.3.  Upon the delivery to Purchaser on the Closing Date of the certificate(s) representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to all the then issued and outstanding shares of capital stock of the Company, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

4.4.           Basic Corporate Records.  The copies of the Articles of Incorporation of the Company (certified by the Secretary of State or other authorized official of the jurisdiction of incorporation), and the Bylaws of the Company, as the case may be (certified as of the date of this Agreement as true, correct and complete by the Company’s secretary or assistant secretary), all of which have been delivered to the Purchaser, are true, correct and complete as of the date of this Agreement.

4.5.           Minute Books.  The minute books of the Company, which shall be exhibited to the Purchaser between the date hereof and the Closing Date, each contain true, correct and complete minutes and records of all meetings, proceedings and other actions of the shareholders, Boards of Directors and committees of such Boards of Directors of the Company, if any, except where such would not have a Material Adverse Effect and, on the Closing Date, will, to the best of Seller’s knowledge, contain true, correct and complete minutes and records of any meetings, proceedings and other actions of the shareholders and the Board of Directors and committees of such Board of Directors of the Company.

4.6.           Subsidiaries, Parents and Affiliates. Any and all businesses, entities, enterprises and organizations in which the Company has any ownership, voting or profit and loss sharing percentage interest (the “Subsidiaries”) as well as any and all businesses, entities, enterprises and organizations which has any ownership, voting or profit and loss sharing percentage interest in the Company (the “Parents”) are identified in Schedule 4.6 hereto, together with the Company’s interest therein.  Unless the context requires otherwise or specifically designated to the contrary on Schedule 4.6 hereto, “Company” as used in this Agreement shall include all such Subsidiaries and Parents.  Except as set forth in Schedule 4.6, (i) the Company has made no advances to, or investments in, nor owns beneficially or of record, any securities of or other interest in, any business, entity, enterprise or organization, (ii) there are no arrangements through which the Company has acquired from, or provided to, any of the Seller or their affiliates any goods, properties or services, and (iii) there are no rights, privileges or advantages now enjoyed by the Company as a result of the ownership of the Company by the Seller which, to the knowledge of the Seller or the Company, will be lost as a result of the consummation of the transactions contemplated by this Agreement.  Each entity shown on Schedule 4.6 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power to own all of its property and to carry on its business as it is now being conducted.  Also set forth on Schedule 4.6 is a list of jurisdictions in which each Subsidiary and Parent is qualified as a foreign corporation.  Such jurisdictions are the only jurisdictions in which the ownership or leasing of property by each Subsidiary and Parent or the conduct of its business requires it to be so qualified.  All of the outstanding shares of capital stock of each Subsidiary and Parent have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on Schedule 4.6, are owned, of record and beneficially, by the Company, and on the Closing Date will be owned by the Company, free and clear of all liens, encumbrances, equities, options or claims whatsoever.  No Subsidiary or Parent has outstanding any other equity securities or securities options, warrants or rights of any kind that are convertible into equity securities of the Company, except as set forth on Schedule 4.6.

4.7.           Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the “S-4”) with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 4.8) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

[A-7]

4.8           SEC Documents; Financial Statements.  Except as disclosed in Schedule 4.8:

(a)  The Company has filed all forms, reports and documents required to be filed with the SEC since its October 3, 2003 merger with Hunno Technologies, Inc. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)          Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”), including any Company SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.  The balance sheet of the Company as of September 30, 2008, is hereinafter referred to as the “Company Balance Sheet Date.”  Except as disclosed in the Company Financials, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Company Material Adverse Effect except for the Loan.

4.9        Statements; Joint Proxy Statement/Prospectus.

None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the S-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the proxy statement/prospectus to be sent to the stockholders of the Company and stockholders of Parent in connection with the meetings of Parent’s stockholders and Company's stockholders to consider the adoption of this Agreement (collectively the “Company Stockholders' Meeting”) (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the “Joint Proxy Statement/Prospectus”) shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Stockholders' Meeting and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Closing Date, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Purchaser.

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4.10           Records and Books of Account.  The records and books of account of the Company reflect all material items of income and expense and all material assets, liabilities and accruals, have been, and to the Closing Date will be, regularly kept and maintained in conformity with GAAP applied on a consistent basis with preceding years.

4.11           Absence of Undisclosed Liabilities.  Except as and to the extent  disclosed in Schedule 4.11 and the Loan, there are no liabilities or obligations of the Company of any kind whatsoever exceeding $5,000,  individually or in the aggregate, whether accrued, fixed, absolute, contingent, determined or determinable, and including without limitation (i) liabilities to former, retired or active employees of the Company under any pension, health and welfare benefit plan, vacation plan or other plan of the Company, (ii) liabilities to a parent company or subsidiary, (iii) contingent liabilities in the nature of an endorsement, guarantee, indemnity or warranty, and there is no condition, situation or circumstance existing or which has existed that could reasonably be expected to result in any liability of the Company which is of a nature that would be required to be disclosed on its Financial Statements in accordance with GAAP, other than liabilities and contingent liabilities incurred in the ordinary course of business, none of which is materially adverse to the Company.

4.12           Taxes.

(a)           For purposes of this Agreement, “Tax” or “Taxes” refers to:  (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b)           (i)           The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Tax Returns”) relating to Taxes required to be filed by the Company with any Tax authority effective through the Closing Date.  All such Returns are true, correct and complete in all respects, except for immaterial amounts where such would not have a Material Adverse Effect.  The Company has paid all Taxes shown to be due on such Returns.  Except as listed on Schedule 4.12 hereto, the Company is not currently the beneficiary of any extensions of time within which to file any Returns. The Seller and the Company have furnished and made available to the Purchaser complete and accurate copies of all income and other Tax Returns and any amendments thereto filed by the Company in the last three (3) years.

(ii) The Company, as of the Closing Date, will have withheld and accrued or paid to the proper authority all Taxes required to have been withheld and accrued or paid, except for immaterial amounts where such would not have a Material Adverse Effect.

(iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed against the Company.  The Company has not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

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(iv) There is no dispute, claim, or proposed adjustment concerning any Tax liability of the Company either (A) claimed or raised by any Tax authority in writing or (B)  based upon personal contact with any agent of such Tax authority, and there is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against the Company which has not been satisfied.  The Company is not a party to nor has it been notified in writing that it is the subject of any pending, proposed, or threatened action, investigation, proceeding, audit, claim or assessment by or before the Internal Revenue Service or any other governmental authority, nor does the Company have any reason to believe that any such notice will be received in the future. Except as set forth on Schedule 4.12, neither the Internal Revenue Service nor any state or local taxation authority has ever audited any income tax return of the Company.  The Company has not filed any requests for rulings with the Internal Revenue Service.  Except as provided to the Company’s accountants, no power of attorney has been granted by the Company or its affiliates with respect to any matter relating to Taxes of the Company.  There are no Tax liens of any kind upon any property or assets of the Company, except for inchoate liens for Taxes not yet due and payable.

(v) Except for immaterial amounts which would not have a Material Adverse Effect, the Company has no liability for any unpaid Taxes which has not been paid or accrued for or reserved on the Financial Statements in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

(vi) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(vii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

(viii) The Company is not a party to, nor has any obligation under, any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

(ix) None of the Company’s assets are tax exempt use property within the meaning of Section 168(h) of the Code.

4.13           Accounts Receivable.  The accounts receivable are, and will be, actual bona fide receivables from transactions in the ordinary course of business representing valid and binding obligations of others for the total dollar amount shown thereon, and as of the date of the Agreement are not subject to any recoupments, set-offs, or counterclaims. To the best of Seller’s knowledge, except as set forth on Schedule 4.13, all such accounts receivable are, and will be, collectible in amounts not less than the amounts (net of reserves) carried on the books of the Company and will be paid in accordance with their terms.  Except as listed on Schedule 4.13 hereto, all such accounts receivable are and will be actual bona fide receivables from transactions in the ordinary course of business.

4.14           Inventory.  The inventories of the Company are listed on Schedule 4.14 attached hereto.  The Company will maintain the inventory in the normal and ordinary course of business from the date hereof through the Closing Date.

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4.15          Machinery and Equipment.  Except for items disposed of in the ordinary course of business, all machinery, tools, furniture, fixtures, equipment, vehicles, leasehold improvements and all other tangible personal property (hereinafter “Fixed Assets”) of the Company currently being used in the conduct of its business, together with any machinery or equipment that is leased or operated by the Company, are in fully serviceable working condition and repair.  Said Fixed Assets shall be maintained in such condition from the date hereof through the Closing Date.  Except as described on Schedule 4.15 hereto, all Fixed Assets owned, used or held by the Company are situated at its business premises and are currently used in its Business.  Schedule 4.15 describes all Fixed Assets owned by or an interest in which is claimed by any other person (whether a customer, supplier or other person) for which the Company is responsible (copies of all agreements relating thereto being attached to said Schedule 4.15), and all such property is in the Company’s actual possession and is in such condition that upon the return of such property in its present condition to its owner, the Company will not be liable in any amount to such owner.  There are no outstanding requirements or recommendations by any insurance company that has issued a policy covering either (i) such Fixed Assets or (ii) any liabilities of the Company relating to operation of the Business, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any Fixed Assets or any changes in the operations of the Business, any equipment or machinery used therein, or any procedures relating to such operations, equipment or machinery.  All material Fixed Assets of the Company are set forth on Schedule 4.15 hereto.

4.16          Real Property Matters.  The real property owned by the Company is listed on Schedule 4.16.  Other than those items listed on Schedule 4.16 the Company does not own any real property as of the date hereof and has not owned any real property during the three years preceding the date hereof.

4.17           Leases.  All leases of real and personal property of the Company are described in Schedule 4.17, are in full force and effect and, to Seller’s knowledge, constitute legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights, and have not been assigned or encumbered by Company or the Seller.  The Company has performed in all material respects the obligations required to be performed by it under all such leases to date and it is not in default in any material respect under any of said leases, except as set forth in Schedule 4.17, nor has it made any leasehold improvements required to be removed at the termination of any lease, except signs.  To Seller’s knowledge, no other party to any such lease is in material default thereunder.  Except as noted on Schedule 4.17, none of the leases listed thereon require the consent of a third party in connection with the transfer of the Shares.

4.18           Patents, Software, Trademarks, Etc.  The Company owns, or possesses adequate licenses or other rights to use, all patents, software, trademarks, service marks, trade names and copyrights and trade secrets, if any, necessary to conduct its business as now operated by it.  The patents, software, trademarks, service marks, copyrights, trade names and trade secrets, if any, registered in the name of or owned or used by or licensed to the Company and applications for any thereof (hereinafter the “Intangibles”) are described or referenced in Schedule 4.18.  Seller hereby specifically acknowledge that all right, title and interest in and to all patents and software listed on Schedule 4.18 as patents owned by the Company are owned by the Company or the Company has a right to use same and that the ownership of such patents and software will be transferred as part of the Company to Purchaser as part of the transaction contemplated hereby.  No officer, director, shareholder or employee of the Company or the Seller or any relative or spouse of any such person owns any patents or patent applications or any inventions, software, secret formulae or processes, trade secrets or other similar rights, nor is any of them a party to any license agreement, used by or useful to the Company or related to its business except as listed in Schedule 4.18.  All of said Intangibles are valid and in good standing to the best of Seller’s knowledge, and are free and clear of all liens, security interests, charges, restrictions and encumbrances of any kind whatsoever, and have not been licensed to any third party except as described in Schedule 4.18.  The Company has not been charged with, nor to Seller’s knowledge has it infringed or is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its business, and, to the date hereof, neither the Seller nor the Company has received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others.  The Company is not now manufacturing any goods under a present permit, franchise or license, except as set forth in said Schedule 4.18.  The consummation of the transactions contemplated hereby will not alter or impair any rights of the Company in any such Intangibles or in any such permit, franchise or license, except as described in Schedule 4.18.  The Intangibles and the Company’s tooling, manufacturing and engineering drawings, process sheets, specifications, bills of material and other like information and data are in such form and of such quality and will be maintained in such a manner that the Company can, following the Closing, design, produce, manufacture, assemble and sell the products and provide the services heretofore provided by it so that such products and services meet applicable specifications and conform with the standards of quality and cost of production standards heretofore met by it.  To Seller’s knowledge, the Company has the sole and exclusive right to use its corporate and trade names in the jurisdictions where it transacts business.

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4.19           Insurance Policies.  There is set forth in Schedule 4.19 a list and brief description of all insurance policies on the date hereof held by the Company or on which it pays premiums, including, without limitation, life insurance and title insurance policies, which description includes the premiums payable by it thereunder.  Schedule 4.19 also sets forth, in the case of any life insurance policy held by the Company, the name of the insured under such policy, the cash surrender value thereof and any loans thereunder.  All such insurance premiums in respect of such coverage have been, and to the Closing Date will be, paid in full, if due and owing.  All claims, if any, made against the Company which are covered by such policies have been, or are being, settled or defended by the insurance companies that have issued such policies.  Up to the Closing Date, such insurance coverage will be maintained in full force and effect and will not be cancelled, modified or changed without the express written consent of the Purchaser, except to the extent the maturity dates of any such insurance policies expire prior to the Closing Date or where such cancellation would not have a Material Adverse Effect.  No such policy has been, or to the Closing Date will be, cancelled by the issuer thereof, and, to the knowledge of the Sellers and the Company, between the date hereof and the Closing Date, there shall be no increase in the premiums with respect to any such insurance policy caused by any action or omission of the Sellers or of the Company, except where the foregoing would not have a Material Adverse Effect.  Upon the Closing Date, all life insurance policies maintained by the Company shall be assigned to each respective Seller.

4.20           Banking and Personnel Lists.  The Sellers and the Company will deliver to the Purchaser prior to the Closing Date the following accurate lists and summary descriptions relating to the Company:

(i)           The name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

(ii)           The names, current annual salary rates and total compensation for the preceding fiscal year of all of the present directors and officers of the Company, and any other employees whose current base accrual salary or annualized hourly rate equivalent is $20,000 or more, together with a summary of the bonuses, percentage compensation and other like benefits, if any, paid or payable to such persons for the last full fiscal year completed, together with a schedule of changes since that date, if any.

(iii)           A schedule of workers’ compensation payments of the Company over the past five full fiscal years and the fiscal year to date, a schedule of claims by employees of the Company against the workers’ compensation fund for any reason over such period, identification of all compensation and medical benefits paid to date on each such claim and the estimated amount of compensation and medical benefits to be paid in the future on each such claim.

(iv)           The name of all pensioned employees of the Company whose pensions are unfunded and are not paid or payable pursuant to any formalized pension arrangements, their agent and annual unfunded pension rates.

4.21  Lists of Contracts, Etc.  There is included in Schedule 4.21 a list of the following items (whether written or oral) relating to the Company and/or the Seller, which list identifies and fairly summarizes each item (collectively, “Contracts”):

(ii)           All joint venture contracts of the Company or the Seller  or affiliates relating to the business of the Company;

 (iii)           All contracts of the Company relating to (a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) obligations under capital leases, (e) debt of others secured by a lien on any asset of the Company, and (f) debts of others guaranteed by the Company;

(iv)           All agreements of the Company relating to the supply of raw materials for and the distribution of the products of its business, including without limitation all sales agreements, manufacturer’s representative agreements and distribution agreements of whatever magnitude and nature, and any commitments therefore;

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(v)            All contracts that individually provide for aggregate future payments to or from the Company of $5,000 or more, to the extent not included in (i) through (iii) above;

(vi)           All contracts of the Company that have a term exceeding one year and that may not be cancelled without any liability, penalty or premium, to the extent not included in (i) through (v) above;

(vii)          A complete list of all outstanding powers of attorney granted by the Company; and

(viii)         All other contracts of the Company or the Seller material to the business, assets, liabilities, financial condition, results of operations or prospects of the business of the Company taken as a whole to the extent not included above.

Except as set forth in Schedule 4.21, (i) all contracts, agreements and commitments of the Company set forth in Schedule 4.21 are valid, binding and in full force and effect, and (ii) neither the Company nor, to the best of Seller’s knowledge, any other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder.  True and complete copies of the contracts, leases, licenses and other documents referred to in Schedule 4.21 will be delivered to the Purchaser, certified by the Secretary or Assistant Secretary of the Company as true, correct and complete copies, not later than one business day before the Closing Date.

There are no pending disputes with customers or vendors of the Company regarding quality or return of goods involving amounts in dispute with any one customer or vendor, whether for related or unrelated claims, in excess of $5,000 except as described on Schedule 4.21 hereto, all of which will be resolved to the reasonable satisfaction of Purchaser prior to the Closing Date.  To the best knowledge of Seller and the Company, there has not been any event, happening, threat or fact that would lead them to believe that any of said customers or vendors will terminate or materially alter their business relationship with the Company after completion of the transactions contemplated by this Agreement.

4.22           Compliance With the Law.  The Company is not in violation of any applicable federal, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any law, regulation order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, product safety and liability, civil rights, or environmental protection, including, but not limited to, those related to waste management, air pollution control, waste water treatment or noise abatement), except where such would not have a Material Adverse Effect.  Except as set forth in Schedule 4.22, the Company and/or the Seller have not been and is not now charged with, or to the best knowledge of the Seller or the Company under investigation with respect to, any violation of any applicable law, regulation, order or requirement relating to any of the foregoing, nor, to the best knowledge of Seller or the Company after due inquiry, are there any circumstances that would or might give rise to any such violation.  The Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority, except where the failure to file such would not have a Material Adverse Effect.

4.23           Litigation; Pending Labor Disputes.  Except as specifically set forth in Schedule 4.23:

(i)             There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the best knowledge of Seller or the Company, threatened, against the Seller or the Company, relating to its business or the Company or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to the Company or Seller for any such action.

(ii)            There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon Seller or the Company relating to its business or the Company the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Company or which limit or control or otherwise would have a Material Adverse Affect on its method or manner of doing business.

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(iii)           No work stoppage has occurred and is continuing or, to the knowledge of Seller or the Company, is threatened affecting its business, and to the best of Seller’s knowledge, no question involving recognition of a collective bargaining agent exists in respect of any employees of the Company.

4.24           Absence of Certain Changes or Events.  The Company has not, since the Company Balance Sheet Date , and except in the ordinary course of business consistent with past practice:

(i)             Incurred any material obligation or liability (absolute, accrued, contingent or otherwise), except in the ordinary course of its business consistent with past practice or in connection with the performance of this Agreement, and any such obligation or liability incurred in the ordinary course is not materially adverse, except for claims, if any, that are adequately covered by insurance;

 (ii)           Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligations or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the Company Balance Sheet, and (b) liabilities incurred since the Company Balance Sheet Date  in the ordinary course of business that were not materially adverse;

(iii)           Increased or established any reserve or accrual for taxes or other liability on its books or otherwise provided therefore, except (a) as disclosed on the Company Balance Sheet, or (b) as may have been required under GAAP due to income earned or expenses accrued since the Company Balance Sheet Date and as disclosed to the Purchaser in writing;

(iv)           Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible;

(v)            Sold or transferred any of its assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business and which has not been materially adverse;

(vi)           Disposed of or permitted to lapse any patents or trademarks or any patent or trademark applications material to the operation of its business;

(vii)          Incurred any significant labor trouble or granted any general or uniform increase in salary or wages payable or to become payable by it to any director, officer, employee or agent, or by means of any bonus or pension plan, contract or other commitment increased the compensation of any director, officer, employee or agent;

(viii)         Authorized any capital expenditure for real estate or leasehold improvements, machinery, equipment or molds in excess of $5,000.00 in the aggregate;

(ix)            Except for this Agreement or as otherwise disclosed herein or in any schedule to this Agreement, entered into any material transaction;

(x)             Issued any stocks, bonds, or other corporate securities, or made any declaration or payment of any dividend or any distribution in respect of its capital stock; or

(xi)            Experienced damage, destruction or loss (whether or not covered by insurance) individually or in the aggregate having a Material Adverse Effect on any of its properties, assets or business, or experienced any other material adverse change or changes individually or in the aggregate affecting its financial condition, assets, liabilities or business (a “Material Adverse Change”).

4.25           Product Warranties and Product Liabilities.  The product warranties and return policies of the Company in effect on the date hereof and the types of products to which they apply are described on Schedule 4.25 hereto.  Schedule 4.25 also sets forth all product liability claims involving amounts in controversy in excess of $5,000 that are currently either pending or, to the best of the Seller’s and the Company’s knowledge, threatened against the Company.  The Seller have no knowledge of any reason why the future cost of performing all such obligations and paying all such product liability claims with respect to goods manufactured, assembled or furnished prior to the Closing Date will not exceed the average annual cost thereof for said past three year period.

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4.26           Assets.   The assets of the Company are listed on Schedule 4.26 attached hereto.  Except as described in Schedule 4.26, the assets of the Company are, and together with the additional assets to be acquired or otherwise received by the Company prior to the Closing, will at the Closing Date be, sufficient in all material respects to carry on the operations of the Business as now conducted by the Company.  The Company is the only business organization through which the business is conducted.  Except as set forth in Schedule 4.17 or Schedule 4.26, all assets used by the Seller and the Company to conduct the business of the Company are, and will on the Closing Date be, owned by the Company.

4.27           Absence of Certain Commercial Practices.  Neither the Company nor Seller has made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for the Company or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff.

4.28           Licenses, Permits, Consents and Approvals.  The Company has, and at the Closing Date will have, all licenses, permits or other authorizations of governmental, regulatory or administrative agencies or authorities (collectively, “Licenses”) required to conduct the business, except for any failures of such which would not have a Material Adverse Effect. All material Licenses of the Company are listed on Schedule 4.28 hereto.  At the Closing, the Company will have all such Licenses which are material to the conduct of the business and will have renewed all Licenses which would have expired in the interim.  Except as listed in Schedule 4.28, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind (collectively, a “Filing”) will be required as a result of the sale of the Shares by Seller in accordance with this Agreement (a) to avoid the loss of any License or the violation, breach or termination of, or any default under, or the creation of any lien on any asset of the Company pursuant to the terms of, any law, regulation, order or other requirement or any contract binding upon the Company or to which any such asset may be subject, or (b) to enable Purchaser (directly or through any designee) to continue the operation of the Company and the business substantially as conducted prior to the Closing Date.  All such Filings will be duly filed, given, obtained or taken on or prior to the Closing Date and will be in full force and effect on the Closing Date.

4.29              Environmental Matters. Except as set forth on Schedule 4.29 hereto:

(a) The operations of the Company and the Seller, to the best knowledge of Seller, are in compliance with all applicable laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity (“Environmental Laws”) and all permits issued pursuant to Environmental Laws or otherwise except for where noncompliance or the absence of such permits would not, individually or in the aggregate, have a Material Adverse Effect;

(b)  The Company has obtained all permits required under all applicable Environmental Laws necessary to operate its business, except for any failures of such which would not have a Material Adverse Effect;

(c) The Company is not the subject of any outstanding written order or Contract with any governmental authority or person respecting Environmental Laws or any violation or potential violations thereof; and

(d) The Company has not received any written communication alleging either or both that the Company may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law.

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4.30           Broker.  The Seller has not retained any broker in connection with any transaction contemplated by this Agreement.  Purchasers shall not be obligated to pay any fee or commission associated with the retention or engagement by the Seller of any broker in connection with any transaction contemplated by this Agreement.

4.31           Related Party Transactions.  Except as described in Schedule 4.31, all transactions during the past five years between the Company and any current or former shareholder or any entity in which the Company or any current or former shareholder had or has a direct or indirect interest have been fair to the Company as determined by the Board of Directors.  No portion of the sales or other on-going business relationships of the Company is dependent upon the friendship or the personal relationships (other than those customary within business generally) of Seller, except as described in Schedule 4.31.  During the past five years, the Company has not forgiven or cancelled, without receiving full consideration, any indebtedness owing to it by Seller.

4.32  Patriot Act.  The Company and the Seller certify that the Company and the Seller have not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Company and the Seller hereby acknowledge that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Company and the Seller hereby represent, warrant and agree that:  (i) none of the cash or property that the Seller have contributed or paid or will contribute and pay to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company to the Purchaser, to the extent that they are within the Company’s control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  The Seller shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Seller or the Company.  The Seller agrees to provide the Purchaser any additional information regarding the Company that the Purchaser reasonably requests to ensure compliance with all applicable laws concerning money laundering and similar activities.

4.33           Disclosure.  All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Seller or the Company pursuant hereto shall be deemed representations and warranties by each Seller and the Company herein.  No statement, representation or warranty by the Seller or the Company in this Agreement or in any schedule, certificate, opinion, instrument, or other document furnished or to be furnished to the Purchaser pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with full and fair disclosure concerning the Company, its business, and the Company’s affairs.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1        Organization and Good Standing.

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2        Authority.

(a)           The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser.

(b)           The execution of this Agreement and the delivery hereof to the Seller and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by the Purchaser’s Board of Directors having full power and authority to authorize such actions.

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5.3        Conflicts; Consents of Third Parties.

(a) The execution and delivery of this Agreement, the acquisition of the Shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

(b)  No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Authority or instrumentality is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a S-4 with the SEC in accordance with the Securities Act, (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 4.9) with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

5.4        SEC Documents; Financial Statements.  Except as disclosed in Schedule 5.4:

(a)  The Purchaser has filed all forms, reports and documents required to be filed with the SEC since the initial filing date of the registration statement for the Purchaser's initial public offering. All such required forms, reports and documents (including those that the Purchaser may file subsequent to the date hereof) are referred to herein as the “Purchaser SEC Reports.” As of their respective dates, the Purchaser SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Purchaser's Subsidiaries is subject to the periodic reporting requirements of the Exchange Act.(b)Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports (the “Purchaser Financials”), including any Purchaser SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Purchaser and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.  The balance sheet of the Purchaser as of September 30 30, 2008 is hereinafter referred to as the “Purchaser Balance Sheet Date.”  Except as disclosed in the Purchaser Financials, neither the Purchaser nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Purchaser and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Purchaser Balance Sheet, or (ii) incurred since the date of the Purchaser Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Purchaser Material Adverse Effect.

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5.5        Statements; Joint Proxy Statement/Prospectus.  None of the information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in (i) the S-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.  If at any time prior to the Closing Date, any event relating to the Purchaser or any of its affiliates, officers or directors should be discovered by the Purchaser which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, the Purchaser shall promptly inform the Company.

5.6               Litigation.

    There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

5.7               Investment Intention.

    The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof.  Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

5.8        Broker.

    The Purchaser has not retained any broker in connection with any transaction contemplated by this Agreement.  Seller shall not be obligated to pay any fee or commission associated with the retention or engagement by the Purchaser of any broker in connection with any transaction contemplated by this Agreement

5.9        Patriot Act.  The Purchaser certifies that neither the Purchaser nor any of its subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Purchaser hereby acknowledges that the Company and the Seller seek to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that:  (i) none of the cash or property that the Purchaser has contributed or paid or will contribute and pay to the Seller has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser or any of its subsidiaries to the Seller, to the extent that they are within the Purchaser’s control shall cause the Seller or the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  The Purchaser shall promptly notify the Seller if any of these representations ceases to be true and accurate regarding the Purchaser or any of its subsidiaries.  The Purchaser agrees to provide the Seller any additional information regarding the Purchaser or any of its subsidiaries that the Seller reasonably request to ensure compliance with all applicable laws concerning money laundering and similar activities.

5.10             Due Authorization of Preferred Stock.  The shares of the Preferred Stock, when delivered to the Seller, shall be validly issued and outstanding as fully paid and non-assessable, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

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ARTICLE VI
COVENANTS

6.1

(a) As promptly as practicable after the execution of this Agreement, Company and Purchaser shall jointly prepare and Purchaser shall file with the SEC the S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus.  Each of the parties hereto shall use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4, the parties hereto shall take all action required under any applicable laws in connection with the issuance of the Shares and the Preferred Stock. Each of the Company and Purchaser shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the S-4.

(b)  As promptly as practicable after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of the Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the OTCBB. As promptly as practicable after the date of this Agreement, each of the Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the transactions contemplated by this Agreement (the “Other Filings”). Each of the Company and Purchaser will notify the other promptly upon the receipt of any (i) comments from the SEC or its staff or any other government officials, (ii) notice that the S-4 has become effective, (iii) the issuance of any stop order, (iv) notice of the suspension of the qualification of the common stock representing the Shares issuable in connection with the transaction contemplated herein for offering or sale in any jurisdiction, or (v) request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Joint Proxy Statement/Prospectus, the Agreement or any Other Filing.  Each of the Company and Purchaser will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1(b) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

(c) Each of Parent, Company and the Purchaser shall promptly inform the others of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the S-4 or any Other Filing and each of Parent, the Company and Purchaser shall amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for an amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

(d) Each of Parent, Company and Purchaser shall keep the S-4 continuously effective under the Securities Act until all securities covered by the S-4 have been sold, or may be sold without restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

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6.2        Access to Information.

The Seller and the Company agree that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries or Parents and such examination of the books, records and financial condition of the Company and its Subsidiaries or Parents as it reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Seller shall cooperate, and shall cause the Company and its Subsidiaries or Parents to cooperate, fully therein.  No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or any other agreement referenced herein.  In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company and its Subsidiaries and Parents, the Seller shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries and Parents to cooperate fully with such representatives in connection with such review and examination.  It is agreed and understood that all information provided pursuant to this Section 6.1 is subject to the terms and conditions of the Confidentiality/Standstill Agreement.

6.3        Conduct of the Business Pending the Closing.

(a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, prior to the Closing the Seller shall, and shall cause the Company to:

(i)     Conduct the respective businesses of the Company only in the ordinary course consistent with past practice;

(ii)    Use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (B) preserve its present relationship with parties having business dealings with the Company;

(iii)   Maintain (A) all of the assets and properties of the Company in their current condition, ordinary wear and tear excepted and except for dispositions in the ordinary course of business and (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv)   (A) maintain the books, accounts and records of the Company in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company; and

(v)    Comply in all material respects with applicable laws.

(b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, prior to the Closing the Seller shall not, and shall cause the Company not to:

(i)     Declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company;

(ii)    Transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company;

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(iii)   Effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company;

(iv)   Amend the Articles of Incorporation or Bylaws of the Company;

(v)    (A) materially increase the annual level of compensation of any employee of the Company, (B) increase the annual level of compensation payable or to become payable by the Company to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, Company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company is a party or involving a director, officer or employee of the Company in his or her capacity as a director, officer or employee of the Company;

(vi)   Except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other party, or change the terms of payables or receivables;

(vii)  Subject to any lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company;

(viii) Acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company except, with respect to the items listed on Schedule 6.3(b)(viii) hereto, as previously consented to by the Purchaser;

(ix)   Cancel or compromise any debt or claim or waive or release any material right of the Company except in the ordinary course of business consistent with past practice;

(x)    Enter into any commitment for capital expenditures out of the ordinary course;

  (xi) Permit the Company to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

(xii)  Permit the Company to enter into or agree to enter into any merger or consolidation with any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to or otherwise acquire the securities of any other party;

(xiii) Except for transfers of cash pursuant to normal cash management practices, permit the Company to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, Seller or any affiliate of Seller; or

(xiv) Agree to do anything prohibited by this Section 6.3 or anything which would make any of the representations and warranties of the Seller in this Agreement or any other agreement referenced herein untrue or incorrect in any material respect as of any time through and including the Closing.

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6.4        Consents.

The Seller shall use their best efforts, and the Purchaser shall cooperate with the Seller, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 4.7 hereof; provided, however, that neither the Seller nor the Purchaser shall be obligated to pay any consideration therefore to any third party from whom consent or approval is requested.

6.5        Other Actions.

Each of the Seller and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.6        No Solicitation; Alternate Transaction.

(i) The Seller will not, and will not cause or permit the Company or any of the Company's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, change of control, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Company other than the transactions contemplated by this Agreement (an "Alternate Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Alternate Transaction, (iii) furnish or cause to be furnished, to any party, any information concerning the business, operations, properties or assets of the Company in connection with an Alternate Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other party to do or seek any of the foregoing.  The Seller will inform the Purchaser in writing immediately following the receipt by Seller, the Company or any Representative of any proposal or inquiry in respect of any Alternate Transaction.

(ii) If the Seller, the Company or any of the Company's directors, officers, employees, representatives or agents enters into definitive documentation with respect to, or accepts in principal a proposal with respect to an Alternate Transaction prior to the Closing Date, then Seller and Company, jointly and severally shall  pay to Purchasers  an amount in cash equal to the lesser of: (a) the sum of: (i) the documented out-of-pocket third party expenses Purchasers have incurred in respect of the transactions contemplated by this Agreement or (ii) Fifty Thousand Dollars ($50,000) (collectively, the “Expense Reimbursement’’). The Expense Reimbursement shall he paid Purchaser on such date as Seller and/or Company formally enter into definitive documents, or accepts any proposal relating to an Alternate Transaction.

6.7        Publicity.

None of the Seller nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Seller, disclosure is otherwise required by applicable law, rule or regulation or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

6.8        Use of Name.

The Seller hereby agree that upon the consummation of the transactions contemplated hereby, the Purchaser and the Company shall have the sole right to the use of the name "ABAZIAS.COM Incorporated" and the Seller shall not, and shall not cause or permit any affiliate to, use such name or any variation or simulation thereof.

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6.9        Employment Agreements.

On or prior to the Closing Date, each of Oscar Rodriguez and Jesus Diaz (each “Employee and collectively, the “Employees”) shall enter into an employment agreement with the Company, substantially in the form of agreement attached hereto as Exhibit D-1 (the “Employment Agreements”) and Strategic Capital Advisors shall enter into a consulting agreement for prior services rendered substantially in the form of agreement attached hereto as Exhibit D-2 (the “Consulting Agreement”).

6.10        Non-Competition.

For a period of two years after the later of the Closing Date or the termination of each Employee’s Employment Agreement by the Company, each Employee agrees not to engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or scheduled to be engaged) by the Company or the Purchaser in any areas where the Company or the Purchaser engage in business; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or scheduled to be engaged) by the Company or the Purchaser in any areas where the Company or the Purchaser engage in business; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of the Company or the Purchaser, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between the Company or the Purchaser and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than the Company, any confidential information of the Company or the Purchaser. Nothing in this Section 6.10 shall be deemed, however, to prevent Employees from owning securities of any publicly-owned corporation engaged in any such business, provided that the total amount of securities of each class owned by such individual in such publicly-owned corporation (other than Purchaser) does not exceed two percent (2%) of the outstanding securities of such class. In addition, no Seller shall make any negative statement of any kind concerning the Company, the Purchaser or their affiliates, or their directors, officers or agents, except as such may be compelled by legal proceeding or governmental action or authority.

6.11        Additional Funding.

During the six months after the Closing Date, Purchaser will provide additional non-debt funding to the Company of Five Hundred Thousand Dollars ($500,000.00) to be used by the Company for general working capital or such other purposes in furtherance of the business of the Company as Company and Purchaser shall mutually agree.  This money will be advanced in amounts and at times during this six month period at the request of the officers of the Company as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, Purchaser shall distribute 13,001,000, or such greater number of shares if more than 13,001,000 shares of Preferred Stock are issued as consideration at closing, to the extent that the shares of Preferred Stock are convertible into more than 13 million one thousand (13,001,000) Shares of common stock pursuant to the adjustment provisions of section 4.3 of the Certificate of Designations, to the same shareholders of the Company in the same amounts as the shares of Preferred Stock distributed to such Company shareholders at Closing. The holders of a majority of such shares shall be entitled to make one demand to the Purchaser to register such shares on a registration statement.

ARTICLE VII
CONDITIONS TO CLOSING

7.1        Conditions Precedent to Obligations of Purchaser.

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

(a)  all representations and warranties of the Seller contained herein shall be true and correct as of the date hereof;

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(b) all representations and warranties of the Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Seller contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(c) the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by  them on or prior to the Closing Date;

(d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by each Seller certifying as to the fulfillment of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) hereof;

(e) the Purchaser shall have been furnished with duly authorized shareholder and Board of Director resolutions of Seller and the Company authorizing the entry by Seller and the Company into this Agreement;

(f) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all liens;

(g) The SEC shall have declared the S-4 effective.  No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

(h) there shall not have been or occurred any Material Adverse Change;

(i) the Seller shall have obtained all consents and waivers referred to in Section 4.7 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement;

(j) no legal proceedings shall have been instituted or threatened or claim or demand made against the Seller, the Company, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(k) the Purchaser shall have received the written resignations of each director of the Company,

 the Employment Agreements shall have been executed by Purchaser, Oscar Rodriguez and Jesus Diaz and Consulting Agreement executed by Strategic Capital Advisors.

7.2        Conditions Precedent to Obligations of the Seller.

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

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(c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(d)  The SEC shall have declared the S-4 effective.  No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

(e) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Seller) executed by the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c); and

(f) no legal proceedings shall have been instituted or threatened or claim or demand made against the Seller, the Company, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

ARTICLE VIII
DOCUMENTS TO BE DELIVERED

8.1        Documents to be Delivered by the Seller.

At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following:

(a) stock certificates representing the Shares referred to in Section 7.1(f) hereof, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

(b) the certificates referred to in Section 7.1(e) hereof;

(c) copies of all consents and waivers referred to in Section 7.1(i) hereof;

(d) written resignations of each of the directors of the Company;

(e) certificate of good standing with respect to the Company issued by the Secretary of State of the State of incorporation, and for each state, if any, in which the Company is qualified to do business as a foreign corporation;

(f) such other documents as the Purchaser shall reasonably request.

8.2        Documents to be Delivered by the Purchaser.

At the Closing, the Purchaser shall deliver to the Seller the following:

(a) the Closing Payment (provided that the Preferred Stock may be delivered within three (3) business days of the Closing Date pursuant to Section 2.2(ii); provided, however, if the Closing Payment is not delivered at Closing, the Purchaser shall deliver irrevocable instructions to the Purchaser’s Transfer Agent to deliver the Closing Payment as required under this Agreement);

(b) the certificates referred to in Section 7.2(e) hereof;

(c) Employment Agreements and Consulting Agreement, substantially in the forms of Exhibits D-1 and D-2 hereto, duly executed by Oscar Rodriguez and Jesus Diaz and Strategic Capital Advisors, respectively;

(d) such other documents as the Seller shall reasonably request.

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ARTICLE IX
INDEMNIFICATION

9.1        Indemnification.

(a) Subject to Sections 9.2 and 10.2 hereof, Seller hereby agree to indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

 (i) any and all liabilities of the Company of every kind, nature and description, absolute or contingent, existing as against the Company prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for in the Schedules attached hereto or were incurred in the ordinary course of business between the Company Balance Sheet Date and the Closing Date;

 (ii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Seller set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Seller pursuant to this Agreement, to be true and correct in all respects as of the date made;

(iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Seller under this Agreement;

(iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

(b) Subject to Sections 9.2 and 10.2 hereof, Purchaser hereby agrees to indemnify and hold the Seller and their respective affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

(i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 5 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

(ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or arising from the ownership or operation of the Company from and after the Closing Date, unless such claim is for a pre-Closing matter; and

(iii) any and all Expenses incident to the foregoing.

9.2        Limitations on Indemnification for Breaches of Representations and Warranties.

An indemnifying party shall not have any liability under Section 9.1(a)(ii) or Section 9.1(b)(i) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties exceeds $10,000 (the “Basket”) (except for Losses and Expenses based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct under Section 4, for which the Basket shall not apply) and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of the Basket.  Notwithstanding anything else contained herein, the maximum liability Seller shall be required to pay hereunder, in the aggregate, shall be the aggregate amount of cash and shares of the Purchaser (valued as of their date of issuance) paid or delivered to the Seller (the “Cap”).  In addition, if any Loss or Expense of Purchaser is covered by insurance, Seller shall not be required to indemnify Purchaser for the amount of such Losses or Expenses to the extent of such insurance proceeds and Seller shall only pay Purchaser the excess of the Losses and Expenses, if any, over such insurance proceeds, subject to the Cap.  Following the Closing, other than in cases of fraud, this Article 9 shall be the sole and exclusive remedy of the parties hereto and their successors and assigns with respect to any and all claims for Losses and Expenses sustained or incurred arising out of this Agreement.

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9.3        Indemnification Procedures.

(a) In the event that any legal proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any person or entity in respect of which payment may be sought under Section 9.1 hereof (regardless of the Basket referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party.  The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder.  If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so.  If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim.  If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills.  If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

(d) With respect to amounts payable by Seller hereunder to the Purchaser hereunder, it is agreed that Seller shall first be obligated to pay all amounts in cash, up to the cash value of the Preferred Stock actually received by the Seller pursuant to Article II of this Agreement.  Seller may then deliver shares of Purchaser Preferred Stock to the Purchaser to pay any additional amounts due hereunder.  Any shares of Purchaser common stock so used to make payments hereunder shall be valued at the closing price of such shares on the day prior to the date of delivery to the Purchaser, endorsed for transfer.  Any additional amounts which Seller shall be required to pay after the delivery of any shares of Purchaser common stock shall be made in cash.

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ARTICLE X
MISCELLANEOUS

10.1        Payment of Sales, Use or Similar Taxes.

All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Seller.

10.2        Survival of Representations and Warranties.

The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Sections 4.3, 4.11, 4.28 and 5.8  which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within twenty four (24) months after the Closing Date written notice of such claims is given to the Seller or such actions are commenced.

10.3        Expenses.

Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

10.4        Further Assurances.

The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

10.5        Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Florida over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.9.

(c) If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

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10.6        Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto )represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

10.7        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles regarding conflict of laws.

10.8        Table of Contents and Headings.

The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

10.9        Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, or via recognized overnight courier service with all charges prepaid or billed to the account of the sender to the parties (and shall also be transmitted by facsimile to the parties receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(a)	Purchaser:

OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760
Attention Paul Morrison

Copy to:

Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone:  (212) 930-9700
Facsimile: (212) 930-9725

(b)	Seller and Company:

Abazias, Inc.
5214 SW 91st Terrace Suite A
Gainesville, FL 32608
Attention: Oscar Rodriguez

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10.10        Severability.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

10.11        Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

[intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be duly executed this Stock Purchase Agreement as of the date first set forth above.

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

ABAZIAS.COM, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

ABAZIAS, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

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EXHIBITS

Exhibit A	Certificate of Designations of OmniReliant Holdings, Inc.’s Preferred Stock

Exhibit B	Secured Convertible Promissory Note dated August 12, 2008

Exhibit C	Note Purchase Agreement dated August 12, 2008 by and between Abazias, Inc. and OmniReliant Holdings, Inc.

Exhibit D-1	Employment Agreements of Oscar Rodriguez and Jesus Diaz.

Exhibit D-2	Consulting Agreement by and between Strategic Capital Advisors and OmniReliant Inc.

SCHEDULES

Schedule1.1	Shares

Schedule4.3	Capital Stock

Schedule4.6	Subsidiaries, Parents and Affiliates.

Schedule4.8	SEC Documents; Financial Statements

Schedule4.11	Absence of Undisclosed Liabilities

Schedule4.12	Taxes

Schedule4.13	Accounts Receivable

Schedule4.14	Inventory

Schedule4.15	Machinery and Equipment

Schedule4.16	Real Property Matters

Schedule4.17	Leases

Schedule4.18	Patents, Software, Trademarks, Etc.

Schedule4.19	Insurance Policies

Schedule4.21	Lists of Contracts, Etc.
Schedule4.22	Compliance With the Law

Schedule4.23	Litigation; Pending Labor Disputes

Schedule4.25	Product Warranties and Product Liabilities

Schedule4.26	Assets

Schedule4.28	Licenses, Permits, Consents and Approvals

Schedule4.29	Environmental Matters

Schedule4.31	Related Party Transactions

Schedule6.3(b)(viii)	Conduct of Business

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EXHIBIT A

OMNIRELIANT HOLDINGS, INC.
STATEMENT OF DESIGNATION, POWERS,
PREFERENCES AND RIGHTS OF
SERIES E PREFERRED STOCK

Pursuant to NRS 78.1955

The undersigned, Chief Executive Officer of OmniReliant Holdings, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on December 3, 2008 (“Effective Date”):

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of 100,000,000 shares of Preferred Stock of the Corporation, in such series and with such designations and such powers, preferences, rights, qualifications, limitations and restrictions thereof as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series; and

NOW, THEREFORE, BE IT RESOLVED:

1.           Designation and Authorized Shares.  The Corporation shall be authorized to issue  Thirteen Million and One Thousand (13,001,000) shares of Series E Preferred Stock, par value $.00001 per share (the “Series E Preferred Stock”).

2.           Voting.  Except as otherwise expressly required by law, each holder of Series E Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to one  (1) vote for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Except as otherwise required by law, the holders of shares of Series E Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

3.           Liquidation. The holders of Series E Preferred Stock shall not be entitled to  receive any preference upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series E Preferred Stock shall share ratably with the holders of the common stock of the Corporation.

4.           Conversion. The holder of Series E Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

4.1           Right to Convert.  At any time on or after the date of issuance of the Series E Preferred Stock, the holder of any such shares of Series E Preferred Stock may, at such Holder's option, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series E Preferred Stock held by such person into one (1) share of fully paid and nonassessable shares of Common Stock for each share of Series E Preferred Stock (the "Conversion Rate").

4.2           Mechanics of Voluntary Conversion.  To convert Series E Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the Holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Annex A (the "Conversion Notice"), to the Company.   Upon receipt by the Company of the Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series E Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock not converted.

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4.3           Adjustment to Conversion Rate. The Conversion Rate will be adjusted on a pro-rata basis on the  Effective Date if the price per share of the common stock of the Corporation is trading below One Dollar and Twenty Cents ($1.20) based upon the VWAP at the close of the market.    For example, assuming 13,000,000 shares of Series E Preferred Stock, if the Common  Stock is trading at $1.15, then the shares of Common Stock issued shall equal Thirteen Million Five Hundred Sixty Five Thousand Two Hundred and Seventeen (13,565,217) instead of Thirteen Mi1lion (13,000,000).  VWAP shall mean the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time).

           4.4           Price Protection. For two years following the Effective Date, the Series E Preferred Stock shall have price protection in the event the Company raises money below One Dollar and Twenty Cents ($1.20) per share of Commom Stock (the “Price Protection). If the Company shall raise money at a value of less than $1.20 per share of Common Stock the Conversion Rate shall be adjusted in accordance with Section 4.3 above.  Such Price Protection shall  have a floor of Fifty Cents ($.50) and shall have carve outs for certain exempt issuances (the “Exempt Issuances”) , which shall not trigger the Price Protection set forth herein .  For the purposes of this Section 4.4, Exempt Issuances means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) securities issuable in accordance with existing obligations of the Company to Company employees, officers, directors, consultants or agents; (f) securities issuable to any employees or former agents of the Company in satisfaction of or in settlement of any disputes or controversies concerning the terms of such person’s employment or separation from the Company and (g) shares of Common Stock issuable in lieu of payments of interest or dividends.

5.           Adjustments for Stock Splits, Common Stock Dividends and Combinations:  If, prior to the Conversion Effective Date, outstanding shares of the Common Stock of the Corporation shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Corporation, the Conversion Rate shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately reduced.

6.           Reorganizations:  In case of (i) any capital reorganization or any reclassification of the Common Stock (other than as a result of a stock dividend, a subdivision or combination of shares provided for elsewhere in this Section 6), or (ii) the merger, consolidation or reorganization of the Corporation into or with another entity through one or a series of related transactions, or (iii) the sale or conveyance by the Corporation to any other corporation or entity of all or substantially all of its assets (such event becoming applicable hereunder being referred to in this Subsection 6 as the “Event”), the holders of the Series E Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to such Event, upon conversion of the Series E Preferred Stock (or in lieu thereof should such event result in the elimination of the Series E Preferred Stock), the same kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series E Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series E Preferred Stock was convertible immediately prior to such Event, and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series E Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series E Preferred Stock.  Any adjustments made pursuant to this Section 6 shall become effective at the same time as which such Event becomes effective, and concurrent therewith.

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 7.           Successive Adjustments. The adjustments hereinabove referenced shall be made successively if more than one event listed in the above subdivisions of this subsection shall occur.

 8.           No Impairment:  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred Stock against impairment or forfeiture.

 9.           Consolidation, Merger, Etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Rate times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

10.         No Redemption.   Shares of Series E Preferred Stock shall not be subject to redemption by the Corporation.

11.         Reserve of Common Shares. The Corporation shall at all times reserve and keep available solely for the purpose of issuance upon conversion of Series E Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series E Preferred Stock.  All shares of Common Stock which may be issued upon conversion of the shares of Series E Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

12.         Expenses. The issuance of certificates representing shares of Common Stock upon conversion of the Series E Preferred Stock shall be made to each applicable shareholder without charge for any excise tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series E Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any excise tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

13.         Verification. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant hereto, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, cause independent public accountants of the Corporation to verify such computation and prepare and furnish to each holder of Series E Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) such adjustment or readjustment (b) the Conversion Rate at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his or her shares or Series E Preferred Stock.

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14.         Limitations on Corporation; Shareholder Consent.  So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares of Series E Preferred Stock, voting as a class, change the preferences, rights or limitations with respect to the Series E Preferred Stock in any material respect prejudicial to the holders thereof.

15.         Fractional Shares.  Series E Preferred Stock may only be issued in whole shares and not in fractions of a share. If any interest in a fractional share of Series E Preferred Stock would otherwise be deliverable to a person entitled to receive Series E Preferred Stock, the Corporation shall make adjustment for such fractional share interest by rounding up to the next whole share of Series E Preferred Stock.

16.         Record Holders.  The Corporation and its transfer agent, if any, for the Series E Preferred Stock may deem and treat the record holder of any shares of Series E Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation, Powers, Preferences and Rights of Series E Preferred Stock this 3rd day of December 2008.

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert shares of the Series __ Preferred Stock)

The undersigned hereby elects to convert the number of shares of the Series __ Preferred Stock indicated below, into shares of common stock, no par value per share (the “Common Stock”), of OmniReliant Holdings, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

         Date to Effect Conversion

         _______________________
         Number of shares of Preferred Stock owned prior to Conversion

         _______________________
         Number of shares of Preferred Stock to be Converted

         _______________________
         Stated Value of shares of Preferred Stock to be Converted

         _______________________
         Number of shares of Common Stock to be Issued

         _______________________
         Applicable Set Price

         _______________________
         Number of shares of Preferred Stock subsequent to Conversion

         _______________________

[HOLDER]

By:
Name:
Title:

[A-36]

Exhibit B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

10% SECURED CONVERTIBLE NOTE DUE DECEMBER 31, 2009
OF
ABAZIAS, INC.

Original Principal Amount: Up to $500,000

Issuance Date: August 12, 2008	Tampa, Florida

For Value Received, ABAZIAS INC. a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), hereby promises to pay to the order of OMNIRELIANT HOLDINGS, INC., or its registered assigns or successors-in-interest (“Holder”) the principal sum of up Five Hundred Thousand Dollars (U.S. $500,000.00), together with all accrued but unpaid interest thereon, no later than December 31, 2009 ( the “Maturity Date”) to the extent such principal amount and interest has not been repaid or converted into the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms hereof.  The $500,000.00 shall be disbursed to the Corporation from the Holder in accordance with the following funding schedule: $250,000 on August 14, 2008 and $250,000 on or before September 14, 2008.

Interest on the unpaid and unconverted principal balance hereof shall accrue at the rate of 10% per annum from the date of original issuance hereof (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion, redemption or repayment in accordance with the terms hereof or of the other Agreements.  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

  For purposes hereof the following terms shall have the meanings ascribed to them below:

[A-38]

“Bankruptcy Event” means any of the following events: (a) the Corporation or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any subsidiary thereof; (b) there is commenced against the Corporation or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

 “Conversion Price” shall equal the greater of (i) $.50 or (ii) the closing bid price of the Corporation’s shares of Common Stock on the date of the Conversion.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Per Share Selling Price” shall include the amount actually paid by any Person for each share of Common Stock in a sale or issuance by the Corporation.  In the event a fee is paid by the Corporation in connection with such transaction directly or indirectly to such Person being sold or issued such securities or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Corporation is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Corporation upon such sale or issuance less the fee amount as provided above).  In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Corporation and the Purchaser.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board or such other principal market or exchange on which the Common Stock is then listed for trading.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which this Note are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.
The following terms and conditions shall apply to this Note:

Section 1.  Interest Payments.  Subject to and in accordance with the terms of this Section 1, on each Interest Payment Date the Corporation shall pay to the Holder all interest accrued to date on the entire outstanding principal amount of this Note (“Interest Amount”).  On such Interest Payment Date the Corporation shall pay to the Holder an amount equal to such Interest Amount in satisfaction of such obligation.

[A-39]

  Section 2. Conversion.

(a)(i) Voluntary Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder’s option, at any time after (i) the sale of substantially all of the assets of the Company to the Holder and provided this Note has not been repaid ; or (ii) an Event of Default;, and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Corporation a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile or electronic transmission.

(a)(ii) Post-Asset Sale Conversion.  In the event the Corporation sells substantially all of its assets to the Holder and provided this Note has not been repaid,  this Note shall automatically convert into outstanding shares of the Corporation as follows; (i) If the Company consummates a merger or acquisition with a company that was introduced to the Company by the Holder, this Note shall automatically convert into twenty five percent (25%) of the outstanding shares of the Corporation, on a fully diluted basis at the time of Conversion.

(b) Common Stock Issuance upon Conversion.  Stock Certificates  The Corporation will deliver to the Holder not later than two (2) Trading Days after the Conversion Date, a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

(c) Conversion Price Adjustments.

(i) Reserved.

(ii) Stock Dividends, Splits and Combinations.  If the Corporation or any of its subsidiaries, at any time while this Note are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 2(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(iii) Distributions. If the Corporation or any of its subsidiaries, at any time while this Note are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Section 2(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Corporation shall distribute to holders of this Note the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price.

(iv) Common Stock Issuances.  For a period commencing on the date of the Note and continuing at any time while the Note is outstanding, if the Corporation or any of its subsidiaries (A) issues or sells any Common Stock or Convertible Securities, or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding (other than pursuant to terms existing on the date hereof), at or to an effective Per Share Selling Price (the “Lower Per Share Selling Price”) which is less than the then applicable Conversion Price, then in each such case, the Conversion Price in effect immediately prior to such issue or sale or record date shall be automatically reduced effective concurrently with such issue or sale to the Lower Per Share Selling Price (which figure shall be appropriately and equitably adjusted as provided herein for stock splits, stock dividends, and similar events).

[A-40]

The foregoing provisions of this subsection shall not apply to issuances or sales of (x) Common Stock upon conversion, exercise or exchange of Convertible Securities outstanding on the issuance date hereof in accordance with the terms in effect on such issuance date, (y) Common Stock or Convertible Securities under the Corporation’s duly adopted stock option and bonus plans for employees and directors, or (z) Common Stock or Convertible Securities issued in a merger/acquisition transaction to which the Corporation is a party.  For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. For purposes of this Section 2(c)(iv), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the affected Conversion Price shall be used.

(v) Rounding of Adjustments. All calculations under this Section 2 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(vi) Notice of Adjustments. Whenever any affected Conversion Price is adjusted pursuant to Section 2(c)(i), (ii) or (iii) above, the Corporation shall promptly deliver to each holder of this Note, a notice setting forth the affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

           (c) Reservation and Issuance of Underlying Securities.  The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of this Note, not less than such number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 2) upon the conversion of this Note hereunder in Common Stock (including repayments in stock).  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradable.

 (d) Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Corporation at the Corporation’s principal executive offices.

Section 3. Security for the Note.

This Note is secured by the security interest as set forth in the Security Agreement.  This Note is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein.

Section 4. Defaults and Remedies.

(a) Events of Default.  An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than five (5) Business Days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five (5) Business Days after the Corporation has received written notice informing the Corporation that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Corporation for fifteen (15) days after written notice has been received by the Corporation to comply with any material provision of any of this Note, (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof; (iv) a material breach by the Corporation of its representations or warranties in the Security Agreement ; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Corporation for in excess of $200,000 or for money borrowed the repayment of which is guaranteed by the Corporation for in excess of $200,000, whether such indebtedness or guarantee now exists or shall be created hereafter;

[A-41]

           (b) Remedies.  If an Event of Default occurs and is continuing with respect to any of this Note, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice.

Section 5. Notice Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and either (i) emailed or (ii) delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Corporation at the facsimile telephone number or address of the Corporation specified in the Security Agreement. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and either (x) emailed or (y) delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when emailed or delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

Section 6. General.

(a) Payment of Expenses.  The Corporation agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Corporation and the Holder.

(c) Assignment, Etc.  The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Corporation, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder’s affiliates without the consent of the Corporation and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Corporation.  The Holder shall notify the Corporation of any such assignment or transfer promptly. This Note shall be binding upon the Corporation and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

        (d) No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(e) Governing Law; Jurisdiction.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.  The Corporation irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of Florida, County of Hillsborough, over any suit, action, or proceeding arising out of or relating to this Note.  The Corporation irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.  The Corporation agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law.  The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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 (f) Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange.  In the event that Holder notifies the Corporation that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Corporation an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the Note.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed on the day and in the year first above written.

ABAZIAS, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

[A-43]

EXHIBIT A

FORM OF CONVERSION NOTICE
(To be executed by the Holder in order to convert a Note)

Re:    10% Convertible Note (“Note”) issued by ABAZIAS, INC. to OMNIRELIANT HOLDINGS, INC. in the original principal amount of up to $500,000.00.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of ABAZIAS, INC. (the “Corporation”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith.

No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 2(i) of this Note.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note.

To the extent the undersigned intends to sell the Underlying Shares issued to the undersigned upon conversion of this Note pursuant to a Registration Statement, the undersigned agrees to comply with all applicable prospectus delivery requirements under the 1933 Act with respect to such sale.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount
of Note Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Address

[A-44]

Exhibit C

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of August__, 2008, by and between ABAZIAS, INC., a Delaware corporation (the “Company”), and OMNIRELIANT HOLDINGS, INC., a Nevada corporation (the “Investor”).

A.           The Company wishes to sell to Investor, and Investor wishes to purchase, upon the terms and subject to the conditions set forth in this Agreement, a Convertible Secured Promissory Note, which shall accrue interest at the rates set forth in the Convertible Secured Promissory Note, and which are attached hereto as Exhibit A (the “Note”).

B.           The Company’s obligations under the Note, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured by the assets of the Company, pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”).

c.           The Company has also entered into a Financing Agreement (the “Financing Agreement”) with Merchants Mortgage and Trust (“Merchants”), pursuant to which Merchants shall fund TimeShare Loans, Inc., a subsidiary of the Company with no less than Five Million Dollars in financing in order to fund the loan business of Subsidiary

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.           PURCHASE AND SALE OF NOTES.

1.1           Closing.

Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and Investor agrees to purchase a Note with a principal amount of $500,000.  The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York, or such other place as the parties mutually agree upon, when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and Investor, (B) each of the conditions to the Closing described in this Agreement has been satisfied or waived as specified therein and (C) payment of Investor’s Purchase Price (as defined below) payable with respect to the Note being purchased by Investor at the Closing has been made by wire transfer of immediately available funds.  At the Closing, the Company shall deliver to Investor a duly executed instrument representing the Note purchased by such Investor at the Closing.

1.2           Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Principal Market is closed or on which banks in the City of New York are required or authorized by law to be closed.

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“Closing” and “Closing Date” have the respective meanings specified in Section 1.1 of this Agreement.

“Commission” means the Securities and Exchange Commission, and any successor regulatory agency.

“Common Stock” means the common stock of the Company, no par value per share.

“Company Subsidiary” means the Subsidiary of the Company.

“Disclosure Documents” means all SEC Documents filed with the Commission at least three (3) Business Days prior to the Execution Date.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Event of Default” has the meaning specified in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder (or respective successors thereto).

“Execution Date” means the date of this Agreement.

“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Lien” means, with respect to any Property, any lien, mortgage, pledge, hypothecation, assignment, security interest, charge, easement or other encumbrance.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company and the Company Subsidiary taken as a whole, (ii) the ability of the Company or any Company Subsidiary to perform its material obligations under this Agreement or the other Transaction Documents or (iii) the rights and benefits to which an Investor is entitled under this Agreement or any of the other Transaction Documents.

“Material Contracts” means, as to the Company and the Company Subsidiary, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all material amendments, modifications, supplements, renewals or restatements thereof.

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“Pension Plan” means an employee pension benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

 “Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the American Stock Exchange or the principal exchange, market or quotation system on which the Common Stock is then listed, traded or quoted.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Purchase Price” means, with respect to the Notes purchased at the Closing, the original principal amount of the Note purchased at the Closing.

“SEC Documents” means all reports, schedules, registration statements and definitive proxy statements filed (or required to be filed) by the Company with the Commission.

“Securities Act” has the meaning specified in the recitals of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiary or by such Person and one or more of its Subsidiary.

“Termination Date” means the first date on which there are no Notes outstanding.

“Transaction Documents” means (i) this Agreement, (ii) the Note, (iii) the Security Agreement, and (iv) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

1.3           Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.           REPRESENTATIONS AND WARRANTIES OF INVESTOR.

Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:

2.1           Authorization; Enforceability.  Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite corporate power and authority to purchase the Note to be purchased by it hereunder and to execute, deliver and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

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2.2           No Conflicts.  The execution and performance of this Agreement and the other Transaction Documents to which it is a party do not conflict in any material respect with any agreement to which such Investor is a party or is bound, any court order or judgment applicable to such Investor, or the constituent documents of such Investor.

2.3           Fees. Such Investor has not agreed to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

2.4.          Accredited Investor. As the date hereof, the Investor warrants that it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

2.5.          Restricted Securities. The Notes or underlying securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any underlying securities Securities to the Transaction Documents, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

The Purchasers agree to the imprinting, so long as is required by this Section 2.5, of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

2.6           No Reliance.  The Investor has not relied upon the Company or its directors and officers, or the Company’s legal counsel or advisors for investment, legal or tax advice, including advice with respect to the hold periods and resale restrictions imposed upon the Notes by the securities legislation in the jurisdiction in which the Investor resides, and has, if desired, in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisors, and the Investor is either experienced in or knowledgeable with regard to the affairs of the Company or, either alone or with its professional advisors, is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Notes, and it is able to bear the economic risk of an investment in the Notes and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment.

           2.7           Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes.

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           2.8           Purchase Entirely for Own Account. The Note to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view t the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Note in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Note for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth in the SEC Documents, the Company hereby represents and warrants to each Investor and agrees with each Investor that, as of the Execution Date:

3.1           Organization, Good Standing and Qualification.  Each of the Company and the Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted.  Each of the Company and the Company Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

3.2           Authorization; Consents.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. Each Company Subsidiary has the requisite power and authority to enter into and perform its obligations under the Security Agreement. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or any other Person is required (pursuant to any rule of the Principal Market or otherwise). All corporate action on the part of each Company Subsidiary by its officers, directors, stockholders, members or governors necessary for the authorization, execution and delivery of, and the performance by such Company Subsidiary of its obligations under the Security Agreement has been taken.  The Board of Directors has determined that the sale and issuance of the Notes, and the consummation of the other transactions contemplated hereby and by the other Transaction Documents, are in the best interests of the Company.

3.3           Enforcement.  This Agreement has been duly executed and delivered by the Company, and at the Closing, each of the Company and the Company Subsidiary will have duly executed and delivered each of the other Transaction Documents to which such entity is a party.  This Agreement constitutes, and at the Closing, each of the other Transaction Documents to which the Company or any of the Company Subsidiary is a party will constitute, the valid and legally binding obligations of the Company and the Company Subsidiary, enforceable against the Company and the Company Subsidiary in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

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3.4           Disclosure Documents; Agreements; Financial Statements; Other Information.  The Company is subject to the reporting requirements of the Exchange Act and the Company has filed with the Commission all SEC Documents that the Company was required to file with the Commission on or after December 31, 2006.  The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing.  Each SEC Document filed on or after December 31, 2006, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the best of the Company’s knowledge, all documents required to be filed as exhibits to the SEC Documents filed on or after December 31, 2006 have been filed as required.  Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and the Company Subsidiary taken as a whole.  As of their respective dates, the financial statements of the Company included in the SEC Documents filed on or after December 31, 2006 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).  The Company will prepare the financial statements to be included in any reports, schedules, registration statements and definitive proxy statements that the Company is required to file or files with the Commission after the date hereof in accordance with GAAP (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).

3.5           Due Authorization; Valid Issuance.  The Note is duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any Liens imposed by or through the Company.

3.6           No Conflict; No Violation.  Neither the Company nor any Company Subsidiary is in violation of any provisions of its charter, bylaws or any other governing document.  Neither the Company nor any Company Subsidiary is in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any violation of any provisions of the Company’s or any Company Subsidiary’s charter, bylaws or any other governing document or in a default under any provision of any instrument or contract to which the Company or Company Subsidiary is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or Company Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any Company Subsidiary or the triggering of any preemptive rights or rights of first refusal or first offer.

3.7           Fees.  The Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3.8           Foreign Corrupt Practices.  Neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Company Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.9           Employee Matters.  There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their employees.  Other than as set forth in the Disclosure Documents, no employees of the Company or any Company Subsidiary belong to any union or collective bargaining unit. The Company and each Company Subsidiary has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

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3.10         Environment.  Except as disclosed in the Disclosure Documents, the Company and the Company Subsidiary have no liabilities under any Environmental Law, nor, to the Company's knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Company Subsidiary has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.11         ERISA.  The Company does not maintain or contribute to, or have any obligation under, any Pension Plan.  The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.12         Transfer Taxes. No transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Notes.

3.13         Use of Proceeds. The net proceeds of the sale of the Note A hereunder shall be used by the Company for working capital.  The net proceeds of the sale of Note B hereunder shall be used by the Company to fund Fifteen percent (15.0%) of the loan issued by TimeShare Loans, Inc. under the Financing Agreement.

4.           COVENANTS OF THE COMPANY AND EACH INVESTOR.

4.1           Filings and Disclosure Reports.  The Company agrees with each Investor that the Company will:

(a)           on or prior to 8:30 a.m. (eastern time) on the fourth Business Day following the Execution Date, if required, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and

(b)           if required, on or prior to 5:00 p.m. (eastern time) on the fourth Business Day following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of and including as exhibits this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such press release, if required, or Form 8-K prior to the issuance or filing thereof; and provided, further, that if the Company fails to issue a press release disclosing the material terms of this Agreement and the other Transaction Documents within the time frames described herein, if required to be filed, any Investor may issue a press release disclosing such information subject to notice to, and consent by, the Company, which consent shall not be unreasonably withheld.  Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

4.2           Existence and Compliance.  The Company agrees that it will, and will cause each Company Subsidiary to, while Investor holds the Note:

(a)           maintain its corporate existence in good standing;

(b)           comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that are immaterial;

(c)           comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that are immaterial;

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(d)           timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination; and

(f)           ensure that the Common Stock is at all times quoted on the Principal Market.

4.3           Notice of Event of Default.  Upon the occurrence of an Event of Default, the Company shall (i) notify Investor of the nature of such Event of Default as soon as practicable (but in no event later than one Business Day after the Company becomes aware of such Event of Default), and (ii) not later than two Business Days after delivering such notice to Investor, issue a press release disclosing such Event of Default and take such other actions as may be necessary to ensure that none of the Investors are in the possession of material, nonpublic information as a result of receiving such notice from the Company.

5.           CONDITIONS TO CLOSING.

5.1           Conditions to Investors’ Obligations at the Closing.  Investor’s obligations to effect the Closing, including without limitation its obligation to purchase its Note at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

5.1.1
the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.1.2
the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

5.1.3	the Company shall have executed and delivered to Investor the Note being purchased by Investor at the Closing;

5.1.4	the Company shall have delivered to Investor resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents;

5.1.5
there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

5.1.6
there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

5.1.7	Investor shall have approved the Financing Agreement and confirmed that Merchants has agreed to fund the Company with a revolving line of credit of no less than Five Million Dollars ($5,000,000).

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5.2           Conditions to Company’s Obligations at the Closing.  The Company’s obligations to effect the Closing with Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1
the representations and warranties of Investor set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

5.2.2
Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing;

5.2.3
there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

5.2.4	Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

5.2.5
Investor shall have tendered the Purchase Price for the Note being purchased by it at the Closing by wire transfer of immediately available funds pursuant to the wiring instructions set forth on Exhibit C.

6.	MISCELLANEOUS.

6.1           Survival; Severability.  The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2           No Reliance.  Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.

6.3           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or any other Transaction Document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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6.4           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Investor may assign its rights and obligations hereunder in connection with any sale or transfer of the Notes in accordance with the terms hereof and of the other Transaction Documents, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.  The Company may not assign its rights or obligations under this Agreement.

6.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission.

6.6           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7           Notices.  Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Abazias, Inc.
______________
______________
Attn:
Tel:
Fax:

with a copy (which shall not constitute notice) to:

______________
______________
______________
Attn:
Tel:
Fax:

and if to Investor, to such address for such Investor as shall appear on the signature page hereof executed by Investor, or as shall be designated by Investor in writing to the Company in accordance with this Section 6.7.

6.8           Expenses.  The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents.

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6.9           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Company and by the holders of a majority of the aggregate principal of the Notes then outstanding.   Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ABAZIAS, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

Principal Amount of Note Purchased at Closing: $250,000 on August __, 2008
$250,000 on September __, 2008

ADDRESS:

14375 Myerlake Circle
Clearwater, FL 33760
Attention Paul Morrison

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Exhibit D-1

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) dated December 3, 2008 by and between Abazias.com, Inc., a Nevada corporation (the “Company”), and Oscar Rodriguez, an individual (the “Executive”).

The Company, a wholly owned subsidiary of OmniReliant Holdings, Inc. (“OmniReliant”), desires to employ the Executive, and the Executive wishes to accept such employment with the Company, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing facts and mutual agreements set forth below, the parties, intending to be legally bound, agree as follows:

1.           Employment.  The Company hereby agrees to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive’s duties and responsibilities in accordance with the terms and conditions hereinafter set forth.

1.1           Duties and Responsibilities. Executive shall serve as President and Chief Executive Officer of the Company.  During the Employment Term (as defined below), Executive shall perform all duties and accept all responsibilities incident to such positions and other appropriate duties as may be assigned to Executive by the Company’s Board of Directors from time to time.  The Company shall retain full direction and control of the manner, means and methods by which Executive performs the services for which she is employed hereunder and of the place or places at which such services shall be rendered; provided, however, that the Company recognizes that Employee has significant background and experience in day-to-day operations of the business of the Company and, absent a compelling reason, will not interfere with Employee’s decisions concerning these matters.

1.2           Employment Term.  The term of this Agreement shall commence as of [_________] (the “Effective Date”) and shall continue for twenty-four (24) months, unless earlier terminated in accordance with Section 4 hereof.  The term of Executive’s employment shall be automatically renewed for successive one (1) year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the Employment Term, such written notice to be delivered at least thirty (30) days prior to the expiration of the then-effective Employment Term.  Upon termination by the Company, Executive is entitled to termination payments pursuant to Section 4 hereof.  The period commencing as of the Effective Date and ending twenty-four (24) months thereafter or such later date to which the term of Executive’s employment under the Agreement shall have been extended by mutual written Agreement is referred to herein as the “Employment Term.”

1.3           Extent of Service.  During the Employment Term, Executive agrees to use Executive’s best efforts to carry out the duties and responsibilities under Section 1.1 hereof and shall devote such time Executive deems is reasonably necessary to perform his duties hereunder.  To that end, the Company acknowledges and agrees that Executive may dedicate some of his business time to other ventures that do not compete directly with the business of the Company and that doing so shall not be a violation of Executive’s obligations under this Agreement.

1.4           Base Salary.  The Company shall pay Executive a base salary (the “Base Salary”) at the annual rate of One Hundred Thousand Dollars per year ($100,000.00), payable at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly).

1.5           Bonus. It is hereby acknowledged, Executive shall be eligible for an annual bonus based on performance of the Company. The Board of Directors of the Company will use its discretion to determine Bonus amount based on sales, gross margin, EBITDA, operating profits amongst other non-financial consideration.

1.6           Incentive Compensation.  In the event the Company sells for in excess of Fifteen Million Dollars ($15,000,000) in cash within two (2) years of the Closing Date, as that term is defined in the Securities Purchase Agreement by and between the OmniReliant, Abazias, Inc. and Abazias.com, Inc., the Executive shall receive additional compensation. The additional compensation will be fifty percent (50%) of every dollar over Fifteen Million dollars ($15,000,000) in cash and up to Seventeen Million dollars ($17,000,000) and Seven and One half percent (7.5%) of the cash in excess of $17,000,000 (the “Incentive Compensation”).

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1.7           Other Benefits.  During the Employment Term, Executive shall be entitled to participate in all employee benefit plans and programs made available to OmniReliant’s senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, medical, dental, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance.  Executive shall be provided office space and staff assistance appropriate for Executive’s position and adequate for the performance of his duties.

1.8           Miscellaneous.  Executive shall be provided with reimbursement of expenses related to Executive’s employment by the Company.  Executive shall be entitled to vacation and holidays in accordance with the Company’s normal personnel policies for senior level executives.

1.9     Sign On Bonus.   At Effective Date, Executive shall be paid Three Hundred and Eleven Thousand Three Hundred Dollars ($311,300.00) as a sign on bonus.

2.           Confidential Information.  Executive recognizes and acknowledges that by reason of Executive’s employment by and service to the Company before, during and, if applicable, after the Employment Term, Executive will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, customer lists and addresses, cost and pricing information, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company.  Executive covenants that he will not, unless expressly authorized in writing by the Board of Directors, at any time during the course of Executive’s employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Executive’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.

Executive also covenants that at any time after the termination of such employment, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information.

All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive’s possession during the course of Executive’s employment shall remain the property of the Company.  Upon termination of Executive’s employment, the Executive agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Executive’s possession.

3.           Non-Competition; Non-Solicitation.

3.1           Non-Compete.  The Executive hereby covenants and agrees that during the term of this Agreement, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area.  For the purpose of this Agreement, (i) “Competing Business” means the sale, trade, import or export, via the internet, wholesale, retail and any other channels not exclusively named herein, of diamonds and jewelry.  and (ii) “Covered Area” means all geographical areas of the United States, South America, and other foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents.    Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as such securities do not constitute more than five percent (5%) of the outstanding securities of any such company.

[A-57]

3.2           Non-Solicitation.  The Executive hereby covenants and agrees that during the term of this Agreement, the Executive will not divert any business of the Company or any customers or suppliers of the Company and/or the Company’s business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company.

3.3           Remedies.  The Executive acknowledges and agrees that his obligations provided herein are necessary and reasonable in order to protect the Company and their respective business and the Executive expressly agrees that monetary damages would be inadequate to compensate the Company for any breach by the Executive of his covenants and agreements set forth herein.  Accordingly, the Executive agrees and acknowledges that any such violation or threatened violation of this Section 3 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against he threatened breach of this Section 3 or the continuation of any such breach by the Executive without the necessity of proving actual damages.

4.           Termination.

4.1           By Company.

(a)                The Company may terminate Executive's employment prior to the expiration of the Term (“Termination”).  If such termination by the Company is for any reason other than a Termination for Cause (as defined in Section 4.1(b) hereof), or Executive’s death or disability, then:
(i)         all unvested options, warrants and other equity grants shall vest immediately,

(ii)        Executive shall be entitled to a continuation of health and other medical benefits and coverage at the cost and expense of the Company for a period of not less than eighteen (18) months, in consideration for all of which the parties hereto shall exchange mutual releases of claims,

(iii)       Executive shall be entitled to retain the signing bonus issued pursuant to Section 1.9 above, and

(iv)       Executive shall be entitled to receive Incentive Compensation pursuant to Section 1.6.

(b)  For purposes of this Agreement, the term "Termination for Cause" means, a termination by reason of any of the following:

(i)  Executive’s conviction of or entrance of a plea of guilty or nolo contendere to a felony; or

(ii)  Executive is engaging or has engaged in material fraud, material dishonesty, or other acts of willful and continued misconduct in connection with the business affairs of the Company;

provided, however, that (x) no conduct by Executive shall be deemed willful for purposes of this Section 4.1 if Executive believed in good faith that such conduct was in or not opposed to the best interests of the Company, and (y) Cause shall in no event be deemed to exist with respect to clause (ii) above, unless Executive shall have first received written notice from the Board of Directors advising Executive of the specific acts or omissions alleged to constitute misconduct, and such misconduct continues after Executive shall have had a reasonable opportunity (which shall be defined as a period of time consisting of at least fifteen (15) days from the date Executive receives said notice) to correct the acts or omissions so complained of.

(c)  For purposes of this Agreement, Executive’s employment shall be deemed to have been terminated Without Cause in the event of:

(i)  the material reduction of Executive’s title, authority, duties or responsibilities, or the assignment to Executive of duties materially inconsistent with Executive’s positions with the Company as stated in Section 1 hereof;

[A-58]

(ii)  a reduction in the Base Salary of Executive;

(iii)  the Company’s failure to pay Executive any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of the Company if such failure is not cured by the Company within fifteen (15) days of notice of such failure; or

(iv)  any other material breach by the Company of this Agreement.

(d)  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which Executive receives or is entitled to receive from the Company, would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code (whether or not under an existing plan, arrangement or other agreement) (each such parachute payment, a “Parachute Payment”), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Internal Revenue Code, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 4.1(d)) as if no excise taxes had been imposed with respect to Parachute Payments.

4.2           By Executive’s Death or Disability.  This Agreement shall also be terminated upon the Executive’s death and/or a finding of permanent physical or mental disability, such disability expected to result in death or to be of a continuous duration of no less than twelve (12) months, and the Executive is unable to perform his usual and essential duties for the Company.  In the event of dispute over disability, a supported medical analysis and conclusion by Employee’s personal physician shall be determinative.  In the event of termination by reason of Executive’s death and/or permanent disability, Executive or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Executive’s Base Salary accrued through the date of termination, plus a pro rata share of any annual bonus to which Executive would otherwise be entitled for the year which death or permanent disability occurs as well as be eligible to receive the compensation set forth in Section 1.6 above.

4.4           Voluntary Termination.  Executive may voluntarily terminate the Employment Term upon thirty (30) days’ prior written notice for any reason; provided, however, that no further payments shall be due under this Agreement in that event except that Executive shall be entitled to any benefits due under any compensation or benefit plan provided by the Company for executives or otherwise outside of this Agreement.

5.           General Provisions.

5.1           Modification: No Waiver.  No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.  Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections hall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement.  The exercise by any party of any of its rights or any of the elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

5.2           Further Assurances.  Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

5.3           Notices.  All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail as follows (provided that notice of change of address shall be deemed given only when received):

[A-59]

If to the Company, to:	Abazias.com, Inc.
5214 SW 91st Terrace Suite A
Gainesville, FL 32608

With a Copy to:	OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760
Attention: Paul Morrison

If to Executive, to:	Oscar Rodriguez
5214 SW 91st Terrace Suite A
Gainesville, FL 32608

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other in the manner specified in this Section.

5.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

5.5           Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

5.6           Successors and Assigns.  Executive may not assign this Agreement without the prior written consent of the Company.  The Company may assign its rights without the written consent of the executive, so long as the Company or its assignee complies with the other material terms of this Agreement.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive’s rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors.

5.7           Entire Agreement.  This Agreement supersedes all prior agreements and understandings between the parties, oral or written.  No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

5.8           Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument.  This Agreement may be executed by facsimile with original signatures to follow.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

ABAZIAS.COM, INC.

By:	/s/ Jesus Diaz
Jesus Diaz
Chief Financial Officer

OSCAR RODRIGUEZ

By:	/s/ Oscar Rodriguez
OSCAR RODRIGUEZ

[A-60]

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) dated December 3, 2008 by and between Abazias.com, Inc., a Nevada corporation (the “Company”), and Jesus Diaz, an individual (the “Executive”).

The Company, a wholly owned subsidiary of OmniReliant Holdings, Inc. (“OmniReliant”), desires to employ the Executive, and the Executive wishes to accept such employment with the Company, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing facts and mutual agreements set forth below, the parties, intending to be legally bound, agree as follows:

1.           Employment.  The Company hereby agrees to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive’s duties and responsibilities in accordance with the terms and conditions hereinafter set forth.

1.1           Duties and Responsibilities. Executive shall serve as Vice President, Chief Financial Officer and Chief Operating Officer of the Company.  During the Employment Term (as defined below), Executive shall perform all duties and accept all responsibilities incident to such positions and other appropriate duties as may be assigned to Executive by the Company’s Board of Directors from time to time.  The Company shall retain full direction and control of the manner, means and methods by which Executive performs the services for which she is employed hereunder and of the place or places at which such services shall be rendered; provided, however, that the Company recognizes that Employee has significant background and experience in day-to-day operations of the business of the Company and, absent a compelling reason, will not interfere with Employee’s decisions concerning these matters.

1.2           Employment Term.  The term of this Agreement shall commence as of [_________] (the “Effective Date”) and shall continue for twenty-four (24) months, unless earlier terminated in accordance with Section 4 hereof.  The term of Executive’s employment shall be automatically renewed for successive one (1) year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the Employment Term, such written notice to be delivered at least thirty (30) days prior to the expiration of the then-effective Employment Term.  Upon termination by the Company, Executive is entitled to termination payments pursuant to Section 4 hereof.  The period commencing as of the Effective Date and ending twenty-four (24) months thereafter or such later date to which the term of Executive’s employment under the Agreement shall have been extended by mutual written Agreement is referred to herein as the “Employment Term.”

1.3           Extent of Service.  During the Employment Term, Executive agrees to use Executive’s best efforts to carry out the duties and responsibilities under Section 1.1 hereof and shall devote such time Executive deems is reasonably necessary to perform his duties hereunder.  To that end, the Company acknowledges and agrees that Executive may dedicate some of his business time to other ventures that do not compete directly with the business of the Company and that doing so shall not be a violation of Executive’s obligations under this Agreement.

1.4           Base Salary.  The Company shall pay Executive a base salary (the “Base Salary”) at the annual rate of Eighty-Five Thousand Dollars per year ($85,000.00), payable at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly).

1.5           Bonus. It is hereby acknowledged, Executive shall be eligible for an annual bonus based on performance of the Company. The Board of Directors of the Company will use its discretion to determine Bonus amount based on sales, gross margin, EBITDA, operating profits amongst other non-financial consideration.

[A-61]

1.6           Incentive Compensation.  In the event the Company sells for in excess of Fifteen Million Dollars ($15,000,000) in cash within two (2) years of the Closing Date, as that term is defined in the Securities Purchase Agreement by and between the OmniReliant, Abazias, Inc. and Abazias.com, Inc., the Executive shall receive additional compensation. The additional compensation will be fifty percent (50%) of every dollar over Fifteen Million dollars ($15,000,000) in cash and up to Seventeen Million dollars ($17,000,000) and Seven and One half percent (7.5%) of the cash in excess of $17,000,000 (the “Incentive Compensation”).

1.7           Other Benefits.  During the Employment Term, Executive shall be entitled to participate in all employee benefit plans and programs made available to OmniReliant’s senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, medical, dental, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance.  Executive shall be provided office space and staff assistance appropriate for Executive’s position and adequate for the performance of his duties.

1.8           Miscellaneous.  Executive shall be provided with reimbursement of expenses related to Executive’s employment by the Company.  Executive shall be entitled to vacation and holidays in accordance with the Company’s normal personnel policies for senior level executives.

1.9     Sign On Bonus.   At Effective Date, Executive shall be paid One Hundred and Six Thousand Three Hundred and Fifty Dollars ($106,350.00) as a sign on bonus.

2.           Confidential Information.  Executive recognizes and acknowledges that by reason of Executive’s employment by and service to the Company before, during and, if applicable, after the Employment Term, Executive will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, customer lists and addresses, cost and pricing information, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company.  Executive covenants that he will not, unless expressly authorized in writing by the Board of Directors, at any time during the course of Executive’s employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Executive’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.

Executive also covenants that at any time after the termination of such employment, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information.

All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive’s possession during the course of Executive’s employment shall remain the property of the Company.  Upon termination of Executive’s employment, the Executive agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Executive’s possession.

3.           Non-Competition; Non-Solicitation.

3.1           Non-Compete.  The Executive hereby covenants and agrees that during the term of this Agreement, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area.  For the purpose of this Agreement, (i) “Competing Business” means the sale, trade, import or export, via the internet, wholesale, retail and any other channels not exclusively named herein, of diamonds and jewelry.  and (ii) “Covered Area” means all geographical areas of the United States, South America, and other foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents.    Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as such securities do not constitute more than five percent (5%) of the outstanding securities of any such company.

[A-62]

3.2           Non-Solicitation.  The Executive hereby covenants and agrees that during the term of this Agreement, the Executive will not divert any business of the Company or any customers or suppliers of the Company and/or the Company’s business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company.

3.3           Remedies.  The Executive acknowledges and agrees that his obligations provided herein are necessary and reasonable in order to protect the Company and their respective business and the Executive expressly agrees that monetary damages would be inadequate to compensate the Company for any breach by the Executive of his covenants and agreements set forth herein.  Accordingly, the Executive agrees and acknowledges that any such violation or threatened violation of this Section 3 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against he threatened breach of this Section 3 or the continuation of any such breach by the Executive without the necessity of proving actual damages.

4.           Termination.

4.1           By Company.

(a)                The Company may terminate Executive's employment prior to the expiration of the Term (“Termination”).  If such termination by the Company is for any reason other than a Termination for Cause (as defined in Section 4.1(b) hereof), or Executive’s death or disability, then:
(i)         all unvested options, warrants and other equity grants shall vest immediately,

(ii)         Executive shall be entitled to a continuation of health and other medical benefits and coverage at the cost and expense of the Company for a period of not less than eighteen (18) months, in consideration for all of which the parties hereto shall exchange mutual releases of claims,

(iii)        Executive shall be entitled to retain the signing bonus issued pursuant to Section 1.9 above, and

(iv)       Executive shall be entitled to receive Incentive Compensation pursuant to Section 1.6.

 (b)  For purposes of this Agreement, the term "Termination for Cause" means, a termination by reason of any of the following:

(i)  Executive’s conviction of or entrance of a plea of guilty or nolo contendere to a felony; or

(ii)  Executive is engaging or has engaged in material fraud, material dishonesty, or other acts of willful and continued misconduct in connection with the business affairs of the Company;

provided, however, that (x) no conduct by Executive shall be deemed willful for purposes of this Section 4.1 if Executive believed in good faith that such conduct was in or not opposed to the best interests of the Company, and (y) Cause shall in no event be deemed to exist with respect to clause (ii) above, unless Executive shall have first received written notice from the Board of Directors advising Executive of the specific acts or omissions alleged to constitute misconduct, and such misconduct continues after Executive shall have had a reasonable opportunity (which shall be defined as a period of time consisting of at least fifteen (15) days from the date Executive receives said notice) to correct the acts or omissions so complained of.

(c)  For purposes of this Agreement, Executive’s employment shall be deemed to have been terminated Without Cause in the event of:

[A-63]

(i)  the material reduction by the Company of Executive’s title, authority, duties or responsibilities, or the assignment to Executive of duties materially inconsistent with Executive’s positions with the Company as stated in Section 1 hereof;

(ii)  a reduction by the Company in the Base Salary of Executive;

(iii)  the Company’s failure to pay Executive any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of the Company if such failure is not cured by the Company within fifteen (15) days of notice of such failure; or

(iv)  any other material breach by the Company of this Agreement.

(d)  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which Executive receives or is entitled to receive from the Company, would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code (whether or not under an existing plan, arrangement or other agreement) (each such parachute payment, a “Parachute Payment”), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Internal Revenue Code, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 4.1(d)) as if no excise taxes had been imposed with respect to Parachute Payments.

4.2           By Executive’s Death or Disability.  This Agreement shall also be terminated upon the Executive’s death and/or a finding of permanent physical or mental disability, such disability expected to result in death or to be of a continuous duration of no less than twelve (12) months, and the Executive is unable to perform his usual and essential duties for the Company.  In the event of dispute over disability, a supported medical analysis and conclusion by Employee’s personal physician shall be determinative.  In the event of termination by reason of Executive’s death and/or permanent disability, Executive or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Executive’s Base Salary accrued through the date of termination, plus a pro rata share of any annual bonus to which Executive would otherwise be entitled for the year which death or permanent disability occurs as well as be eligible to receive the compensation set forth in Section 1.6 above.

4.4           Voluntary Termination.  Executive may voluntarily terminate the Employment Term upon thirty (30) days’ prior written notice for any reason; provided, however, that no further payments shall be due under this Agreement in that event except that Executive shall be entitled to any benefits due under any compensation or benefit plan provided by the Company for executives or otherwise outside of this Agreement.

5.           General Provisions.

5.1           Modification: No Waiver.  No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.  Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections hall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement.  The exercise by any party of any of its rights or any of the elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

5.2           Further Assurances.  Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

5.3           Notices.  All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail as follows (provided that notice of change of address shall be deemed given only when received):

[A-64]

If to the Company, to:	Abazias.com, Inc.
5214 SW 91st Terrace Suite A
Gainesville, FL 32608

With a Copy to:	OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760
Attention: Paul Morrison

If to Executive, to:	Jesus Diaz
5214 SW 91st Terrace Suite A
Gainesville, FL 32608

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other in the manner specified in this Section.

5.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

5.5           Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

5.6           Successors and Assigns.  Executive may not assign this Agreement without the prior written consent of the Company.  The Company may assign its rights without the written consent of the executive, so long as the Company or its assignee complies with the other material terms of this Agreement.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive’s rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors.

5.7           Entire Agreement.  This Agreement supersedes all prior agreements and understandings between the parties, oral or written.  No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

5.8           Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument.  This Agreement may be executed by facsimile with original signatures to follow.

[SIGNATURE PAGE TO FOLLOW}

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

ABAZIAS.COM, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

JESUS DIAZ

By:	/s/ Jesus Diaz
Jesus Diaz

[A-65]

Exhibit D-2

CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated as of November 1, 2007(the "Agreement"), by and between Abazias, Inc., a Delaware Corporation (the "Company") and Strategic Capital Advisors, Inc., a Nevada Corporation whose office is located at 4911 S.W. 91st Terrace Suite A, Gainesville, Florida (the "Consultant"); (a "Party", collectively, the "Parties").

RECITALS

         WHEREAS, the Company has requested of Consultant and the Consultant has agreed to provide certain strategic, financial, and other general corporate consulting services to the Company.

         WHEREAS, in connection with and in consideration for such services, the Company has agreed to compensate Consultant according to the terms outlined in Item 2, Compensation below.

 WHEREAS, the parties wish to reduce to writing their oral agreement concerning the matters which are the subject of this Agreement.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

         1.       Services.        Consultant agrees to familiarize itself to the extent it deems appropriate and feasible, and to an extent acceptable to the Company,  with the business, operations, properties, financial condition and prospects of the Company and to perform and provide, as the Company reasonably and specifically requests, certain strategic, financial, and other general corporate consulting services to the Company("Services"), including but not limited to: (i) identifying prospective strategic partners and strategic alliances (except reverse mergers designed to take a private company public); (ii) planning, strategizing and negotiating with potential strategic business partners; (iii) assisting with business development; (iv) reporting as to developments concerning the industry which may be relevant or of interest or concern to the Company or the Company's business; (v) developing strategic planning issues; (vi) providing management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company, making recommendations to enhance the operational efficiency of the Company; and (vii) consulting on alternatives to enhance the growth of the Company.

NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITALAND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS AN OBLIGATION  OR REQUIRMENT OF CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

The Parties hereby confirm and acknowledge that the services rendered by Consultant hereunder: (a) consist and will consist of bona fide services rendered and to be rendered to Company, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of Company.

         2.       Compensation.

(i) In consideration of the Services to be provided by the Consultant, the amount of $82,350.00 U.S. dollars to be paid upon effective closing of the merger of Abazias Inc., with OmniReliant Holdings Inc..

(ii)    It is expressly understood and agreed that in connection with the Services to be performed by the Consultant, the Consultant shall be solely responsible for any and all taxes arising from the consulting fees paid to the Consultant hereinafter.

[A-66]

         3.       Term.    Consultant's engagement shall be for a period of twelve (12) months (the "Term"). Thereafter, the Agreement may be terminated by either the Company or Consultant at any time, with or without cause, upon written notice to that effect to the other party.

         4.       Non-Competition.  The Consultant hereby covenants and agrees that for a period of two (2) years  following the term of this Agreement, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business.  For the purpose of this Agreement, (i) “Competing Business” means the sale, trade, import or export, via the internet, wholesale, retail and any other channels not exclusively named herein, but related exclusively to the categories of diamonds and jewelry.  Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as such securities do not constitute more than five percent (5%) of the outstanding securities of any such company.

         5.       Information.      The Company may furnish Consultant such information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The Company understands and agrees that Consultant, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

         6.       Timely Appraisals.        The Company hereby agrees to use its commercially reasonable efforts to keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management. Accordingly:

                   (i)      the Company may provide Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

                   (ii)     Consultant shall keep all documents and information supplied to it hereunder confidential.

         7.       Representations and Warranties.    The Consultant hereby represents and warrants to the Company that:

                   (i)      he has full legal capacity to enter into this Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;

                   (ii)     in the course of performing the Services hereunder, the Consultant will not infringe the patent, trademark or copyright (collectively, "Intellectual Property") of any third party;

                  (iii)   the execution, delivery and performance of this Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

[A-67]

         8.       Relationship of the Parties.       The Consultant shall be an independent contractor and the Consultant shall not be considered in any manner an employee of the Company and the relationship of the Company and the Consultant shall not in any manner create an employer-employee relationship between the parties.

         9.       Reliance on Others.  The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

         10.     No Rights in Shareholders, etc.  The Company recognizes that Consultant has been engaged only by the Company, and that the Company's engagement of Consultant is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Consultant or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company's engagement of Consultant or any statements, advice, opinions or conduct by Consultant. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Consultant are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the Transaction. Consultant's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Consultant.

         11.     No Waiver.        The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

         12.     Entire Agreement.  This Agreement constitutes the entire Agreement and understanding of the parties hereto.

         13.     Amendments.   No amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by each of the parties hereto.

         14.     Governing Law; Jurisdiction.       This  Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida applicable to agreements made and to be performed entirely therein. In the event that either Party hereto shall take legal action to enforce any of the provisions of this Agreement, the Parties agree that the exclusive jurisdiction for such legal action shall be the state courts of Florida or the federal courts residing in the State of Florida.

         15.     Binding Effect.   This Agreement shall bind and inure to the benefit of the Parties, their successors and assigns.

         16.     Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service or by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this section.

         17.     Unenforceability; Severability.  If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the Parties with the same force and effect as though the unenforceable part had been severed and deleted.

        18.      Intentionally Omitted.

[A-68]

         19.     Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument the date first above written.

ABAZIAS, INC.

By: /s/ Oscar Rodriguez
Oscar Rodriguez, President

CONSULTANT

By: /s/ Robb Rill
Robb Rill, President
Strategic Capital Advisors Inc.

[A-69]

Schedules to Securities Purchase Agreement

Schedule 4.6

Abazias, Inc., parent, 100% ownership.

1

Schedule 4.8

None

2

Schedule 4.11

None

3

Schedule 4.12

None

4

Schedule 4.13

None

5

Schedule 4.14

6

Schedule 4.15

# Form 4562 — Depreciation and Amortization Report — 2007

[illegible]

| Asset Description | Code | Date in Service | Cost (net of land) | Land | Business % | Section 179 | Special Depreciation Allowance | Depreciable Basis | Life | Method/ Convention | Prior Depreciation | Current Depreciation | Accumulated Depreciation |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| DEPRECIATION | | | | | | | | | | | | | |
| [illegible] | | | | | | | | | | | | | |
| [illegible] | | [illegible] | [illegible] | | [illegible] | | | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | | [illegible] | [illegible] | | [illegible] | | [illegible] | [illegible] | [illegible] | [illegible] | | [illegible] | [illegible] |
| Totals | | | [illegible] | [illegible] | | [illegible] | [illegible] | [illegible] | | | [illegible] | [illegible] | [illegible] |
| AMORTIZATION | | | | | | | | | | | | | |
| [illegible] | | | | | | | | | | | | | |
| [illegible] | | [illegible] | [illegible] | | [illegible] | | | [illegible] | [illegible] | | [illegible] | [illegible] | [illegible] |
| Totals | | | [illegible] | | | [illegible] | [illegible] | [illegible] | | | [illegible] | [illegible] | [illegible] |

[illegible]

7

Schedule 4.16

None

8

Schedule 4.17

Real Estate Lease

This Triple Net Lease Agreement (this “Lease”) is dated August 1, 2008, by and between Oscar Rodriguez, (“Landlord”), and Abazias, Inc- (“Tenant”).  The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant approximately 1550 square feet of commercial space for the sole purpose of operation office space only (the “Premises”) located at 5214 S.W. 91st Terrace Suite A, Gainesville, FL 32608.

TERM.  The Triple Net Lease term will begin on August 01, 2008 and will terminate on July 31, 2010.

LEASE PAYMENTS.  Tenant shall pay to Landlord lease payments of $2,650 in advance on the first day of each month, for a total lease payment of $31,800.00.  Lease payments shall be made to Landlord at 5214 S.W. 91st Terrace Suite A, Gainesville, FL 32608 which may be changed from time to time by the Landlord.

Additional Triple Net Fees are assessed in the following yearly values:
Property Taxes: $6,835
Insurance: $3,729
Association and Maintenance: $3,487

To be paid in monthly installments of $1,170.92, making the some of the monthly payments $3,820.92, for a yearly total payment of $45,851.

POSSESSION. Tenant shall be entitled to the possession on the first day of the term of this Lease, and shall yield possession to the Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.  At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good a condition as when delivered to Tenant, ordinary wear and tear excepted.

USE OF PREMISES/ABSENCES. Tenant shall occupy and use the Premises as a commercial unit and for the stated purpose only.  Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

OCCUMPANTS. Nobody other than direct employees, agents, or customers of the Spay may occupy the premises unless the prior written consent of the Landlord is obtained.

9

PETS. No pets shall be allowed on the Premises.

PARKING. Tenant shall be entitled to general parking(s) for the parking of motor  vehicle(s).

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

KEYS. Tenant will be given 1 key(s) to the Premises and 1 mailbox key(s). If all keys are not returned to Landlord following termination of the Lease, Tenant shall be charged $25.00.

LOCKOUT. If the Tenant becomes locked out of the Premises, Tenant will be charged $50.00 to regain entry.

UTILITIES AND SERVICES. Tenant shall be responsible for all utilities and services incurred in connection with the Premises.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this Lease, Landlord may terminate this lease upon 60 days’ written notice to Tenant that the Premises have been sold.

HABITABILITY. Tenant has inspected the Premises and fixtures (or has had the Premises inspected on behalf of the Tenant), and acknowledges that the Premises are in a reasonable and acceptable condition of habitability for their intended use, and the agreed lease payments are fair and reasonable. If the condition changes so that, in the Tenant’s opinion, the habitability and rental value of the Premises are adversely affected, Tenant shall promptly provide reasonable notice to Landlord.

DEFAULTS. Tenant shall be in default of this Lease if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 5 days (or any other obligation within 10 days) after written notice of such default is provided by Landlord to Tenant, Landlord may elect to cure such default and the cost of such action shall be added to Tenant’s financial obligations under this Lease. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as “additional rent”. The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

LATE PAYMENTS. For any payment that is not paid within 5 days after its due date, Tenant shall pay a late fee of $50.00 per day beyond the 5 days.

HOLDOVER. If Tenant maintains possession of the Premises for any period after the termination of this Lease (“Holdover Period”), Tenant shall pay to Landlord lease payment(s) during the Holdover Period at a rate equal to 110% of the most recent rate preceding the Holdover Period. Such Holdover shall constitute a month-to-month extension of this Lease.

10

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

NON-SUFFICIENT FUNDS. Tenant shall be charged $25.00 for each check that is returned to Landlord for lack of sufficient Funds.

REMODELING OR STRUCTURAL IMPROVEMENTS. Tenants shall be allowed to conduct construction or remodeling (at Tenant’s expense) only with the prior written consent of the landlord which shall not be unreasonably withheld. At the end of the lease term, tenant shall not be entitled to remove (or at the request of Landlord shall remove) any such fixtures without written approval, and shall restore the premises to substantially the same condition that existed at the commencement of this lease.

ACCESS BY LANDLORD TO PREMISES.  Subject to Tenant’s consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. As provided by law, in the case of an emergency, Landlord may enter the Premises without the Tenant’s consent. During the last three months of this Lease, or any extension of this Lease, Landlord shall be allowed to display the usual “To Let” signs and show the Premises to prospective tenants.

INDEMNITY REGARDING USE OF PREMISES. To the extent permitted by law, Tenant agrees to indemnity, hold harmless, and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant’s possession, use or misuse of the Premises, except Landlord’s act or negligence.

DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of dangerous, flammable, or explosive character that might substantially increase the danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

COMPLIANCE WITH REGULATIONS. Tenant shall promptly with all laws, ordinances, requirements and regulations of the federal, state, county, municipal and other authorities, and the fire insurance underwriters. However, Tenant shall not by this  provision be required to make alterations to the exterior of the building or alterations of a structural nature.

11

MECHANICS LIENS. Neither Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advanced notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

ASSIGNABILITY/SUBLETTING. Tenant may not assign or sublease any interest in the Premises, nor assign, mortgage or pledge this Lease, without the prior written consent of Landlord, which shall not be unreasonably withheld.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed to the party at the appropriate address set forth below.  Such addresses may be changed from time to time by either party by providing notice as set forth below.  Notices mailed in accordance with these provisions shall be deemed received on the third day after processing.

LANDLORD:

Oscar Rodriguez
5214 SW 91st Terrace Suite A
Gainesville, Fl 32608

TENANT:

Abazias Inc
5214 SW 91st Terrace Suite A
Gainesville, Fl 32608

Such addresses may be changed from time to time by either party by providing notice as set forth below.

GOVERNING LAW.  This Lease shall be construed in accordance with the laws of the State of Florida.

ENTIRE AGREEMENT/AMENDMENT. This Lease contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease.  This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

12

SEVERABILITY.  If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER.  The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Lease.

BINDING EFFECT.  The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

13

Schedule 4.18

The Company owns the domain name Abazias.com including the proprietary administrative system, as well as, the on-site interface.

14

Schedule 4.19

Insurance yearly premiums:
Farm Bureau: $2292
Zurich: $1437

15

Schedule 4.20

16

Schedule 4.21

17

Schedule 4.22

None

18

Schedule 4.23

None

Except for Trademark with EON

19

Schedule 4.24

None

20

Schedule 4.25

Our Return Policy
If you have purchased a diamond at Abazias:
If you are not satisfied with your diamond purchase, you can return it within 10 days for a refund of your purchase price--no questions asked. Here are some important things for you to know in the unlikely event that you need to return a diamond:

•           All returned items must be received in original condition.
•           If the original certificate was sent with the diamond it must accompany the diamond. Otherwise, there will be a $150 fee to replace the document.
•           If your 10 day return window has expired, you will not be entitled to a refund.

If you have purchased an engagement ring or jewelry item at Abazias:
Most of our items are custom made for each order and are not returnable. If an item is custom made, sized, or has had a diamond mounted, the item cannot be returned. If you are not sure about an item, please ask us if the item is in stock so that you can view the item or see additional pictures before submitting your customized order. If your item is returnable, we will refund your purchase price. We are in the business of making you happy and will do whatever it takes for you to be comfortable with your order.

Remember, a diamond specialist will always discuss your order with you prior to final order completion and shipment to ensure your 100% satisfaction.

All returned items must be received in original condition. After our staff has received the merchandise and verifies the content, Abazias will refund your full purchasing price (minus any shipping fees) within two business days.

21

Schedule 4.26

ASSETS
Current assets
Cash	$337,773
Accounts receivable	400,281
Inventory	245,570
Total current assets	983,624

Property & equipment, net of accumulated depreciation of $5,287	2,209
Website, net of accumulated amortization of $22,167	13,164
Total Assets	$998,997

22

Schedule 4.27

None

23

Schedule 4.28

None

24

Schedule 4.29

None

25

Schedule 4.30

None

26

Schedule 4.31

All described in SEC filings

27

Schedule 5.4

None.

28

APPENDIX B

AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is dated as of February 5, 2009, and is by and among OMNIRELIANT HOLDINGS, INC., a corporation existing under the laws of Nevada (the “Purchaser”) OMNIRELIANT ACQUISITION SUB, INC., a corporation existing under the laws of Nevada and a wholly owned subsidiary of Purchaser (“Merger Sub”),   ABAZIAS, INC. a corporation existing under the laws of Delaware (“Parent”),  ABAZIAS, INC., a Nevada corporation and a wholly owned subsidiary of the Parent (Abazias NV), ABAZIAS.COM, INC., a corporation existing under the laws of Nevada and a wholly owned subsidiary of Abazias NV (the “Company”, and together with Parent, and Abazias NV “Seller”).

WITNESSETH:

WHEREAS, pursuant to that certain Stock Purchase Agreement by and among Purchaser, Abazias NV and Abazias.com, Inc. dated as of December 3, 2008 (the “Purchase Agreement”), Purchaser has agreed to acquire Abazias.com, Inc. upon the terms and subject to the conditions set forth therein;

WHEREAS, the parties hereto desire to amend the Purchase Agreement as more particularly set forth below;

WHEREAS, the board of directors of each of Purchaser, Merger Sub and the Parent has unanimously approved and declared advisable the acquisition of the Seller by Purchaser  by means of the merger of the Parent with and into Merger Sub upon the terms and subject to the conditions set forth herein and have approved and declared advisable this Amendment;

WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code")

NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements stated herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows, to be effective as of the date hereof:

1.	The definition of Seller in the Purchase Agreement is hereby amended to include Abazias NV and Parent.

2.     Article I of the Purchase Agreement shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“ARTICLE I

THE MERGER

1.1           The Merger (a)  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Parent and Merger Sub shall consummate a merger (the "Merger") pursuant to which (i) the Parent shall be merged with and into Merger Sub and the separate corporate existence of the Parent shall thereupon cease, (ii) Merger Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

(b)         The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.

(c)         The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

1.2           Effective Time.  Subject to the provisions of this Agreement, on the Closing Date, the parties shall (i) file the appropriate Certificate of Merger in such form as is required by and executed in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and (ii) make all other filings or recordings required under the NRS and DGCL.  The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Nevada and Delaware, or at such subsequent date or time as the Company and Merger Sub agree and specify in the Certificate of Merger (such time hereinafter referred to as the "Effective Time").

1.3           Directors and Officers of the Surviving Corporation.  The directors of the Parent immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Parent immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

1.4           Subsequent Actions.  If at any time after the Effective Time the Surviving Corporation shall determine, in its reasonable discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Parent or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.”

3.           Article II of the Purchase Agreement shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“ARTICLE II

CONVERSION OF SECURITIES AND MERGER CONSIDERATION

2.1           Conversion of Parent Common Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Parent (“Parent Common Stock”), or of Merger Sub :

(a)         Each outstanding share of Merger Sub common stock shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.

(b)         All shares of Parent Common Stock (the “Parent Shares”) that are owned by the Parent as treasury stock shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

(c)         Each outstanding Parent Share, (other than Parent Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted into the right to receive, and shall be exchangeable for the merger consideration identified in Section 2.2 hereafter.   At the Effective Time, all Parent Shares converted into the right to receive the Merger Consideration pursuant to this Section 2.1(c) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or, in the case of uncertificated Parent Shares, evidence of such Parent Shares in book-entry form) which immediately prior to the Effective Time represented any such Parent Shares (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the shares of outstanding Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such action.

(d)           Dissenting Shares.

(i)                 Parent Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted in favor of or consented to the Merger and who are entitled to demand and have properly demanded their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be cancelled and converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such stockholder's rights under Section 262 of the DGCL, such stockholder's Dissenting Shares in respect of which the stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been cancelled, at the Effective Time, and the holder thereof shall be entitled to receive the Merger Consideration (payable without any interest thereon) as compensation for such cancellation.

(ii)                 The Parent shall give Purchaser (A) prompt notice of any notice received by the Parent of intent to demand the fair value of any Shares, withdrawals of such notices and any other instruments or notices served pursuant to Section 262 of the DGCL and (B) the opportunity to direct all negotiations and proceedings with respect to the exercise of appraisal rights under Section 262 of the DGCL.  The Parent shall not, except with the prior written consent of Purchaser or as otherwise required by an order of a governmental body of competent jurisdiction, (x) make any payment or other commitment with respect to any such exercise of appraisal rights, (y) offer to settle or settle any such rights or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

2.2           Merger Consideration.

 (a)           The Merger Consideration, consisting of the total purchase price payable to the shareholders of the Parent in connection with the acquisition by merger of Parent, shall be delivered and shall consist exclusively of 13,001,000 newly issued shares of Series E Zero Coupon Convertible Preferred Stock, of Purchaser (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of Purchaser in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate Of Designation"), a true and correct copy of which is attached hereto and made a part hereof as Exhibit A.

(b)           The Merger Consideration shall be allocated among the Parent’s stockholders in the proportion of their share ownership of the outstanding shares of the Parent immediately prior to the Closing Date.
It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

(c)           The Preferred Stock to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances.

2.3           Exchange of Certificates.

(a)           Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Purchaser that such Taxes have been paid or are not applicable. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

(b)           No Further Ownership Rights in Shares.  The Merger Consideration in accordance with the terms of this Article shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.  At the close of business on the day on which the Effective Time occurs, the share transfer books of the Parent shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Parent Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be cancelled against delivery of and exchanged as provided in this Article.

(c)         No Fractional Shares.  No fraction of a share of Preferred Stock will be issued by virtue of the Agreement, but in lieu thereof each holder of shares of Parent Common Stock who would otherwise be entitled to receive a fraction of a share of Preferred Stock (after aggregating all fractional shares of Preferred Stock that otherwise would be received by such holder) shall receive from Purchaser one additional share of Preferred Stock.

4.             Section 3.1 of the Purchase Agreement shall be shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“3.1         Closing Date.

Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof, the closing of the Merger and the other transactions contemplated by this Agreement shall take place on such date as the Seller and the Purchaser may designate (the “Closing Date”).”

5.             In Section 3.3 of the Purchase Agreement, the phrase “purchase of the Shares” shall be deleted and replaced by “Merger and the other transactions contemplated”.

6.             Section 4.3 of the Purchase Agreement shall be shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“4.3         Capital Stock

(a)           The Company’s authorized capital stock consists of 1000 shares of Common Stock, $0.001 par value per share, of which 1000 shares have been issued to Abazias NV (the “Company Shares”).  All of the Company Shares are duly authorized, validly issued, fully paid and non-assessable.

(b)           Abazias NV is the lawful record and beneficial owners of all the Company Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3, and has, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(c)           The Parent is the lawful record and beneficial owner of all of the issued and outstanding capital stock of Abazias NV, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3, and has, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(d)           There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Parent, Abazias NV or the Company are or may become obligated to issue, assign or transfer any shares of capital stock of the Parent, Abazias NV or the Company except as set forth in Schedule 4.3.”

7.             The defined term "Company" in Sections 4.8 and 4.9 of the Purchase Agreement shall be replaced with Abazias, Inc. a Delaware corporation ("Parent").

8.             In Section 4.8(c), the phrase “except for the Loan” shall be deleted.

9.             In Section 4.11, the phrase “and the Loan” shall be deleted.

10.           In Section 4.17, the phrase “transfer of the Shares” shall be deleted and replaced by “Merger”.

11.           In Section 4.28, the phrase “sale of the Shares by Seller” shall be deleted and replaced by “Merger”.

12.           In Section 5.3, the phrase “acquisition of the Shares by Purchaser” shall be deleted and replaced by “Merger”.

13.           Section 5.7 of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“5.7         Reserved.”

14.           In Section 5.10, the word “Seller” shall be deleted and replaced by “shareholders of the Parent”.

15.           In Section 6.1(a), the phrase “issuance of the Shares and the Preferred Stock” shall be deleted and replaced by “Merger and the issuance of the Preferred Stock”.

16.           Section 6.1(b) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(b)         As promptly as practicable after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of the Seller. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the OTCBB. As promptly as practicable after the date of this Agreement, the Seller will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the transactions contemplated by this Agreement (the “Other Filings”). Each of the Seller and Purchaser will notify the other promptly upon the receipt of any (i) comments from the SEC or its staff or any other government officials, (ii) notice that the S-4 has become effective, (iii) the issuance of any stop order, or (iv) request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Joint Proxy Statement/Prospectus, the Agreement or any Other Filing.  Each of the Seller and Purchaser will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1(b) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.”

17.           Section 6.1(c) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(c)         Each of Seller and the Purchaser shall promptly inform the others of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the S-4 or any Other Filing and each of Seller and the Purchaser shall amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Seller, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or of any request by the SEC for an amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.”

18.           Section 7.1(f) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(f)          Reserved.”

19.           Section 8.1(a) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(a)           Reserved.”

20.           Section 8.2(a) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(a)           the Preferred Stock (provided that the Preferred Stock may be delivered within three (3) business days of the Closing Date; provided, however, if the Preferred Stock is not delivered at Closing, the Purchaser shall deliver irrevocable instructions to the Purchaser’s Transfer Agent to deliver the Preferred Stock as required under this Agreement);”

21.           Exhibit B to the Purchase Agreement shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“Exhibit B Reserved”

22.           Schedule 1.1 to the Purchase Agreement shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“Schedule 1.1 Reserved”

            23.           Full Force and Effect.  Except as modified herein, the terms of the Purchase Agreement shall continue in full force and effect.

24.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment.  A signature delivered by facsimile shall constitute an original.

25.           Governing Law.  This Amendment shall be governed in accordance with the laws of the State of New York, without reference to the conflict or choice of laws principles thereof.

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment on their behalf as of the date first above written.

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

OMNIRELIANT ACQUISITION SUB, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

ABAZIAS.COM, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

ABAZIAS, INC. a Delaware corporation

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

ABAZIAS, INC. a Nevada corporation

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

APPENDIX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal Rights

          (a)          Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

          (b)          Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

                              (1)          Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

                              (2)          Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                               (3)          In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (c)          Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

          (d)          Appraisal rights shall be perfected as follows:

                              (1)          If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                              (2)          If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

          (e)          Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

          (f)          Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g)          At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

          (h)          After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

          (i)          The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j)          The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k)          From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

          (l)          The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (56 Laws 1967, ch. 50; 56 Laws 1967, ch. 186, § 24; 57 Laws 1969, ch. 148, §§ 27-29; 59 Laws 1973, ch. 106, § 12; 60 Laws 1976, ch. 371, §§ 3-12; 63 Laws 1981, ch. 25, § 14; 63 Laws 1981, ch. 152, §§ 1, 2; 64 Laws 1983, ch. 112, §§ 46-54; 66 Laws 1987, ch. 136, §§ 30-32; 66 Laws 1988, ch. 352, § 9; 67 Laws 1990, ch. 376, §§ 19, 20; 68 Laws 1992, ch. 337, §§ 3, 4; 69 Laws 1993, ch. 61, § 10; 69 Laws 1994, ch. 262, §§ 1-9; 70 Laws 1995, ch. 79, § 16, eff. July 1, 1995; 70 Laws 1995, ch. 186, § 1; 70 Laws 1995, ch. 299, §§ 2, 3, eff. Feb. 1, 1996; 70 Laws 1995, ch. 349, § 22, eff. July 1, 1996; 71 Laws 1997, ch. 120, § 15, eff. July 1, 1997; 71 Laws 1998, ch. 339, §§ 49 to 52, eff. July 1, 1998; 73 Laws 2001, ch. 82, § 21, eff. July 1, 2001; 76 Laws 2007, ch. 145, §§ 11-16, eff. July 17, 2007.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

OmniReliant 's certificate of incorporation provides generally for indemnification of OmniReliant 's directors, officers, employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Nevada.  Pursuant to the NRS, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses (including attorneys fees) incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.  With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate.

The indemnification includes, but is not limited to, payment by OmniReliant  of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payments if it is ultimately determined that such person is not entitled to be indemnified under the law.  OmniReliant  also has directors' and officer's liability insurance coverage which insures its directors and officers against specific liabilities.

In addition, OmniReliant 's certificate of incorporation eliminates a director's personal liability for monetary damages to OmniReliant  and its stockholders arising from a breach of a director's fiduciary duty, except for liability: (i) for any breach of the director's duty of loyalty to OmniReliant  or its stockholders; (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) under the NRS (regarding the unlawful payments of dividends, certain stock repurchases or redemptions); or (iv) for any transaction from which the director derived any improper personal benefits.

Item 21.   Exhibits and Financial Statement Schedules.

The exhibits listed below in the "Exhibit Index" are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22.   Undertakings.

The undersigned registrant hereby undertakes:

(a)           (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

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(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida, on this 11th day of February, 2009.

OMNIRELIANT HOLDINGS, INC.

/s/ Paul Morrison

Paul Morrison Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: February 11, 2009	/s/ Paul Morrison
Paul Morrison (Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Dated: February 11, 2009	/s/ Richard Diamond
Richard Diamond, Director

Dated: February 11, 2009	/s/ Christopher Phillips
Christopher Phillips, Director

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EXHIBIT INDEX

	2.1	Stock Purchase Agreement dated as of December 3, 2008 (incorporated by reference to Appendix A to the joint proxy statement/prospectus included in this registration statement).
	2.2	Amended Stock Purchase Agreement dated as of February 5, 2009, (incorporated by reference to Appendix B to the joint proxy statement/prospectus included in this registration statement).
(1)	3.1	Certificate of Incorporation of Willowtree Advisors
(1)	3.2	Bylaws of Willowtree Advisors
	3.4	Certificate of Designations of OmniReliant Series E Preferred Stock (incorporated by reference to Appendix B to the joint proxy statement/prospectus included in this registration statement).
	5.1	Opinion of Sichenzia Ross Friedman Ference LLP
	10.1	Employment Agreement of Oscar Rodriguez with Abazias.com, Inc. incorporated by reference to Appendix A to the joint proxy statement/prospectus included in this registration statement).
	10.2	Employment Agreement of Oscar Rodriguez with Abazias.com, Inc. incorporated by reference to Appendix A to the joint proxy statement/prospectus included in this registration statement).
13.1
OmniReliant’s Form 10-KSB for the fiscal year ended June 30, 2008 (incorporated by reference to Financial Statements within the joint proxy statement/prospectus included in this registration statement).

13.2
OmniReliant’s Form 10-Q for the fiscal quarter ended December 31, 2008 (incorporated by reference to Financial Statements within the joint proxy statement/prospectus included in this registration statement).

13.3
Abazias’ Form 10-KSB for the fiscal year ended December 31, 2007 (incorporated by reference to Financial Statements within the joint proxy statement/prospectus included in this registration statement).

	21.1	Subsidiaries of OmniReliant Holdings, Inc.
	23.1	Consent of KBL, independent accountants
	23.2	Consent of Malone & Bailey, independent accountants
	23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1 above)

(1) Incorporated by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on August 2, 2004 (File No. 333-117840).

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